- -----------------------------------------------------------------


                      SECURITIES AND EXCHANGE COMMISSION

                           Washington, D.C.  20549

                                   Form 8-K

                                CURRENT REPORT


                   Pursuant to Section 13 or 15(d) of the
                       Securities Exchange Act of 1934


                    Date of Report (Date of earliest event
                          Reported)  August 15, 1996

     FINANCIAL ASSET SECURITIES CORP., (as depositor under the Pooling and Servicing Agreement, dated as of August 1, 1996, which forms Mego Mortgage FHA Title I Loan Trust 1996-2, which will issue the FHA Title I Loan Asset-Backed Certificates, Series 1996-2).

                        FINANCIAL ASSET SECURITIES CORP.
- ---------------------------------------------------------------------
     (Exact name of registrant as specified in its charter)


         Delaware                33-99018        06-1442101
- ----------------------------  -------------  -------------------
(State or Other Jurisdiction  (Commission    (I.R.S. Employer
     of Incorporation)        File Number)   Identification No.)



600 Steamboat Road
Greenwich, Connecticut                              06830
- -------------------------                       -------------
(Address of Principal                             (Zip Code)
 Executive Offices)


Registrant's telephone number, including area code (203) 625-2700
                                                   ----- --------


- -----------------------------------------------------------------



Item 5.   Other Events.
- ----      ------------

     On August 15, 1996 Financial Asset Securities Corp. (the "Company") entered into a Pooling and Servicing Agreement dated as of August 1, 1996 (the "Pooling and Servicing Agreement"), by and among, the Company, as depositor, Mego Mortgage Corporation, as seller, servicer and claims administrator, Norwest Bank Minnesota, N.A. as master servicer, and First Trust of New York, National Association, as trustee. The Pooling and Servicing Agreement forms Mego Mortgage FHA Title I Loan Trust 1996-2, (the "Trust") which will issue the FHA Title I Loan Asset-Backed Certificates, Series 1996-2). The Pooling and Servicing Agreement is annexed hereto as
Exhibit 1.

     The consolidated financial statements of MBIA Insurance Corporation as of March 31, 1996 (unaudited) and December 31, 1995 (audited), and for the periods ended March 31, 1996 and 1995 (unaudited) (collectively, the "MBIA Financials") are referred to in the prospectus supplement dated August 14, 1996 relating to the Trust. The MBIA Financials is annexed hereto as Exhibit 2.

     In connection with the filing of the MBIA Financials, the Registrant is hereby filing the consent of Coopers & Lybrand L.L.P. ("Coopers & Lybrand") to the use of their name in such prospectus supplement. The consent of Coopers & Lybrand is attached hereto as Exhibit 3.

     In connection with the issuance of certain classes of the Certificates, the Certificate Insurer has issued a policy. A form of such policy is attached hereto as Exhibit 4.

Incorporation of Certain Documents by Reference
- -----------------------------------------------

     Pursuant to Rule 411 of Regulation C under the Securities Act of 1933, Financial Asset Securities Corp. (the "Registrant") will incorporate by reference the opinion of Brown & Wood, dated August 15, 1996, attached hereto as Exhibit 5, into the Registrant's registration statement (File No. 33-99018).

Item 7.   Financial Statements, Pro Forma Financial
- ----      -----------------------------------------
          Information and Exhibits.
          ------------------------

(a)  Not applicable.

(b)  Not applicable.

(c)  Exhibit:

     1.   Pooling and Servicing Agreement
     2.   MBIA Financials
     3.   Consent of Coopers & Lybrand
     4.   Form of Policy
     5.   Opinion of Brown & Wood

                                  SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              FINANCIAL ASSET SECURITIES CORP.



                              By:   /s/ Kari Skilbred
                                  ---------------------------
                                    Kari Skilbred





Dated:  August 13, 1996


                                Exhibit Index
                                -------------

Exhibit                                           Page
- -------                                           ----

1.   Pooling and Servicing Agreement
2.   MBIA Financials
3.   Consent of Coopers & Lybrand
4.   Form of Policy
5.   Opinion of Brown & Wood

                                  Exhibit 1

                                                               EXECUTION COPY






                       ________________________________


                       FINANCIAL ASSET SECURITIES CORP.
                                as Depositor,


                          MEGO MORTGAGE CORPORATION,
                as Seller, Servicer and Claims Administrator,


                        NORWEST BANK MINNESOTA, N.A.,
                              as Master Servicer


                                     AND


                FIRST TRUST OF NEW YORK, NATIONAL ASSOCIATION
                 as Trustee and Contract of Insurance Holder



                       POOLING AND SERVICING AGREEMENT
                     (FHA Title I Home Improvement Loans)

                          Dated as of August 1, 1996

                          _________________________


                 FHA Title I Loan Asset-Backed Certificates,
                                Series 1996-2
                            (Issuable in Classes)

                          _________________________



                              TABLE OF CONTENTS

                                                                         PAGE

                                  ARTICLE I

                                 Definitions

     Section 1.01.  Defined Terms . . . . . . . . . . . . . . . . . . . .   1
     Section 1.02.  Rules of Interpretation.  . . . . . . . . . . . . . .  31
     Section 1.03.  Interest Calculations . . . . . . . . . . . . . . . .  31

                                  ARTICLE II

                      Transfer and Assignment of Loans;
                           Issuance of Certificates

     Section 2.01.  Transfer and Assignment of Loans  . . . . . . . . . .  31
     Section 2.02.  Acceptance by Trustee . . . . . . . . . . . . . . . .  35
     Section 2.03.  Representations and Warranties of Mego. . . . . . . .  37
     Section 2.04.  Defective Loans . . . . . . . . . . . . . . . . . . .  47


     Section 2.05.  Representations and Warranties of the Depositor . . .  50
     Section 2.06.  Execution, Countersignature and Delivery of
                    Certificates  . . . . . . . . . . . . . . . . . . . .  52

                                 ARTICLE III

                    Administration and Servicing of Loans;
                            Claims Administration

     Section 3.01.  Servicing Standard  . . . . . . . . . . . . . . . . .  52
     Section 3.02.  Servicing Arrangements  . . . . . . . . . . . . . . .  54
     Section 3.03.  Servicing Record  . . . . . . . . . . . . . . . . . .  55
     Section 3.04.  Annual Statement as to Compliance; Notice of
                    Master Servicer Termination Event . . . . . . .  .. .  59
     Section 3.05.  Annual Independent Accountants' Report; Servicer
                    Review Report.  . . . . . . . . . . . . . . . . . . .  60
     Section 3.06.  Access to Certain Documentation and Information
                    Regarding Loans . . . . . . . . . . . . . . . . . . .  61
     Section 3.07.  (Reserved)  . . . . . . . . . . . . . . . . . . . . .  62
     Section 3.08.  Advances  . . . . . . . . . . . . . . . . . . . . . .  62
     Section 3.09.  Reimbursement of Interest Advances and
                    Foreclosure Advances  . . . . . . . . . . . . . . . . .63
     Section 3.10.  Modifications, Waivers, Amendments and Consents . . .  64
     Section 3.11.  Due-On-Sale; Due-on-Encumbrance . . . . . . . . . . .  64
     Section 3.12.  Claim for FHA Insurance and Foreclosure . . . . . . .  65
     Section 3.13.  Sale of Foreclosed Properties . . . . . . . . . . . .  71
     Section 3.14.  Management of Real Estate Owned . . . . . . . . . . .  73
     Section 3.15.  Inspections . . . . . . . . . . . . . . . . . . . . .  74
     Section 3.16.  Maintenance of Insurance  . . . . . . . . . . . . . .  74
     Section 3.17.  Release of Files  . . . . . . . . . . . . . . . . . .  75
     Section 3.18.  Certain Tax Matters . . . . . . . . . . . . . . . . .  76
     Section 3.19.  Filing of Continuation Statements . . . . . . . . . .  76
     Section 3.20.  Fidelity Bond . . . . . . . . . . . . . . . . . . . .  76
     Section 3.21.  Errors and Omissions Insurance  . . . . . . . . . . .  76

                                  ARTICLE IV

                     Distributions to Certificateholders

     Section 4.01.  General Provisions Relating to Distributions to
                    Certificateholders  . . . . . . . . . . . . . . . . .  77
     Section 4.02.  Distributions to Certificateholders . . . . . . . . .  77
     Section 4.03.  Collection Account and FHA Premium Account and
                    the Reserve Fund  . . . . . . . . . . . . . . . . . .  78
     Section 4.04.  Distribution Account  . . . . . . . . . . . . . . . .  79
     Section 4.05.  Distributions . . . . . . . . . . . . . . . . . . . .  80
     Section 4.06.  FHA Premium Account . . . . . . . . . . . . . . . . .  82
     Section 4.07.  General Provisions Regarding the Accounts;
                    Eligible Accounts . . . . . . . . . . . . . . . . . .  83
     Section 4.08.  Statements to Certificateholders  . . . . . . . . . .  84
     Section 4.09.  (Reserved)  . . . . . . . . . . . . . . . . . . . . .  85
     Section 4.10.  Claims Under Policy . . . . . . . . . . . . . . . . .  85

                                  ARTICLE V

                               The Certificates

     Section 5.01.  The Certificates  . . . . . . . . . . . . . . . . . .  86
     Section 5.02.  Registration of Transfer and Exchange of
                    Certificates  . . . . . . . . . . . . . . . . . . . .  87
     Section 5.03.  Mutilated, Destroyed, Lost or Stolen Certificates . .  90
     Section 5.04.  Persons Deemed Owners . . . . . . . . . . . . . . . .  91
     Section 5.05.  Trustee to Make Payments From Trust Only  . . . . . .  91


                                  ARTICLE VI

                             The Master Servicer

     Section 6.01.  Liability of the Master Servicer  . . . . . . . . . .  92
     Section 6.02.  Merger or Consolidation of, or Assumption of, the
                    Master Servicer . . . . . . . . . . . . . . . . . . .  92
     Section 6.03.  Limitation on Liability of the Master Servicer
                    and Others  . . . . . . . . . . . . . . . . . . . . .  93
     Section 6.04.  Master Servicer Not to Resign; Expenses;
                    Assignment  . . . . . . . . . . . . . . . . . . . . .  94
     Section 6.05.  Master Servicer May Own Certificates  . . . . . . . .  95
     Section 6.06.  Representations and Warranties of the Master
                    Servicer  . . . . . . . . . . . . . . . . . . . . . .  95
     Section 6.07.  General Covenants of the Master Servicer  . . . . . .  97

                                 ARTICLE VII

                      Master Servicer Termination Events

     Section 7.01.  Master Servicer Termination Events; Waiver  . . . . .  98
     Section 7.02.  Consequences of a Master Servicer Termination
                    Event . . . . . . . . . . . . . . . . . . . . . . . . 100
     Section 7.03.  Appointment of Successor  . . . . . . . . . . . . . . 101
     Section 7.04.  Notification to Certificateholders  . . . . . . . . . 102
     Section 7.05.  Waiver of Past Defaults . . . . . . . . . . . . . . . 102

                                 ARTICLE VIII

                            Concerning the Trustee

     Section 8.01.  Duties of the Trustee and Contract of Insurance
                    Holder  . . . . . . . . . . . . . . . . . . . . . . . 103
     Section 8.02.  Certain Matters Affecting the Trustee . . . . . . . . 105
     Section 8.03.  Trustee Not Liable for Certificates or Loans  . . . . 106
     Section 8.04.  Trustee May Own Certificates  . . . . . . . . . . . . 107
     Section 8.05.  Trustee's Fees and Expenses;
                    Indemnification . . . . . . . . . . . . . . . . . . . 107
     Section 8.06.  Eligibility Requirements for Trustee  . . . . . . . . 108
     Section 8.07.  Resignation and Removal of the Trustee  . . . . . . . 108
     Section 8.08.  Successor Trustee . . . . . . . . . . . . . . . . . . 109
     Section 8.09.  Merger or Consolidation of the Trustee  . . . . . . . 110
     Section 8.10.  Appointment of Co-Trustee or Separate Trustee . . . . 110
     Section 8.11.  Appointment of Custodians . . . . . . . . . . . . . . 112
     Section 8.12.  Certain Tax Matters . . . . . . . . . . . . . . . . . 113
     Section 8.13.  Representations and Warranties of the Trustee . . . . 115
     Section 8.14.  Streit Act  . . . . . . . . . . . . . . . . . . . . . 117
     Section 8.15.  Rights to Direct Trustee  . . . . . . . . . . . . . . 117
     Section 8.16.  Reports to the Securities and Exchange Commission . . 118

                                  ARTICLE IX

                                 Termination

     Section 9.01.  Termination . . . . . . . . . . . . . . . . . . . . . 118

                                  ARTICLE X

                           Miscellaneous Provisions

     Section 10.01. Amendment . . . . . . . . . . . . . . . . . . . . . . 121
     Section 10.02. Recordation of Agreement  . . . . . . . . . . . . . . 122
     Section 10.03. Rights of Certificateholders  . . . . . . . . . . . . 123
     Section 10.04. GOVERNING LAW . . . . . . . . . . . . . . . . . . . . 124
     Section 10.05. Notices . . . . . . . . . . . . . . . . . . . . . . . 124
     Section 10.06. Severability of Provisions  . . . . . . . . . . . . . 126
     Section 10.07. Waiver of Notice  . . . . . . . . . . . . . . . . . . 126
     Section 10.08. Access to List of Holders . . . . . . . . . . . . . . 127
     Section 10.09.  Third-Party Beneficiaries  . . . . . . . . . . . . . 127
     Section 10.10.  The Certificate Insurer  . . . . . . . . . . . . . . 127
     Section 10.11. Consent to Jurisdiction.  . . . . . . . . . . . . . . 128
     Section 10.12. Trial by Jury Waived  . . . . . . . . . . . . . . . . 128

                                  ARTICLE XI

                  Class R Certificate Transfer Restrictions

     Section 11.01. Restrictions on Transfer  . . . . . . . . . . . . . . 128

                                 ARTICLE XII

                 Concerning the Contract of Insurance Holder
     Section 12.01.  Compliance with Title I and Filing of FHA Claims . . 131
     Section 12.02.  Regarding the Contract of Insurance Holder . . . . . 133

Exhibit A:     Form of Servicing Agreement
Exhibit B:     Loan Schedule
Exhibit C-1:   Form of Class A Certificate
Exhibit C-2:   Form of Class S Certificate
Exhibit D:     Form of Class R Certificate
Exhibit E:     Form of Master Servicer Certificate
Exhibit F:     Form of Monthly Statement to the Certificateholders
Exhibit G:     (Reserved)
Exhibit H:     (Reserved)
Exhibit I:     Form of "qualified institutional buyer" Transferee's
               Certificate
Exhibit J:     Form of "accredited investor" Transferee's Certificate
Exhibit K:     Form of Transferor's Certificate
Exhibit L:     Form of Transfer Affidavit for the Class R Certificate
Exhibit M:     Depository Agreement
Exhibit N:     Form of Policy


          POOLING AND SERVICING AGREEMENT, dated as of August 1, 1996, among MEGO MORTGAGE CORPORATION ("Mego", the "Seller", the "Servicer" and the "Claims Administrator", as applicable), FINANCIAL ASSET SECURITIES CORP., as Depositor (the "Depositor"), FIRST TRUST OF NEW YORK, NATIONAL ASSOCIATION, as Trustee and Contract of Insurance Holder (in each respective capacity, the "Trustee" and the "Contract of Insurance Holder") and NORWEST BANK MINNESOTA, N.A., as Master Servicer (the "Master Servicer").

                             W I T N E S S E T H:
                             - - - - - - - - - -

          In consideration of the mutual agreements herein contained, Mego, as Seller, Servicer and Claims Administrator, the Depositor, the Master Servicer, the Trustee, and the Contract of Insurance Holder agree as follows for the benefit of each of them, the Certificate Insurer and for the benefit of the Holders from time to time of the FHA Title I Loan Asset-Backed Certificates, Series 1996-2 issued hereunder:


                                  ARTICLE I

                                 Definitions

          Section 1.01.  Defined Terms.  Whenever used in this Agreement, the
                         -------------
following words and phrases, unless the context otherwise requires, shall have the meanings specified in this Article.

          Accountant's Report.  As defined in Section 3.05(a).
          -------------------

          Accounts.  The Distribution Account, the FHA Premium Account and
          --------
the Collection Account.

          Acquisition Date.  With respect to any Foreclosed Property, the
          ----------------
first day on which such Foreclosed Property is considered to be acquired by the Trust within the meaning of Treasury Regulation Section 1.856-6(b)(1) (i.e., the first day on which the Trust is treated as the owner of such
 ____
Foreclosed Property for federal income tax purposes).

          Aggregate Principal Balance.  With respect to any date of
          ---------------------------
determination, the sum of the Principal Balances for all Loans.

          Aggregate Senior Interest Distribution.  With respect to any
          --------------------------------------
Distribution Date, the aggregate of the Class Interest Distributions for each Class of Outstanding Senior Certificates.

          Agreement.  This Pooling and Servicing Agreement and all amendments
          ---------
hereof and supplements hereto.


          Amount Available.  With respect to any Distribution Date and the
          ----------------
related Determination Date, an amount equal to the sum of (i) the Distribution Amount for such Distribution Date, plus (ii) Insured Payments, if any, received by the Trustee with respect to such Distribution Date.

          Annual Default Percentage (Three Month Average).  With respect to
          -----------------------------------------------
any Determination Date, the average of the percentage equivalents of the fractions for each of the three immediately preceding Due Periods, the numerator of which is the product of (i) the aggregate of the Principal Balances of all Loans that became Credit Support Multiple Defaulted Loans during such Due Period immediately prior to such Loans becoming Credit Support Multiple Defaulted Loans and (ii) 12, and the denominator of which is the Aggregate Principal Balance as of the end of such Due Period.

          Anticipated Termination Date.  The Distribution Date next following
          ----------------------------
the Monthly Cut-Off Date specified in a Notice of Termination delivered to the Trustee pursuant to Section 9.01(d), or the Distribution Date specified in a Notice of Termination delivered to the Trustee by the Master Servicer pursuant to Section 9.01(e), as the case may be.

          BIF.  The Bank Insurance Fund, as from time to time constituted,
          ---
created under the Financial Institutions Reform, Recovery and Enhancement Act of 1989, or if at any time after the execution of this instrument the Bank Insurance Fund is not existing and performing duties now assigned to it, the body performing such duties on such date.

          Book-Entry Certificate.  Any of the Class A Certificates, which
          ----------------------
shall be registered in the name of the Depository or its nominee, the ownership of which is reflected on the books of the Depository or on the books of a person maintaining an account with such Depository (directly or as an indirect participant in accordance with the rules of such Depository).

          Business Day.  Any day other than a Saturday, a Sunday or a day on
          ------------
which banking institutions in the City of New York or the City in which the Corporate Trust Office is located or the city in which the Master Servicer's or Servicer's servicing operations are located are authorized or obligated by law, executive order or government decree to be closed.

          Calendar Month.  The period from and including the first day of a
          --------------
calendar month to and including the last day of such calendar month.

          Certificate.  Any one of the FHA Title I Loan Asset-Backed
          -----------
Certificates, Series 1996-2 executed by the Trustee on behalf of the Trust and countersigned by the Trustee.

          Certificate Insurer.  MBIA Insurance Corporation, a stock insurance
          -------------------
company organized and created under the laws of the State of New York, and any successors thereto.

          Certificate Insurer Default.  The existence and continuance of any
          ---------------------------
of the following:

               (a) the Certificate Insurer fails to make a payment required under the Policy in accordance with its terms; or

               (b) (i) the entry by a court having jurisdiction in the premises of (A) a decree or order for relief in respect of the Certificate Insurer in an involuntary case or proceeding under any applicable United States federal or state bankruptcy, insolvency, rehabilitation, reorganization or other similar law or (B) a decree or order adjudging the Certificate Insurer a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, rehabilitation, arrangement, adjustment or composition of or in respect of the Certificate Insurer under any applicable United States federal or state law, or appointing a custodian, receiver, liquidator, rehabilitator, assignee, trustee, sequestrator or other similar official of the Certificate Insurer or of any substantial part of its property, or ordering the winding-up or liquidation of its affairs, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 60 consecutive days; or

                (ii) the commencement by the Certificate Insurer of a voluntary case or proceeding under any applicable United States federal or state bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by the Certificate Insurer to the entry of a decree or order for relief in respect of the Certificate Insurer in an involuntary case or proceeding under any applicable United States federal or state bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against the Certificate Insurer, or the filing by the Certificate Insurer of a petition or answer or consent seeking reorganization or relief under any applicable United States federal or state law, or the consent by the Certificate Insurer to the filing of such petition or to the appointment of or the taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or similar official of the Certificate Insurer or of any substantial part of its property, or the making by the Certificate Insurer of an assignment for the benefit of its creditors, or the failure by the Certificate Insurer to pay debts generally as they become due, or the admission by the Certificate Insurer in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by the Certificate Insurer in furtherance of any such action.

          Certificate Owner.  With respect to any Class A Certificate held
          -----------------
in book-entry form, the Person who is the beneficial owner of such Certificate, as reflected on the books of the Clearing Agency (directly as a Depository Participant or as an indirect participant, in each case in accordance with the rules of such Clearing Agency).

          Certificate Rate.  As to each Class of Senior Certificates, the per
          ----------------
annum rate set forth as follows: Class A: 7.275% and Class S: 1.00%; provided, however, with respect to any Distribution Date after the first
- --------  -------
Distribution Date and the Class A Certificates, if the Maximum Rate for such Distribution Date is less than the rate designated to the Class A Certificates in the immediately preceding clause, the Certificate Rate for such Distribution Date shall be the Maximum Rate.

          Certificate Register and Certificate Registrar.  The register
          ----------------------------------------------
established, and the registrar appointed, pursuant to Section 5.02.

          Certificateholder or Holder.  The Person in whose name a
          ---------------------------
Certificate of any Class is registered in the Certificate Register.

          Civil Relief Act.  The Soldiers' and Sailors' Civil Relief Act of
          ----------------
1940, as amended.

          Civil Relief Act Interest Shortfall.  With respect to any
     ----------------------------------------
Distribution Date, for any Loan as to which there has been a reduction in the amount of interest collectible thereon for the most recently ended Due Period as a result of the application of the Civil Relief Act, the amount by which
(i) interest collectible on such Loan during such Due Period is less than
(ii) one month's interest on the Principal Balance of such Loan at the Loan Rate for such Loan before giving effect to the application of the Civil Relief Act.

          Claims Administrator.  Mego Mortgage Corporation, a corporation
          --------------------
organized under the laws of the State of Delaware, and its successors and assigns.

          Class.  With respect to each of the Class A, Class S and Class R,
          -----
all of the Certificates of such Class.

          Class A Certificate.  Any Certificate substantially in the form
          -------------------
attached hereto as Exhibit C-1 and designated as a Class A Certificate pursuant to Section 5.01.

          Class A Certificate Balance.  With respect to the Class A
          ---------------------------
Certificates as of any date of determination, the Initial Class A Certificate Balance reduced by all Class A Principal Distributions previously distributed.

          Class A Guaranteed Principal Distribution Amount.  With respect to
          ------------------------------------------------
any Distribution Date, the positive excess, if any, of (i) the Class A Certificate Balance as of such Distribution Date (taking into account distributions on such Distribution Date pursuant to clauses (viii) and (x)
of Section 4.05(a)) over (ii) the Aggregate Principal Balance as of the end of the related Due Period; provided, that on the Final Scheduled Distribution
                           --------  ----
Date, the Class A Guaranteed Principal Distribution Amount shall equal the amount referred to in clause (i) of this definition for such Distribution Date.

          Class A Monthly Principal Amount.  With respect to any Distribution
          --------------------------------
Date, the amount equal to the sum of the following amounts (without duplication) with respect to the immediately preceding Due Period: (i) that portion of all Payments allocable to principal, including all full and partial principal prepayments (excluding such payments in respect of Loans that became Defaulted Loans on or prior to the end of the preceding Due Period), (ii) the Principal Balance as of the end of the immediately preceding Due Period of each Loan that became a Defaulted Loan for the first time during the such Due Period, (iii) the portion of the Purchase Price allocable to principal of all Defective Loans with respect to such Due Period, (iv) any Substitution Adjustments deposited to the Distribution Account pursuant to Section 2.04(d) on the previous Determination Date, and
(v) the amount of Distributable Excess Spread, if any, in respect of such Distribution Date.

          Class A Principal Distribution.  With respect to any Distribution
          ------------------------------
Date (other than the Final Scheduled Distribution Date), the sum of the Class A Monthly Principal Amount for such Distribution Date and any outstanding Class A Principal Shortfall as of the close of business on the preceding Distribution Date; provided, however, that the Class A Principal Distribution
                   --------  -------
shall not exceed the Class A Certificate Balance. The "Class A Principal Distribution" on the Final Scheduled Distribution Date will equal the Class
A Certificate Balance as of such Distribution Date.

          Class A Principal Shortfall.  As of the close of any Distribution
          ---------------------------
Date, the excess of the sum of the Class A Monthly Principal Amount and any outstanding Class A Principal Shortfall from the preceding Distribution Date, over the amount in respect of principal that is actually distributed to the Class A Certificateholders on such preceding Distribution Date.

          Class Interest Distribution.  With respect to any Distribution Date
          ---------------------------
and each Class of Senior Certificates, the sum of (i) the applicable Class Monthly Interest Amount for such Class on such Distribution Date and (ii) the applicable Class Interest Shortfall for such Class on such Distribution Date.

          Class Interest Shortfall.  With respect to any Class of Senior
          ------------------------
Certificates and any Distribution Date, the sum of (a) the excess of the related Class Monthly Interest Amount for the preceding Distribution Date and any outstanding Class Interest Shortfall with respect to such Certificates on such preceding Distribution Date, over the amount in respect of interest that is actually distributed to the related Class of Senior Certificateholders on such preceding Distribution Date plus (b) interest on such excess, to the extent permitted by law, at the applicable Certificate Rate from such preceding Distribution Date through the current Distribution Date.

          Class Monthly Interest Amount.  With respect to any Distribution
          -----------------------------
Date and each Class of Senior Certificates, 30 days of interest at the applicable Certificate Rate for such Class, on, with respect to the Class A Certificates, the related Class A Certificate Balance as of the close of business on the immediately preceding calendar month, or, with respect to the Class S Certificates, the Class S Notional Amount for such Distribution Date, in each case reduced by an amount equal to such Class' pro rata share (based on the amount of interest to which such Class would have otherwise been entitled) of the sum of (i) the Civil Relief Act Interest Shortfall and (ii) the Net Prepayment Interest Shortfall, if any, for such Distribution Date.

          Class R Certificate.  Any Certificate substantially in the form
          -------------------
attached hereto as Exhibit D and designated as a Class R Certificate pursuant to Section 5.01.

          Class S Certificate.  Any Certificate substantially in the form
          -------------------
attached hereto as Exhibit C-2 and designated as Class S pursuant to Section
5.01.

          Class S Notional Amount.  As to any Distribution Date and the Class
          -----------------------
S Certificates, the Aggregate Principal Balance as of the opening of business on the first day of the calendar month preceding the calendar month of such Distribution Date (i.e., if the Distribution Date is June 25, the first day of the calendar month preceding the calendar month of such Distribution Date is May 1), or in the case of the first Distribution Date, the Cut-Off Date Aggregate Loan Balance.

          Class Vote.  As long as Certificates of any Class of Senior
          ----------
Certificates is Outstanding, a determination by the Holders of Outstanding Certificates of such Class representing more than 50% of the aggregate of the Voting Rights of such Class (or such higher percentage for such Classes as shall be specified in the applicable provisions hereunder) with respect to which votes are cast on the issue on or prior to 30 days after receipt of notice given as provided in Section 10.05(b), and after all the Classes of Senior Certificates are no longer Outstanding, by the Holders of Outstanding Class R Certificates representing more than 50% of the Residual Interests of such Class R Certificates; provided, that the Certificate Insurer shall be
                           --------
deemed to have 100% of the Voting Rights so long as no Certificate Insurer Default exists.

          Clearing Agency.  An organization registered as a "clearing agency"
          ---------------
pursuant to Section 17A of the Exchange Act.

          Closing Date.  August 15, 1996.
          ------------

          Code.  The Internal Revenue Code of 1986, as it may be amended from
          ----
time to time, and any successor statutes thereto.

          Collateral Performance Percentages.  The Annual Default Percentage
          ----------------------------------
(Three Month Average), the 30+ Delinquency Percentage (Rolling Three Month), the 60+ Delinquency Percentage (Rolling Three Month) and the Cumulative Default Percentage.

          Collected Amount.  With respect to any Determination Date and the
          ----------------
related Distribution Date, the sum of the amount on deposit in the Distribution Account on such Determination Date plus the amount required to be deposited into the Distribution Account pursuant to Section 4.03(b) in respect of the related Distribution Date.

          Collection Account.  The account or accounts denominated as a
          ------------------
Collection Account and maintained or caused to be maintained by the Trustee as described in Section 4.03.

          Contract of Insurance.  The contract of insurance under Title I
          ---------------------
covering the Loans held under the name First Trust of New York, National Association, or any successor thereto, as Contract of Insurance Holder hereunder.

          Contract of Insurance Holder.  First Trust of New York, National
          ----------------------------
Association, its successors in interest, and any successor thereto pursuant to the terms of this Agreement.

          Corporate Trust Office.  The office of the Trustee at which at any
          ----------------------
particular time its corporate trust business shall be principally administered, located on the Closing Date at First Trust of New York, National Association, 180 East 5th Street, St. Paul, Minnesota 55101,
Attention:  Structured Finance.

          Credit File.  With respect to any Loan, all of the related
          -----------
documents listed in Section 2.01(b)(A)(vi) and any additional documents required to be added thereto pursuant to this Agreement.

          Credit Support Multiple Defaulted Loan.  A Loan with respect to
          --------------------------------------
which (a) a claim has been submitted to the FHA in respect of such Loan pursuant to the Contract of Insurance, (b) foreclosure proceedings have been commenced on the related Property, (c) any portion of a Monthly Payment is 150 days or more past due; or (d) the Servicer has determined in accordance with customary servicing practices, that the Loan is uncollectible.

          Cumulative Default Percentage.  As of any Determination Date, the
          -----------------------------
aggregate of the Principal Balances of all Credit Support Multiple Defaulted Loans (immediately prior to such Loans becoming Credit Support Multiple Defaulted Loans) as of the prior Monthly Cut-Off Date since the Closing Date, plus all accrued and unpaid interest on such Credit Support Multiple Defaulted Loans to such date, divided by the aggregate of the Initial Principal Balances of all Loans.

          Custodial Agreement.  Any agreement entered into between the
          -------------------
Trustee and a Custodian pursuant to Section 8.11.

          Custodian.  As of the Closing Date, the Trustee, and as of any
          ---------
subsequent date of determination, any Person (other than Mego, the Depositor, the Master Servicer or any of their respective affiliates) with whom the Trustee has entered into a Custodial Agreement pursuant to Section 8.11 in effect as of the date of determination.

          Cut-Off Date.  With respect to any Loan, either the opening of
          ------------
business on August 1, 1996 or, if such Loan is originated on or after August 1, 1996, such Loan's origination date.

          Cut-Off Date Aggregate Principal Balance.
          ----------------------------------------
$48,781,405.44.

          Defaulted Loan.  A Loan with respect to which:  (i) a claim has
          --------------
been paid or rejected pursuant to the Contract of Insurance, (ii) the Property has been repossessed and sold, or (iii) any portion of a Monthly Payment is more than 150 days past due (without giving effect to any grace period).

          Defective Loan.  A Loan required to be purchased or repurchased
          --------------
pursuant to Section 2.04.

          Deficiency Amount.  As to any Distribution Date, an amount equal
          -----------------
to the sum of (a) the amount by which the Aggregate Senior Interest Distribution exceeds the amount on deposit in the Distribution Account available to be distributed therefor on such Distribution Date and (b) the Class A Guaranteed Principal Distribution Amount for such Distribution Date.

          Denomination.  With respect to the Class A Certificates, the
          ------------
portion of the Initial Class A Certificate Balance represented by such Certificate as specified on the face thereof.

          Depository.  The initial Depository shall be The Depository Trust
          ----------
Company, the nominee of which is CEDE & Co., as the registered Holder of the Book-Entry Certificates. The Depository shall at all times be a "clearing corporation" as defined in Section 8-102(3) of the Uniform Commercial Code of the State of New York.

          Depository Agreement.  The agreement entered among the Depositor,
          --------------------
the Trustee, and the Depository, in connection with the issuance of the Class A Certificates, substantially in the form of Exhibit M.

          Depository Participant.  A broker, dealer, bank or other financial
          ----------------------
institution or other Person for whom from time to time a Depository effects book-entry transfers and pledges of securities deposited with the Depository.

          Determination Date.  With respect to any Distribution Date, the
          ------------------
fifth Business Day preceding such Distribution Date.

          Directly Operate.  With respect to any Foreclosed Property, the
          ----------------
furnishing or rendering of services to the tenants thereof, the management or operation of such Foreclosed Property, the holding of such Foreclosed Property primarily for sale, the performance of any construction work thereon, or any use of such Foreclosed Property in a trade or business conducted by the Trust, in each case other than through an Independent Contractor; provided, however, that the Trustee (or the Master Servicer on
            --------  -------
behalf of the Trustee) shall not be considered to Directly Operate a Foreclosed Property solely because the Trustee (or the Master Servicer on behalf of the Trustee) establishes rental terms, chooses tenants, enters into or renews leases, deals with taxes and insurance, or makes decisions as to repairs or capital expenditures with respect to such Foreclosed Property.

          Distributable Excess Spread.  As to any Distribution Date the
          ---------------------------
lesser of (i) the amount of Excess Spread for such Distribution Date and
(ii) the portion of Excess Spread required to be distributed pursuant to 4.05(a)(x) such that the Overcollateralization Amount for such Distribution Date is equal to the Required OC Amount for such Distribution Date.

          Distribution Account.  The account established and maintained by
          --------------------
the Trustee pursuant to Section 4.04.

          Distribution Amount.  With respect to any Distribution Date and the
          -------------------
related Determination Date, the sum of (i) the Collected Amount, plus (ii)
                                                                 ----
the amounts, if any, deposited into the Distribution Account pursuant to
Section 4.03(d) or Section 2.04(d).

          Distribution Date.  The twenty-fifth (25th) day of the month or,
          -----------------
if such twenty-fifth (25th) day is not a Business Day, the immediately following Business Day. The first such Distribution Date will be September 25, 1996.

          Due Date.  With respect to any Monthly Payment, the date on which
          --------
such Monthly Payment is required to be paid pursuant to the related Note.

          Due Period.  With respect to any Determination Date or Distribution
          ----------
Date, the calendar month immediately preceding such Determination Date or Distribution Date, as the case may be.

          Early Termination Notice Date.  Any date on which the Aggregate
          -----------------------------
Principal Balance is less than 10% of the sum of the Cut-Off Date Aggregate Principal Balance.

          Eligible Account.  (i) A segregated trust account that is
          ----------------
maintained with the corporate trust department of a depository institution acceptable to the Certificate Insurer (so long as a Certificate Insurer Default shall not have occurred and be continuing), or (ii) a segregated direct deposit account maintained with a depository institution or trust company organized under the laws of the United States of America, or any of the States thereof, or the District of Columbia, having a certificate of deposit, short term deposit or commercial paper rating of at least A-1+ by Standard & Poor's and P-1 by Moody's and (so long as a Certificate Insurer Default shall not have occurred and be continuing) acceptable to the Certificate Insurer.

          Eligible Investments.  Any one or more of the following types of
          --------------------
investments:

          (a) Direct obligations of the United States of America (including obligations issued or held in book-entry form on the books of the Department of the Treasury, and interests in such direct obligations) or obligations the principal of and interest on which are unconditionally guaranteed by the United States of America.

          (b) Bonds, debentures, notes or other evidence of indebtedness issued or guaranteed by any of the following federal agencies and provided such obligations are backed by the full faith and credit of the United States of America (stripped securities are only permitted if they have been stripped by the agency itself):

          1.   U.S. Export-Import Bank (Eximbank)
               ----------------------------------
               A. Direct obligations or fully guaranteed certificates of beneficial ownership

          2.   Farmers Home Administration (FmHA)
               ----------------------------------
               A.   Certificates of beneficial ownership

          3.   Federal Financing Bank
               ----------------------

          4.   FHA Debentures (FHA)
               --------------------

          5.   General Services Administration
               -------------------------------
               A.   Participation certificates

          6.   U.S. Maritime Administration
               ----------------------------
               A.   Guaranteed Title XI financing

          7.   HUD
               ---
               A.   Project Notes
               B.   Local Authority Bonds
               C. New Communities Debentures - U.S. government guaranteed debentures
               D. U.S. Public Housing Notes and Bonds - U.S. government guaranteed public housing notes and bonds

          (c) Bonds, debentures, notes or other evidence of indebtedness issued or guaranteed by any of the following non-full faith and credit U.S. government agencies that are rated by both Rating Agencies in one of the top two long-term rating categories (stripped securities are only permitted if they have been stripped by the agency itself):

          1.   Federal Home Loan Bank System
               -----------------------------
               A.   Senior debt obligations

          2.   FHLMC
               -----
               A.   Participation Certificates
               B.   Senior debt obligations

          3.   FNMA
               ----
               A.   Mortgage-backed securities and senior debt obligations

          4.   Student Loan Marketing Association
               ----------------------------------
               A.   Senior debt obligations

          5.   Resolution Funding Corp. obligations
               ------------------------------------

          6.   Farm Credit System
               ------------------
               A.   Consolidated systemwide bonds and notes

          (d) Money market funds registered under the Investment Company Act of 1940, as amended, whose shares are registered under the Securities Act, and having a rating by Standard & Poor's of AAAm-G; AAAm; or AAm and a rating by Moody's of Aaa.

          (e) Certificates of deposit secured at all times by collateral described in (a) and/or (b) above. Such certificates must be issued by commercial banks, savings and loan associations or mutual savings banks which have a short term rating by Moody's of P-1. The collateral must be held by a third party and the Certificateholders must have a perfected first security interest in the collateral.

          (f) Certificates of deposit, savings accounts, deposit accounts or money market deposits which are fully insured by FDIC, including BIF and SAIF.

          (g) Investment agreements, including guaranteed investment contracts, acceptable to the Certificate Insurer and each Rating Agency.

          (h) Commercial paper rated "Prime - 1" by Moody's and "A-1" or better by Standard & Poor's.

          (i) Bonds or notes issued by any state or municipality which are rated by Moody's and Standard & Poor's in one of the two highest rating long term categories assigned by such agencies.

          (j) Federal funds or bankers acceptances with a maximum term of one year of any bank which has an unsecured, uninsured and unguaranteed obligation rating of "Prime - 1" by Moody's and "A-1" or "A" or better by S&P.

          (k) Repurchase agreements provide for the transfer of securities from a dealer bank or securities firm (seller/borrower) to the Trust (buyer/lender), and the transfer of cash from the Trust to the dealer bank or securities firm with an agreement that the dealer bank or securities firm will repay the cash plus a yield to the Trust in exchange for the securities at a specified date.

          Repurchase agreements ("repos") must satisfy the following criteria or be approved by the Certificate Insurer.

          1.   Repos must be between the Trust and a dealer bank or
               ----------------------------------------------------
               securities firm
               ---------------

               A.   Primary dealers on the Federal Reserve reporting dealer
                    ---------------
                    list which are rated A or better by Standard & Poor's and P-1 by Moody's, or

               B.   Banks rated "A" or above by Standard & Poor's and P-1 by
                    -----
                    Moody's.

          2.   The written repo contract trust must include the following:
               ----------------------------------------------------------

               A.   Securities which are acceptable for transfer are:
                    ------------------------------------------------

                    (1)  Direct U.S. governments, or

                    (2) Federal agencies backed by the full faith and credit of the U.S. government (or FNMA or FHLMC) other than mortgage backed securities.

               B.   The term of the repo may be up to 30 days
                    -----------------------------------------

               C. The collateral must be delivered to the Trustee or third party acting as agent for the Trustee before/ simultaneous with payment (perfection by possession of certificated securities).

               D.   Valuation of Collateral
                    -----------------------

                    (1)  The securities must be valued weekly, marked-to
                         -----------------------------------------------
                         market at current market price plus accrued interest.
                         ------                         ----

                    (a) The value of collateral must be equal to 104% of the amount of cash transferred by the Trust to the dealer bank or security firm under the repo plus accrued interest. If the value of securities held as collateral slips below 104% of the value of the cash transferred by municipality, then additional cash and/or acceptable securities must be transferred. If, however, the securities used as collateral are FNMA or FHLMC, then the value of collateral must equal 105%.

          3.   Legal opinion which must be delivered to the Trustee:
               ----------------------------------------------------

               a. Repo meets guidelines under state law for legal investment of public funds.

          Eligible Servicer.  A Person that (i) is servicing a portfolio of
          -----------------
Title I mortgage loans, (ii) is legally qualified to service, and is capable of servicing, the Loans and has all licenses required to service Title I mortgage loans, (iii) has demonstrated the ability professionally and competently to service a portfolio of FHA insured mortgage loans similar to the Loans with reasonable skill and care, (iv) has a net worth calculated in accordance with generally accepted accounting principles of at least $500,000 and (v) if other than Mego, is acceptable to the Certificate Insurer.

          Excess Claim Amount.  With respect to any Distribution Date, an
          -------------------
amount equal to (A) 90% of the excess of (x) claims paid under the Contract of Insurance in respect of the Loans over (y) the Trust Designated Insurance Amount less (B) the amount deposited to the Reserve Fund on previous Distribution Dates.

          Excess Spread.  With respect to any Distribution Date, the positive
          -------------
excess, if any, of (x) the Distribution Amount with respect to such Distribution Date over (y) the amount required to be distributed pursuant to priorities (i) through (ix) of Section 4.05(a) on such Distribution Date.

          Exemption.  An individual Prohibited Transactions Exemption granted
          ---------
to an underwriter by the Department of Labor which provides relief from certain of the prohibited transaction provisions of ERISA with respect to the purchase, holding, and subsequent resale by an ERISA Plan of certificates in pass-through trusts that meet the conditions and the requirements of such exemption.

          FDIC.  The Federal Deposit Insurance Corporation and any successor
          ----
thereto.

          FHA.  The Federal Housing Administration and any successor thereto.
          ---

          FHA Insurance.  Insurance issued by FHA pursuant to Title I of the
          -------------
National Housing Act of 1934, as amended.

          FHA Insurance Coverage Insufficiency.  At the time of a prospective
          ------------------------------------
claim for reimbursement under the Contract of Insurance for a Loan pursuant to Section 3.12, the amount by which the sum of all claims previously paid by the FHA in respect of the Loans and the amount expected to be received in respect of such prospective claim for such Loan exceeds the Trust Designated Insurance Amount.

          FHA Insurance Coverage Reserve Account.  The account established
          --------------------------------------
by the FHA pursuant to the Contract of Insurance which is adjusted and maintained under Title I (see 24 C.F.R. 201.32(a)).

          FHA Insurance Payment Amount.  With respect to any Distribution
          ----------------------------
Date and with respect to any Loan for which an insurance claim has been made by the Contract of Insurance Holder or the Claims Administrator and paid by the FHA or rejected, in part, by the FHA, an amount equal to the sum of such of the following as are appropriate: (i) the amount, if any, received from the FHA, (ii) with respect to claims rejected in part, the amount, if any, received from Mego or the Master Servicer pursuant to Section 3.12 and
(iii) the amount received from the sale of FHA Pending Claims sold pursuant to Section 9.01(d).

          FHA Pending Claims.  As defined in Section 9.01(d).
          ------------------

          FHA Premium Account.  The Eligible Account established and
          -------------------
maintained by the Trustee pursuant to Section 4.06(a).

          FHA Premium Account Deposit.  With respect to any Distribution Date
          ---------------------------
an amount equal to the greater of (i) 1/12 times .75% times the aggregate Principal Balance of all Loans other than Invoiced Loans as of the first day of the calendar month preceding the month of such Distribution Date (or the aggregate Principal Balance of such Loans as of the applicable Cut-Off Date with respect to the first Distribution Date) and (ii) the positive excess, if any, of (A) the projected amount of premium and other charges due under the Contract of Insurance for the next succeeding Due Period and (B) the balance in the FHA Premium Account as of the related Determination Date.

          FHA Reserve Amount.  As to each Loan, 10% of the Initial Principal
          ------------------
Balance thereof.

          File.  With respect to any Loan, the related documents listed in
          ----
Section 2.01(b)(A) and any additional documents required to be added thereto pursuant to this Agreement.

          Final Date.  The later of:
          ----------

            (i) two years after the last insurance claim with respect to a Loan filed with the FHA was certified for payment by FHA, or

           (ii) the final settlement date with respect to any insurance claim for a Loan rejected by the FHA.

          Final Residual Distribution Amount.  With respect to the
          ----------------------------------
Distribution Date which coincides with the Termination Date, all amounts, if any, remaining in the Distribution Account and the FHA Premium Account and all other assets, if any, held by the Trust after all payments required to be made pursuant to Section 4.05(a)(i) through (xv) have been made or provided for on such Distribution Date.

          Final Scheduled Distribution Date.  The Distribution Date in
          ---------------------------------
August, 2017.

          FHLMC.  The Federal Home Loan Mortgage Corporation.
          -----

          FNMA.  The Federal National Mortgage Association.
          ----

          Foreclosed Loan.  As of any date of determination, any Loan, other
          ---------------
than a Loan for which a claim is pending under the Contract of Insurance, that has been discharged as a result of (i) the completion of foreclosure or comparable proceedings; (ii) the Trustee's acceptance of the deed or other evidence of title to the related Property in lieu of foreclosure or other comparable proceeding; or (iii) the acquisition by the Trustee of title to the related Property by operation of law.

          Foreclosed Property.  Any Property acquired by the Trust as a
          -------------------
result of:

            (i) the completion of foreclosure or comparable proceedings with respect to the related Loan;

           (ii) the Trustee's acceptance of the deed or other evidence of title to the related Property in lieu of foreclosure or other proceeding with respect to the related Loan; or

          (iii) the acquisition by the Trustee of title thereto by operation of law.

          Foreclosure Advances.  As defined in Section 3.08(b).
          --------------------

          GNMA.  The Government National Mortgage Association.
          ----

          HUD.  The United States Department of Housing and Urban Development
          ---
and any successor thereto.

          Indemnification Agreement.  The Indemnification Agreement dated
          -------------------------
August 15, 1996, among the Certificate Insurer, the Underwriter and Mego, as the same may be amended from time to time.

          Independent.  When used with respect to any specified Person, such
          -----------
Person (i) is in fact independent of Mego, the Master Servicer, the Depositor or any of their respective affiliates, (ii) does not have any direct financial interest in or any material indirect financial interest in any of Mego, the Master Servicer, the Depositor or any of their respective affiliates and (iii) is not connected with any of Mego, the Master Servicer, the Depositor or any of their respective affiliates, as an officer, employee, promoter, underwriter, trustee, partner, director or Person performing similar functions; provided, however, that a Person shall not fail to be
                   --------  -------
Independent of Mego, the Master Servicer, the Depositor or any of their respective affiliates merely because such Person is the beneficial owner of 1% or less of any class of securities issued by Mego, the Master Servicer, the Depositor or any of their respective affiliates, as the case may be.

          Independent Accountants.  A firm of nationally recognized certified
          -----------------------
public accountants which is Independent.

          Independent Contractor.  Either (i) any Person (other than the
          ----------------------
Master Servicer) that would be an "independent contractor" with respect to the Trust within the meaning of Section 856(d)(3) of the Code if the Trust were a real estate investment trust except that the ownership tests set forth in that section shall be considered to be met by any Person that owns, directly or indirectly, 35 percent or more of any Class of Certificates), provided that the Trust does not receive or derive any income from such
- --------
Person and the relationship between such Person and the Trust is at arm's length, all within the meaning of Treasury Regulation section 1.856-4(b)(5) or (ii) any other Person (including the Master Servicer) if the Master Servicer has delivered to the Trustee an Opinion of Counsel to the effect that the taking of any action in respect of any Foreclosed Property by such Person, subject to any conditions therein specified, that is otherwise herein contemplated to be taken by an Independent Contractor will not cause such Foreclosed Property to cease to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code (determined without regard to the exception applicable for purposes of Section 860D(a) of the Code), or cause any income realized in respect of such Foreclosed Property to fail to qualify as rents from real property within the meaning of Section 856(d) of the Code.

          Initial Class A Certificate Balance.  $48,537,000.
          -----------------------------------

          Initial Principal Balance.  With respect to any Loan, the
          -------------------------
outstanding principal balance thereof at the opening of business on the Cut-Off Date for such Loan, after giving effect to all payments of principal received prior thereto.

          Insurance Agreement.  The Insurance Agreement, dated as of August
          -------------------
1, 1996, as supplemented and amended from time to time among the Certificate Insurer, the Trustee, the Contract of Insurance Holder, the Depositor, the Master Servicer, the Servicer, the Seller and Claims Administrator.

          Insurance Policies.  With respect to any Property, any related
          ------------------
title or other insurance policy other than the Contract of Insurance or the Policy.

          Insurance Proceeds.  With respect to any Property, all amounts
          ------------------
collected in respect of Insurance Policies and not required to be applied to the restoration of the related Property or paid to the related Obligor.

          Insurance Record.  The record established and maintained by the
          ----------------
Master Servicer (in a manner consistent with the Title I provisions set forth in 24 C.F.R. Section 201.32) setting forth the FHA insurance coverage attributable to the Loans hereunder. To the extent consistent with adjust ments pursuant to Title I to the FHA Insurance Coverage Reserve Account, the Insurance Record shall be reduced by the amount of claims approved for payment by the FHA with respect to any Loan or Related Series Loan after the date of transfer of the related FHA reserve account to the Contract of Insurance.

          Insured Payment.  As defined in the Policy.
          ---------------

          Interest Advance.  As defined in Section 3.08(a).
          ----------------

          Interested Person.  As of any date of determination, the Master
          -----------------
Servicer, the Depositor, Mego, or any registered Holder of a Class R Certificate on the date of determination, or any of their respective affiliates.

          Investment Order.  With respect to amounts on deposit in an
          ----------------
Account, a written order with respect to the Eligible Investments in which the amounts in such Account are to be invested, signed in the name of Mego by a Responsible Officer of Mego.

          Invoiced Loan.  A Loan with respect to which the related Obligor
          -------------
is required to pay the premium on FHA Insurance with respect to such Loan.

          Late Payment Rate.  For any Distribution Date, the lesser of (i)
          -----------------
the rate of interest, as it is publicly announced by Citibank, N.A., as its prime rate (any change in such prime rate of interest to be effective on the date such change is announced by Citibank, N.A.) plus 2% and (ii) the maximum rate permissible under any applicable law limiting interest rates. The Late Payment Rate shall be computed on the basis of a year of 365 days calculating the actual number of days elapsed.

          Legal File.  With respect to any Loan, the related documents listed
          ----------
in Section 2.01(b)(A)(i)-(v) and any additional documents required to be added thereto pursuant to this Agreement.

          Loan.  As of any date of determination, each of the mortgage loans
          ----
transferred and assigned to the Trustee pursuant to Section 2.01(a) or in accordance with Section 2.04(c).

          Loan Rate.  With respect to any Loan, the fixed rate of interest
          ---------
per annum set forth in the related Note (not including any amounts payable as premium for FHA Insurance with respect to Invoiced Loans).

          Loan Schedule.  The schedule of Loans included in the Trust as of
          -------------
the Closing Date, specifying with respect to each such Loan the information set forth on Exhibit B attached hereto.

          Master Servicer.  Norwest Bank Minnesota, N.A., a national banking
          ---------------
association, its successors in interest or any successor master servicer appointed as herein provided.

          Master Servicer Certificate.  As defined in Section 4.01(c).
          ---------------------------

          Master Servicer Fee.  With respect to any Distribution Date, 1/12
          -------------------
times 0.08% times the Aggregate Principal Balance as of the opening of business on the first day of the month preceding the month of such Distribution Date (or, with respect to the first Distribution Date, the Cut-Off Date Aggregate Principal Balance).

          Master Servicer Termination Event.  Any event specified in
          ---------------------------------
Section 7.01.

          Master Servicing Officer.  Any officer of the Master Servicer
          ------------------------
responsible for the administration and servicing of the Loans whose name and specimen signature appears on a list of servicing officers furnished to the Trustee by the Master Servicer, as such list may from time to time be amended.

          Maturity Date.  With respect to any Loan and as of any date of
          -------------
determination, the date on which the last payment of principal is due and payable under the related Note.

          Maximum Rate.  With respect to any Distribution Date a rate equal
          ------------
to the quotient of (a) the excess of (i) the aggregate of the Monthly Payments allocable to interest due during the related Due Period net of the portion thereof allocable to Master Servicer Fees and Servicer Fees over (ii) the sum of the amounts required to be distributed for such Distribution Date pursuant to subsections (i), (iv)-(vi) of Section 4.05(a) and (b) one-twelfth of the Class A Certificate Balance (prior to giving effect to distributions made on such Distribution Date).

          Monthly Cut-Off Date.  The last day of any calendar month, and with
          --------------------
respect to any Distribution Date, the last day of the calendar month immediately preceding such Distribution Date.

          Monthly Payment.  With respect to any Loan and any Due Period, the
          ---------------
payment of principal and interest due in such Due Period pursuant to the related Note (as amended or modified, if applicable, pursuant to Section 3.10). The Monthly Payment related to a Determination Date or a Distribution Date shall be the Monthly Payment due in the next preceding Due Period.

          Moody's.  Moody's Investors Service, Inc., or any successor
          -------
thereto.

          Mortgage.  With respect to any Loan, the mortgage, deed of trust
          --------
or other instrument creating a mortgage lien (and in a title theory state the document conveying title to the Property as security for the related Loan) on the related Property.

          Mortgagee.  With respect to any Loan as of any date of
          ---------
determination, the holder of the related Note and Mortgage as of such date.

          Mortgagor or Obligor.  With respect to any Loan, the obligor(s) on
          --------------------
the related Note.

          Net Loan Rate.  With respect to each Loan, the related Loan Rate
          -------------
less the applicable Servicer Fee per annum.

          Net Prepayment Interest Shortfall.  As to any Distribution Date,
          ---------------------------------
the amount by which aggregate Prepayment Interest Shortfalls during the preceding Due Period exceed the sum of (a) the Servicer Fee for such Distribution Date and (b) the amount otherwise available for distribution pursuant to Section 4.05(a)(xvi) on such Distribution Date.

          Nonrecoverable Advances.  With respect to any Loan, (i) any
          -----------------------
Interest Advance previously made and not reimbursed pursuant to Section 4.05(a)(iii), or (ii) an Interest Advance proposed to be made in respect of a Loan which, in the good faith business judgment of the Master Servicer, as evidenced by an Officer's Certificate delivered to the Certificate Insurer, Mego and the Trustee no later than the Business Day following such determina-tion, would not be recoverable ultimately from the Payments in respect of that Loan.

          Note.  With respect to any Loan, the note (or notes), retail
          ----
installment sale contract or other instrument evidencing the indebtedness under such Loan.

          Notice of Termination.  Notice given to the Trustee by the Master
          ---------------------
Servicer pursuant to Section 9.01(e), or by Mego pursuant to Section 9.01(d).

          Obligee.  A Mortgagee.
          -------

          Obligor.  A Mortgagor.
          -------

          OC Floor. The product of 1% and the Cut-Off Date Aggregate
          --------
Principal Balance, which product is equal to $487,814.05.

          OC Multiple.  As to any Distribution Date, the highest OC Multiple
          -----------
based upon the data set forth in the Master Servicer's Certificate for such Distribution Date as set forth in the following chart:




                                          60+ Day
                    30+ Day          Delinquency Percentage    Annual Default
   OC      Delinquency Percentage        (Rolling                     %
Multiple     (Rolling 3 Month)          3 Month)             (3 Month Average)

   1.00        0.00% to 7.99%          0.00% to 3.49%            0.00% to 4.99%
   1.25        8.00% to 8.99%          3.50% to 4.99%            5.00% to 5.99%
   1.50        9.00% to 11.99%          5.00% to 6.99%           6.00% to 6.99%
   2.50           >=12.00%                  >=7.00%                   >=7.00%

                          CUMULATIVE DEFAULT PERCENTAGE

                 Months/*/                 Months                   0 Months -
                   0-12                      0-24                     Maturity
    2.50           >5.0%                    >8.0%                     >12.0%


_______________________
/*/ Month 0 is August, 1996.

          OC Reduction Date.  shall be the later of (i) the Distribution Date
          -----------------
occurring in August, 1999 and (ii) the Distribution Date on which the Aggregate Principal Balance for such Distribution Date is equal to or less than one-half of the aggregate of the Initial Principal Balances of all Loans.

          Officer's Certificate.  A certificate signed by (i) any Master
          ---------------------
Servicing Officer or (ii) the Chairman of the Board, the Vice Chairman of the Board, the President, a Vice President, an Assistant Vice President, the Treasurer, the Secretary or one of the Assistant Treasurers or Assistant Secretaries of the Depositor or Mego, as the case may be, as required by this Agreement.

          Opinion of Counsel.  A written opinion of counsel (who is
          ------------------
acceptable to the Certificate Insurer and the Rating Agencies), who may be employed by Mego, the Master Servicer, the Depositor or any of their respective affiliates.

          Other Fees.  With respect to any Distribution Date, (i) amounts in
          ----------
respect of fees and expenses due to any provider of services to the Trust, except the Trustee, the Master Servicer, the Servicer, the Claims Administrator, the Contract of Insurance Holder and also except any Person, the fees of which are required by this Agreement to be paid by the Master Servicer, the Servicer, the Claims Administrator, the Contract of Insurance Holder or the Trustee, but including such amounts payable to the successor Master Servicer pursuant to Section 7.03(c); (ii) any taxes assessed against the Trust; (iii) the reasonable transition expenses of a successor Master Servicer incurred in acting as successor Master Servicer; and (iv) expenses of either the Trustee or the Master Servicer incurred pursuant to
Section 8.01(e).

          Outstanding.  With respect to any Class of Certificates as of any
          -----------
date of determination, all Certificates of such Class theretofore executed, countersigned and delivered pursuant to this Agreement except:

            (i) Certificates theretofore cancelled by the Certificate Registrar or delivered to the Certificate Registrar for cancellation;

           (ii) Certificates or portions thereof for which the amount of the final distribution to be made thereon has been previously deposited with the Trustee in trust for the Holders of such Certificates;

          (iii) Certificates in exchange for or in lieu of which other Certificates have been executed, countersigned and delivered pursuant to this Agreement; and

           (iv) Certificates alleged to have been destroyed, lost or stolen for which replacement Certificates have been issued as provided for in Section 5.03;

provided, however, that, in determining whether the Holders of the requisite
- --------  -------
percentage of any Class of Certificates have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Certificates owned by Mego, the Depositor, any Holder of a Class R Certificate or any affiliate of any of the foregoing shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent, or waiver, only Certificates which the Trustee knows to be so owned shall be so disregarded; provided further that in the event that 100% of any Class of Senior Certificates are owned by Mego, the Depositor or any affiliate of any of the foregoing, such certificates shall be deemed to be Outstanding; provided, further, that Certificates to which payments are made under the Policy shall be deemed to be Outstanding and the Certificate Insurer shall be deemed to be the Holder of such Certificate to the extent so paid.

          Overcollateralization Amount.  As of any Distribution Date the
          ----------------------------
amount, if any, by which the sum of the Aggregate Principal Balance as of the end of the related Due Period exceeds the Class A Certificate Balance after giving effect to distributions of principal to be made on such Distribution Date.

          Ownership Interest.  Any record or beneficial ownership interest
          ------------------
in any Class R Certificate.

          Payment.  With respect to any Loan or the related Foreclosed
          -------
Property and any Determination Date, all amounts received or collected by or on behalf of the Master Servicer during the preceding Due Period in respect of such Loan or Foreclosed Property from whatever source, including without limitation, amounts received or collected from, or representing:

            (i)     the related Obligor;

           (ii) the application to amounts due on such Loan (or, in the case of any Foreclosed Property, to amounts previously due on the related Foreclosed Loan) of any related Insurance Proceeds, any related condemnation awards or settlements or any payments made by any related guarantor or third-party credit-support provider;

          (iii)     FHA Insurance Payment Amounts with respect to such Loan;

           (iv)     the operation or sale of the related Foreclosed Property;

            (v)     the Purchase Price with respect to such Loan; or

           (vi) amounts deposited into the Distribution Account pursuant to Section 9.01(d).

          Percentage Interest.  As to any Class A Certificate, the percentage
          -------------------
interest obtained by dividing the Denomination of such Certificate by the aggregate of the Initial Class A Certificate Balance of all Certificates of such Class. As to any Class S Certificate or Class R Certificate, the percentage interest set forth on the face of such Certificate.

          Permitted Transferee.  Any Person other than (i) the United States,
          --------------------
any state or any political subdivision thereof, any possession of the United States, or any agency or instrumentality of any of the foregoing (other than an instrumentality that is a corporation if all of its activities are subject to tax and a majority of its board of directors is not selected by any such governmental unit), (ii) a foreign government, international organization or any agency or instrumentality of either of the foregoing (other than an instrumentality that is a corporation if all of its activities are subject to tax and a majority of its board of directors is not selected by any such governmental unit), (iii) an organization (except certain farmers' cooperatives described in Code Section 521) exempt from tax imposed by Chapter 1 of the Code (including the tax imposed by Section 511 of the Code on unrelated business taxable income) on any excess inclusions (as defined in Code Section 860E(c)(1)) with respect to any Class R Certificate, (iv) rural electric and telephone cooperatives described in Code Section 1381(a)(2)(c),
(v) any other Person so designated by the Trustee based upon an Opinion of Counsel that the holding of an ownership interest in a Class R Certificate by such Person may cause the Trust or any Person having an ownership interest in any Class R Certificate, other than such Person, to incur a liability for any tax imposed under the Code that would not otherwise be imposed but for the transfer of an ownership interest in a Class R Certificate to such Person and (vi) a Person that is not a citizen or resident of the United States, a corporation, partnership, or other entity created or organized in or under the laws of the United States or any political subdivision thereof, or an estate or trust the income of which is subject to United States federal income taxation regardless of its source unless such person provides the Trustee with a duly completed Internal Revenue Service Form 4224. The terms "United States," "state" and "international organization" shall have the meanings set forth in Code Section 7701 or successor provisions.

          Person.  Any individual, corporation, limited liability company,
          ------
partnership, joint venture association, joint-stock company, trust, unincorporated organization or government or any agency or government or any agency or political subdivision thereof.

          Plan of Complete Liquidation.  A written plan adopted by the
          ----------------------------
Trustee, as attorney-in-fact for the Certificateholders, authorizing and instructing the Trustee to liquidate the REMIC Pool within the meaning of
Section 860F(a)(4) of the Code by (i) selling all the Loans and Foreclosed Properties then held by the REMIC Pool on the terms specified therein, and
(ii) making a final distribution to Certificateholders of the cash proceeds of such sale and of all other cash then held by the REMIC Pool (less amounts retained to meet any expenses of, and any claims against, the REMIC Pool), all in accordance with the provisions of Section 9.01.

          Policy.  The certificate guaranty insurance policy 21805 dated as
          ------
of the Closing Date, as set forth in Exhibit N, issued by the Certificate Insurer to the Trustee for the benefit of Senior Certificateholders.

          Preference Amount.  As defined in the Policy.
          -----------------

          Premium.  The premium payable to the Certificate Insurer in
          -------
accordance with Section 3.02 of the Insurance Agreement.

          Prepayment Interest Shortfall.  As to any Loan and Principal
          -----------------------------
Prepayment, the amount by which one month's interest at the related Loan Rate (or such lower rate as may be in effect from a Loan because of the application of the Civil Relief Act) minus the rate at which the Servicing Fee is calculated on such Principal Prepayment exceeds the amount of interest paid by the Mortgagor in connection with such Principal Prepayment.

          Principal Balance.  With respect to any Loan, and for any date of
          -----------------
determination, the Initial Principal Balance of such Loan reduced by all amounts previously received or collected in respect of principal on such Loan on or subsequent to the Cut-Off Date for such Loan; provided, that with
                                                    --------
respect to any Defaulted Loan, the Principal Balance shall be zero immediately after the Due Period in which such Loan becomes a Defaulted Loan.

          Principal Prepayment.  Any payment or other receipt of principal
          --------------------
in full due on a Loan made by an Obligor which is received in advance of the scheduled Maturity Date of such Loan.

          Property.  With respect to any Loan, any fee interest in the
          --------
residential property subject to the lien of the related Mortgage.

          Prospectus Supplement.  The prospectus supplement, dated August 14,
          ---------------------
1996, relating to the Class A Certificates.

          Purchase Agreement.  The loan purchase agreement entered into
          ------------------
between Mego, as Seller, and the Depositor, as purchaser, dated as of August 1, 1996.

          Purchased Loan.  As of any Monthly Cut-Off Date, any Loan
          --------------
(including any Defaulted Loan) that became subject to purchase or repurchase pursuant to Section 2.04(b) or Section 3.12, and in each case, as to which the Purchase Price has been deposited in the Distribution Account by Mego or the Master Servicer, as applicable.

          Purchase Price.  With respect to a Loan, means the Principal
          --------------
Balance of such Loan as of the date of purchase, plus unpaid accrued interest at the related Loan Rate to the last day of the month in which such purchase occurs (without regard to any Interest Advance that may have been made with respect to such Loan).

          Rating Agency.  Each of Moody's and Standard & Poor's, so long as
          -------------
such Person maintains ratings on any of the Senior Certificates; and if either Moody's or Standard & Poor's no longer maintains ratings on the Senior Certificates, such other nationally recognized statistical rating organization specified by Mego and (so long as a Certificate Insurer Default shall not have occurred and be continuing) acceptable to the Certificate Insurer.

          Record Date.  With respect to any Distribution Date, the last day
          -----------
of the month (or if such last day is not a Business Day, the Business Day immediately preceding such last day) preceding the month of such Distribution Date.

          Reimbursement Amount.  As of any Distribution Date, the sum of (x)
          --------------------
(i) Insured Payments previously received by the Trustee and not previously re-paid to the Certificate Insurer pursuant to Section 4.05(a)(ix) hereof plus (ii) interest accrued on such Insured Payment not previously repaid calculated at the Late Payment Rate from the date the Trustee received such Insured Payment and (y) (i) the amount of any Premium not paid on the date due and (ii) interest on such amount at the Late Payment Rate. The Certificate Insurer shall notify the Trustee and Depositor of the amount of any Reimbursement Amount.

          Rejected Claim.  A claim for payment made to the FHA under the
          --------------
Contract of Insurance that has been finally rejected after all appeals with FHA have been exhausted for any reason (including a rejection of a previously paid claim and a demand by the FHA of a return of the FHA Insurance Payment Amount for the related Loan) other than a refusal or rejection due to clerical error in computing the claim amount or because the amount of the FHA Insurance Coverage Reserve Account as shown in the Insurance Record is zero.

          Related Documents.  The Certificates, the Policy, the  Purchase
          -----------------
Agreement and the Insurance Agreement.

          Related Series.  Means (i) the Trust, (ii) Mego Mortgage FHA Title
          --------------
I Loan Trust 1996-1 and (iii) each of the subsequent series of trusts, of which the Trustee is the trustee and the Certificate Insurer is the certificate insurer, to which Related Series Loans are sold directly or indirectly by Mego, established pursuant to pooling and servicing agreements.

          Related Series Loans.  Means FHA Title I loans related to a Related
          --------------------
Series which:  (i) are sold by Mego, directly or indirectly, to a trust and
(ii) the Title I insurance coverage attributable to which is made available to cover claims with respect to the Loans and the Related Series Loans in each other Related Series by virtue of terms relating to the administration of the FHA Insurance Coverage Reserve Account substantially similar to the terms hereof.

          REMIC.  A "real estate mortgage investment conduit," as defined in
          -----
the REMIC Provisions.

          REMIC Pool.  The pool of assets consisting of the Trust Property
          ----------
for which an election shall be made to be treated as a REMIC under the REMIC Provisions.

          REMIC Provisions.  Provisions of the federal income tax law
          ----------------
relating to real estate mortgage investment conduits, which appear at Sections 860A through 860G of Subchapter M of Chapter 1 of the Code, and related provisions, and regulations (either proposed, temporary or final) and related revenue rulings and procedures, as the foregoing may be in effect from time to time.

          Required OC Amount.  With respect to each Distribution Date, the
          ------------------
greater of (a) the OC Floor or (b) the product of (i) the OC Multiple for such Distribution Date and (ii) if such Distribution Date is prior to the OC Reduction Date, the product of 3.50% and (x) the Initial Principal Balance, or (y) if such Distribution Date is on or after the OC Reduction Date, the lesser of (A) the product of 3.50% and the Initial Principal Balance and (B) the product of 7.00% and the Aggregate Principal Balance as of such Distribution Date, or such lower amount as may be established by the Certificate Insurer in its sole discretion after notice to and written approval by the Rating Agencies.

          Reserve Fund.  The account which is an Eligible Account denominated
          ------------
as the Reserve Fund to be established by the Trustee pursuant to Section 4.03(d) hereof.

          Residual Interest.  The fractional undivided interest evidenced by
          -----------------
a Class R Certificate in all amounts distributable to Holders of Class R Certificates pursuant to Section 4.05(a).

          Responsible Officer.  When used with respect to the Trustee, an
          -------------------
officer in its Corporate Trust Office, or any other officer assigned by the Trustee to administer its corporate trust matters, and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject. When used with respect to any other Person that is not an individual, the President, any Vice-President or Assistant Vice-President or the Controller of such Person, or any other officer or employee having similar functions.

          SAIF.  The Savings Association Insurance Fund, as from time to time
          ----
constituted, created under the Financial Institutions Reform, Recovery and Enhancement Act of 1989, or if at any time after the execution of this instrument the Savings Association Insurance Fund is not existing and performing duties now assigned to it, the body performing such duties on such date.

          Securities Act.  The Securities Act of 1933, as amended.
          --------------

          Senior Certificate.  Any of the Class A or Class S Certificates.
          ------------------

          Servicer.  Mego or any other Eligible Servicer with whom the Master
          --------
Servicer has entered into a Servicing Agreement pursuant to Section 3.02.

          Servicer Fee.  With respect to any Distribution Date, 1/12 times
          ------------
1.00% times the Aggregate Principal Balance as of the opening of business on the first day of the month preceding the month of such Distribution Date (or, with respect to the first Distribution Date, the Cut-Off Date Aggregate Principal Balance), reduced by the aggregate Prepayment Interest Shortfall for the related Due Period.

          Servicer Review Report.  As defined in Section 3.05(d).
          ----------------------

          Servicer Termination Event.  With respect to the Servicing
          --------------------------
Agreement, the events specified in Section 7.02 therein.

          Servicing Agreement.  The servicing agreement dated as of August
          -------------------
1, 1996, between Mego, as Servicer, the Master Servicer, the Trustee and the Trust and any other agreement entered into in accordance with Section 3.02.

          Servicing Record.  The record maintained by the Master Servicer
          ----------------
pursuant to Section 3.03.

          Servicing Standard.  The standard set forth in Section 3.01(a).
          ------------------

          60+ Day Delinquent Loan.  With respect to any Determination Date
          -----------------------
or related Distribution Date, a Loan, other than a Credit Support Multiple Defaulted Loan, with respect to which any portion of a Monthly Payment is, as of the prior Monthly Cut-Off Date, 61 days or more past due (without giving effect to any grace period).

          60+ Delinquency Percentage (Rolling Three Month).  With respect to
          ------------------------------------------------
any Determination Date, the average of the percentage equivalents of the fractions determined for each of the three immediately preceding Due Periods the numerator of each of which is equal to the aggregate Principal Balance of 60+ Day Delinquent Loans as of the end of such Due Period and the denominator of which is the Aggregate Principal Balance as of the end of such Due Period.

          Standard & Poor's.  Standard & Poor's Rating Services, or any
          -----------------
successor thereto.

          Start-up Day.  The day designated as such in Section 8.12(a).
          ------------

          Substitute Loan.  A Loan: (i) having characteristics such that the
          ---------------
statements made pursuant to Section 2.03(b) are true and correct as of the date of substitution with respect to such Loan; (ii) each Monthly Payment with respect to such Loan shall be greater than or equal to the Monthly Payments due in the same Due Period on the Loan for which such Substitute
Loan is being substituted; (iii) the Maturity Date with respect to such Loan shall be no later than the Maturity Date of the Loan for which such Substitute Loan is being substituted; (iv) as of the date of substitution, the Principal Balance of such Loan is less than or equal to (but not more than 1% less than) the Principal Balance of the Loan for which such Substitute Loan is being substituted; and (v) the Loan Rate with respect to such Loan is at least equal to the Loan Rate of the Loan for which such Substitute Loan is being substituted; provided however in the event more than one Substitute Loan is being substituted for one or more Defective Loans on any date, in which case
(i) the weighted average Loan Rate for such Substitute Loans must equal or exceed the weighted average Loan Rate of the Defective Loans immediately prior to giving effect to the substitution, in each case weighted on the basis of the outstanding Principal Balance of such loans as of such day, (ii) the sum of the Monthly Payments with respect to such Substitute Loans shall be greater than or equal to the Monthly Payments due in the same Due Period on the Defective Loans for which a substitution is being made, and (iii) as of the date of substitution, the aggregate Principal Balances of such Substitute Loans are less than or equal to (but not more than 1% less than) the aggregate Principal Balances of the Defective Loans for which such a substitution is being made.

          Substitution Adjustment Amount.  The meaning assigned to such term
          ------------------------------
in Section 2.04(d).

          Tax Return.  The federal income tax return on Internal Revenue
          ----------
Service Form 1066, U.S. Real Estate Mortgage Investment Conduit Income Tax Return, including Schedule Q thereto, Quarterly Notice to Residual Interest Holders of REMIC Taxable Income or Net Loss Allocation, or any successor forms, to be filed on behalf of the Trust due to its classification as a REMIC under the REMIC Provisions, together with any and all other information, reports or returns that may be required to be furnished to the Certificateholders or filed with the Internal Revenue Service or any other governmental taxing authority under any applicable provisions of federal, state or local tax laws.

          Termination Date.  The earlier of (a) the Distribution Date in
          ----------------
August, 2017 and (b) the Distribution Date next following the Monthly Cut-Off Date coinciding with or next following the date of the liquidation or disposition of the last asset held by the Trust pursuant to Section 3.13, 9.01(d) or 9.01(e).

          30+ Day Delinquent Loan.  With respect to any Determination Date
          -----------------------
or related Distribution Date, a Loan, other than a Credit Support Multiple Defaulted Loan, with respect to which any portion of a Monthly Payment is, as of the prior Monthly Cut-Off Date, 31 days or more past due (without giving effect to any grace period).

          30+ Delinquency Percentage (Rolling Three Month).  With respect to
          ------------------------------------------------
any Determination Date, the average of the percentage equivalents of the fractions determined for each of the three immediately preceding Due Periods the numerator of which is equal to the aggregate Principal Balance of 30+ Day Delinquent Loans as of the end of such Due Period, and the denominator of which is the Aggregate Principal Balance as of the end of such Due Period.

          Title Document.  The evidence of title to or ownership of the
          --------------
Property required by Title I.  (See 24 C.F.R. 201.26(a)(1) and 201.20).

          Title I.  Section 2 of Title I of the National Housing Act of 1934,
          -------
as amended, and the rules and regulations promulgated thereunder as each may be amended from time to time and any successor statute, rules or regulations thereto.

          Transaction Documents.  This Agreement, the Purchase Agreement, the
          ---------------------
Servicing Agreement, the Insurance Agreement and the Indemnification
Agreement.

          Transfer.  Any direct or indirect purchase, transfer, sale,
          --------
assignment or other form of disposition of any Ownership Interest in a Certificate other than any pledge of such Certificate for security.

          Transferee.  Any Person who is acquiring by Transfer any Ownership
          ----------
Interest in a Certificate.

          Trust.  The trust established hereby and evidenced by the FHA Title
          -----
I Loan Asset-Backed Certificates, Series 1996-2, designated as the "Mego Mortgage FHA Title I Loan Trust 1996-2."

          Trust Designated Insurance Amount.  $4,878,140 or such greater
          ---------------------------------
amount approved in advance in writing by the Certificate Insurer.

          Trust Property.  The property and proceeds of every kind conveyed
          --------------
pursuant to Section 2.01 hereof or in accordance with Section 2.04(c) hereof, together with the Policy and the Accounts (including all cash and Eligible Investments therein and all proceeds thereof).

          Trustee.  First Trust of New York, National Association, its
          -------
successors in interest or any successor trustee appointed as herein provided.

          Trustee Fee.  With respect to any Distribution Date, the greater
          -----------
of (a) one-twelfth of 0.05% times the Aggregate Principal Balance as of the opening of business on the first day of the calendar month preceding the calendar month of such Distribution Date (or, with respect to the first Distribution Date, the Cut-Off Date Aggregate Principal Balance) and (b) $9,000.

          Underwriter.  Greenwich Capital Markets, Inc.
          -----------

          Voting Rights.  The portion of the aggregate voting rights of all
          -------------
the Certificates evidenced by a Class of Certificates. At all times during the term of this Agreement, 99% of all of the Voting Rights shall be allocated among Holders of the Class A Certificates and the Holders of the Class S Certificates shall be entitled to 1% of all of the Voting Rights. Voting Rights allocated to a Class of Certificates shall be allocated among the Certificates of each such Class in accordance with their respective Percentage Interests.

          Section 1.02.  Rules of Interpretation.  The terms "hereof,"
                         -----------------------
"herein" or "hereunder," unless otherwise modified by more specific reference, shall refer to this Agreement in its entirety. Unless otherwise indicated in context, the terms "Article," "Section," "Exhibit" or "Schedule" shall refer to an Article or Section of, or Exhibit or Schedule to, this Agreement. The definition of a term shall include the singular, the plural, the past, the present, the future, the active and the passive forms of such term.

          Section 1.03.  Interest Calculations.  Unless otherwise specified,
                         ---------------------
all calculations of accrued interest on the Certificates and accrued fees shall be made on the basis of a 360-day year consisting of twelve 30-day months.

                                  ARTICLE II

                      Transfer and Assignment of Loans;
                           Issuance of Certificates

          Section 2.01.  Transfer and Assignment of Loans.
                         --------------------------------

          (a) The Depositor as of the Closing Date does hereby, sell, transfer, assign and otherwise convey to the Trustee for the benefit of the Holders of the Certificates, in accordance with their terms and the terms hereof, and the Certificate Insurer, without recourse other than as expressly provided herein, and in accordance with the requirements for transfer of an insured loan in Title I and 24 C.F.R. Section 201.32(c), all the right, title and interest of the Depositor in and to (a) as of the applicable Cut-Off Date, the Loans delivered to the Trustee on the Closing Date, including the related Principal Balance and all payments and collections on account thereof received on or after such Cut-Off Date (including amounts due prior to such Cut-Off Date but received thereafter), the rights to FHA Insurance reserves attributable to the Loans as of the applicable Cut-Off Date, the Files, the Insurance Policies and any proceeds from any Insurance Policies, the Mortgages and security interests in Properties which secure the Loans and any and all documents or electronic records relating to the Loans, and all proceeds of any of the foregoing, and
(b) the Purchase Agreement.

          It is the intention of the parties hereto that the transfers and assignments contemplated by this Agreement shall constitute a sale of the Loans and the other property specified in Section 2.01(a) from the Depositor to the Trust and such property shall not be property of the Depositor. After the Closing Date the Depositor shall each account for the transfer of the Loans in its financial statements as a sale of the Loans. If the assignment and transfer of the Loans and the other property specified in this Section 2.01(a) to the Trustee pursuant to this Agreement or the conveyance of the Loans or any of such other property to the Trustee is held or deemed not to be a sale or is held or deemed to be a pledge of security for a loan, the Depositor intends that the rights and obligations of the parties shall be established pursuant to the terms of the Agreement and that, in such event,
(i) the Depositor shall be deemed to have granted and does hereby grant to the Trustee a first priority security interest in the entire right, title and interest of the Depositor in and to the Loans and all other property conveyed to the Trustee pursuant to this Section 2.01(a) and all proceeds thereof, and
(ii) this Agreement shall constitute a security agreement under applicable law. Within five days of the Closing Date, the Depositor shall cause to be filed UCC-1 financing statements naming the Trustee as "secured party" and describing the Loans being sold by the Depositor to the Trust with the office of the Secretary of State of the State in which the Depositor is located.

          (b) In connection with the sale, transfer, assignment and conveyance pursuant to Section 2.01(a), the Depositor hereby delivers to, and deposits with, the Trustee the following documents or instruments with respect to each Loan so sold, transferred, assigned and conveyed (provided that the Credit Files shall be held in the custody of Mego as custodian on behalf of the Trustee). Notwithstanding anything herein to the contrary, the Credit Files are hereby conveyed to the Trustee and are, and shall at all times hereinafter be, held in the custody of Mego, as custodian on behalf of the Trustee:

          (A)  With respect to each Loan:

                 (i) The original Note, showing a complete chain of endorsements or assignments from the named payee to the Trust and endorsed without recourse to the order of the Trustee which latter endorsement may be executed with a facsimile signature;

                (ii) The original Mortgage with evidence of recording indicated thereon (except that a true copy thereof certified by an appropriate public official may be substituted); provided, however,
                                                 --------  -------
that if the Mortgage with evidence of recording thereon cannot be delivered concurrently with the execution and delivery of this Agreement solely because of a delay caused by the public recording office where such Mortgage has been delivered for recordation, there shall be delivered to the Trustee a copy of such Mortgage certified as a true copy in an Officer's Certificate, which Officer's Certificate shall certify that such Mortgage has been delivered to the appropriate public recording office for recordation, and there shall be promptly delivered to the Trustee such Mortgage with evidence of recording indicated thereon upon receipt thereof from the public recording official (or a true copy thereof certified by an appropriate public official may be delivered to the Trustee);

               (iii)     The original assignment of Mortgage to the Trustee,
in recordable  form.   Such assignments  may be  blanket assignments, to  the
extent such assignments are effective under applicable law, for Mortgages covering Properties situated within the same county. If the assignment of Mortgage is in blanket form an assignment of Mortgage need not be included in the individual File;

                (iv) All original intermediate assignments of the Mortgage, showing a complete chain of assignments from the named mortgagee to the assignor to the Trustee, with evidence of recording thereon (or true copies thereof certified by appropriate public officials may be substituted); provided, however, that if
- --------  -------
the intermediate assignments of mortgage with evidence of recording thereon cannot be delivered concurrently with the execution and delivery of this Agreement solely because of a delay caused by the public recording office where such assignments of Mortgage have been delivered for recordation, there shall be delivered to the Trustee a copy of each such assignment of Mortgage certified as a true copy in an Officer's Certificate of Mego, which Officer's Certificate shall certify that each such assignment of Mortgage has been delivered to the appropriate public recording office for recordation, and there shall be promptly delivered to the Trustee such assignments of Mortgage with evidence of recording indicated thereon upon its receipt thereof from the public recording official (or true copies thereof certified by an appropriate public official may be delivered to the Trustee);

                 (v) An original of each assumption or modification agreement, if any, relating to such Loan;

                (vi) (A) An original or copy of notice signed by the Obligor acknowledging HUD insurance, (B) an original or copy of truth-in-lending disclosure, (C) an original or copy of the credit application, (D) an original or copy of the consumer credit report, (E) an original or copy of verification of employment and income, or verification of self-employment income, (F) an original or copy of evidence of the Obligor's interest in the Property, (G) an original or copy of contract of work or written description with cost estimates, (H) (a) an original or copy of the completion certificate or an original or copy of notice of non-compliance, if applicable or (b) an original or copy of report of inspection of improvements to the Property or an original or copy of notice of non-compliance, if applicable,
(I) to the extent not included in (C), an original or a copy of a written verification that the Mortgagor at the time of origination was not more than 30 days delinquent on any senior mortgage or deed of trust on the Property,
(J) with respect to each Loan for which an appraisal is required pursuant to the applicable regulations, an original or a copy of an appraisal of the Property as of the time of origination of the Loan, (K) an original or a copy of a title search as of the time of origination with respect to the Property, and (L) any other documents required for the submission of a claim with respect to each Loan to the FHA.

          With respect to any documents referred to clauses (A)(ii) and
(A)(iv) above that are not delivered to the Trustee because of a delay caused by the public recording office such documents shall be delivered to the Trustee in accordance with the terms of such clauses by Mego if such documents are received by it or by the Depositor if such documents are received by it.

          (c) Mego, at the direction of the Depositor, concurrently with the execution and delivery hereof, has delivered to the Trustee cash in an amount equal to at least an aggregate amount representing (i) the accrued annual FHA premium due on each Loan to the applicable Cut-Off Date, and (ii) the amount of FHA premium collected in respect of the Invoiced Loans after the applicable Cut-Off Date. The Trustee shall distribute the amount referred to in clause (i) of the previous sentence into the FHA Premium Account and shall distribute the amount referred to in clause (ii) of the previous sentence into the Distribution Account.

          (d) Except as provided in Section 8.11 hereof, the Trustee shall take and maintain continuous physical possession of the Files (except with respect to the Credit Files) in the State of Minnesota, and in connection therewith, shall act solely as agent for the holders of the Certificates and the Certificate Insurer in accordance with the terms hereof and not as agent for Mego or any other party.

          (e) In addition to the documents delivered to the Trustee pursuant to Section 2.01(b), on or prior to the Closing Date, the Policy will be delivered to the Trustee for the benefit of the Holders of the Senior Certificates.

          (f) Within 60 days of the Closing Date, Mego, at its own expense, shall cause the Trustee to record each assignment of Mortgage in favor of the Trustee (which may be a blanket assignment if permitted by applicable law) in the appropriate real property or other records; provided, however, the Trustee need not cause to be recorded any assignment which relates to a Loan in any jurisdiction under the laws of which, as evidenced by an Opinion of Counsel delivered by Mego (at Mego's expense) to the Trustee, the Certificate Insurer and the Rating Agencies, the recordation of such assignment is not necessary to protect the Trustee's interest in the related Loan. With respect to any assignment of Mortgage as to which the related recording information is unavailable within 60 days following the Closing Date, such assignment of Mortgage shall be submitted for recording within 30 days after receipt of such information but in no event later than one year after the Closing Date. The Trustee shall be required to retain a copy of each assignment of Mortgage submitted for recording. In the event that any such assignment of Mortgage is lost or returned unrecorded because of a defect therein, Mego shall promptly prepare a substitute assignment of Mortgage or cure such defect, as the case may be, and thereafter the Trustee shall be required to submit each such assignment of Loan for recording.

          Section 2.02.  Acceptance by Trustee.
                         ---------------------

          (a) The Trustee hereby acknowledges conveyance of the Note, the Mortgage, if applicable, and the other documents included in the Legal File relating to each Loan listed on the Loan
Schedule, receipt of such Legal Files (the contents of which are subject to the Trustee's review pursuant to Section 2.02(b)), receipt of the Policy and receipt of the cash delivered to the Trustee pursuant to Section 2.01(c), and declares that it holds and will hold each such Loan, each related Legal File, the Policy, such cash, all proceeds of any of the foregoing and all other rights, titles or interests of the Trustee in any asset included in the Trust Property from time to time, in trust for the use and benefit of all present and future Holders of the Certificates of each Class and the Certificate Insurer. The Trustee hereby agrees to maintain possession of the Notes in the State of Minnesota.

          (b) The Trustee agrees for the benefit of the Certificate Insurer and the Certificateholders to review each Legal File within 45 Business Days following the Closing Date, to confirm that all the documents and instruments required to be included in each Legal File pursuant to Section 2.01(b) (i)-
(v), are so included and have been executed (and that documents which are required to be originals bear original signatures) and that such documents and instruments relate to the Loans identified in the Loan Schedule and are what they purport to be on their face. Promptly upon completion of such review, the Trustee shall prepare and deliver a list of the Legal Files which are incomplete as described in this paragraph and deliver such list to the Certificate Insurer, the Master Servicer, the Depositor and Mego.

          The Trustee agrees to review each Legal File within 60 days of the Closing Date to confirm whether or not the recorded Mortgage or recorded intermediate assignment or assignments, as the case may be, is contained in such File. Promptly upon completion of such review, the Trustee shall prepare and deliver a list of the Files which are incomplete as described in this paragraph and deliver such list to the Certificate Insurer, the Master Servicer, the Depositor and Mego and Mego shall be obligated to cure such incomplete File in accordance with Section 2.04.

          In performing the review required by this Section 2.02(b), the Trustee may presume the due execution (unless no signature appears thereon) and genuineness of any such document and the genuineness of any signature thereon. The Trustee shall have no responsibility for reviewing any File except as expressly provided in this Section 2.02(b). Without limiting the effect of the preceding sentence, in reviewing any File pursuant to such Subsection, the Trustee shall have no responsibility for determining whether any document is valid and binding, whether the text of any assignment or endorsement is in proper form (except, with respect to each Loan, to determine if the Trustee is the assignee or endorsee and to determine if there is a complete chain of title from the Person who is the initial payee and initial Mortgagee), whether the recordation of any document is in accordance with the requirements of any applicable jurisdiction, whether any person who has executed any document is authorized to do so, whether each assumption or modification agreement, if any, relating to a Loan has been delivered to it, whether a blanket assignment is permitted or effective in any applicable jurisdiction or whether the requirements for transfer of an insured loan specified in Title I, 24 C.F.R. Section 201.32(c) or elsewhere have been complied with.

          (c) The Credit File shall be held in the custody of Mego for the benefit of, and as agent for, the Certificateholders and the Trustee as the owner thereof and the Certificate Insurer. It is intended that by Mego's agreement pursuant to this Section 2.02(c) the Trustee shall be deemed to have possession of the Credit File for purposes of Section 9-305 of the Uniform Commercial Code of the State in which such documents or instruments are located. Mego shall promptly report to the Trustee and the Certificate Insurer any failure by it to hold the Credit File as herein provided and shall promptly take appropriate action to remedy any such failure. In acting as custodian of such documents and instruments, Mego agrees not to assert any legal or beneficial ownership interest in the Loans or such documents or instruments. Mego agrees to indemnify the Certificateholders, the Certificate Insurer and the Trustee for any and all liabilities, obligations, losses, damages, payments, costs, or expenses of any kind whatsoever which may be imposed on, incurred by or asserted against the Certificateholders, the Certificate Insurer or the Trustee as the result of any act or omission by Mego relating to the maintenance and custody of such documents or instruments which have been delivered to Mego; provided, however, that Mego
                                               --------  -------
will not be liable for any portion of any such amount resulting from the negligence or misconduct of any Certificateholder, the Certificate Insurer or the Trustee and provided, further, that Mego will not be liable for any
                   --------  -------
portion of any such amount resulting from Mego's compliance with any instructions or directions consistent with this Agreement issued to Mego by the Trustee. The Trustee shall have no duty to monitor or otherwise oversee Mego's performance as custodian hereunder.

          Section 2.03.  Representations and Warranties of Mego.
                         --------------------------------------

          (a) Mego hereby represents and warrants to the Depositor, the Master Servicer, the Trustee for the benefit of the Certificateholders and the Certificate Insurer that as of the Closing Date:

            (i)     Mego is a corporation duly organized, validly existing
and in good standing under the laws of the State of Delaware. Mego is duly qualified to do business, is in good standing and has obtained all necessary
licenses,   permits,   charters,  registrations   and   approvals  (together,
"approvals") necessary for the conduct of its business as currently conducted and the performance of its obligations under the

     Transaction Documents, in each jurisdiction in which the failure to be so qualified or to obtain such approvals would render any Transaction Document unenforceable in any respect or would have a material adverse effect upon the Transaction.

           (ii) Mego has full power and authority to execute, deliver and perform, and to enter into and consummate all transactions required of it by this Agreement and each other Transaction Document to which it is a party; has duly authorized the execution, delivery and performance of this Agreement and each other Transaction Document to which it is a party; has duly executed and delivered this Agreement and each other Transaction Document to which it is a party; when duly authorized, executed and delivered by the other parties hereto, this Agreement and each other Transaction Document to which it is a party will constitute a legal, valid and binding obligation of Mego enforceable against it in accordance with its terms, except as such enforceability may be limited by general principles of equity (whether considered in a proceeding at law or in equity);

          (iii) Neither the execution and delivery of this Agreement or any of the other Transaction Documents to which Mego is a party, the consummation of the transactions required of it herein or under any other Transaction Document, nor the fulfillment of or compliance with the terms and conditions of this Agreement or any of the other Transaction Documents will conflict with or result in a breach of any of the terms, conditions or provisions of Mego's charter or by-laws or any legal restriction or any material agreement or instrument to which Mego is now a party or by which it is bound, or which would adversely affect the creation and administration of the Trust as contemplated hereby, or constitute a material default or result in an acceleration under any of the foregoing, or result in the violation of any law, rule, regulation, order, judgment or decree to which Mego or their respective property is subject;

           (iv) There is no action, suit, proceeding, investigation or litigation pending against Mego or, to its knowledge, threatened, which, if determined adversely to Mego, would materially adversely affect the sale of the Loans, the issuance of the Certificates, the execution, delivery or enforceability of this Agreement or any other
Transaction Document, or which would have a material adverse affect on the financial condition of Mego;

            (v) No consent, approval, authorization or order of any court or governmental agency or body is required for: (a) the execution, delivery and performance by Mego of, or compliance by Mego with, this Agreement, (b) the transfer of all FHA insurance reserves relating to the Loans to the Contract of Insurance Holder, (c) the issuance of the Certificates, (d) the sale of the Loans or (e) the consummation of the transactions required of it by this Agreement, except: (A) such as shall have been obtained before the Closing Date, (B) the transfer of the FHA insurance reserves by FHA to the Contract of Insurance Holder with respect to Loans as to which an FHA case number has not been assigned as of the Closing Date, and (C) such as may be required under state securities or "Blue Sky" laws in connection with the sale of the Certificates by the Underwriter;

           (vi) Mego is not in default with respect to any order or decree of any court or any order, regulation or demand of any federal, state, municipal or governmental agency, which default might have consequences that would materially and adversely affect the condition (financial or other) or operations of Mego or its properties or might have consequences that would materially and adversely affect its performance hereunder;

          (vii) Mego received fair consideration and reasonably equivalent value in exchange for the sale of the Loans to the Depositor;

         (viii) HUD has approved in writing the transfer to the Contract of Insurance of the FHA Reserve Amount relating to each Loan and all actions have been taken by Mego (other than the filing of the Transfer of Note Report Form 27030 with HUD) and all required consents have been obtained (other than approval upon HUD's receipt of such Transfer of Note Report), in either case, necessary to effect transfer to the Contract of Insurance Holder of the FHA Reserve Amount relating to each Loan (except for Loans with respect to which a case number has not been assigned as of the Closing Date). The FHA Reserve Amounts with respect to the Loans transferred to the Contract of Insurance Holder both prior to and following the transfer of the Loans to the Trustee will be available to satisfy claims with respect to such Loans. The amount in the FHA Insurance Coverage Reserve Account, together with all amounts to be requested for transfer with respect to the Loans, will equal $13,297,514. The amount to be requested for transfer with respect to the Loans is $4,878,140, which is the sum of approximately 10% of the Cut-Off Date Aggregate Principal Balance;

           (ix) Mego is a non-supervised lender in good standing with HUD under 24 CFR Section202.5 and is authorized to originate, purchase, hold, service and/or sell loans insured under 24 CFR Part 201 pursuant to a valid contract of insurance, Number 70497-00003; and

            (x) Mego has transferred the Loans without any intent to hinder, delay or defraud any of its creditors.

          (b) Mego hereby agrees for the benefit of the Depositor, the Master Servicer and the Trustee for the benefit of the Certificateholders and the Certificate Insurer, that the failure of any of the following representations and warranties to be true and correct as to any Loan (and the related Note and Mortgage, if applicable) as of the Cut-Off Date for such Loan, or such later date if so specified in such representation and warranty, gives rise to the remedy specified in Section 2.04:

            (i) The information pertaining to each Loan set forth in the Loan Schedule was true and correct in all material respects as of the applicable Cut-Off Date;

           (ii) As of the Closing Date at least 99.65% of the Loans (by aggregate Initial Principal Balance) are not more than 30 days and the remaining 0.35% of the Loans (by aggregate Initial Principal Balance) are not more than 60 days past due (without giving effect to any grace period); Mego has not advanced funds, induced, solicited or knowingly received any advance of funds from a party other than the Obligor, directly or indirectly, for the payment of any amount required by the Loan;

          (iii) The terms of the Note and any related Mortgage contain the entire agreement of the parties and have not been impaired, waived, altered or modified in any respect, except by written instruments reflected in the related File and recorded, if necessary, to maintain the lien priority of the related Mortgage; the substance of each such waiver, alteration and modification has been approved by the FHA to the extent required under Title I; no other instrument of waiver, alteration, expansion or modification has been executed, and no Obligor has been released, in whole or in part, except in connection with an assumption agreement approved by the FHA to the extent required under Title I, which assumption agreement is part of the related File and the payment terms of which are reflected in the related Loan Schedule;

           (iv) The Note and any related Mortgage are not subject to any set-off, claims, counterclaim or defense or and will not have such in the future with respect to the goods and services provided under the Note, including the defense of usury or of fraud in the inducement, nor will the operation of any of the terms of the Note and any related Mortgage, or the exercise of any right thereunder, render such Mortgage unenforceable, in whole or in part, or subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury, and no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto;

            (v) Any and all requirements of any federal, state or local law applicable to the Loan (including any law applicable to the origination, servicing and collection practices with respect thereto) have been complied with;

           (vi) The related Mortgage has not been satisfied, cancelled, rescinded or subordinated, in whole or part; and Mego has not waived the performance by the Mortgagor of any action, if the Mortgagor's failure to perform such action would cause the Loan to be in default, except as otherwise permitted by clause (iii); and the Property has not been released from the lien of the Mortgage, in whole or in part, nor has any instrument been executed that would effect any such satisfaction, subordination, release, cancellation or rescission;

          (vii) The related Mortgage is a valid, subsisting and enforceable lien on the Property, including the land and all buildings on the Property;

         (viii) The Note and the related Mortgage are genuine and each is the legal, valid and binding obligation of the maker thereof, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting creditors' rights in general and by general principles of equity;

           (ix) To Mego's best knowledge, all parties to the Note and the related Mortgage had legal capacity at the time to enter into the Loan and to execute and deliver the Note and the related Mortgage, and the Note and the related Mortgage have been duly and properly executed by such parties;

            (x) As of the applicable Cut-Off Date, the proceeds of the Loan have been fully disbursed and there is no requirement for future advances thereunder, and any and all applicable requirements set forth in the Loan documents have been complied with; the Mortgagor is not entitled to any refund of any amounts paid or due under the Note or Mortgage;

           (xi) Immediately prior to the sale, transfer and assignment to the Depositor, Mego will have good and indefeasible legal title to the Loan, the related Note and the related Mortgage and the full right to transfer such Loan, the related Note and the related Mortgage, and Mego will have been the sole owner thereof, subject to no liens, pledges, charges, mortgages, encumbrances or rights of others, except for such liens as will be released simultaneously with the transfer and assignment of the Loans to the Depositor; and immediately upon the sale, transfer and assignment contemplated by the Purchase Agreement, the Depositor will hold good title to, and be the sole owner of each Loan, the related Note and the related Mortgage, subject to no liens, pledges, charges, mortgages, encumbrances or rights of others;

          (xii) Except for those Loans referred to in Section 2.03(b)(ii) above that are delinquent as of the Closing Date, there is no default, breach, violation or event of acceleration existing under the Loan, the related Note and the related Mortgage and there is no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration and neither Mego nor its predecessors have waived any default, breach, violation or event of acceleration;

         (xiii) The related Mortgage and Note contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the Property of the benefits of the security provided thereby, including, (A) in the case of a Mortgage designated as a deed of trust, by trustee's sale, and (B) otherwise by judicial foreclosure;

          (xiv) Each Loan is an FHA Title I property improvement loan (as defined in 24 C.F.R. Section 201.2) underwritten and originated by Mego in accordance with FHA requirements for the Title I Loan program as set forth in 24 C.F.R. Parts 201 and 202, and Mego has transmitted a loan report with respect to such Loan to FHA so that such Loan will be included in the Title
I program;

           (xv) The Loan is a fixed rate loan; the Note shall mature within not more than 20 years and 32 days from the date of origination of the Loan; the Note is payable in substantially equal Monthly Payments, with interest payable in arrears, and requires a Monthly Payment which is sufficient to fully amortize the original principal balance over the original term and to pay interest at the related Loan Rate; interest on each Loan is calculated on the basis of a 360 day year consisting of twelve 30-day months, and the Note does not provide for any extension of the original term;

          (xvi) The related Note is not and has not been secured by any collateral except the lien of the corresponding Mortgage;

         (xvii) If the related Mortgage constitutes a deed of trust, a trustee, duly qualified under applicable law to serve as such, has been properly designated and currently so serves and is named in the Mortgage, or a valid substitution of trustee has been recorded, and no extraordinary fees or expenses are or will become payable to the trustee under the deed of trust, except in connection with default proceedings and a trustee's sale after default by the Mortgagor;

        (xviii)     Mego has no knowledge of any circumstances or conditions
not reflected in the representations set forth herein, or in the Loan Schedule, or in the related File with respect to the related Mortgage, the related Property or the Obligor which could reasonably be expected to materially and adversely affect the value of the related Property, or the marketability of the Loan or to cause the Loan to become delinquent or otherwise in default;

          (xix) Assuming no material change to the applicable law or regulations in effect as of the Closing Date, after the consummation of the transactions contemplated by this Agreement, the Trustee or its designee on behalf of the Trust will have the ability to foreclose or otherwise realize upon a Property or to enforce the provisions of the related Loan against the Obligor thereunder, if the foreclosure upon any such Property or enforcement of the provisions of the related Loan against the Obligor are undertaken as set forth in
Section 3.12;

           (xx) The improvements to the Property relating to each Loan, have been or shall be completed and inspected by the Servicer within the time period and to the extent required under the applicable Title I regulations, and evidence of such inspection shall have been delivered to the Trustee or, if not, a letter of non-compliance or shall be delivered to the Trustee promptly upon the completion of such inspection;

          (xxi) Each Loan has been originated in compliance with the provisions of 24 C.F.R. Section 201.20, no fraud or misrepresentation was committed by any Person in connection therewith and, if required by Title I, the market value of the related Property has been ascertained in accordance with the procedures established by HUD;

         (xxii) There exists a File relating to each Loan and such File contains all of the original or certified documentation listed in Section
2.01(b)(A).   Each Legal  File has  been delivered  to the  Trustee and  each
Credit File is being held in trust by Mego for the benefit of, and as agent for, the Certificateholders, the Certificate Insurer and the Trustee as the owner thereof. Each document included in the File which is required to be executed by the Obligor has been executed by the Obligor in the appropriate places. Each assignment of Mortgage to the Trustee is in recordable form and is acceptable for recording under the laws of the jurisdiction in which the Property is located. All blanks on any form required to be completed have been so completed;

        (xxiii)     Each Loan is in respect of a home improvement loan or a
retail installment sale contract, and each Property with respect thereto is improved by a residential dwelling and is not a Loan in respect of a manufactured home or mobile home or the land on which a manufactured home or mobile home has been placed;

         (xxiv) Each Loan was originated by Mego in accordance with the applicable underwriting criteria established by the FHA and HUD;

          (xxv) Each Property is covered by any insurance required by Title I; if the Property is in an area identified by the Federal Emergency Management Agency ("FEMA") as having special flood hazards, unless the community in which the area is situated is participating in the National Flood Insurance Program and the regulations thereunder or less than a year has passed since FEMA notification regarding such hazards, a flood insurance policy is in effect with respect to such Property with a generally acceptable carrier which complies with Section 102(a) of the Flood Disaster Protection Act of 1973;

         (xxvi) No Loan was selected from among Mego's assets in a manner which would cause them to be adversely selected as to credit risk from the pool of home improvement loans owned by Mego;

        (xxvii)     All costs, fees and expenses incurred in originating and
closing the Loan and in recording the Mortgage were paid and the Mortgagor is not entitled to any refund of any amounts, paid or due to the Mortgagee pursuant to the Note or Mortgage;

       (xxviii)     Except for the related FHA Premium Amount, there is no
obligation on the part of Mego or any other party other than the Obligor to make payments with respect to the Loan;

         (xxix) At the time of origination of the Loan, each related prior lien, if any, was not 30 or more days delinquent and at the time of origination, the Mortgagor was not a debtor in any bankruptcy proceeding;

          (xxx) All parties which have had any interest in the Loan, whether as mortgagee, assignee, pledgee or otherwise, are (or, during the period in which they held and disposed of such interest, were) (i) in compliance with any and all applicable licensing requirements of the laws of the state wherein the Property is located, and (ii) (A) organized under the laws of such state, or (B) qualified to do business in such state, or
(C) federal savings and loan associations or national banks having principal offices in such state, or (D) not doing business in such state;

         (xxxi) Any related Mortgage contains an enforceable provision requiring the consent of the Mortgagee to assumption of the related Loan upon sale of the Property;

        (xxxii)     With respect to any Loan, there is no homestead or other
exemption available to the Mortgagor which would materially interfere with the right to sell the related Property at a trustee's sale or the right to foreclose the Mortgage; no relief has been requested or allowed to the Mortgagor under the Civil Relief Act;

       (xxxiii)     Subject to Section 2.04(b), each Loan has been submitted
to the FHA for insurance pursuant to the FHA Title I loan program and each Loan has been or will be assigned a case number by the FHA for the FHA Title I loan program;

        (xxxiv)     Subject to Section 2.04(b), the FHA Reserve Amount with
respect to each Loan, has been or will be transferred to the FHA Insurance Coverage Reserve Account;

         (xxxv) The related File contains a Title Document with respect to each Loan reflecting that title to the related Property is vested at least 50% in the Obligor under such Loan;

        (xxxvi)     The Property (including each residential dwelling
improvement thereon) is free of damage which materially and adversely affects the value thereof and which impairs the ability to insure the related Loan under the Title I program;

       (xxxvii)     Each Loan is a "qualified mortgage" under Section
860G(a)(3) of the Code;

      (xxxviii)     Each Loan was originated in compliance with all
applicable laws and, to the best of Mego's knowledge, no fraud or misrepresentation was committed by any Person in connection therewith or in the application of any insurance required by Title 1 in relation to such Loan;

        (xxxix)     Each Loan has been serviced in accordance with all
applicable laws and, to the best of Mego's knowledge, no fraud or misrepresentation was committed by any Person in connection therewith;

           (xl) The transfer, assignment and conveyance of the Notes and the Mortgages by Mego to the Depositor were not subject to the bulk transfer laws or any similar statutory provisions in effect in any applicable jurisdiction;

          (xli) Any Loan originated in the State of Texas, was originated pursuant to Chapter 6 of the Texas Consumer Credit Code;

         (xlii) As of the applicable Cut-Off Date, no Mortgagor is a debtor under proceedings under the Bankruptcy Code, and no such Mortgagor has defaulted in payments on a Loan after the filing of such bankruptcy case, whether under a plan or reorganization or otherwise;

        (xliii)     Mego has not advanced funds, or induced, solicited or
knowingly received any advance of loan payments from a party other than the owner of the Property subject to the Mortgage;

         (xliv) Mego originated the Loans through its network of dealers and correspondents and the Loans were underwritten in conformance with the underwriting standards of the Seller;

          (xlv) Each Loan conforms, and all such Loans in the aggregate conform, to the description thereof set forth in the Prospective Supplement;

         (xlvi) The representations and warranties of the Mortgagor in each mortgage loan application and in connection with the related Loan are true and correct in all material respects (and it shall be deemed that a breach is material only if a claim for payment made to the FHA under the Contract of Insurance in respect of such Loan is a Rejected Claim as a result of such breach);

        (xlvii)     Each Loan either complies with the Home Ownership and
Equity Protection Act of 1994 or is not subject to such act;

       (xlviii)     The Seller has caused to be performed or shall cause to
be performed within 15 Business Days of the Closing Date any and all acts required to preserve the rights and remedies of the Trustee in any insurance policies applicable to the Loans and required by Title I, including, without limitation, any necessary notifications of insurers, assignments of policies or interests therein, and establishment of coinsured, joint loss payee and mortgagee rights in favor of the Trustee;

          (xlix) To the best of the Seller's knowledge, there exists no violation of any environmental law (either local, state or federal), rule or regulation in respect of the Property which violation has or could have a material adverse effect on the market value of such Property. The Seller has no knowledge of any pending action or proceeding directly involving the related Property in which compliance with any environmental law, rule or regulation is in issue; and, to the best of the Seller's knowledge, nothing further remains to be done to satisfy in full all requirements of each such law, rule or regulation constituting a prerequisite to the use and enjoyment of such Property; and

          (l) Not more than __% of the Loans (by aggregate Initial Principal Balance) are secured by Mortgages on non-owner occupied Properties.

          (li) Substantially all of the proceeds of each Loan were used to acquire, improve or protect an interest in real property. For purposes of this representation, "interest in real property" shall have the meaning set forth in Treasury Regulation Section1.856-3(c) and Section1.856-3(d).

          (c) The representations and warranties set forth in Section 2.03 (together with the remedies with respect thereto): (i) shall survive delivery of the related Legal Files to the Trustee and the delivery of and payment for the Certificates and shall be continuing (but shall speak as of their respective dates) as long as any Certificate is Outstanding or this Agreement has not been terminated, and (ii) are made exclusively to the Master Servicer, the Depositor, the Certificate Insurer and the Trustee for the benefit of Certificateholders. No representation or warranty made in this
Section 2.03 shall constitute a waiver of any right, claim or defense of the obligee with respect to any Obligor, Note, Mortgage, or Property.

          Section 2.04.  Defective Loans.
                         ---------------

          (a) Upon determination by the Master Servicer, the Certificate Insurer, the Depositor, Mego or the Trustee that:

            (i) any document constituting a part of any File was not delivered to the Trustee or, with respect to any document constituting the Credit File, to Mego, as custodian for the Trustee and Certificateholders, by the time required hereby (which in the case of (A) a failure to deliver a recorded mortgage or recorded assignment pursuant to Section 2.01(b)(A)(ii) or (A)(iv) (only under the circumstances in which a delay is caused by the public recording office and an Officer's Certificate is required to be provided thereunder) shall be the 20 month anniversary of the Closing Date, (B) failure to deliver a completion certificate or inspection report pursuant to Section 2.01(b)(A)(vi)(H) shall be the 14 month anniversary of the Closing Date, (C) a failure to deliver each other document constituting a part of any Legal File shall be the Closing Date and (D) a failure to deliver each document (other than those described in clause (B) above) specified in Section 2.01(b)(A)(vi) shall be 45 Business Days after the Closing Date) to be so delivered or was defective in any material respect when delivered to the Trustee; or

           (ii) any of the statements made by Mego in Section 2.03 shall prove to have been untrue in a manner that materially and adversely affects the interests of Certificateholders or the Certificate Insurer in the Loan with respect to which such statement is made or in the Loans;
the party identifying any of the foregoing shall give prompt written notice to the other parties and the Certificate Insurer. Nothing contained herein shall require the Trustee to undertake any independent investigation or to make any review of any File other than as provided for in Section 2.02.

          (b) Except with respect to a breach of the representations made by Mego pursuant to Section 2.03(b)(xxxiii) and (xxxiv), in the event of a determination referred to in Section 2.04(a) and a failure within sixty Business Days of discovery or receipt of notice of such failure to effect a cure of the circumstances giving rise to such defect, Mego shall be obligated, on the Monthly Cut-Off Date next succeeding the expiration of such sixty-day period, to repurchase (or substitute for, to the extent permitted by subsection (c) below) the affected Loan. The Certificate Insurer and the Trustee on behalf of the Certificateholders agree that if a Loan is a Defective Loan because a document is not included in the Credit File as of the 90th Business Day after the discovery or receipt of notice thereof, such defect shall be deemed to be cured if the Trustee shall have received during the ninety-day period after such date a written statement addressed to it from the Director of HUD Title I Insurance Division that such document would not be required in connection with a claim for FHA Insurance with respect to such Loan. It is understood and agreed that the obligation of Mego to repurchase or substitute any such Loan pursuant to this Section shall constitute the sole remedy against it with respect to such breach of the foregoing representations or warranties or the existence of the foregoing conditions. For purposes of calculating 90 Business Days from the discovery of a Defective Loan because a document is not included in the Credit File in this Section 2.04(b), a Business Day shall not include any day on which the FHA is officially closed for reasons other than as specified in the definition of Business Day. With respect to representations and warranties made by Mego pursuant to Section 2.03(b) that are made to Mego's best knowledge, if it is discovered by any of the Depositor, Mego, the Trustee or the Certificate Insurer that the substance of such representation and warranty is inaccurate and such inaccuracy materially and adversely affects the value of the related Loan, notwithstanding Mego's lack of knowledge, such inaccuracy shall be deemed a breach of the applicable representation and warranty.

          With respect to a breach of the representations made by Mego pursuant to Section 2.03(b)(xxxiii) or (xxxiv) if the FHA has not assigned a case number under the Contract of Insurance to a Loan to indicate that such Loan is eligible for Title I Insurance coverage under the Contract of Insurance on or before the 120th day after the Closing Date, Mego shall be obligated, on the Monthly Cut-Off Date next succeeding such 120th day, to repurchase such Loan. If the FHA Reserve Amount with respect to a Loan has not been transferred to the FHA Insurance Coverage Reserve Account on or before the 150th day after the Closing Date, Mego shall be obligated, on the Monthly Cut-Off Date next succeeding such 150th day, to repurchase such Loan. The Claims Administrator shall give notice in writing to each of the Master Servicer, the Certificate Insurer, the Depositor, Mego and the Trustee of (i) any Loan with respect to which there has not been assigned a case number under the Contract of Insurance on or before the 120th day after the Closing Date and (ii) any Loan that has not been transferred to the FHA Insurance Coverage Reserve Account on or before the 150th day after the Closing Date. For purposes of calculating either 120 or 150 days from the Closing Date in this Section 2.04(b), any day on which the FHA is officially closed for reasons other than such day being a Saturday, Sunday or a day on which banking institutions in Washington, D.C. are authorized or obligated by law, executive order or governmental decree to be closed, shall not be counted in making such calculation.

          If Mego is required to repurchase any Loan on a Monthly Cut-Off Date that is not a Business Day, such repurchase shall be made on the last Business Day preceding such Monthly Cut-Off Date. Any Loan required to be purchased or repurchased pursuant to this Section 2.04(b) is referred to as a "Defective Loan."

          (c) Mego shall be obligated to repurchase a Defective Loan for the Purchase Price, payable to the Trustee in cash on the Monthly Cut-Off Date specified in Section 2.04(b) for deposit in the Distribution Account. Notwithstanding the foregoing, within two years of the Closing Date, Mego may elect in lieu of the purchase or repurchase of a Defective Loan as provided in this
Section 2.04, to substitute, as of the Monthly Cut-off Date specified in
Section 2.04(b), a Substitute Loan for the Defective Loan in accordance with the provisions of this Section 2.04.

          (d) Mego shall notify the Servicer, the Trustee and the Certificate Insurer in writing not less than five Business Days before the related Determination Date which is on or before the date on which Mego would otherwise be required to repurchase such Loan pursuant to Section 2.04(b) of its intention to effect a substitution under this Section. On such Determination Date (the "Substitution Date"), Mego shall deliver to the Trustee and the Certificate Insurer (1) a list of the Loans to be substituted for by such Substitute Loans, and attaching as an exhibit a supplemental Loan Schedule (the "Supplemental Loan Schedule") setting forth the same type of information appearing on the Loan Schedule and representing as to the accuracy thereof and (2) an Opinion of Counsel to the effect set forth below.

In connection with any substitution pursuant to this Section 2.04, to the extent that the aggregate Principal Balance of any Substitute Loan or Loans is less than the aggregate Principal Balance of the corresponding Loan or Loans as of the Determination Date on which the substitution is being made, Mego shall deposit such difference (a "Substitution Adjustment Amount") to the Distribution Account on such date.

          (e) Concurrently with the satisfaction of the conditions set forth in this Section 2.04 and the grant of such Substitute Loans to the Trustee pursuant to Section 2.04(c), Exhibit B to this Agreement shall be deemed to be amended to exclude all Loans being replaced by such Substitute Loans and to include the information set forth on the Supplemental Loan Schedule with respect to such Substitute Loans, and all references in this Agreement to Loans shall include such Substitute Loans and be deemed to be made on or after the related Substitution Date, as the case may be, as to such Substitute Loans.

          In connection with any Loan for which Mego elects to substitute a Substitute Loan, Mego shall deliver to the Trustee and the Certificate Insurer an Opinion of Counsel to the effect that such actions will not cause
(x) any federal tax to be imposed on the Trust, including without limitation, any Federal tax imposed on "prohibited transactions" under Section 860F(a)(1) of the Code or on "contributions after the start-up day" under Section 860G(d)(1) of the Code or (y) any portion of the Trust to fail to qualify as a REMIC at any time that any Certificate is outstanding. In the event that such opinion indicates that such substitution will result in the imposition of a prohibited transaction tax, give rise to net taxable income or be deemed a contribution to the REMIC after the "start-up day", Mego shall not be permitted to substitute for such Loan but shall repurchase such Loan in accordance with this Section 2.04.

          (f) Notwithstanding the provisions of Section 2.04(b), the Certificate Insurer, in its sole discretion, may extend, by not more than 150 days from the date of the notice described in Section 2.04(b), the sixty-day period available, pursuant to Section 2.04(b), to Mego to cure the circumstances giving rise to a defect with respect to any Loan described in
Section 2.04(a).

          (g) With respect to all Defective Loans or other Loans repurchased by Mego pursuant to this Agreement, upon the deposit of the Purchase Price therefor to the Distribution Account, the Trustee shall assign to Mego, without recourse, representation or warranty, all the Trustee's right, title and interest in and to such Defective Loans, which right, title and interest were conveyed to the Trustee pursuant to Section 2.01, including, without limitation, the rights to the FHA Insurance reserves attributable to such Defective Loans. The Trustee shall take any actions as shall be reasonably requested by Mego to effect the repurchase of any such Defective Loans.

          Section 2.05.  Representations and Warranties of the Depositor.
                         -----------------------------------------------
The Depositor hereby represents and warrants to Mego, the Master Servicer and the Trustee for the benefit of the Certificateholders and the Certificate Insurer, that, as of the Closing Date:

            (i) The Depositor is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware with full power and authority to own its properties and conduct its business as such properties are presently owned and such business is presently conducted;

           (ii) The Depositor has full power and authority to execute, deliver and perform, and to enter into and consummate all transactions required of it by this Agreement and each other Transaction Document to which it is a party; has duly authorized the execution, delivery and performance of this Agreement and each other Transaction Document to which it is a party; has duly executed and delivered this Agreement and each other Transaction Document to which it is a party; when duly authorized, executed and delivered by the other parties hereto, this Agreement and each other Transaction Document to which it is a party will constitute a legal, valid and binding obligation of the Depositor enforceable against it in accordance with its terms, except as such enforceability may be limited by general principles of equity (whether considered in a proceeding at law or in equity);

          (iii) Immediately prior to the sale, transfer and assignment by the Depositor to the Trustee of each Loan, the Depositor had good and indefeasible title to each Loan and the related Note and Mortgage (insofar as such title was conveyed to it by Mego) subject to no prior lien, claim, participation interest, mortgage, security interest, pledge, charge or other encumbrance or other interest of any nature;

           (iv) As of the Closing Date, the Depositor has transferred all right, title and interest in the Loans to the Trustee;

            (v) The Depositor has not transferred the Loans to the Trustee with any intent to hinder, delay or defraud any of its creditors;

           (vi) Neither the execution and delivery of this Agreement or any of the other Transaction Documents to which the Depositor is a party, the consummation of the transactions required of it herein or under any other such Transaction Document, nor the fulfillment of or compliance with the terms and conditions of this Agreement or any of the other Transaction Documents to which the Depositor is a party, will conflict with or result in a breach of any of the terms, conditions or provisions of the Depositor's charter or by-laws or any legal restriction or any material agreement or instrument to which the Depositor is now a party or by which it is bound, or which would adversely affect the creation and administration of the Trust as contemplated hereby, or constitute a material default or result in an acceleration under any of the foregoing, or result in the violation of any law, rule, regulation, order, judgment or decree to which the Depositor is subject;

          (vii) There is no action, suit, proceeding, investigation or litigation pending against the Depositor or, to its knowledge, threatened, which, if determined adversely to the Depositor, would materially adversely affect the sale of the Loans, the issuance of the Certificates, the execution, delivery or enforceability of this Agreement or any other Transaction Document to which the Depositor is a party, or which would have a material adverse affect on the financial condition of the Depositor; and

          (viii) The Depositor received fair consideration and reasonably equivalent value in exchange for the sale of the interest in the Loans evidenced by the Certificates.

          Section 2.06.  Execution, Countersignature and Delivery of
                         -------------------------------------------
Certificates.  Concurrently with, and in consideration for, the sale,
- ------------
transfer, assignment and conveyance by the Depositor of the Loans listed in the Loan Schedule on the Closing Date, the delivery by the Depositor of the related Files pursuant to Section 2.01(b), the delivery of the cash required by Section 2.01(c) to be deposited in the Distribution Account and the FHA Premium Account, the Trustee has executed, authenticated and delivered to or upon the order of the Depositor, Class A Certificates, the Class S Certificates and the Class R Certificates specified in Section 5.01(a).


                                 ARTICLE III

                    Administration and Servicing of Loans;
                            Claims Administration

          Section 3.01.  Servicing Standard.
                         ------------------

          (a) The Master Servicer is hereby authorized to act as agent for the Trust and in such capacity shall manage, service, administer and make collections on the Loans, and perform the other actions required by the Master Servicer under this Agreement. In performing its obligations hereunder the Master Servicer shall at all times act in good faith in a commercially reasonable manner in accordance with all requirements of the FHA applicable to the servicing of the Loans and otherwise in accordance with applicable law and the Notes and Mortgages. The Master Servicer shall at all times service and administer the Loans in accordance with Title I, and shall have full power and authority, acting alone and/or through the Servicer as provided in Section 3.02, subject only to this Agreement, the respective Loans, and the specific requirements and prohibitions of Title I, to do any and all things in connection with such servicing and administration which are consistent with the manner in which prudent servicers service FHA Title I home improvement mortgage loans and which are consistent with the ordinary practices of prudent mortgage lending institutions, but without regard to:

            (i) any relationship that the Master Servicer, the Servicer or any affiliate of the Master Servicer or any Servicer may have with the related Obligor:

           (ii) Mego's obligations to repurchase or substitute for a Defective Loan pursuant to Section 2.04(c) or Section 3.12(b);

          (iii) the ownership of any Certificate by the Master Servicer or any affiliate of the Master Servicer;

           (iv) the Master Servicer's obligation to make Interest Advances pursuant to Section 3.08(a), to make Foreclosure Advances pursuant to Section 3.08(b), or repurchase Loans pursuant to Section 3.12; or

            (v) the Master Servicer's right to receive compensation for its services hereunder pursuant to Section 4.05.

          The Master Servicer may take any action hereunder, including exercising any remedy under any Loan, retaining counsel in connection with the performance of any of its obligations hereunder and instigating litigation to enforce any obligation of any Obligor, without the consent or approval of the Trustee or the Certificate Insurer, unless any such consent or approval is expressly required hereunder or under applicable law.

          (b) The Trustee shall execute and return to the Master Servicer or the Servicer designated in a written instruction from the Master Servicer to the Trustee, within 5 days of the Trustee's receipt any and all documents or instruments necessary to maintain the lien created by any Mortgage on the related Property or any portion thereof, and, within 5 days of request by the Master Servicer or the Servicer therefor a power of attorney in favor of the Servicer with respect to any modification, waiver, or amendment to any document contained in any File and any and all instruments of satisfaction or cancellation, or of partial or full release or discharge, and all other comparable instruments, with respect to the Loans and with respect to the related Properties prepared and delivered to the Trustee by the Master Servicer or any Servicer, all in accordance with the terms of this Agreement.

          (c) The Trustee shall furnish the Master Servicer within 5 days of request of a Master Servicing Officer therefor any powers of attorney and other documents necessary and appropriate to carry out its servicing and administrative duties hereunder, including any documents or powers of attorney necessary to foreclose any Loan. The forms of any such powers or documents shall be appended to such requests.

          (d) Nothing in this Agreement shall preclude the Master Servicer, in its individual capacity, from entering into other mortgage loans or other financial transactions with any Obligor or from refinancing any Loan.

          (e) The Servicer hereby incorporates by reference the representations, warranties and covenants made by it in Section 2.02 of the Servicing Agreement.

          Section 3.02.  Servicing Arrangements.
                         ----------------------

          (a) On or prior to the date hereof, the Master Servicer has entered into a Servicing Agreement with respect to all of the Loans, in substantially the form of the Form of the Servicing Agreement attached hereto as Exhibit A with Mego, as Servicer. So long as no Certificate Insurer Default shall have occurred and be continuing, upon the termination of the Servicing Agreement, the Master Servicer may only appoint or consent to the appointment or succession of a successor Servicer under the Servicing Agreement and may only enter into a substitute servicing agreement which is in form and substance as the Servicing Agreement attached hereto as Exhibit
A (which, with the consent of the Certificate Insurer, may differ in material respects from the Form of Servicing Agreement attached hereto as Exhibit A) and with a Person acceptable to the Certificate Insurer. So long as no Certificate Insurer Default exists, the Master Servicer shall not consent to any material amendment, modification or waiver of the provisions of a Servicing Agreement without the consent of the Certificate Insurer.

          (b) No provision of this Agreement or the Servicing Agreement shall be deemed to relieve the Master Servicer of any of its duties and obligations to the Trustee on behalf of Certificateholders and the Certificate Insurer with respect to the servicing and administration of the Loans; it being understood that the Master Servicer shall be obligated with respect thereto to the same extent and under the same terms and conditions as if it alone were performing all duties and obligations set forth in this Agreement in connection with the collection, servicing and administration of such Loans.

          (c) Without limitation of the provisions of Section 3.02(b), the Master Servicer shall (i) review the servicing reports prepared by the Servicer in order to ensure the accuracy thereof, (ii) review the reports submitted by the Servicer to confirm that the Servicer is collecting and appropriately accounting for Obligor payments of premium on FHA Insurance on Invoiced Loans, (iii) otherwise monitor the performance by the Servicer under the Servicing Agreement and notify the Trustee and the Certificate Insurer of any Servicer Termination Event, and (iv) be liable for the deposit by the Servicer of Payments into the Collection Account to the same extent as if such amounts were received or collected directly by the Master Servicer.

          (d) The Master Servicer agrees that it shall at all times be prepared (and shall take all steps reasonably required by the Certificate Insurer to ensure such preparation), to perform the obligations of the Servicer if the Servicer fails to perform its duties and obligations under the Servicing Agreement.

          (e) The Servicing Agreement may provide that the Servicer may retain, as additional compensation, prepayment penalties, assumption and processing fees paid by any Obligor and all similar fees customarily associated with the servicing of the Loans, including, but not limited to late charges, paid by any Obligor.

          (f) At the direction of the Certificate Insurer, so long as no Certificate Insurer Default exists, the Master Servicer shall terminate the Servicer upon the occurrence and continuance of a Servicer Termination Event pursuant to the terms of the Servicing Agreement.

          (g) Mego, as Servicer, shall provide information to the Master Servicer monthly in a mutually agreeable format in order to enable the Master Servicer to independently reconfirm the loan-by-loan reconciliation of the outstanding Principal Balance of each Loan included in such information. The Master Servicer shall prepare exception reports, if necessary, showing all Principal Balance differences between the information provided by the Servicer and the confirmations prepared by the Master Servicer and shall furnish such reports to the Trustee for distribution to the Certificate Insurer. If requested by the Certificate Insurer, the Servicer shall provide to the Certificate Insurer all information provided to the Master Servicer pursuant to this Section 3.02(g).

          Section 3.03.  Servicing Record.
                         ----------------

          (a) The Master Servicer shall establish and maintain books and records (the "Servicing Record") in which the Master Servicer shall record:
(i) all Payments received or collected by or on behalf of the Master Servicer (through the Servicer or otherwise) or received by the Trustee in respect of each Loan and each Foreclosed Property and (ii) all amounts owing to the Master Servicer in compensation for services rendered by the Master Servicer hereunder or in reimbursement of costs and expenses incurred by the Master Servicer hereunder. In addition, the Master Servicer shall establish and maintain records for the Insurance Record (which shall be part of such Servicing Record) in which the Master Servicer shall record all claims made under the Contract of Insurance, all payments received by or on behalf of the Contract of Insurance Holder from the FHA for each such claim and the amount of insurance coverage available in the Insurance Record.

          (b) Except as otherwise provided herein, amounts received or collected by or on behalf of the Master Servicer or the Trustee from or on behalf of any Obligor or in respect of any Foreclosed Property or from FHA with respect to a claim made under the Contract of Insurance shall be credited to the Servicing Record:

            (i) promptly following direct receipt or direct collection by the Master Servicer;

           (ii) in the case of a Loan directly serviced by a Servicer, promptly following deposit of the receipt or collection in the related Collection Account; or

          (iii) in the case of any amount received directly by the Trustee, promptly following the Master Servicer's actual knowledge of receipt by the Trustee pursuant to the notice required by Section 3.12(e) or otherwise;
but in any event not later than the Determination Date next following the date of receipt or collection by or on behalf of the Master Servicer (through the Servicer or otherwise) or receipt by the Trustee. Amounts received or collected by the Master Servicer in connection with the purchase or repurchase of any Loan or any Foreclosed Property shall be so recorded on and as of the date of receipt. The Servicing Record shall separately reflect amounts so received or collected by the Master Servicer in each Due Period. All Obligor Payments received from or on behalf of an Obligor shall be allocated in accordance with Title I.

          (c) The Master Servicer shall credit to the Servicing Record relating to each Due Period, on a Loan-by-Loan basis, each of the following Payments collected or received by or on behalf of the Master Servicer (through the Servicer or otherwise) or received by the Trustee in respect of each Loan and each Foreclosed Property:

            (i)     all payments on account of principal;

           (ii)     all payments on account of interest;

          (iii) all proceeds of the purchase or repurchase of any Loan pursuant to Section 2.04(b) or Section 3.12(b) and all Substitution Adjustment Amounts;

           (iv) all amounts paid by or on behalf of the related Obligor in respect of Foreclosure Advances previously advanced by the Master Servicer or the Servicer;

            (v) all revenues received or collected in respect of any Foreclosed Property, including all proceeds of the sale of any Foreclosed Property pursuant to Section 3.13;

           (vi) all proceeds of the sale of the Loans and any Foreclosed Properties pursuant to Section 9.01;

          (vii)     all FHA Insurance Payment Amounts; and

         (viii) all Insurance Proceeds, any condemnation awards or settlements or any payments made by any related guarantor or third-party credit-support provider and any and all other amounts received in respect of Loans and not specified above.

          (d) Notwithstanding anything to the contrary herein, the Master Servicer shall not be required to credit to the Servicing Record, and neither the Master Servicer nor any Certificateholder shall have any right or interest in any amount due or received with respect to any Loan or any related Foreclosed Property subsequent to the date of repurchase of such Loan or Foreclosed Property from the Trust.

          (e) The Master Servicer shall separately record in the Servicing Record the items required to be included in the Master Servicer Certificate and additionally the following items to the extent not included therein:

            (i) on or before each Determination Date, the unpaid Master Servicer Fee due the Master Servicer on the next Distribution Date;

           (ii) on or before each Determination Date, all amounts retained by the Servicer in respect of the preceding Due Period in respect of amounts due Independent Contractors hired by the Master Servicer to operate and manage a Foreclosed Property pursuant to Section 3.14(c);

          (iii) on or before each Determination Date, the amount of unreimbursed Interest Advances in respect of prior Distribution Dates and the amount which the Master Servicer or the Servicer is entitled to be reimbursed therefor in accordance with Section 3.08;

           (iv) on or before each Determination Date, all amounts due as of the preceding Monthly Cut-Off Date in reimbursement of Foreclosure Advances previously advanced by the Master Servicer or the Servicer (separately identifying the type and amount of each then due);

            (v) on or before each Determination Date and based on information provided to the Master Servicer by the Trustee, all Other Fees required to be distributed pursuant to Section 4.05(a)(xv) on the next succeeding Distribution Date;

           (vi) promptly following each Distribution Date, the aggregate amount of the Master Servicer Fee and Servicer Fee paid to the Master Servicer or Servicer, respectively, on such Distribution Date pursuant to
Section 4.05(a)(ii);

          (vii) promptly following each Distribution Date, the aggregate amount of Interest Advances and Foreclosure Advances reimbursed to the Master Servicer or the Servicer on such Distribution Date;

         (viii) on or prior to each Determination Date, all unpaid Trustee Fees due the Trustee as of the preceding Monthly Cut-Off Date pursuant to Section 8.05;

           (ix) on or prior to each Determination Date, the Principal Balance of Loans that became Defaulted Loans during the prior Due Period;

            (x) on or before each Determination Date, each Collateral Performance Percentage,

           (xi) on or before each Determination Date, the amount deposited into the Collection Account representing payments by Obligors on Invoiced Loans in respect of premium on FHA Insurance;

          (xii) on or before each Determination Date, the amount remaining in the FHA Insurance Coverage Reserve Account with respect to the Loans and the Related Series Loans, if any;

          (xiii) on or before each Determination Date, identification by loan number, Obligor name, address of Property and Principal Balance of each Loan with respect to which the Master Servicer has requested that the Trustee obtain the environmental report required by Section 3.12 in connection with deciding pursuant to Section 3.12 to foreclose on or otherwise acquire title to the related Property;

          (xiv) on or before each Determination Date, the Principal Balance of each Loan with respect to which the Master Servicer has determined under the circumstances described in the penultimate sentence of Section 3.12(a) that in good faith in accordance with customary mortgage loan servicing practices that all amounts which it expects to receive with respect to such Loan have been received; and

           (xv) on or before each Determination Date, any other information with respect to the Loans reasonably required by the Trustee or the Certificate Insurer to determine the amount of required distributions pursuant to Section 4.05(a) and determinable by the Master Servicer without undue burden from the Servicer or the items otherwise required to be maintained in the Servicing Record.

          (f) On or before each Distribution Date, the Master Servicer will determine, based on the date of origination of the Loans as set forth in the Loan Schedule, the amount of FHA insurance premium, if any, due on or prior to the next succeeding Distribution Date with respect to each Loan. On or before such Distribution Date, the Master Servicer will compare such amounts with respect to each Loan against amounts invoiced by FHA with respect to the Contract of Insurance as due on or prior to such next succeeding Distribution Date and report all discrepancies to the Trustee. Mego will assist the Trustee with the transfer of FHA Insurance with respect to each Loan to the Contract of Insurance Holder. The Master Servicer is not responsible for the transfer of FHA Insurance or the payment of any premium for FHA Insurance.

          Section 3.04.  Annual Statement as to Compliance; Notice of Master
                         ---------------------------------------------------
Servicer Termination Event.
- --------------------------

          (a) The Master Servicer will deliver to the Trustee, the Depositor and the Certificate Insurer on or before May 31 of each year an Officer's Certificate signed by two Responsible Officers of the Master Servicer stating with respect to the Trust created hereunder, that:

            (i) a review of the activities of the Master Servicer during the preceding calendar year (or in connection with the first such Officer's Certificate the period from the Closing Date through the end of 1996) and of the Master Servicer's performance under this Agreement with respect to such Trust has been made under the supervision of the signer of such Officer's Certificate; and

           (ii) to the best of such signer's knowledge, based on such review, the Master Servicer has fulfilled all its obligations under this Agreement throughout such year (or such portion of such year), or there has been a default in the fulfillment of any such obligation, in which case such Officer's Certificate shall specify each such default known to such signer and the nature and status thereof and what action the Master Servicer proposes to take with respect thereto.

          (b) The Master Servicer shall deliver to the Trustee, the Certificate Insurer and the Depositor, promptly after having obtained knowledge thereof, but in no event later than 2 Business Days thereafter, written notice in an Officer's Certificate of any event which with the giving of notice or lapse of time, or both, would become a Master Servicer Termination Event under Section 7.01. Each of Mego, the Depositor, the Certificate Insurer, the Trustee and the Master Servicer shall deliver to the other of such Persons promptly after having obtained knowledge thereof, but in no event later than 2 Business Days thereafter, written notice in an Officer's Certificate of any event which with the giving of notice or lapse of time, or both, would become a Master Servicer Termination Event under any other clause of Section 7.01.

          Section 3.05.  Annual Independent Accountants' Report; Servicer
                         ------------------------------------------------
Review Report.
- -------------

          (a) The Master Servicer shall cause a firm of Independent Accountants, who may also render other services to the Master Servicer, to deliver to the Trustee, the Depositor and the Certificate Insurer on or before May 31 (or 150 days after the end of the Master Servicer's fiscal year) of each year, beginning on the first May 31 (or other applicable date) after the date that is six months after the Closing Date, with respect to the twelve months ended the immediately preceding December 31 (or other applicable date) (or such other period as shall have elapsed from the Closing Date to the date of such certificate) a report (the "Accountant's Report") including: (i) an opinion on the financial position of the Master Servicer at the end of its most recent fiscal year, and the results of operations and changes in financial position of the Master Servicer for such year then ended on the basis of an examination conducted in accordance with generally accepted auditing standards, and (ii) a statement to the effect that, based on an examination of certain specified documents and records relating to the servicing of the Master Servicer's mortgage loan portfolio or the affiliate of the Master Servicer principally engaged in the servicing of mortgage loans conducted in compliance with the audit program for mortgages serviced for FNMA, the United States Department of Housing and Urban Development Mortgagee Audit Standards or the Uniform Single Attestation Program for Mortgage Bankers (the "Applicable Accounting Standards") such firm is of the opinion that such servicing has been conducted in compliance with the Applicable Accounting Standards except for such exceptions as such firm shall believe to be immaterial and such other exceptions as shall be set forth in such statement.

          (b) In addition, the Master Servicer will provide a report of a firm of Independent Accountants which shall state that (1) a review in accordance with agreed upon procedures (determined by the Certificate Insurer) was made of such number of Master Servicer Certificates which the Independent Accountants deem necessary to carry out their review of Master Servicer performance, but in no case less than two and (2) except as disclosed in the Accountant's Report, no exceptions or errors in the Master Servicer
Certificates so examined were found. The Accountant's Report shall also indicate that the firm is independent of the Master Servicer within the meaning of the Code of Professional Ethics of the American Institute of Certified Public Accountants.

          (c) The Master Servicer shall mail a copy of the Servicer Review Report and any report or statement of the Servicer prepared pursuant to
Section 6.04 of the Servicing Agreement to the Trustee.

          (d) (1) The Master Servicer shall, unless otherwise directed by the Certificate Insurer, cause a firm of Independent Accountants chosen with the consent of the Certificate Insurer to review, annually within 90 days after each anniversary of the Closing Date, in accordance with agreed upon procedures (determined by the Certificate Insurer) the performance of the Servicer under the Servicing Agreement in order to confirm that the records of the Servicer accurately reflect collections, delinquencies and other relevant data with respect to the Loans reported to the Master Servicer for the purpose of preparation of the Servicing Record, and that such data is accurately reported to the Master Servicer for reflection in the Servicing Record. Any exceptions or errors disclosed by such procedures shall be included in a report delivered to the Master Servicer, the Trustee and the Certificate Insurer (the "Servicer Review Report").

          (2) If the Certificate Insurer, upon receipt and review of the Servicer Review Report, determines in its sole discretion that the errors or exceptions disclosed by the Servicer Review Report warrant further review of the performance of the Servicer, then the Certificate Insurer may, so long as no Certificate Insurer Default exists, direct the Master Servicer to cause such firm of Independent Accountants to perform such further review with respect to the performance of Servicer as is reasonably requested by the Certificate Insurer.

          (3) In addition to the foregoing, the Certificate Insurer may at any time and from time to time, so long as no Certificate Insurer Default exists, direct the Master Servicer to cause such firm of Independent Accountants to conduct such additional reviews and prepare such additional reports with respect to the performance of any Servicer as the Certificate Insurer deems reasonably appropriate.

          Section 3.06.  Access to Certain Documentation and Information
                         -----------------------------------------------
Regarding Loans.  The Master Servicer shall provide to representatives of the
- ---------------
Trustee or the Certificate Insurer reasonable access to (a) the documentation regarding the Loans and to those employees of the Master Servicer who are responsible for the performance of the Master Servicer's duties hereunder and
(b) the books of account, records, reports and other papers of the Master Servicer and to discuss its affairs, finances and accounts with its employees and Independent accountants for the purpose of reviewing or evaluating the financial condition of the Master Servicer. The Master Servicer shall provide such access to any Certificateholder only in such cases where the Master Servicer is required by applicable statutes or regulations (whether applicable to the Master Servicer or to such Certificateholder) to permit such Certificateholder to review such documentation. In each case, such access shall be afforded without charge but only upon reasonable request and during normal business hours. Nothing in this Section shall derogate from the obligation of the Master Servicer to observe any applicable law prohibiting disclosure of information regarding the Obligors, and the failure of the Master Servicer to provide access as provided in this Section as a result of such obligation shall not constitute a breach of this Section. Any Certificateholder, by its acceptance of a Certificate (or by acquisition of its beneficial interest therein), shall be deemed to have agreed to keep confidential and not to use for its own benefit any information obtained by it pursuant to this Section, except as may be required by applicable law or by any applicable regulatory authority.

          Section 3.07.  (Reserved)

          Section 3.08.  Advances.
                         --------

          (a) With respect to the Loans (other than Defaulted Loans) and each Distribution Date, the Master Servicer shall advance from its own funds and deposit into the Distribution Account or from funds on deposit in the Collection Account in respect of amounts available for distribution on future Distribution Dates, no later than the related Determination Date, the excess, if any, of (i) the aggregate of the portions of the Monthly Payments due with respect to all Loans in the related Due Period allocable to interest (calculated at a rate equal to the Net Loan Rate) over (ii) the aggregate amount deposited into the Distribution Account with respect to all Loans and such Distribution Date and allocated in accordance with Section 3.03(c) to interest (such amounts, "Interest Advances"). Any funds so applied from funds on deposit in the Collection Account in respect of amounts available for distribution on future Distribution Dates shall be reimbursed by the Master Servicer on or before any future Distribution Date to the extent that funds on deposit in the Collection Account applied in the order of priority set forth in such Section 4.05 would be less than the amount required to be distributed pursuant to Section 4.05 on such dates as a result of such Interest Advances.

          Notwithstanding anything herein to the contrary, no Interest Advance shall be required to be made hereunder if the Master Servicer determines that such Interest Advance would, if made, constitute a Nonrecoverable Advance.

          (b) The Master Servicer shall advance from its own funds the following amounts in respect of any Loan or Foreclosed Property, as applicable (collectively, "Foreclosure Advances"):

            (i) all third party costs and expenses (including legal fees and costs and expenses relating to bankruptcy or insolvency proceedings in respect of any Obligor) associated with the institution of foreclosure or other similar proceedings in respect of any Loan pursuant to Section 3.12;

           (ii) all insurance premiums due and payable in respect of each Foreclosed Property, prior to the date on which the related Insurance Policy would otherwise be terminated;

          (iii) all real estate taxes and assessments in respect of each Foreclosed Property that have resulted in the imposition of a lien thereon, other than amounts that are due but not yet delinquent;

           (iv) all costs and expenses necessary to maintain each Foreclosed Property;

            (v) all fees and expenses payable to any Independent Contractor hired to operate and manage a Foreclosed Property pursuant to
Section 3.14(c); and

           (vi) all fees and expenses of any Independent appraiser or other real estate expert retained by the Trustee pursuant to Section 3.13(a). The Master Servicer shall advance the Foreclosure Advances described in clauses (i) through (v) above if, but only if, it has approved the foreclosure or other similar proceeding in writing and the Master Servicer would make such an advance if it or an affiliate held the affected Loan or Foreclosed Property for its own account and, in the Master Servicer's good faith judgment, such amounts will be recoverable from related Payments. In making such assessment with respect to the institution of such proceedings, the Master Servicer shall not advance funds with respect to a Loan unless the appraised value of the related Property exceeds the sum of (i) the amounts necessary to satisfy any liens prior to the liens on Mortgages securing such Loan and (ii) the reasonably anticipated costs of foreclosure or similar proceedings.

          Section 3.09.  Reimbursement of Interest Advances and Foreclosure
                         --------------------------------------------------
Advances.
- --------

          (a) The Master Servicer shall be entitled to be reimbursed pursuant to Section 4.05(a)(iii) for previously unreimbursed Interest Advances made from its own funds or any such previously unreimbursed Interest Advance by the Servicer with respect to a Loan on Distribution Dates subsequent to the Distribution Date in respect of which such Interest Advance was made from Payments with respect to such Loan. If a Loan shall become a Defaulted Loan and the Master Servicer shall not have been fully reimbursed for any such Interest Advances with respect to such Loan, the Master Servicer shall be entitled to be reimbursed for the outstanding amount of such Interest Advances from unrelated Loans pursuant to Section 4.05(a)(iii). No interest shall be due to the Master Servicer in respect of any Interest Advance for any period prior to the reimbursement thereof.

          (b) The Master Servicer shall be entitled to be reimbursed pursuant to Section 4.05(a)(iii) from related Payments for Foreclosure Advances advanced on or prior to the related Monthly Cut-Off Date but only to the extent the Master Servicer has satisfied the requirements of Section
3.08. No interest shall be due to the Master Servicer in respect of any Foreclosure Advance for any period prior to the reimbursement thereof.

          (c) The Trustee shall offset against amounts otherwise distributable to the Master Servicer pursuant to Section 4.05(a)(iii), amounts, if any, which were required to be deposited in any Collection Account pursuant to Section 4.03(a) with respect to the related Due Period but which were not so deposited.

          Section 3.10.  Modifications, Waivers, Amendments and Consents.
                         -----------------------------------------------

          (a) The Master Servicer shall not agree to any modification, waiver or amendment of any provision of any Loan unless, in the Master Servicer's good faith judgment, such modification, waiver or amendment (i) would minimize the loss that might otherwise be experienced with respect to such Loan, and (ii) complies with the requirements of Title I or is required by Title I and such Loan has experienced a payment default or a payment default is reasonably foreseeable by the Master Servicer. The Master Servicer shall agree to subordinate the position of the security interest in the Property which secures any Loan upon the Master Servicer's receipt of written approval of HUD to such subordination or written certification by the Servicer that such proposed subordination complies with current published HUD requirements and provided such subordination (i) would permit the Obligor to refinance a senior lien to take advantage of a lower interest rate or (ii) would permit the Obligor to extend the term of the senior lien. Notwithstanding the foregoing, at no time shall the Aggregate Principal Balance of Loans modified, waived or amended without the prior or subsequent approval of the Certificate Insurer exceed 5% of the Initial Principal Balance.

          (b) The Master Servicer shall notify the Trustee and the Certificate Insurer of any modification, waiver or amendment of any provision of any Loan and the date thereof, and shall deliver to the Trustee for deposit in the related File, an original counterpart of the agreement relating to such modification, waiver or amendment, promptly following the execution thereof. Such notice shall state that the conditions contained in this Section 3.10 have been satisfied.

          Section 3.11.  Due-On-Sale; Due-on-Encumbrance.
                         -------------------------------

          (a) If any Loan contains a provision, in the nature of a "due-on-sale" clause, which by its terms:

            (i) provides that such Loan shall (or may at the Obligee's option) become due and payable upon the sale or other transfer of an interest in the related Property; or

           (ii) provides that such Loan may not be assumed without the consent of the related Obligee in connection with any such sale or other transfer, then, for so long as such Loan is included in the Trust, the Master Servicer, on behalf of the Trustee, shall exercise any right the Trustee may have as the Obligee of record with respect to such Loan (x) to accelerate the payments thereon, or (y) to withhold its consent to any such sale or other transfer, in a manner consistent with the servicing standard set forth in
Section 3.01.

          (b) If any Loan contains a provision, in the nature of a "due-on-encumbrance" clause, which by its terms:

            (i) provides that such Loan shall (or may at the Obligee's option) become due and payable upon the creation of any lien or other encumbrance on the related Property; or

           (ii) requires the consent of the related Obligee to the creation of any such lien or other encumbrance on the related Property, then, for so long as such Loan is included in the Trust, the Master Servicer, on behalf of the Trustee, shall exercise any right the Trustee may have as the Obligee of record with respect to such Loan (x) to accelerate the payments thereon, or (y) to withhold its consent to the creation of any such lien or other encumbrance, in a manner consistent with the servicing standard set forth in Section 3.01.

          (c) Nothing in this Section 3.11 shall constitute a waiver of the Trustee's right to receive notice of any assumption of a Loan, any sale or other transfer of the related Property or the creation of any lien or other encumbrance with respect to such Property.

          (d) Except as otherwise permitted by Section 3.10, the Master Servicer shall not agree to modify, waive or amend any term of any Loan in connection with the taking of, or the failure to take, any action pursuant to this Section 3.11.

          Section 3.12.  Claim for FHA Insurance and Foreclosure.
                         ---------------------------------------

          (a) If any Monthly Payment due under any Loan is not paid when the same becomes due and payable, or if the Obligor fails to perform any other covenant or obligation under the Loan and such failure continues beyond any applicable grace period, the Master Servicer shall take such action (consistent with Title I, including efforts to cure the default of such Loan pursuant to 24 C.F.R. Section 201.50) as it shall deem to be in the best interest of the Trust. If the maturity of the related Note has been accelerated pursuant to the requirements under Title I following the Master Servicer's efforts to cure the default of the Loan (and such Loan is not required to be purchased pursuant to Section 2.04(b)), and (i) if an FHA Insurance Coverage Insufficiency does not exist at the time, the Claims Administrator shall initiate, on behalf of the Trust and the Contract of Insurance Holder, a claim under the Contract of Insurance for reimbursement for loss on such Loan pursuant to Title I (see 24 C.F.R. Sections 201.54), or (ii) if an FHA Insurance Coverage Insufficiency exists at the time, the Master Servicer shall determine within 90 days in accordance with Section 3.12(c) whether or not to proceed against the Property securing the Loan, and if thereafter an FHA Insurance Coverage Insufficiency does not exist, the Claims Administrator may submit a claim under the Contract of Insurance with respect to such Loan if it has obtained the prior approval of the Secretary of HUD pursuant to 24 C.F.R. Section 201.51.

          In the event that in accordance with clause (ii) above the Master Servicer determines not to proceed against the Property, on or before the Determination Date following such determination the Master Servicer shall determine in good faith in accordance with customary servicing practices that all amounts which it expects to receive with respect to such Loan have been received. If the Master Servicer makes such a determination, it shall give notice to such effect pursuant to Section 3.03(e)(xiv).

          (b) If the Claims Administrator initiates a claim for reimbursement for loss on any Loan under this Section, the Claims Administrator shall comply with applicable provisions of Title I and diligently pursue such claim and, in any event, shall initiate such claim no later than the last day permitted under Title I (see 24 C.F.R. Section 201.54(b)). For purposes of this Agreement, the term "initiate a claim for reimbursement" shall mean the filing of the claim application pursuant to the requirements set forth in 24
C.F.R. Section 201.54, including the filing of all related assignments and documents and materials required for file review. For the purposes of such filing, the Claims Administrator shall request, and the Trustee within 5 calendar days of request shall deliver to the Claims Administrator, the Note and the related Mortgage for such Loan and each other item in the related File necessary to make such claim. Each Certificateholder hereby consents to the assignment of such Loan for the sole purpose of initiating a claim under the Contract of Insurance for reimbursement with respect to such Loan. Pursuant to Section 3.12(i), the Contract of Insurance Holder shall furnish the Claims Administrator a power of attorney to file claims under the Contract of Insurance. The Trustee and Contract of Insurance Holder agree to execute and deliver to the Claims Administrator, within 5 Business Days of receipt from the Claims Administrator, all documents, if any, necessary to initiate and file a claim under the Contract of Insurance for such Loan, which documents shall be prepared by the Claims Administrator. If any claim to the FHA becomes a Rejected Claim, upon receipt of the FHA's rejection notice by the Claims Administrator directly from the FHA or from the Contract of Insurance Holder pursuant to Section 3.12(e) and a determination by the Claims Administrator that the rejection was not due to clerical error, then the Claims Administrator shall promptly notify the Contract of Insurance Holder (if such notice has not already been given), the Trustee and the Certificate Insurer of the notice of a Rejected Claim.

          If the FHA indicates in writing that the claim is a Rejected Claim due to reasons other than a failure to service the related Loan in accordance with Title I, Mego shall repurchase the Loan on or before the Monthly Cut-Off Date next following the date of such notice from the Claims Administrator to repurchase such Loan, either directly from FHA or from the Trustee, for the Purchase Price. If FHA indicates in writing that the claim is a Rejected Claim due to a failure to service such Loan in accordance with Title I, the Claims Administrator shall notify Mego, the Contract of Insurance Holder, the Trustee and the Certificate Insurer of such determination, and the Master Servicer shall on or before the later to occur of (i) the next succeeding Monthly Cut-Off Date and (ii) ten Business Days from the date on which such rejection notice is received by the Master Servicer, purchase such Loan either directly from FHA or from the Trustee, for the Purchase Price. In the event that the FHA fails to indicate in writing why the claim is a Rejected Claim the Claims Administrator shall determine why the claim is a Rejected Claim. If the Claims Administrator determines that the claim is a Rejected Claim for reasons other than a servicing failure that occurred after the Closing Date, Mego shall be obligated to repurchase such Loan for the Purchase Price. If the Claims Administrator determines that the claim is a Rejected Claim due to a servicing failure that occurred after the Closing Date, the Master Servicer shall be obligated to repurchase such Loan for the Purchase Price.
Notwithstanding any provisions herein to the contrary, neither Mego nor the Master Servicer shall be required to repurchase or purchase, as applicable, any Loan subject to a Rejected Claim as a result of the depletion of the amount of the FHA Insurance Coverage Reserve Account as shown in the Insurance Record.

          (c) With respect to a Loan that has been accelerated pursuant to the requirements of Title I following the Master Servicer's efforts to cure the default of the Loan, in accordance with the criteria for proceeding against the Property set forth in Section 3.12(a), unless otherwise prohibited by applicable law or court or administrative order, the Master Servicer, on behalf of the Trustee, may, at any time, institute foreclosure proceedings, exercise any power of sale to the extent permitted by law, obtain a deed in lieu of foreclosure, or otherwise acquire possession of or title to any Property, by operation of law or otherwise; provided, however,
                                                         --------  -------
that the Master Servicer shall not acquire any personal property pursuant to this Section 3.12 unless either:

          (x) such personal property is incident to real property (within the meaning of section 856(e)(1) of the Code) so acquired by the Master Servicer; or

          (y) the Trustee shall have received an Opinion of Counsel not employed by the Master Servicer, Mego or its affiliates (with a copy to the Certificate Insurer) to the effect that the holding of such personal property by the Trust will not cause the imposition of a tax on the Trust under the REMIC Provisions or cause the Trust to fail to qualify as a REMIC at any time that any Certificate is outstanding.

          The Master Servicer shall institute foreclosure proceedings, repossess, exercise any power of sale to the extent permitted by law, obtain a deed in lieu of foreclosure, or otherwise acquire possession of or title to any Property, by operation of law or otherwise only in the event that in the Master Servicer's reasonable judgement such action is likely to result in a positive economic benefit to the Trust by creating net liquidation proceeds (after reimbursement of all amounts owed with respect to such Loan to the Master Servicer or the Servicer) and provided that, with respect to any Property, prior to taking title thereto, the Master Servicer has requested that the Trustee obtain, and the Trustee shall have obtained, an environmental review to be performed on such Property by a company with recognized expertise, the scope of which is limited to the review of public records and documents for information regarding whether such Property has on it, under it or is near, hazardous or toxic material or waste. If such review reveals that such Property has on it, under it or is near hazardous or toxic material or waste or reveals any other environmental problem, the Trustee shall provide a copy of the related report to the Master Servicer and the Certificate Insurer and title shall be taken to such Property only after obtaining the written consent of the Certificate Insurer.

          In connection with any foreclosure proceeding on a Loan, the Master Servicer shall comply with the requirements under Title I, shall follow such practices and procedures in a manner which is consistent with the Master Servicer's procedure for foreclosure with respect to similar FHA Title I loans held in the Master Servicer's portfolio for its own account or, if there are no such loans, FHA Title I loans serviced by the Master Servicer for others. To the extent required by Section 3.08, the Master Servicer shall advance all necessary and proper Foreclosure Advances until final disposition of the Foreclosed Property and shall manage such Foreclosed Property pursuant to Section 3.14. If, in following such foreclosure procedures, title to the Foreclosed Property is acquired, the deed or certificate of sale shall be issued to the Trustee.

          (d) In the event the Trust acquires any Foreclosed Property, the Trustee shall elect to treat such Foreclosed Property as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code, in accordance with such rules as are then applicable; and the Master Servicer, pursuant to
Section 3.13(b), shall sell such Foreclosed Property in its entirety prior to the date which is two years after its Acquisition Date, unless, in any such case, either (i) the Master Servicer on behalf of the REMIC Pool has applied for and received an extension of such two-year period pursuant to Code Sections 856(e)(3) and 860G(a)(8)(A) in which case the Master Servicer shall sell such Foreclosed Property within the applicable extension period or (ii) the Master Servicer shall have provided and the Trustee shall have received an opinion of counsel not employed by the Master Servicer, the Depositor or either of their affiliates to the effect that the holding of such Foreclosed Property (subject to any conditions set forth in such Opinion) for an additional specified period will not cause such Foreclosed Property to fail to qualify as "foreclosure property" within the meaning of
Section 860G(a)(8) of the Code (determined without regard to the exception applicable for purposes of Section 860D(a) of the Code) at any time that any Certificate is Outstanding, in which event such two-year period shall be extended by such additional specified period, subject to any conditions set forth in such Opinion of Counsel.

          (e) Each of the Trustee and the Contract of Insurance Holder shall deposit in the Distribution Account on the day of receipt all amounts received from the FHA or any other Person with respect to the Loans or any other assets of the Trust and shall transmit by facsimile, or such other method requested by the Master Servicer, Claims Administrator or the Certificate Insurer, to the Master Servicer, Claims Administrator and the Certificate Insurer on each such day the letter of transmittal received from the FHA and any other documents with respect to such receipt. Each of the Trustee and the Contract of Insurance Holder shall also promptly deliver to the Claims Administrator copies of any other correspondence received from the FHA or sent to the FHA by the Trustee or the Contract of Insurance Holder, as the case may be, including, but not limited to, any correspondence regarding the balance of the FHA Insurance Coverage Reserve Account, premiums due and claims rejected.

          (f) If, prior to the Termination Date, the FHA rejects an insurance claim, in whole or part, under the Contract of Insurance after previously paying such insurance claim and the FHA demands that the Contract of Insurance Holder repurchase such Loan, the Claims Administrator shall pursue such appeals with the FHA as are reasonable. If the FHA continues to demand that the Contract of Insurance Holder repurchase such Loan after the Claims Administrator exhausts such administrative appeals as are reasonable, then notwithstanding that Mego, the Master Servicer or any other person is required to repurchase such Loan under this Agreement, the Claims Administrator shall notify the Contract of Insurance Holder of such fact and the Contract of Insurance Holder in its capacity as Trustee shall repurchase such Loan from funds available in the Distribution Account. The Claims Administrator shall, to the extent possible, direct the Trustee to make all such repurchases of Loans once a month and to repurchase any and all such Loans from the FHA in that portion of the calendar month after each Distribution Date. If the Trustee withdraws any amounts from the Trust for such purpose between the Determination Date and Distribution Date of any month, the Master Servicer shall prepare the Master Servicer Certificates provided under Section 4.01 for such Distribution Date (or promptly revise the Master Servicer Certificate if already prepared for such Distribution
Date) to reflect such withdrawals as if made on such Determination Date and the Trustee shall revise its determination pursuant to Section 4.10 accordingly. To the extent allowed by FHA, Mego may repurchase directly from FHA any Loan for which an insurance claim has been paid and later rejected by FHA. If the FHA indicates in writing in connection with its rejection or refusal to pay a claim that such rejection or refusal is due to other than
(i) a failure to service the Loan in accordance with Title I or (ii) the FHA Insurance Coverage Reserve Account is insufficient to pay such claim, or if the FHA does not indicate in writing the reason for its rejection or refusal, Mego shall be liable to reimburse the Trust for any amounts paid by the Trustee to the FHA in order to repurchase such Loan. Subject to Section 3.12(b), if the FHA indicates in writing, or it is agreed by the Master Servicer, in connection with its rejection or refusal to pay a claim that such rejection or refusal is due to a failure to service such Loan in accordance with Title I, the Master Servicer shall be liable to reimburse the Trust or Mego for any amounts paid by the Trust or Mego, as the case may be, to FHA in order to repurchase Loans for which the FHA has rejected an insurance claim as a result of a failure to service such Loan in accordance with Title I.

          (g) If, after the Termination Date, the FHA rejects an insurance claim, in whole or part, under the Contract of Insurance after previously paying such insurance claim and the FHA demands that the Contract of Insurance Holder repurchase such Loan, the Claims Administrator shall pursue such appeals with the FHA as are reasonable. If the FHA continues to demand that the Contract of Insurance Holder repurchase such Loan after the Claims Administrator exhausts such administrative appeals as are reasonable, then notwithstanding that Mego or any other person is required to repurchase such Loan under this Agreement, the Claims Administrator shall notify the Contract of Insurance Holder of such fact and the Contract of Insurance Holder shall repurchase such Loan from the FHA. If the FHA indicates in writing in connection with its rejection or refusal to pay a claim that such rejection or refusal is due to other than (i) a failure to service the Loan in accordance with Title I or (ii) the FHA Insurance Coverage Reserve Account is insufficient to pay such claim, or if the FHA does not indicate in writing the reason for its rejection or refusal, Mego shall be liable to reimburse the Contract of Insurance Holder for any amounts paid by the Contract of Insurance Holder to the FHA in order to repurchase such Loan. Subject to
Section 3.12(b), if the FHA indicates in writing, or it is agreed by the Claims Administrator, in connection with its rejection or refusal to pay a claim that such rejection or refusal is due to a failure to service such Loan in accordance with Title I, the Master Servicer shall be liable to reimburse the Contract of Insurance Holder or Mego for any amounts paid by the Contract of Insurance Holder or Mego to FHA in order to repurchase Loans for which the FHA has rejected an insurance claim as a result of a failure to service such Loan in accordance with Title I.

          (h) The Claims Administrator shall be entitled to reimbursement of expenses associated with the filing of any FHA Insurance claim from and to the extent that such amounts are reimbursed by HUD.

          (i) The Trustee shall furnish the Claims Administrator or the Servicer, as applicable, within 5 days of request of the Claims Administrator or the Servicer therefor any powers of attorney and other documents necessary and appropriate to carry out its respective duties hereunder, including any documents or powers of attorney necessary to foreclose or file a claim with respect to any Loan and to file claims with the FHA under the Contract of Insurance. The forms of any such powers or documents shall be appended to such requests. The Contract of Insurance Holder shall furnish the Claims Administrator or the Servicer, as applicable, within 5 days of request of the Claims Administrator or the Servicer therefor any powers of attorney and other documents necessary and appropriate to carry out its administrative duties pursuant to
Section 3.12.

          Section 3.13.  Sale of Foreclosed Properties.
                         -----------------------------

          (a) The Master Servicer may offer to sell to any Person any Foreclosed Property, if and when the Master Servicer determines consistent with the Servicing Standard and the criteria set forth in Section 3.12 that such a sale would be in the best interests of the Trust, but shall, in any event, so offer to sell any Foreclosed Property no later than the time determined by the Master Servicer to be sufficient to result in the sale of such Foreclosed Property on or prior to the date specified in Section 3.12(d). The Master Servicer shall give the Trustee and the Certificate Insurer not less than five days' prior notice of its intention to sell any Foreclosed Property, and shall accept the highest bid received from any Person for any Foreclosed Property in an amount at least equal to the sum of:

            (i) the Principal Balance of the related foreclosed Loan, unreimbursed Foreclosure Advances plus the outstanding amount of any liens superior in priority, if any, to the lien of the foreclosed Loan; and

           (ii) all unpaid interest accrued thereon at the related Loan Rate through the date of sale.
In the absence of any such bid, the Master Servicer shall accept the highest bid received from any Person that is determined to be a fair price for such Foreclosed Property by the Master Servicer, if the highest bidder is a Person other than an Interested Person, or by an Independent appraiser retained by the Master Servicer, if the highest bidder is an Interested Person. In the absence of any bid determined to be fair as aforesaid, the Master Servicer shall offer the affected Foreclosed Property for sale to any Person, other than an Interested Person, in a commercially reasonable manner for a period of not less than 10 or more than 30 days, and shall accept the highest cash bid received therefor in excess of the highest bid previously submitted. If no such bid is received, any Interested Person may resubmit its original bid, and the Master Servicer shall accept the highest outstanding cash bid, regardless of from whom received. No Interested Person shall be obligated to submit a bid to purchase any Foreclosed Property, and notwithstanding anything to the contrary herein, neither the Trustee, in its individual capacity, nor any of its affiliates may bid for or purchase any Foreclosed Property pursuant hereto.

          (b) In determining whether any bid constitutes a fair price for any Foreclosed Property, the Master Servicer shall take into account, and any appraiser or other expert in real estate matters shall be instructed to take into account, as applicable, among other factors, the financial standing of any tenant of the Foreclosed Property, the physical condition of the Foreclosed Property, the state of the local and national economies and the Trust's obligation to dispose of any Foreclosed Property within the time period specified in Section 3.12(d).

          (c) Subject to the provision of Section 3.12, the Master Servicer shall act on behalf of the Trustee in negotiating and taking any other action necessary or appropriate in connection with the sale of any Foreclosed Property, including the collection of all amounts payable in connection therewith. Any sale of a Foreclosed Property shall be without recourse to the Trustee, the Master Servicer or the Trust, and if consummated in accordance with the terms of this Agreement, neither the Master Servicer nor the Trustee shall have any liability to any Certificateholder with respect to the purchase price therefor accepted by the Master Servicer or the Trustee.

          Section 3.14.  Management of Real Estate Owned.
                         -------------------------------

          (a)  If the Trust acquires any Foreclosed Property pursuant to
Section 3.12, the Master Servicer shall have full power and authority, subject only to the specific requirements and prohibitions of this Agreement, to do any and all things in connection therewith as are consistent with the manner in which the Master Servicer manages and operates similar property owned by the Master Servicer or any of its affiliates, all on such terms and for such period as the Master Servicer deems to be in the best interests of Certificateholders.

          (b) Notwithstanding the foregoing, the Master Servicer will not manage, conserve, protect and operate (or cause to be managed, conserved, protected and operated) each Foreclosed Property for disposition and sale in a manner that causes such Foreclosed Property to fail to qualify as "foreclosure property" within the meaning of the REMIC Provisions (determined without regard to the exception applicable for purposes of Section 860D(a) of the Code) or results in the receipt by the REMIC of any "income from nonpermitted assets" within the meaning of the REMIC Provisions or any "net income from foreclosure property" subject to taxation under the REMIC Provisions.

          (c) The Master Servicer may contract with any Independent Contractor for the operation and management of any Foreclosed Property, provided that:
- --------

            (i) the terms and conditions of any such contract may not be inconsistent herewith;

           (ii) any such contract shall require, or shall be administered to require, that the Independent Contractor remit all related Payments to the Master

     Servicer as soon as practicable, but in no event later than two Business Days following the receipt thereof by such Independent Contractor;

          (iii) none of the provisions of this Section 3.14(c) relating to any such contract or to actions taken through any such Independent Contractor shall be deemed to relieve the Master Servicer of any of its duties and obligations to the Trustee for the benefit of Certificateholders with respect to the operation and management of any such Foreclosed Property; and

           (iv) the Master Servicer shall be obligated with respect thereto to the same extent as if it alone were performing all duties and obligations in connection with the operation and management of such Foreclosed Property.
The Master Servicer shall be entitled to enter into any agreement with any Independent Contractor performing services for it related to its duties and obligations hereunder for indemnification of the Master Servicer by such Independent Contractor, and nothing in this Agreement shall be deemed to limit or modify such indemnification. The Master Servicer shall be solely liable for all fees owed by it to any such Independent Contractor, but shall be entitled to be reimbursed for all such fees advanced by it pursuant to
Section 3.08(b)(v) in the manner provided in Section 3.09(b).

          Section 3.15.  Inspections.  The Master Servicer shall inspect or
                         -----------
cause to be inspected each Property that secures any Loan at such times and in such manner as are consistent with the servicing standard set forth in
Section 3.01.

          Section 3.16.  Maintenance of Insurance.
                         ------------------------

          (a) The Master Servicer shall maintain or cause to be maintained with respect to each Property securing a Loan such insurance as is required with respect thereto by Title I. The Master Servicer shall cause to be maintained for each Foreclosed Property acquired by the Trust such types and amounts of insurance coverage as the Master Servicer shall deem reasonable.

          (b) Any amounts collected by the Master Servicer under any Insurance Policies, shall be paid over or applied by the Master Servicer as follows:

            (i)     In the case of amounts received in respect of any Loan:

               (A)  for the restoration or repair of the affected

     Property, in which event such amounts shall be released to the Obligor in accordance with the terms of the related Note, or to the extent not so used, or

               (B) in reduction of the Principal Balance of the related Loan, in which event such amounts shall be credited to the Servicing Record,

     unless the related instruments require a different application, in which case such amounts shall be applied in the manner provided therein; and

           (ii) Subject to Section 3.14, in the case of amounts received in respect of any Foreclosed Property, for the restoration or repair of such Foreclosed Property, unless the Master Servicer determines, consistent with the servicing standard set forth in Section 3.01, that such restoration or repair is not in the best economic interest of the Trust, in which event such amounts shall be credited, as of the date of receipt, to the Servicing Record, as a Payment received from the operation of such Foreclosed Property.

          Section 3.17.  Release of Files.
                         ----------------

          (a)  If with respect to any Loan:

            (i) the outstanding Principal Balance of such Loan plus all interest accrued thereon shall have been paid;

           (ii) the Master Servicer, or the Servicer shall have received, in escrow, payment in full of such Loan in a manner customary for such purposes;

          (iii)     such Loan has become a Defective Loan;

           (iv) such Loan or the related Foreclosed Property has been sold in connection with the termination of the Trust pursuant to
Section 9.01;

            (v) the FHA has paid a claim with respect to such Loan under the Contract of Insurance; or

           (vi) the related Foreclosed Property has been sold pursuant to Section 3.13.

          In each such case, the Servicer shall deliver a certificate to the effect that the Servicer has complied with all of its obligations under the Servicing Agreement with respect to such Loan and requesting that the Trustee release to the Servicer the related File, then the Trustee shall, within three Business Days or such shorter period as may be required by applicable law, release, or cause the Custodian to release, the related File to the Servicer and execute and deliver such instruments of transfer or assignment, in each case without recourse, as shall be necessary to vest ownership of such Loan in the Servicer or such other Person as may be specified in such certificate, the forms of any such instrument to be appended to such certificate.

          (b) From time to time and as appropriate for the servicing or foreclosure of any Loan, the Trustee shall, upon request of the Servicer, release the related File (or any requested portion thereof) to the Servicer. Such receipt shall obligate the Servicer, to return the File (or such portion thereof) to the Trustee when the need therefor by the Servicer, no longer exists unless any of the conditions specified in subsection (a) above, is satisfied prior thereto. The Trustee shall release such receipt to the Servicer (i) upon the Servicer's return of the File (or such portion thereof) to the Trustee or (ii) if any of the conditions specified in subsection (a) has been satisfied, and the Servicer has not yet returned the File (or such portion thereof) to the Trustee, upon receipt of a certificate certifying that any of such condition has been satisfied.

          Section 3.18.  Certain Tax Matters.  The Trustee shall maintain
                         -------------------
records as to investments and other assets of the Trust sufficient to show compliance with the REMIC Provisions during each taxable year of the Trust. The Master Servicer shall provide Mego with such information from the Servicing Record as Mego shall request to prepare any Tax Returns, and any other federal, state or local tax or information returns or reports that are required to be so filed, or so provided to Certificateholders, by the Trust. Mego shall maintain such records and make such information available as required by Section 8.12.

          Section 3.19.  Filing of Continuation Statements.  On or before the
                         ---------------------------------
fifth anniversary of the filing of any financing statements by Mego and the Depositor, respectively, with respect to the assets conveyed to the Trustee, Mego and the Depositor shall prepare, have executed by the necessary parties and file in the proper jurisdictions all financing and continuation statements necessary to maintain the liens, security interests, and priorities of such liens and security interests that have been granted by Mego and the Depositor, respectively, and Mego and the Depositor shall continue to file on or before each fifth anniversary of the filing of any financing and continuation statements such additional financing and continuation statements until the Trust has terminated pursuant to Section
9.01. Subject to Section 8.03, the Trustee agrees to cooperate with Mego and the Depositor in preparing, executing and filing such statements. The Trustee agrees to notify Mego and the Depositor on the third Distribution Date prior to each such fifth anniversary of the requirement to file such financing and continuation statements. The filing of any such statement with respect to Mego and the Depositor shall not be construed as any indication of an intent of any party contrary to the expressed intent set forth in
Section 10.09. If Mego or the Depositor has ceased to do business whenever any such financing and continuation statements must be filed or Mego or the Depositor fails to file any such financing statements or continuation statements at least one month prior to the expiration thereof, the Trustee shall perform the services required under this Section 3.19.

          Section 3.20.  Fidelity Bond.  The Master Servicer shall maintain
                         -------------
a fidelity bond in such form and amount as is customary for entities acting as custodian of funds and documents in respect of loans on behalf of institutional investors.

          Section 3.21.  Errors and Omissions Insurance.  The Master Servicer
                         ------------------------------
shall obtain and maintain at all times during the term of this Agreement errors and omissions insurance coverage covering the Master Servicer and its employees issued by a responsible insurance company. The issuer, policy terms and forms and amounts of coverage, including applicable deductibles, shall be reasonably satisfactory to the Certificate Insurer and shall be in such form and amount as is customary for entities acting as master servicers in compliance with applicable regulations of HUD and FHA. The Master Servicer agrees to notify the Certificate Insurer in writing within five (5) days of the Master Servicer's receipt of notice of the cancellation or termination of any such errors and omissions insurance coverage. The Master Servicer shall provide to the Certificate Insurer upon request written evidence of such insurance coverage.

                                  ARTICLE IV

                     Distributions to Certificateholders

          Section 4.01.  General Provisions Relating to Distributions to
                         -----------------------------------------------
Certificateholders.
- ------------------

          (a) Distributions allocable to interest and principal in respect of each Class of the Senior Certificates shall be made, to the extent and in the priority described in Section 4.05, to the Holders of such Class of Certificates based on the respective Percentage Interests of the Certificateholder of such Class, without preference or priority of any kind. Any amounts distributed to Holders of the Senior Certificates on any Distribution Date shall not be subject to any claim or interest of Holders of Class R Certificates.

          (b) Distributions from the Trust to Holders of Class R Certificates shall be made on each Distribution Date in accordance with
Section 4.05(a) solely from amounts available for
distribution on deposit in the Distribution Account. Distributions to the Holders of Class R Certificates shall be made pro rata based on the
                                              --- ----
respective Residual Interests, without preference or priority of any kind. Any amount distributed to Holders of the Class R Certificates on any Distribution Date shall not be subject to any claim or interest of Holders of Senior Certificates.

          (c) On each Determination Date, the Master Servicer shall deliver to the Trustee and the Certificate Insurer, a certificate containing the items described in Exhibit E hereto (a "Master Servicer Certificate"), prepared as of the related Determination Date and executed by a Master Servicing Officer. The Master Servicer shall revise any Master Servicer Certificate to take into account any payments of which the Master Servicer is notified made by the Trust to FHA after the related Determination Date and before the related Distribution Date as provided in Section 3.12(f). The Trustee may rely on the Master Servicer Certificate with respect to the matters set forth therein.

          Section 4.02.  Distributions to Certificateholders.
                         -----------------------------------

          (a)  Distributions will be made by the Trustee to each
Certificateholder of record on the preceding Record Date by:

            (i) check mailed, via first class mail, postage prepaid, to the address of such Holder as it appears on the Certificate Register; or

           (ii) Fedwire transfer of immediately available funds, if such Certificateholder holds at least a $1,000,000 Denomination, Class S Certificates representing at least a 30% Percentage Interest or Class R Certificates representing at least 25% of the Residual Interests, if notice from such Certificateholder has been received by the Trustee at least five Business Days prior to any Distribution Date (any such notice being applicable to all subsequent Distribution Dates unless and until rescinded in writing) designating a deposit account for receipt of distributions at a bank which has Fedwire transfer capabilities, and providing such other information as the Trustee may reasonably require to effect an electronic credit entry to such account.
To the extent required by applicable law, the Trustee shall deduct and withhold taxes due on amounts distributed to Certificateholders.

          (b) Whenever the Trustee, based on a Master Servicer Certificate, expects that the final distribution with respect to a Class of Senior Certificates will be made on the next Distribution
Date, the Trustee shall, as soon as practicable, mail to each Holder of such Class of Senior Certificates as of the applicable Record Date a notice to the effect that:

            (i) the Trustee expects that the final distribution with respect to such Class of Senior Certificates will be made on such Distribution Date, and

           (ii) no interest shall accrue on such Class of Senior Certificates after such Distribution Date provided that the final
                                          -------- ----
distribution occurs on such Distribution Date.

          Section 4.03.  Collection Account and FHA Premium Account and the
                         --------------------------------------------------
Reserve Fund.
- ------------

          (a) The Trustee has heretofore established or caused to be established and shall hereafter maintain or cause to be maintained a separate account denominated a Collection Account, which in each case is and shall continue to be an Eligible Account in the name of the Trustee and shall be designated "First Trust of New York, National Association, as Trustee of the Mego Mortgage FHA Title I Loan Trust Series 1996-2, Collection Account". The Master Servicer shall cause all Payments to be deposited by the Servicer in the Collection Account no later than the second Business Day following the date of receipt thereof by the Servicer. The Trustee shall provide to the Master Servicer and the Servicer a monthly statement of all activity in the Collection Account.

          (b) No later than the second Business Day preceding each Distribution Date, the Trustee shall withdraw amounts from the Collection Account in respect of Payments with respect to such Distribution Date and deposit such amounts into the Distribution Account, and liquidate the Eligible Investments in which such amounts are invested and distribute all net investment earnings to the Servicer.

          (c) All amounts on deposit in the Distribution Account representing payments by Obligors on Invoiced Loans in respect of premium on FHA Insurance shall be withdrawn by the Trustee from the Distribution Account and deposited in the FHA Premium Account no later than the second Business Day preceding each Distribution Date.

          (d) The Trustee has heretofore established or caused to be established and shall hereafter maintain a cause to be maintained a separate account denominated a Reserve Fund, in the name of the Trustee and shall be designated "First Trust of New York, National Association, as Trustee of the Mego Mortgage Trusts, Reserve Fund." The Trustee shall deposit all amounts required to be deposited therein pursuant to Section 4.05(a)(xiv). Amounts on deposit therein shall be withdrawn by the Trustee at the direction of the Certificate Insurer and paid or deposited to either the Distribution Account, the distribution account of a Related Series or the Class R Certificateholders. Amounts on deposit in the Reserve Fund shall be invested by the Trustee pursuant to the direction of the Certificate Insurer.

          Section 4.04.  Distribution Account.
                         --------------------

          (a) The Trustee has heretofore established with itself in its trust capacity at its corporate trust department for the benefit of all Certificateholders and the Certificate Insurer an account referred to herein as the "Distribution Account" for the Trust. The Trustee shall at all times maintain the Distribution Account as an Eligible Account and shall cause such account to be designated "First Trust of New York, National Association, as Trustee of the Mego FHA Title I Loan Trust Series 1996-2, Distribution Account." Eligible Investments of amounts on deposit in the Distribution Account shall mature no later than the Business Day immediately preceding the Distribution Date related to the Due Period to which such amounts relate.

          (b) Except for amounts deposited into the FHA Premium Account, any and all moneys or Eligible Investments that are received by the Trustee from any Person with respect to the Trust Property, including pursuant to Sections 2.04(c), 3.12(b), 4.03(b), 4.10(c) or 9.01(d), together with any Eligible
Investments in which such moneys are invested or reinvested prior to the termination of the Trust, shall be held by the Trustee in the Distribution Account, subject to disbursement and withdrawal as herein provided.

          Section 4.05.  Distributions.
                         -------------

          (a) On each Distribution Date, on the basis of the information set forth in the Master Servicer Certificate with respect to the related Determination Date, the Trustee shall distribute the following amounts in the following order of priority:

            (i) from the Distribution Amount, for deposit in the FHA Premium Account, the FHA Premium Account Deposit for such Distribution Date;

           (ii) from the Distribution Amount, concurrently, to (a) the Master Servicer, the Master Servicer Fee and (b) the Servicer, the Servicer Fee for such Distribution Date;

          (iii) from the Distribution Amount, to the Master Servicer or Servicer, any amount in respect of reimbursement of Interest Advances or Foreclosure Advances to which the Master Servicer or any Servicer is entitled pursuant to Section 3.09 with respect to such Distribution Date and to the Claims Administrator, amounts in reimbursement of any expenses of filing of any FHA Insurance claim pursuant to Section 3.12(h);

           (iv) from the Distribution Amount, to the Trustee, the Trustee Fee for such Distribution Date;

            (v) from the Distribution Amount, to the Certificate Insurer, the Premium for such Distribution Date;

           (vi) from the Amount Available, to the Class S Certificate-holders, an amount equal to the applicable Class Interest Distribution for such Distribution Date;

          (vii)     from the Amount Available, to the Class A
Certificateholders, an amount equal to the applicable Class Interest Distribution for such Distribution Date;

         (viii)     from the Distribution Amount, to the Class A
Certificateholders, subject to the second proviso following this paragraph, the Class A Principal Distribution (other than the portion constituting Distributable Excess Spread) for such Distribution Date;

           (ix) from the Distribution Amount, to the Certificate Insurer, the Reimbursement Amount;

            (x)     from the Distribution Amount, to the Class A
Certificateholders, the  Distributable Excess  Spread  for such  Distribution
Date;

           (xi)     from the Amount Available, to the Class A
Certificateholders, an amount equal to the Class A Guaranteed Principal Distribution Amount, if any, for such Distribution Date;

          (xii) from the Distribution Amount, to the Certificate Insurer, any other amounts owing to the Certificate Insurer under the Insurance Agreement;

         (xiii) from the Distribution Amount, to any successor Master Servicer, such amounts, if any, for such Distribution Date payable in accordance with Section 7.03(c) in addition to the Master Servicer Fee paid pursuant to Section 4.05(a)(ii);

          (xiv) from the Distribution Amount, to the Reserve Fund, any unpaid Excess Claim Amount;

           (xv) from the Distribution Amount to the Person entitled thereto, payments in respect of Other Fees; and

          (xvi) the balance of any Distribution Amount, to the Class R Certificateholders;
provided, however, that any portion of the Amount Available that constitutes an Insured Payment for any Distribution Date shall be applied only to payment of the amount referred to in clause (vi), clause (vii), and clause (xi) above, and provided further, with respect to any Distribution Date as to which (a) the Required OC Amount has been reduced below the Overcollateralization Amount or (b) a full distribution of the amounts referred to in clause 4.05(a)(viii) above would cause the Overcollaterali-zation Amount to exceed the Required OC Amount, the amounts to be distributed pursuant to clause 4.05(a)(viii) shall be reduced by the amount of such reduction in the case of clause (a) above and the amount of such excess in the case of (b) above.

          (b) If any amount is deposited in the Distribution Account in error, the Master Servicer may notify the Trustee and the Certificate Insurer (such notice to be signed by a Master Servicing Officer) of the amount of such deposit and in connection therewith shall be required to provide such information to the Trustee and the Certificate Insurer as may be necessary in the opinion of the Trustee and the Certificate Insurer to verify the accuracy of such certification. The Trustee shall promptly withdraw the erroneous deposit and remit the same to the Master Servicer or to such Person as the Master Servicer shall designate.

          (c) As directed by the Master Servicer (such direction to be signed by a Master Servicing Officer), the Trustee shall withdraw on the Business Day, the amount, designated by the Master Servicer from the Distribution Account of funds to repurchase a Loan from FHA pursuant to
Section 3.12(f). If such withdrawal is to be made between a Determination Date and the related Distribution Date, the Master Servicer shall prepare the related Master Servicer Certificate (or promptly revise the Master Servicer Certificate if already prepared) for such Distribution Date to reflect such withdrawal.

          Section 4.06.  FHA Premium Account.
                         -------------------
          (a)  FHA Premium Account.  The Trustee has heretofore established
               -------------------
with itself in its trust capacity at its corporate trust department a single segregated trust account referred to herein as the "FHA Premium Account" for the benefit of the Trust. The Trustee shall at all times maintain the FHA Premium Account as an Eligible Account and shall cause such account to be designated as "First Trust of New York, National Association, as Trustee for Mego Mortgage FHA Title I Loan Trust Series 1996-2, FHA Premium Account".

          (b) Any and all moneys transferred to the FHA Premium Account pursuant to Section 4.03(c) or Section 4.05(a)(i) shall be held by the Trustee in the FHA Premium Account subject to disbursement and withdrawal as herein provided.

          (c) All amounts deposited in the FHA Premium Account shall be invested and reinvested by the Trustee pursuant to Section 4.07(a) in one or more Eligible Investments.

          (d) Amounts on deposit in the FHA Premium Account shall be withdrawn by the Trustee from the FHA Premium Account, in the amounts required, for application as follows:

            (i) to payment to the FHA of any premiums due on the Contract of Insurance, in such amounts and on such dates as directed by the Master Servicer or Mego; the Trustee shall apply all amounts on deposit in the FHA Premium Account to payment to the FHA of any premiums due under the Contract of Insurance as invoiced by FHA and, if, in connection with a Loan the FHA Insurance with respect to which shall not yet have been transferred to the Contract of Insurance, Mego instructs the Trustee to pay FHA insurance with respect to such Loan to the related contract of insurance holder, the Trustee shall make such payment, and Mego and not the Trustee shall be liable in the event of the failure of such funds to be applied to payment of the premium with respect to such Loan; and

           (ii) on the Business Day preceding a Distribution Date that is also the Termination Date, the Trustee shall withdraw from the FHA Premium Account and deposit in the Distribution Account all amounts then on deposit in the FHA Premium Account, whereupon the FHA Premium Account shall terminate.

          Section 4.07.  General Provisions Regarding the Accounts; Eligible
                         ---------------------------------------------------
Accounts.
- --------

          (a) All investments of funds in the Accounts shall be made by the Trustee in accordance with an Investment Order previously delivered to the Trustee. Eligible Investments of amounts on deposit in the Accounts, unless payable on demand or as otherwise specified herein, shall mature no later than the second Business Day immediately preceding the Distribution Date related to the Due Period to which such amounts relate. Amounts on deposit in the FHA Premium Account shall be invested in Eligible Investments which are overnight investments for the period from the Business
Day immediately preceding the Distribution Date to the date on which the Master Servicer indicates the amount to be withdrawn therefrom pursuant to
Section 4.06(d)(i). In the event amounts on deposit in an Account are at any time invested in an Eligible Investment payable on demand, the Trustee shall demand that payment thereon be made on the last day such Eligible Investment may otherwise mature hereunder.

          (b) Any investment of funds in an Account shall be made in the name of the Trustee (in its capacity as such) or in the name of a nominee of the Trustee. The Trustee shall have sole control over each such investment, the income thereon and the proceeds thereof. Any certificate or other instrument evidencing any such investment shall be delivered directly to the Trustee or its agent, together with any document of transfer necessary to transfer title to such investment to the Trustee or its nominee. The Trustee or its agent, as the case may be, shall take and maintain continuous physical possession of any such certificate or other instrument and the proceeds thereof in the State of Minnesota. The Trustee or its agent, as the case may be, shall in the case of Eligible Investments deposited in all Accounts, act in connection therewith solely as agent for the Trust and not as agent for Mego, the Depositor or any other party. Any certificated security, when so delivered in registered form, shall be issued or endorsed to the Trustee, its nominee or in blank. Any uncertificated security shall either (i) be registered in the name of the Trustee or its nominee on the books of the issuer thereof or (ii) be registered in the name of a financial intermediary which is not a clearing corporation, provided that such financial
                                     --------
intermediary sends the Trustee
written confirmation of such purchase which also confirms that such financial intermediary has by book-entry or otherwise identified such uncertificated securities as belonging to the Trustee or its nominee. The proceeds of an investment at maturity or upon demand shall be remitted by the issuer thereof or its agent directly to the Trustee for deposit in the Account as to which such investment was made and all earnings on investments shall be added to the corpus of the respective Account.

          (c) The Trustee shall not be in any way liable by reason of any insufficiency in the Accounts, except for losses on investments that are liabilities of the Trustee in its commercial capacity.

          (d) Any Investment Order shall be effective upon receipt thereof by the Trustee. Any Investment Order delivered to the Trustee with respect to funds on deposit in an Account shall be revocable only upon written notice delivered by the Depositor to the Trustee. Revocation of any Investment Order pursuant to any such notice shall be effective on the later of (i) the date of receipt thereof by the Trustee, and (ii) the date specified therein. Revocation of an Investment Order shall not affect investments already made pursuant thereto.

          (e) In the event that any account required to be an Eligible Account hereunder ceases to be an Eligible Account, the Trustee shall within 5 Business Days establish a new account which shall be an Eligible Account and any cash and Eligible Investments in such original account shall be transferred to such Eligible Account.

          Section 4.08.  Statements to Certificateholders.
                         --------------------------------

          (a) On or before the third Business Day following each Distribution Date, the Trustee shall mail:

            (i) to each Holder of a Senior Certificate (with a copy to the Certificate Insurer and the Rating Agency) at its address shown on the Certificate Register a statement, based on information set forth in the Master Servicer Certificate for such Distribution Date, substantially in the form of Trustee's Statement to Senior Certificateholders attached hereto as Exhibit F together with a copy of such related Master Servicer Certificate;

           (ii) to each Holder of a Class R Certificate (with a copy to the Certificate Insurer) at its address shown on the Certificate Register a statement, based on information set forth in the Master Servicer Certificate for such Distribution Date substantially in the form of Trustee's Statement to Class R Certificateholders attached hereto as Exhibit F.

          (b) Promptly following preparation by Trustee of any returns or reports described in Section 8.12(b)(i), the Trustee shall:

            (i) sign such returns or reports as may be required pursuant to the last paragraph of Section 8.12(b); and

           (ii) mail such returns or reports as may be required by applicable law to each Holder of a Senior Certificate and to each Holder of a Class R Certificate, at their respective addresses shown on the Certificate Register.

          (c) The Trustee shall provide the Depositor, the Rating Agency and the Certificate Insurer each statement called for by (a)(i) and (ii) above and each report or return called for by (b)(i) and (ii) above at such times as such statements, reports and returns are required to be provided to the recipients thereof in accordance with the terms of such provisions.

          Section 4.09.  (Reserved)

          Section 4.10.  Claims Under Policy.
                         -------------------

          (a) On the Determination Date preceding each Distribution Date, the Trustee shall determine if a Deficiency Amount exists with respect to each Class of Senior Certificates. If a Deficiency Amount does exist with respect to a Class of Senior Certificates, the Trustee shall promptly, but in no event later than 12:00 noon New York City time on the second Business Day preceding the related Distribution Date, make a claim under the Policy for such Class in accordance with its terms.

          (b) On any date on which the Trustee receives written notice from the Holder of a Class of Senior Certificates that a Preference Amount is payable pursuant to the terms of the Policy, the Trustee shall make a claim for the payment of such Preference Amount and shall deliver the documents required to be delivered under the Policy to the Certificate Insurer with respect thereto in the manner set forth in the Policy.

          (c) The Trustee shall (i) receive as attorney-in-fact of each Holder of a Senior Certificate with respect to which a Deficiency Amount has been determined to exist, any Insured Payment from the Certificate Insurer under the Policy and deposit such Insured Payment in the Distribution Account on the date of receipt and (ii) immediately disburse such Insured Payments to such Holders of such Class of Senior Certificates as set forth in Section 4.05(a). Insured Payments for a Class of Senior Certificates disbursed by the Trustee from the Policy shall not be considered payment by the Trust with respect to such Class of Senior Certificates, nor shall such payments discharge the obligation of the Trust, with respect to such Class of Senior Certificates, and the Certificate Insurer shall become the owner of such unpaid amounts due from the Trust in respect of Insured Payments for such Class and the deemed assignee of such Holders of such Class of Senior Certificates. The Trustee hereby agrees on behalf of each Holder of a Class of Senior Certificates for the benefit of the Certificate Insurer that it recognizes that to the extent the Certificate Insurer makes Insured Payments for such Class, either directly or indirectly (as by paying through the Trustee), to the Holders of such Class of Senior Certificates, the Certificate Insurer will be entitled to receive the related Reimbursement Amount pursuant to Section 4.05(a)(ix).

          (d) To the extent of any Insured Payment for a Class of Senior Certificates under the Policy, the Certificate Insurer shall be fully subrogated to the rights of the Holders of such Class of Senior Certificates and the Trustee in respect of such Class of Senior Certificates, the Deficiency Amount or Preference Amount giving rise to such Insured Payment or in any proceedings relating thereto.


                                  ARTICLE V

                               The Certificates

          Section 5.01.  The Certificates.
                         ----------------

          (a)  Each Class A Certificate shall be substantially in the form of Exhibit C-1 hereto, each Class S Certificate shall be substantially in the form of Exhibit C-2 hereto and each Class R Certificate shall be substantially in the form of Exhibit D hereto, in each case with such appropriate insertions and substitutions as are required or permitted hereunder, and shall, on original issue, be executed on behalf of the Trust by manual or facsimile signature of a Responsible Officer of the Trustee having such authority under the Trustee's seal imprinted or otherwise affixed therein and attested on behalf of the Trustee by the manual or facsimile signature of any other Responsible Officer of the Trustee. The maximum and initial Class A Certificate Balance of the Class A Certificates authorized to be issued hereunder shall be equal to the Initial Class A Certificate Balance, and each Class of Senior Certificates shall bear interest at the applicable Certificate Rate. The Class A Certificates shall be issued in minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof (except that one Certificate may be issued in an amount that is not an integral multiple of $1,000). The Class S Certificates shall be issued in minimum denominations of a Percentage Interest equal to 10% and integral multiples of a Percentage Interest equal to 10% in excess thereof. One Class of residual Certificates is authorized to be issued hereunder, designated as the "Class R Certificates." The Class R Certificates shall be issued in minimum denominations representing a one twentieth (i.e., 5%) Residual
                                                    ----
Interest. No Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, unless there appears on such Certifi-cate a execution by the Trustee by manual or facsimile signature, and such signature upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly executed and delivered hereunder. Each Certificate shall be dated the date of its signature. Certificates of each Class shall be numbered consecutively beginning with 0001 and each number shall be preceded by an "A" for Class A Certificates, an "S" for Class S Certificates and an "R" for Class R Certificates. The Trustee shall cause to be executed and delivered to or upon the order of the Depositor, in exchange for the Loans and the other Trust Property, simultaneously with the sale, assignment and transfer to the Trustee of Loans, Files and the other Trust Property, Certificates duly executed by the Trustee evidencing the entire ownership of the Trust.

          (b) Any Certificate as to which the Trustee has made the final distribution thereon shall be deemed cancelled and shall no longer be Outstanding for any purpose of this Agreement, whether or not such Certificate is ever returned to the Trustee.

          Section 5.02.  Registration of Transfer and Exchange of
                         ----------------------------------------
Certificates.
- ------------

          (a) The Trustee shall keep or cause to be kept at an office or agency in the city where the Corporate Trust Office is located, a Certificate Register for each Class of Certificates in which, subject to such reasonable regulations as it may prescribe, the Trustee shall provide for the registration of Certificates of such Class and of transfers and exchanges of such Certificates as herein provided. The Trustee shall also designate and cause to be kept in the City of New York an office at and through which Certificates may be delivered to and received from the Trustee for purposes of transfers and exchanges as herein provided. The Trustee shall initially serve as Certificate Registrar for the purpose of registering Certificates as herein provided. The Trustee may appoint, by a written instrument delivered to the Master Servicer, any other bank or trust company to act as Certificate Registrar under such conditions as the Master Servicer may prescribe. If the Trustee shall at any time not be the Certificate Registrar, the Trustee shall have and maintain the right to inspect the Certificate Register or to obtain a copy thereof at all reasonable times, to afford Certificateholders access thereto for the purposes specified in
Section 10.08, and to rely conclusively upon a certificate of the Certificate Registrar as to the information set forth in the Certificate Register.

          (b) (1) No transfer of a Class S or Class R Certificate shall be made unless such transfer is exempt from the registration requirements of the Securities Act of 1933, as amended, and any applicable state securities laws or is made in accordance with said Act and laws. In the event of any such transfer, (i) unless such transfer is made in reliance upon Rule 144A under the 1933 Act, the Trustee or the Depositor may require a written Opinion of Counsel (which may be in-house counsel) acceptable to and in form and substance reasonably satisfactory to the Trustee and the Depositor that such transfer may be made pursuant to an exemption, describing the applicable exemption and the basis therefor, from said Act and laws or is being made pursuant to said Act and laws, which Opinion of Counsel shall not be an expense of the Trustee or the Depositor and (ii) the Trustee shall require the transferee to execute an investment letter (in substantially the form attached hereto as Exhibit I or Exhibit J) acceptable to and in form and substance reasonably satisfactory to the Depositor and the Trustee certifying to the Depositor and the Trustee the facts surrounding such transfer, which investment letter shall not be an expense of the Trustee or the Depositor. The Holder of a Class S or Class R Certificate desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

          (2) Except as provided below, the Book-Entry Certificates shall at all times remain registered in the name of the Depository or its nominee and at all times: (i) registration of the Book-Entry Certificates may not be transferred by the Trustee except to another Depository; (ii) the Depository shall maintain book-entry records with respect to the Certificate Owners and with respect to ownership and transfers of such Book-Entry Certificates;
(iii) ownership and transfers of registration of the Book-Entry Certificates on the books of the Depository shall be governed by applicable rules established by the Depository; (iv) the Depository may collect its usual and customary fees, charges and expenses from its Depository Participants; (v) the Trustee shall deal with the Depository, Depository Participants and indirect participating firms as representatives of the Certificate Owners of the Book-Entry Certificates for purposes of exercising the rights of Holders under this Agreement, and requests and directions for and votes of such representatives shall not be deemed to be inconsistent if they are made with respect to different Certificate Owners; and (vi) the Trustee may rely and shall be fully protected in relying upon information furnished by the Depository with respect to its Depository Participants and furnished by the Depository Participants with respect to indirect participating firms and persons shown on the books of such indirect participating firms as direct or indirect Certificate Owners.

          All transfers by Certificate Owners of Book-Entry Certificates shall be made in accordance with the procedures established by the Depository Participant or brokerage firm representing such Certificate Owner. Each Depository Participant shall only transfer Book-Entry Certificates of Certificate Owners it represents or of brokerage firms for which it acts as agent in accordance with the Depository's normal procedures.

          If (x) (i) the Depository or the Depositor advises the Trustee in writing that the Depository is no longer willing or able to properly discharge its responsibilities as Depository, and (ii) the Trustee or the Depositor is unable to locate a qualified successor, (y) the Depositor at its option, with the consent of the Certificate Insurer, advises the Trustee in writing that it elects to terminate the book-entry system through the Depository or (z) after the occurrence of an Event of Master Servicing Termination, the Certificate Insurer or Certificate Owners representing at least 51% of the Voting Rights evidenced by the Class A Certificates, with the consent of the Certificate Insurer, advise the Trustee and the Depository through the Depository Participants in writing that the continuation of a book-entry system through the Depository is no longer in the best interests of the Certificate Owners, the Trustee shall notify all Certificate Owners, through the Depository, of the occurrence of any such event and of the availability of definitive, fully-registered Class A Certificates (the "Definitive Certificates") to Certificate Owners requesting the same. Upon surrender to the Trustee of such Book-Entry Certificates by the Depository, accompanied by the instructions from the Depository for registration, the Trustee shall issue the Definitive Certificates. None of the Seller, the Master Servicer, the Depositor, the Certificate Insurer or the Trustee shall be liable for any delay in delivery of such instruction and each may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Certificates all references herein to obligations imposed upon or to be performed by the Depository shall be deemed to be imposed upon and performed by the Trustee, to the extent applicable with respect to such Definitive Certificates and the Trustee shall recognize the Holders of the Definitive Certificates as Certificateholders hereunder; provided that the Trustee shall
                                              --------
not by virtue of its assumption of such obligations become liable to any party for any act or failure to act of the Depository.

          Neither the Trustee nor the Certificate Registrar shall have any responsibility to monitor or restrict the transfer of beneficial ownership in any Certificate an interest in which is transferable through the facilities of the Depository.

          (3) No Transfer of a Class S or Class R Certificate shall be made unless the Trustee shall have received either (i) a representation letter from the transferee of such Certificate acceptable to and in form and substance satisfactory to the Trustee, to the effect that such transferee is not an employee benefit plan or arrangement subject to Section 406 of ERISA or a plan subject to Section 4975 of the Code, nor a person acting on behalf of any such plan or arrangement nor using the assets of any such plan or arrangement to effect such Transfer, (ii) if the purchaser is an insurance company, a representation that the purchaser is an insurance company which is purchasing such Certificates with funds contained in an "insurance company general account" (as such term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 ("PTCE 95-60")) and that the purchase and holding of such Certificates are covered under PTCE 95-60 or (iii) in the case of any such Class S or Class R Certificate presented for registration in the name of an employee benefit plan subject to ERISA, or a plan or arrangement subject to Section 4975 of the Code (or comparable provisions of any subsequent enactments), or a trustee of any such plan or any other person acting on behalf of any such plan or arrangement or using such plan's or arrangement's assets, an Opinion of Counsel satisfactory to the Trustee, which Opinion of Counsel shall not be an expense of either the Trustee or the Trust, addressed to the Trustee, to the effect that the purchase or holding of such Class
S or Class R Certificate will not result in the assets of the Trust being deemed to be "plan assets" and subject to the prohibited transaction provisions of ERISA and the Code and will not subject the Trustee to any obligation in addition to those expressly undertaken in this Agreement or to any liability. Notwithstanding the foregoing, the Trustee shall waive the transfer restrictions imposed by this Section 5.02(b)(2) with respect to the Class S Certificates, if the initial transferee of the Class S Certificates certifies in writing to the Trustee that such transferee has a valid Exemption and all requirements for transfer of the Class S Certificates pursuant to such Exemption are satisfied.

          (c)  Subject to subsection (b) of this Section and subject to
Article XI, upon surrender for registration of transfer of a Certificate of any Class at the office or agency of the Trustee maintained for such purpose pursuant to Section 5.02(a), the Trustee shall execute, authenticate and deliver, in the name of the designated transferee or transferees, one or more new Certificates of the same Class in authorized denominations of the same Percentage Interest.

          (d) At the option of Certificateholders, Certificates of any Class may be exchanged for other Certificates of the same Class and aggregate Percentage Interests, upon surrender of the Certificates to be exchanged at any such office or agency. Whenever any Certificates are so surrendered for exchange, the Trustee shall execute, authenticate and deliver the Certificates which the Certificateholder making the exchange is entitled to receive. Every Certificate presented or surrendered for transfer or exchange shall be duly endorsed by, or be accompanied by a written instrument of transfer in form satisfactory to the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing.

          (e) No service charge shall be made for any transfer or exchange of Certificates, but the Trustee may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

          (f) All Certificates surrendered for transfer, exchange or payment shall be disposed of by the Certificate Registrar in accordance with its standard procedures.

          (g) Transfers of Class R Certificates shall be subject to the provisions of Article XI.

          Section 5.03.  Mutilated, Destroyed, Lost or Stolen Certificates.
                         -------------------------------------------------
If (a) any mutilated Certificate is surrendered to the Certificate Registrar or the Trustee, or the Certificate Registrar and the Trustee, the Depositor and the Certificate Insurer receive evidence to their satisfaction of the destruction, loss or theft of any Certificate, and (b) there is delivered to the Certificate Registrar, the Certificate Insurer and the Trustee, the Depositor and the Certificate Insurer such security or indemnity as may be required by them to save each of them harmless (which in the case of a Certificateholder that is an institutional investor with a minimum net worth of $250,000,000, will be deemed to be satisfied by a written agreement of indemnity from such Certificateholder, then, in the absence of notice to the Certificate Registrar or the Trustee that such Certificate has been acquired by a bona fide purchaser, the Trustee shall execute on behalf of the Trust and the Trustee shall countersign and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of the same Class and Percentage Interest, as such mutilated, destroyed, lost or stolen Certificate, in each case bearing a number not borne by any then Outstanding Certificate of any Class. Upon the issuance of any new Certificate under this Section 5.03, the Trustee may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Certificate Registrar) connected therewith. Any Certificate issued pursuant to this Section 5.03 shall constitute complete and indefeasible evidence of the same interest in the Trust, and shall be entitled to the same benefits under this Agreement, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

          Section 5.04.  Persons Deemed Owners.  Prior to due presentation
                         ---------------------
of a Certificate for registration of transfer, the Trustee, the Certificate Insurer, the Certificate Registrar and any agent of the Trustee, the Certificate Insurer or the Certificate Registrar may treat the Person in whose name any Certificate is registered (i) on any Record Date for purposes of making distributions on the following Distribution Date, whether or not any distribution required to be made on such Certificate shall have been made when scheduled, and (ii) on any date for any other purpose, as the owner of such Certificate, and neither the Trustee, the Certificate Insurer, the Certificate Registrar nor any agent of the Trustee, the Certificate Insurer or the Certificate Registrar shall be affected by notice to the contrary, except, with respect to a Class R Certificate, for notice by the Master Servicer pursuant to Section 11.02 that the record holder is not a Permitted Transferee, and in such case the provisions of Section 11.02 shall apply.

          Section 5.05.  Trustee to Make Payments From Trust Only.  All
                         ----------------------------------------
distributions to be made by the Trustee in respect of the Certificates or under this Agreement shall be made only from the Trust Property. Each Certificateholder, by its acceptance of a Certificate, agrees that it will look solely to the Trust Property to the extent available for distribution to it as herein provided and that the Trustee is not personally liable to it for any amount distributable in respect of any Certificate or for any other liability in respect of any Certificate. This Section is intended solely to limit the liability of the Trustee and shall have no effect on the obligations of the Depositor, Mego or the Master Servicer under this Agreement. This Section 5.05 does not limit the liability of the Trustee set forth elsewhere in this Agreement for violations of its representations, warranties and covenants contained herein.


                                  ARTICLE VI

                             The Master Servicer

          Section 6.01.  Liability of the Master Servicer.
                         --------------------------------

          (a) The Master Servicer shall be liable in accordance herewith only to the extent of the obligations specifically imposed upon and undertaken by the Master Servicer herein and the representations made by the Master Servicer.

          (b) The Master Servicer shall indemnify, defend and hold harmless the Trust, the Trustee, Mego, the Depositor and the Certificate Insurer, their respective officers, directors, agents and employees and the Certificateholders from and against any and all costs, expenses, losses, claims, damages, and liabilities to the extent that such cost, expense, loss, claim, damage or liability arose out of, or was imposed upon the Trustee, the Trust, Mego, the Depositor, the Certificate Insurer or the Certificateholders through the breach of this Agreement by the Master Servicer, the negligence, willful misfeasance, or bad faith of the Master Servicer in the performance of its duties under this Agreement or by reason of reckless disregard of its obligations and duties under this Agreement. Such indemnification shall include, without limitation, reasonable fees and expenses of counsel and expenses of litigation.

          Section 6.02.  Merger or Consolidation of, or Assumption of, the
                         -------------------------------------------------
Master Servicer.  The Master Servicer shall not merge or consolidate with any
- ---------------
other person, convey, transfer or lease substantially all its assets as an entirety to another Person, or permit any other Person to become the successor to the Master Servicer's business unless, after the merger, consolidation, conveyance, transfer, lease or succession, the successor or surviving entity (i) shall be an Eligible Servicer, (ii) shall be capable of fulfilling the duties of the Master Servicer contained in this Agreement and
(iii) shall have a long-term debt rating which is  BBB and Baa2 by Standard
& Poor's and Moody's respectively. Any corporation (i) into which the Master Servicer may be merged or consolidated, (ii) resulting from any merger or consolidation to which the Master Servicer shall be a party, (iii) which acquires by conveyance, transfer or lease substantially all of the assets of the Master Servicer, or (iv) succeeding to the business of the Master Servicer, in any of the foregoing cases shall execute an agreement of assumption to perform every obligation of the Master Servicer under this Agreement and, whether or not such assumption agreement is executed, shall be the successor to the Master Servicer under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties to this Agreement, anything in this Agreement to the contrary notwithstanding; provided, however, that nothing contained herein
                          --------  -------
shall be deemed to release the Master Servicer from any obligation. The Master Servicer shall provide notice of any merger, consolidation or succession pursuant to this Section 6.02 to the Trustee, the Certificate Insurer and each Rating Agency. Notwithstanding the foregoing, as a condition to the consummation of the transactions referred to in clauses (i) through (iv) above, (x) immediately after giving effect to such transaction, no representation or warranty made pursuant to Section 6.06 shall have been breached (for purposes hereof, such representations and warranties shall speak as of the date of the consummation of such transaction), (y) the Master Servicer shall have delivered to the Trustee and the Certificate Insurer an Officer's Certificate and an Opinion of Counsel each stating that such consolidation, merger or succession and such agreement of assumption comply with this Section 6.02 and that all conditions precedent, if any, provided for in this Agreement relating to such transaction have been complied with, and (z) the Master Servicer shall have delivered to the Trustee and the Certificate Insurer an Opinion of Counsel, stating, in the opinion of such counsel, either (A) all financing statements and continuation statements and amendments thereto have been executed and filed that are necessary to preserve and protect the interest of the Trustee in the Trust Property and reciting the details of the filings or (B) no such action shall be necessary to preserve and protect such interest.

          Section 6.03.  Limitation on Liability of the Master Servicer and
                         --------------------------------------------------
Others.  Neither the Master Servicer nor any of its directors, officers,
- ------
employees or agents shall be under any liability to the Trust or to the Certificateholders for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Master
          --------  -------
Servicer or any such Person against any breach of warranties, representations or covenants made herein or any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in performing or failing to perform duties hereunder or by reason of reckless disregard of obligations and duties hereunder. The Master Servicer and any of its directors, officers, employees or agents may rely in good faith on any document of any kind prima facie properly executed and submitted by any
                     ----- -----
Person respecting any matters arising hereunder.

          Section 6.04.  Master Servicer Not to Resign; Expenses; Assignment.
                         ---------------------------------------------------
          (a) The Master Servicer shall not resign from the obligations and duties hereby imposed on it except (i) with the consent of the Certificate Insurer and the Rating Agencies or (ii) upon determination that by reason of a change in legal requirements the performance of its duties under this Agreement would cause it to be in violation of such legal requirements in a manner which would result in a material adverse effect on the Master Servicer and the Certificate Insurer (so long as an Certificate Insurer Default shall not have occurred and be continuing) does not elect to waive the obligations of the Master Servicer to perform the duties which render it legally unable to act or to delegate those duties to another Person. Any such determination permitting the resignation of the Master Servicer shall be evidenced by an Opinion of Counsel to such effect delivered and acceptable to the Trustee and the Certificate Insurer (unless a Certificate Insurer Default shall have occurred and be continuing). No resignation of the Master Servicer shall become effective until the Trustee or a successor servicer acceptable to the Certificate Insurer shall have assumed the Master Servicer's servicing responsibilities and obligations in accordance with Section 7.02.

          (b) Notwithstanding anything to the contrary herein, the Master Servicer shall remain liable for all liabilities and obligations incurred by it as Master Servicer hereunder prior to the time that any resignation or assignment referred to in subsection (a) above or termination under Section
7.01 becomes effective, including the obligation to indemnify the Trustee pursuant to Section 8.05(b) hereof in connection with the Trustee's administration of the trusts created by this Agreement prior to such resignation, assignment or termination.

          (c) The Master Servicer agrees to cooperate with any successor Master Servicer in effecting the transfer of the Master Servicer's servicing responsibilities and rights hereunder pursuant to subsection (a), including, without limitation, the transfer to such successor of all relevant records and documents (including any Files in the possession of the Master Servicer and the Servicing Record) and all amounts credited to the Servicing Record or thereafter received with respect to the Loans and not otherwise permitted to be retained by the Master Servicer pursuant to this Agreement. In addition, the Master Servicer, at its sole cost and expense, shall prepare, execute and deliver any and all documents and instruments, deliver to the successor Master Servicer all Files and do or accomplish all other acts necessary or appropriate to effect such termination and transfer of servicing responsibilities, including, without limitation, assisting in obtaining any necessary approval under Title I from the FHA.

          Section 6.05.  Master Servicer May Own Certificates.  Each of the
                         ------------------------------------
Master Servicer and any affiliate of the Master Servicer may in its individual or any other capacity become the owner or pledgee of Certificates with the same rights as it would have if it were not the Master Servicer or an affiliate thereof except as otherwise specifically provided herein. Certificates so owned by or pledged to the Master Servicer or such affiliate shall have an equal and proportionate benefit under the provisions of this Agreement, without preference, priority, or distinction as among all of the Certificates, provided that any Certificates owned by the Master Servicer or any Affiliate thereof, during the time such Certificates are owned by them, shall be without voting rights for any purpose set forth in this Agreement. The Master Servicer shall notify the Trustee and the Certificate Insurer promptly after it or any of its affiliates becomes the owner or pledgee of a Certificate.

          Section 6.06.  Representations and Warranties of the Master
                         --------------------------------------------
Servicer.  The Master Servicer hereby represents and warrants to the
- --------
Depositor, Mego, the Certificate Insurer and the Trustee, for the benefit of the Certificateholders as of the Closing Date:

          (a) The Master Servicer is a national banking association duly organized and validly existing under the laws of the United States of America, with full power and authority to own its properties and conduct its business as such properties are presently owned and such business is presently conducted;

          (b) The Master Servicer has the full power and authority to execute, deliver and perform, and to enter into and consummate all transactions contemplated by this Agreement and each other Transaction Document to which it is a party, has duly authorized the execution, delivery and performance of this Agreement and each other Transaction Document to which it is a party, has duly executed and delivered this Agreement and each other Transaction Document to which it is a party, and this Agreement and each other Transaction Document to which it is a party, when duly authorized, executed and delivered by the other parties thereto, will constitute a legal, valid and binding obligation of the Master Servicer, enforceable against it in accordance with its terms;

          (c) Neither the execution and delivery of this Agreement or any other Transaction Document to which the Master Servicer is a party, the consummation of the transactions required of the Master Servicer herein or therein, nor the fulfillment of or compliance with the terms and conditions of this Agreement or any other Transaction Document to which the Master Servicer is a party will conflict with or result in a breach of any of the terms, conditions or provisions of the Master Servicer's charter or bylaws or any legal restriction or any material agreement or instrument to which the Master Servicer is now a party or by which it is bound, or which would adversely affect the creation or administration of the Trust as contemplated hereby, or constitute a material default or result in an acceleration under any of the foregoing, or result in the violation of any law, rule, regulation, order, judgment or decree to which the Master Servicer or its property is subject;

          (d) The Master Servicer is not in default, and the execution and delivery of this Agreement and each other Transaction Document to which it is a party and its performance of and compliance with the terms hereof and thereof will not constitute a violation of, any law, any order or decree of any court, or any order, regulation or demand of any federal, state or local governmental or regulatory authority;

          (e) No action, suit or other proceeding or investigation is pending or, to the Master Servicer's knowledge, threatened before any court or any federal, state or local governmental or regulatory authority (A) asserting the invalidity of this Agreement or any other Transaction Document to which the Master Servicer is a party, (B) seeking to prevent the consummation of any of the transactions contemplated by this Agreement or any other Transaction Document to which the Master Servicer is a party, or (C) seeking any determination or ruling that would materially and adversely affect the ability of the Master Servicer to perform its obligations under this Agreement or any other Transaction Document to which the Master Servicer is a party (including any threatened or pending action, suit, proceeding or investigation which might result in the suspension, revocation or modification of the Contract of Insurance);

          (f) No consent, approval, authorization or order of, registration or filing with or notice to, any court or any federal, state or local government or regulatory authority is required for the execution, delivery and performance by the Master Servicer of this Agreement or any other Transaction Document to which the Master Servicer is a party (other than those that have been obtained or will be obtained prior to the Closing Date);

          (g) Neither this Agreement nor any other Transaction Document to which the Master Servicer is a party nor any statement, report or other document furnished or to be furnished by the Master Servicer pursuant to this Agreement or any other Transaction Document to which the Master Servicer is a party or in connection with the transactions contemplated hereby and thereby contains any untrue statement of material fact or omits to state a material fact necessary to make the statements contained herein or therein not misleading;

          (h) The statements contained in the section of the Prospectus Supplement entitled "The Master Servicer" which describe the Master Servicer are true and correct in all material respects, and such section of the Prospectus Supplement does not contain any untrue statement of a material fact with respect to the Master Servicer and does not omit to state a material fact necessary to make the statements contained therein with respect to the Master Servicer not misleading;

          (i) The Master Servicer is solvent, and the Master Servicer will not be rendered insolvent as a result of the performance of its obligations pursuant to this Agreement and any other Transaction Document to which the Master Servicer is a party;

          (j) The Servicing Agreement conforms to the requirements for a Servicing Agreement contained in this Agreement;

          (k) Each Loan will be serviced by the Master Servicer and the Servicer in compliance with Title I and all other applicable laws;

          (l) The Servicer is an Eligible Servicer, and the Master Servicer possesses all state and federal licenses necessary for servicing the Loans in accordance with this Agreement;

          (m) The Master Servicer has not waived any default, breach, violation or event of acceleration existing under any Note or the related Mortgage; and

          (n) The Master Servicer has caused and will cause to be performed any and all acts required to be performed by the Master Servicer or Servicer to preserve the rights and remedies of the Trustee in any Insurance Policies applicable to the Loans including, without limitation, in each case, any necessary notifications of insurers, assignments of policies or interests therein, and establishments of co-insured, joint loss payee and mortgagee rights in favor of the Trustee.

          It is understood and agreed that the representations and warranties set forth in this Section 6.06 shall survive the issuance and delivery of the Certificates and shall be continuing as long as any Certificate shall be outstanding or this Agreement has not been terminated.

          Section 6.07.  General Covenants of the Master Servicer.  The
                         ----------------------------------------
Master Servicer covenants and agrees for the benefit of the Depositor, Mego, the Certificate Insurer and the Trustee for the benefit of the Certificateholders that until the Termination Date:

          (a) The Master Servicer shall comply with, and shall service, or cause to be serviced, each Loan, in accordance with all applicable laws, and, in particular, in accordance with the National Housing Act, as amended and supplemented, all rules and regulations issued thereunder, and all administrative publications published pursuant thereto including, in the case of the Loans, all FHA requirements of FHA Title I loans.

          (b) The Master Servicer agrees that, so long as it shall continue to serve in the capacity contemplated under the terms of this Agreement, it shall remain in good standing under the laws governing its creation and existence and qualified under the laws of each state in which it is necessary to perform its obligations under this Agreement or in which the nature of its business requires such qualification, it shall maintain all licenses, permits and other approvals required by any law or regulations, including, without limitation Title I, as may be necessary to perform its obligations under this Agreement and to retain all rights to service the Loans, and it shall not dissolve or otherwise dispose of all or substantially all of its assets.


                                 ARTICLE VII

                      Master Servicer Termination Events

          Section 7.01.  Master Servicer Termination Events; Waiver.  For
                         ------------------------------------------
purposes of this Agreement, each of the following shall constitute a "Master Servicer Termination Event":

          (a) (i) failure by the Master Servicer to deposit or cause the Servicer to deposit all Payments in the related Collection Account no later than the second Business Day following receipt thereof by the Master Servicer or Servicer, which failure continues unremedied for two Business Days; (ii) failure by the Master Servicer to make any required Interest Advance pursuant to Section 3.08; (iii) failure of the Master Servicer to pay when due any amount payable by it under the Insurance Agreement, which failure continues unremedied for two Business Days; or (iv) failure of the Master Servicer to pay when due any amount payable by it under this Agreement and such failure results in a drawing under the Policy; or

          (b) failure on the part of the Master Servicer duly to observe or perform in any material respect any of its other covenants or agreements contained in this Agreement that continues unremedied for a period of 30 days after the earlier of (x) the date on which the Master Servicer gives notice of such failure to the Trustee or the Certificate Insurer pursuant to
Section 3.04(b) and (y) the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer by the Trustee or the Certificate Insurer, or to the Master Servicer and the Trustee pursuant to a Class Vote; or

          (c) failure by the Master Servicer to deliver to the Trustee and (so long as a Certificate Insurer Default shall not have occurred and be continuing) the Certificate Insurer the Master
Servicer Certificate by the fourth Business Day prior to each Distribution Date, or failure on the part of the Master Servicer to observe its covenants and agreements set forth in Section 6.07(a); or

          (d) the entry of a decree or order for relief by a court or regulatory authority having jurisdiction in respect of the Master Servicer in an involuntary case under the federal bankruptcy laws, as now or hereafter in effect, or another present or future, federal or state, bankruptcy, insolvency or similar law, or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Master Servicer or of any substantial part of their respective properties or ordering the winding up or liquidation of the affairs of the Master Servicer and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days or the commencement of an involuntary case under the federal bankruptcy laws, as now or hereinafter in effect, or another present or future federal or state bankruptcy, insolvency or similar law and such case is not dismissed within 60 days; or

          (e) the commencement by the Master Servicer of a voluntary case under the federal bankruptcy laws, as now or hereinafter in effect, or any other present or future, federal or state bankruptcy, insolvency or similar law, or the consent by the Master Servicer to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Master Servicer or of any substantial part of its property or the making by the Master Servicer of an assignment for the benefit of creditors or the failure by the Master Servicer generally to pay its debts as such debts become due or the taking of corporate action by the Master Servicer in furtherance of any of the foregoing or the admission in writing by the Master Servicer of an inability to pay its debts as they become due; or

          (f) any representation, warranty or statement of the Master Servicer made in this Agreement or any certificate, report or other writing delivered pursuant hereto shall prove to be incorrect in any material respect as of the time when the same shall have been made, and the incorrectness of such representation, warranty or statement has a material adverse effect on the Trust and, within 30 days of the earlier of (x) the date on which the Master Servicer gives notice of such failure to the Trustee or the Certificate Insurer pursuant to Section 3.04(b) and (y) the date on which written notice thereof shall have been given to the Master Servicer by the Trustee or the Certificate Insurer (or, if a Certificate Insurer Default shall have occurred and be continuing, written notice thereof shall have been given by a Class Vote), the circumstances or condition in respect of which such representation, warranty or statement was incorrect shall not have been eliminated or otherwise cured; or

          (g) failure on the part of the Master Servicer to deposit into the Distribution Account within 3 Business Days following the related
Determination Date any Interest Advance pursuant to Section 3.08; or

          (h) the Certificate Insurer determines that the performance by the Master Servicer of its servicing duties hereunder with respect to the Loans is not, in the reasonable opinion of the Certificate Insurer after consultation with the Master Servicer, in conformity with acceptable standards after considering the following factors: (A) the terms and conditions of this Agreement, (B) conformity with the Servicing Standards,
(C) the Master Servicer's practices as of the Closing Date, provided that such practices are either (i) consistent with industry standards for the servicing of loans similar to the Loans or (ii) the Master Servicer's historical practices and procedures; or

          (i) the Master Servicer shall dissolve or liquidate, in whole or in part, in any material respects except to the extent that any resulting successor entity is acceptable to the Certificate Insurer; or

          (j) the long-term debt rating of the Master Servicer shall be reduced below BBB and Baa2 by Standard & Poor's and Moody's, respectively; or

          (k) the Annual Default Percentage (Three Month Average) exceeds 6.5% or the 60+ Delinquency Percentage (Rolling Three Month) exceeds 6.0%.

          Section 7.02.  Consequences of a Master Servicer Termination Event.
                         ---------------------------------------------------
If a Master Servicer Termination Event shall occur and be continuing, the Certificate Insurer (or, if a Certificate Insurer Default shall have occurred and be continuing, the Trustee at the direction of the Holders pursuant to a Class Vote), by notice given in writing to the Master Servicer (and to the Trustee if given by the Certificate Insurer or the Certificateholders) may terminate all of the rights and obligations of the Master Servicer under this Agreement. On or after the receipt by the Master Servicer of such written notice, and the appointment of and acceptance by a successor Master Servicer, all authority, power, obligations and responsibilities of the Master Servicer under this Agreement, whether with respect to the Certificates or the Trust or otherwise, shall pass to, be vested in and become obligations and responsibilities of the successor Master Servicer; provided, however, that
                                                   --------  -------
the successor Master Servicer shall have no liability with respect to any obligation which was required to be performed by the prior Master Servicer prior to the date that the successor Master Servicer becomes the Master Servicer or any claim of a third party based on any alleged action or inaction of the prior Master Servicer. The successor Master
Servicer is authorized and empowered by this Agreement to execute and deliver, on behalf of the prior Master Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination. The prior Master Servicer agrees to cooperate with the successor Master Servicer in effecting the termination of the responsibilities and rights of the prior Master Servicer under this Agreement, including, without limitation, the transfer to the successor Master Servicer for administration by it of all cash amounts that shall at the time be held by the prior Master Servicer for deposit, or have been deposited by the prior Master Servicer, in the Collection Accounts or thereafter received with respect to the Loans and the delivery to the successor Master Servicer of all Files and a computer tape in readable form containing the Servicing Record and any other information necessary to enable the successor Master Servicer to service the Loans and the other Trust Property. If requested by the Certificate Insurer (unless a Certificate Insurer Default shall have occurred and be continuing), the successor Master Servicer shall direct the Obligors to make all payments under the Loans directly to the successor Master Servicer, or to a lockbox established by the Master Servicer at the direction of the Certificate Insurer (unless a Certificate Insurer Default shall have occurred and be continuing), at the prior Master Servicer's expense. In addition to any other amounts that are then payable to the terminated Master Servicer under this Agreement, the terminated Master Servicer shall then be entitled to receive (to the extent provided by Section 3.08) out of the Distribution Amount, reimbursements for any outstanding Interest Advances made during the period prior to the notice pursuant to this Section 7.02 which terminates the obligation and rights of the terminated Master Servicer under this Agreement. The Trustee and the successor Master Servicer may set off and deduct any amounts owed by the terminated Master Servicer from any amounts payable to the terminated Master Servicer. The terminated Master Servicer shall grant the Trustee, the successor Master Servicer and the Certificate Insurer reasonable access to the terminated Master Servicer's premises at the terminated Master Servicer's expense.

          Section 7.03.  Appointment of Successor.
                         ------------------------

          (a) On or after the time the Master Servicer receives a notice of termination pursuant to Section 7.02 or upon the resignation of the Master Servicer pursuant to Section 6.04, the Trustee shall be the successor in all respects to the Master Servicer in its capacity as master servicer under this Agreement and the transactions set forth or provided for in this Agreement, and shall be subject to all the responsibilities, restrictions, duties, liabilities and termination provisions relating thereto placed on the Master Servicer by the terms and provisions of this Agreement. The Trustee shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession. If the Trustee or any other successor Master Servicer is acting as Master Servicer hereunder, it shall be subject to termination under
Section 7.02 upon the occurrence of a Master Servicer Termination Event applicable to it as Master Servicer.

          (b) Any successor Master Servicer appointed pursuant to the provisions of the Agreement must be approved by the Certificate Insurer (provided no Certificate Insurer Default is then occurring and continuing) and shall execute, acknowledge and deliver to the Trustee, the Certificate Insurer and its predecessor Master Servicer an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor Master Servicer shall become effective.

          (c) Any successor Master Servicer shall be entitled to such compensation (whether payable out of the Distribution Amount or otherwise) as the Master Servicer would have been entitled to under the Agreement if the Master Servicer had not resigned or been terminated hereunder. The Certificate Insurer and a successor Master Servicer may agree on additional compensation to be paid to such successor Master Servicer in accordance with
Section 4.05(a)(xiii). In addition, any successor Master Servicer shall be entitled, to reasonable transition expenses incurred in acting as successor Master Servicer pursuant to Section 4.05(a)(xiii).

          Section 7.04.  Notification to Certificateholders.  Upon any
                         ----------------------------------
termination of the Master Servicer or appointment of a successor to the Master Servicer, the Trustee shall give prompt written notice thereof to Certificateholders at their respective addresses appearing in the Certificate Register.

          Section 7.05.  Waiver of Past Defaults.  The Certificate Insurer
                         -----------------------
(or, if a Certificate Insurer Default shall have occurred and be continuing, the Certificateholders pursuant to a Class Vote) may, on behalf of all Holders of Certificates, waive any default by the Master Servicer in the performance of its obligations hereunder and its consequences. Upon any such waiver of a past default, such default shall cease to exist, and any Master Servicer Termination Event arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

                                 ARTICLE VIII

                            Concerning the Trustee

          Section 8.01.  Duties of the Trustee and Contract of Insurance
                         -----------------------------------------------
Holder.
- ------

          (a) The Trustee, prior to the occurrence of a Master Servicer Termination Event and after the curing of all Master Servicer Termination Events which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Agreement. In case a Master Servicer Termination Event has occurred and not been cured (the appointment of a successor servicer (including the Trustee) shall for purposes of this Article be deemed such a cure), the Trustee shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in its exercise as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs. The Trustee shall not, except as otherwise provided in this Agreement, sell or otherwise transfer any of the Trust Property.

          (b) The Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, notices, orders or other instruments furnished to the Trustee that are specifically required to be furnished pursuant to any provision of this Agreement, shall examine them to determine whether they conform to the requirements of this Agreement; provided, however, that the Trustee, in its capacity as such, shall not be
- --------  -------
responsible for the accuracy or content of any such resolution, certificate, statement, opinion, report, document, notice, order or other instrument furnished to the Trustee pursuant to this Agreement. The Trustee shall promptly mail each such resolution, certificate, statement, opinion, report, document, notice, order or other instrument to each Certificateholder.

          (c) No provision of this Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own bad faith or willful misconduct; provided, however,
                                                           --------  -------
that:

            (i) Prior to the occurrence of a Master Servicer Termination Event, and after the curing of all such Master Servicer Termination Events which may have occurred, the duties and obligations of the Trustee shall be determined solely by the express provisions of this Agreement, the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee and, in the absence of bad faith, willful misconduct, or negligence on the part of the Trustee or actual knowledge to the contrary of a Responsible Officer of the Trustee assigned to and working in the Trustee's Corporate Trustee Administration Department, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee that conform to the requirements of this Agreement;

           (ii) The Trustee shall not be personally liable for an error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

          (iii) The Trustee shall not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction given pursuant to a Class Vote, relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, with respect to such Class of Certificates under this Agreement;

           (iv) The Trustee shall not be personally liable for any failure to ascertain whether a Certificateholder is an affiliate of the Master Servicer or the Depositor for purposes of obtaining Certificateholder consent pursuant to the terms of this Agreement;

            (v) For all purposes of this Agreement, the Trustee shall not be deemed to have knowledge of any Master Servicer Termination Event unless a Responsible Officer of the Trustee assigned to and working in the Trustee's Corporate Trustee Administration Department shall have actual knowledge thereof or if written notice thereof is received by the Trustee in accordance herewith, and in the absence of such knowledge no provision hereof requiring the taking of any action or the assumption of any duties or responsibility by the Trustee following the occurrence of any Master Servicer Termination Event shall be effective as to the Trustee; and

           (vi) None of the provisions contained in this Agreement shall in any event require the Trustee to perform, or to be responsible for the manner of performance of, any of the obligations of the Master Servicer or the Servicer under this Agreement or to supervise or monitor the performance of such obligations (other than to determine that any notices, reports or statements required to be delivered to it by the Master Servicer hereunder comply with the provisions of this Agreement), except during such time, if any, as the Trustee shall be the successor to, and be vested with the rights, duties, powers and privileges of the Master Servicer in accordance with the provisions of this Agreement.

          (d) If the Trustee receives any funds from the FHA or any other Person with respect to the Loans or any other assets of the Trust, the provisions of Section 3.12(e) shall apply.

          (e) In the event that any conservator or receiver shall be appointed for Mego, the Trustee shall cause the Master Servicer to notify the Obligors of the sale of the Loans to the Trust.

          Section 8.02.  Certain Matters Affecting the Trustee.  Except as
                         -------------------------------------
otherwise provided in Section 8.01:

            (i) The Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, Officer's Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

           (ii) The Trustee shall be under no obligation to exercise any of the trusts or powers vested in it by this Agreement or to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of the Certificate Insurer or any of the Certificateholders, pursuant to the provisions of this Agreement, expend or use its own funds or otherwise incur any financial liability in the performance of any of its duties as Trustee hereunder, or in the exercise of any of its rights or powers as such, unless either (A) payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in taking such action is, in the opinion of the Trustee, reasonably assured to the Trustee by the security afforded to it by the terms of this Agreement, or (B) the Certificate Insurer or such Certificateholders as the case may be shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby
(which, in the case of a Certificateholder which is an institutional investor, will be deemed satisfied by a written agreement of indemnity from such Certificateholder); the right of the Trustee to perform any discretionary act enumerated in this Agreement shall not be construed as a duty, and the Trustee shall not be answerable for other than its negligence, bad faith or willful misconduct in the performance of any such act; nothing contained herein shall, however, relieve the Trustee of the obligation, upon the occurrence of a Master Servicer Termination Event which has not been cured, to exercise such of the rights and powers vested in it by this Agreement, and to use the same degree of care and skill in their exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs;

          (iii) The Trustee shall not be personally liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

           (iv) The Trustee may consult with counsel and any Opinion of Counsel or written advice of counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such Opinion of Counsel or written advice;

            (v)     Prior to the occurrence of a Master Servicer Termination
Event hereunder and after the curing of all such Master Servicer Termination Events which may have occurred, the Trustee shall not be bound to make any
investigation  into   the  facts  or   matters  stated  in   any  resolution,
certificate,  statement,   instrument,  opinion,  report,   notice,  request,
consent, order, approval, bond or other paper or document, unless requested in writing to do so by the Certificate Insurer or pursuant to a Class Vote; provided, however, that if the payment within
- -------   -------
a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Agreement, the Trustee may require reasonable indemnity from the Certificate Insurer or the Certificateholders, as the case may be, giving such direction against such expense or liability as a condition to so proceeding (which, in the case of a Certificateholder which is an institutional investor, will be deemed satisfied by a written agreement of indemnity from such Certificateholder), except that, if a Master Servicer Termination Event has occurred and is continuing, the expenses of any such investigation shall be paid by the Master Servicer or, if paid by the Trustee, shall be repaid by the Master Servicer upon demand, and the Trustee shall not have any lien, claim or demand upon the Trust for the payment thereof;

           (vi) The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or through agents or attorneys; and

          (vii) The Trustee shall not be required to give any bond or surety in respect of the trust created hereby or the powers created hereunder.

          Section 8.03.  Trustee Not Liable for Certificates or Loans.  The
                         --------------------------------------------
recitals contained herein and in the Certificates (other than the countersignature of the Trustee on such Certificates) shall not be taken as the statements of the Trustee, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Agreement (other than as to the execution and delivery of this Agreement by the Trustee) or of the Certificates (other than the countersignature of the Trustee on such Certificates) or of any Loan or related document. The Trustee shall not be accountable for the use or application by the Depositor of any of the Certificates or of the proceeds of such Certificates, or for the use or application of any funds paid to the Master Servicer (unless the Trustee is acting as such) in respect of the Loans or deposited in or withdrawn by the Master Servicer from the Collection Accounts, other than funds so withdrawn and thereafter deposited in the Distribution Account. Except as otherwise expressly provided herein, the Trustee shall have no obligation to inspect, insure or pay taxes on any Property, to investigate the state of title with respect to any Property, to ensure the priority or perfection of any Mortgage or security interest or to file or record any assignment, lien, financing statement, continuation statement or security interest in relation to any Loan or Property or to ensure the priority or perfection of any security referred to in this Agreement or to prepare, file or record any assignment, lien, financing statement or continuation statement with respect thereto or to prepare or file any Securities and Exchange Commission filings for the Trust or to record this Agreement.

          Section 8.04.  Trustee May Own Certificates.  The Trustee in its
                         ----------------------------
individual or any other capacity may become the owner or pledgee of Certificates of any Class with the same rights as it would have if it were not Trustee, except that no determination, vote or request as Holder of such Certificates shall be included in the determination of a Class Vote. The Trustee, in its individual capacity, may deal with either the Depositor, the Certificate Insurer and the Master Servicer, each in their individual capacities, with the same rights it would have if it were not Trustee.

          Section 8.05.  Trustee's Fees and Expenses;
                         ----------------------------
Indemnification.
- ---------------

          (a) The Trustee will disburse to itself pursuant to Section 4.05(a)(iv), to the extent funds are available therefor, the Trustee Fee for all services rendered by it in the execution of the trusts hereby created and in the exercise and performance of any of the powers and duties hereunder of the Trustee.

          (b) Mego shall indemnify the Trustee and its agent for, and hold them harmless against, any loss, liability or expense (including reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any of the provisions of this Agreement (including the reasonable compensation and the expenses and disbursements of its counsel and of all Persons not regularly in its employ and the fees and expenses of any co-trustee appointed hereunder)) incurred by the Trustee or such agent without negligence, willful misfeasance or bad faith on the part of the Trustee or any such agent and arising out of or in connection with the acceptance or administration of the trusts created hereby, including without limitation the costs and expenses of defending the Trustee or any such agent against any claim or liability incurred by them in connection with the exercise or performance of any of their powers or duties hereunder, including the signing of any document pursuant to this Agreement, and including without limitation any liability incurred by the Trustee arising from the Depositor's bad faith, willful misfeasance or negligence. The obligations set forth in this Section 8.05(b) shall survive the termination of this Agreement.

          Section 8.06.  Eligibility Requirements for Trustee.  The Trustee
                         ------------------------------------
hereunder shall at all times be a corporation or national banking association organized and doing business under the laws of the United States or of any state, authorized under such laws to exercise corporate trust powers, subject to supervision or examination by federal or state authority and either
(i) having a combined capital and surplus of at least $50,000,000 or
(ii) being the wholly-owned subsidiary of a bank holding company having such a capital and surplus. If such corporation or national banking association publishes reports of condition at least annually, pursuant to law or the requirements of the aforesaid supervising or examining authority, then for the purpose of this Section 8.06 the combined capital and surplus of such corporation or national banking association shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.
By executing and delivering this Agreement, the Trustee represents and warrants that it meets such requirements as of the date hereof. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 8.06, the Trustee shall resign immediately in the manner and with the effect specified in Section 8.07. Neither the Master Servicer nor any affiliate thereof shall be eligible to serve as Trustee at any time, except that the Trustee may serve as successor master servicer pursuant to Section 7.02.

          Section 8.07.  Resignation and Removal of the Trustee.
                         --------------------------------------

          (a) The Trustee may resign and be discharged from the trust hereby created by giving not less than 60 days' written notice thereof to the Master Servicer and the Certificate Insurer. Upon receiving such notice of resignation, the Depositor with the prior written consent of the Certificate Insurer or, if a Certificate Insurer Default is then occurring and continuing, the Depositor shall promptly appoint a successor trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor trustee. If no successor trustee shall have been so appointed and have accepted appointment within sixty days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

          (b) If at any time the Trustee shall cease to be eligible in accordance with the provisions of Section 8.06, or if the Trustee has failed to perform any obligation hereunder and such failure materially and adversely affects Certificateholders of any Class or the Certificate Insurer, and, in either such case, the Trustee shall fail to resign after written request therefor by the Depositor, with the consent of the Certificate Insurer, if a Certificate Insurer Default is not then occurring and continuing, or the Certificate Insurer, if a Certificate Insurer Default is not then occurring and continuing or if at any time the Trustee shall become incapable of acting, or shall be adjudged as bankrupt or insolvent, or a receiver or other conservator of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case the Depositor may with the prior written consent of the Certificate Insurer or at the written request of the Certificate Insurer shall remove the Trustee and appoint a successor trustee acceptable to the Certificate Insurer by written instrument, in duplicate, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee.

          (c) Any resignation or removal of the Trustee and appointment of a successor trustee pursuant to any of the provisions of this Section 8.07 shall become effective upon acceptance of appointment by the successor trustee as provided in Section 8.08.

          Section 8.08.  Successor Trustee.
                         -----------------

          (a) Any successor trustee appointed as provided in Section 8.07 shall execute, acknowledge and deliver to the Depositor and to its predecessor trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee shall become effective and the acceptance of such successor trustee shall become effective, and such successor trustee, without any further act, deed or conveyance, shall become fully vested with all rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as Trustee herein. The predecessor trustee shall upon payment of any unpaid Trustee Fees deliver to the successor trustee all Files, related documents, statements and funds held by it hereunder, including, without limitation, the monies held in the Distribution Account and the FHA Premium Account and the Depositor and the predecessor trustee shall execute and deliver such instruments and do such other things as may reasonably be required more fully and certainly to vest and confirm in the successor trustee all such rights, powers, duties and obligations, provided, however,
                                                         --------- -------
that the Trust shall remain liable to the predecessor trustee for any unpaid outstanding fees and expenses of such predecessor trustee.

          (b) No successor trustee shall accept appointment as provided in this Section 8.08 unless at the time of such acceptance such successor trustee shall be eligible under the provisions of Section 8.06. In addition, no appointment of a successor trustee shall be effective until such entity holds a contract of insurance that covers the Loans or First Trust of New York, National Association, as Contract of Insurance Holder is appointed co-trustee under this Pooling and Servicing Agreement.

          (c) Upon acceptance of appointment by a successor trustee as provided in this Section 8.08, the Master Servicer shall mail notice of the succession of such trustee hereunder to all Certificateholders at their respective addresses appearing in the Certificate Register and be entitled to reimbursement of expenses for such mailing from Mego.

          Section 8.09.  Merger or Consolidation of the Trustee.  Any
                         --------------------------------------
corporation or national banking association into which the Trustee may be merged or converted or with which it may be consolidated or any corporation or national banking association resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation or national banking association succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding, provided that such corporation or national banking
                 --------
association shall be eligible under the provisions of Section 8.06. The Trustee or its successor hereunder shall provide the Depositor and the Certificate Insurer with prompt notice of any such transaction.

          Section 8.10.  Appointment of Co-Trustee or Separate Trustee.
                         ---------------------------------------------

          (a) Notwithstanding any other provisions hereof at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust or property securing the same may at the time be located, the Depositor and the Trustee acting jointly with the prior written consent of the Certificate Insurer shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee to act as co-trustee or co-trustees, jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Trust, and to vest in such Person or Persons, in such capacity, such title to the Trust, or any part thereof, and, subject to the other provisions of this Section 8.10, such powers, duties, obligations, rights and trusts as the Master Servicer and the Trustee may consider necessary or desirable. If the Master Servicer shall not have joined in such appointment within fifteen days after the receipt by it of a request so to do, or in case a Master Servicer Termination Event shall have occurred and be continuing, the Trustee shall have the power to make such appointment with the prior written consent of the Certificate Insurer. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under
Section 8.06, and no notice to Certificateholders of the appointment of co-trustee(s) or separate trustee(s) shall be required under Section 8.08.

          (b) In the case of any appointment of a co-trustee or separate trustee pursuant to this Section 8.10, all rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as successor to the Master Servicer hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Trustee.

          (c) Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument of appointment of any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article VIII. Each separate trustee, and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee.

          (d) Any separate trustee or co-trustee may, at any time, constitute the Trustee, its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

          (e) No trustee hereunder shall be held personally liable by reason of any act or omission of any other trustee hereunder.

          (f) The Trustee may at any time accept the resignation of or remove any separate trustee or co-trustee.

          Section 8.11.  Appointment of Custodians.
                         -------------------------

          (a) Any provision of this Agreement notwithstanding, the Trustee may, with the consent of the Master Servicer and the prior written consent of the Certificate Insurer, appoint, as agents for the Trustee, one or more Custodians to hold all or a portion of the Files, and to take such other action with respect thereto as shall be consistent with the terms of this Agreement, by entering into a Custodial Agreement in form and substance satisfactory to the Certificate Insurer, provided that none of the provisions
                                         --------
of this Section 8.11 relating to agreements or arrangements between the Trustee and any Custodian or to actions taken through any such Custodian or otherwise shall be deemed to relieve the Trustee of any of its duties and obligations hereunder, and the Trustee shall be obligated with respect thereto to the same extent and under the same terms and conditions as if it alone were performing all such duties and obligations. Any Custodian shall have a combined capital and surplus of at least $10,000,000. The Trustee shall be entitled to enter into any agreement with any Custodian performing services on behalf of the Trustee related to its duties and obligations hereunder for indemnification of the Trustee by such Custodian, and nothing contained in this Agreement shall be deemed to limit or modify such indemnification.

          (b) The Custodian in its individual or any other capacity may become the owner or pledgee of Certificates of any Class with the same rights it would have if it were not Custodian.

          (c) Subject to the provisions of this Article VIII, the Trustee agrees to comply with the terms of each such Custodial Agreement and to enforce the terms and provisions thereof against the Custodian for the benefit of Certificateholders and the Certificate Insurer. The Trustee shall be solely liable for all fees owed by it to any Custodian performing services on behalf of the Trustee, irrespective of whether the Trustee's compensation pursuant to this Agreement is sufficient to pay such fees. Any Custodial Agreement shall require that the Custodian thereunder maintain continuous custody of each File in the State of Minnesota, unless the Trustee shall obtain an Opinion of Counsel acceptable to the Certificate Insurer from a firm of attorneys licensed to practice law in the State in which custody of the Files will be maintained to the effect that, in the event that the intended transfer and sale to the Trustee by the Depositor of the Loans is deemed to be the grant of a security interest in the Trust rather than a sale, the Trustee will have a perfected first priority security interest in the Notes despite the fact that custody of the Files no longer is maintained in the State of Minnesota.

          Section 8.12.  Certain Tax Matters.
                         -------------------

          (a) The Trustee is hereby authorized and directed by Mego and to elect to treat the REMIC Pool, including the Collection Account, the Distribution Account and the FHA Premium Account, as a REMIC in accordance with the REMIC Provisions. In connection with such election, (i) the Class
R Certificates are hereby designated as the sole class of "residual interests" in the REMIC Pool, (ii) the Senior Certificates are hereby designated as classes of "regular interests" in the REMIC Pool, (iii) the latest possible maturity date of the Senior Certificates is the Final Scheduled Distribution Date, and (iv) the Closing Date is hereby designated as the "Start-Up Day" of the REMIC Pool, all within the meaning of the REMIC Provisions. The taxable year of the REMIC Pool shall be the calendar year and the first taxable year shall begin on the Closing Date. The books of the REMIC Pool shall be maintained on an accrual basis for federal income tax purposes.

          (b) The Trustee as agent for Mego, so long as it shall be a Holder of a Class R Certificate, and otherwise the Residual Holder appointed in accordance with the provisions of the Code, shall:

            (i) in a timely manner, prepare, file with the Internal Revenue Service or other appropriate authorities, and cause the Trustee to mail to Certificateholders, as required, any Tax Returns, and any other federal, state or local tax or information returns or reports that are required to be so filed, or provided to Certificateholders, with respect to the REMIC Pool;

           (ii) in the first Tax Return, elect to treat the REMIC Pool, as a REMIC;

          (iii) in the Tax Return for each taxable year of the REMIC Pool, designate as the tax matters person for the REMIC Pool (x) Mego or an affiliate thereof, if Mego or such affiliate, as the case may be, owned a Class R Certificate at any time during such taxable year, or (y) if neither Mego nor an affiliate thereof owned a Class R Certificate at any time during such taxable year, (A) the Holder of a Class R Certificate designated in a notice delivered to the Trustee prior to the date of completion of such Tax Return by Holders of Class R Certificates representing a majority of the Residual Interests, or (B) if no such notice is received, the Person holding, at the end of such taxable year, Class R Certificates representing, in the aggregate, a greater percentage of the Residual Interests than Class R Certificates then held by any other Person;

           (iv) maintain or instruct the Trustee to maintain records as to investments and other assets of the REMIC Pool sufficient to show compliance with the REMIC Provisions during each taxable year of the REMIC Pool; and

            (v) take all actions necessary to ensure that the Tax Return and such other returns or reports are signed by a Person that is both authorized to sign such returns or reports hereunder and is an appropriate Person to sign such returns or reports under the law applicable to such returns or reports (including in the case of the Tax Return, the Code, Treasury Regulations, and any official pronouncements of the Internal Revenue Service).

The Trustee is hereby authorized under this Agreement to sign on behalf of the REMIC Pool the Tax Return and any such other returns and reports. Each Holder of a Class R Certificate hereby irrevocably appoints and authorizes the Trustee to be its attorney-in-fact for purposes of signing any such returns and reports. The Trustee shall (i) give notice to the Internal Revenue Service on Internal Revenue Service Form 56 that it is acting in a fiduciary capacity on behalf of the REMIC Pool in accordance with Treasury Regulation
Section 1.860F-4(c), and (ii) sign such return or report, provided that the
                                                          --------
Trustee shall be protected in signing such return or report to the extent provided in Section 8.05(b). The Trustee shall cause the REMIC Pool accountants to include in the first federal income tax return the information required by Treasury Regulation Section 1.860D-1(d)(2) and Treasury Regulation Section 1.860F-4(b)(2).

          (c) This Agreement shall be construed so as to carry out the intention of the parties that the REMIC Pool be a REMIC at all times from the Start-up Day to the Termination Date. Neither the Master Servicer nor the Trustee shall knowingly or intentionally take any action or omit to take any action that would cause the imposition of a tax on the REMIC Pool or Trust under the REMIC Provisions or cause the REMIC Pool to fail to qualify as a REMIC at any time that any Certificate is outstanding. Without limiting the generality of the foregoing, after the Start-up Day the Trustee shall not accept any contribution of assets to the REMIC Pool unless the Trustee shall have received an Opinion of Counsel to the effect that such contribution will not cause the imposition of a tax on the REMIC Pool under the REMIC Provisions or cause the REMIC Pool to fail to qualify as a REMIC at any time that any Certificate is outstanding. There is no requirement for any holder of a Residual Interest to contribute any amount to the Trust.

          (d) The Trustee is hereby authorized and directed to make information available to the Internal Revenue Service and to any Holder or transferor of a Class R Certificate necessary for compliance with Section 860E(e) of the Code. The Master Servicer shall maintain records and information related to the Loans and Monthly Payments sufficient to make any calculations that may be required pursuant to such section and shall provide such information to the Trustee; provided, however, that any calculations
                                 --------  -------
necessary to provide such information to any Holder or the Internal Revenue Service shall be performed by the accountants for the REMIC Pool. The provisions of Section 11.02(vi) shall also apply.

          (e) The Trustee shall apply promptly to the Internal Revenue Service for a Taxpayer Identification Number for the REMIC Pool and, promptly upon receipt thereof, shall forward to the Master Servicer a copy of the "Notice of New Employer Identification Number Assigned."

          (f) In connection with assisting Mego (or such other Residual Holder as is referred to in Section 8.12(a) above) in the preparation of, and in filing of, any Tax Returns or other returns or reports pursuant to this Section, the Trustee may rely on information provided by Mego and the Master Servicer and Mego or the Master Servicer, as appropriate, shall indemnify and hold harmless the Trustee for any loss, liability or expense incurred in connection with such preparation and filing arising by reason of such person's bad faith, willful misfeasance or negligence in providing or failing to provide such information. The Trustee shall be entitled to reimbursement from Mego for its reasonable out-of-pocket expenses and disbursements except any such expenses or disbursements as may arise from its negligence, willful misfeasance or bad faith and except as provided in the following sentence.

          (g) The Trustee shall file IRS Form 8811 within the time prescribed by law and make available on a timely basis all information required to be provided pursuant to Temporary Treasury Regulation Section 1.6049-7T(e) (or any successor provision) to persons entitled to receive information pursuant thereto.

          Section 8.13.  Representations and Warranties of the Trustee.
                         ---------------------------------------------

          The Trustee represents and warrants to, and agrees with, the parties hereto, the Certificate Insurer and Certificateholders that:

          (a) The Trustee is duly organized as a national banking association under the laws of the United States of America, is validly existing and in good standing in such state and has the corporate power and authority under United States law to conduct its corporate trust business as now conducted.

          (b) The Trustee has full corporate power and authority under United States law to enter into and perform all transactions contemplated herein and no consent, approval, authorization or order of any federal court or governmental agency or body governing or having jurisdiction with respect to the Trustee's trust powers is required for the Trustee to enter into this Agreement and to perform its obligations hereunder.

          (c) The Certificates when countersigned by the Trustee shall have been duly and validly countersigned in accordance with this Agreement.

          (d) The execution, delivery and performance by it of this Agreement (a) do not violate any provision of any law or regulation governing the banking and trust powers of the Trustee or any order, writ, judgment, or decree of any court, arbitrator, or governmental authority applicable to the Trustee or any of its assets, (b) do not violate any provision of its corporate charter or by-laws, (c) do not violate any provision of, or constitute, with or without notice or lapse of time, a default under, or result in the creation or imposition of any lien on any of the Trust Property pursuant to the provisions of any mortgage, indenture, contract, agreement or other undertaking other than this Agreement to which it is a party and (d) have been duly authorized by the Trustee.

          (e) This Agreement has been duly executed and delivered by the Trustee and constitutes the legal, valid and binding agreement of the Trustee, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and by equitable limitations on the availability of specific remedies, regardless of whether such enforceability is considered in a proceeding in equity or at law.

          (f) The Trustee has taken actual possession of the Notes, Mortgages and any other related documents delivered pursuant to Section 2.01(b) in good faith, and without notice or knowledge: (i) of any adverse claims, lien, or encumbrance against any of the same; (ii) that any Note was overdue (except for those Loans referred to in Section 2.03(b)(ii) that are delinquent as of the Closing Date) or had been dishonored or subject to the circumstances described in Section 3.304 of the Uniform Commercial Code as in effect in the State of New York; or, (iii) of any other defense against or claim to the Notes by any other person or entity. For purposes of this subsection (g), the Trustee shall not be deemed to have had notice or knowledge of the foregoing matters unless a Responsible Officer assigned to and working in the Trustee's Corporate Trustee Administration Department shall have actual knowledge thereof or written notice thereof is received by the Trustee in accordance herewith.

          (g) The Trustee has taken actual possession of the Notes, Mortgages and other items in the Files in the ordinary course of its business.

          (h) The Trustee is authorized and approved by FHA for participation in the FHA Title I loan program and holds the Contract of Insurance, which is a valid contract of insurance from FHA for such purpose; and no contract of insurance held by the Trustee has ever been revoked or terminated by FHA.

          Section 8.14.  Streit Act.  Any provisions required to be contained
                         ----------
in this Agreement by Section 126 Article 4-A of the New York Real Property law are hereby incorporated, and such provisions shall be in addition to those conferred or imposed by this Agreement; provided, however, that to the
                                              --------  -------
extent that such Section 126 shall not apply to this Agreement, said Section 126 shall not have any effect, and if said Section 126 should at any time be repealed or cease to apply to this Agreement, or be construed by judicial decision to be inapplicable, said Section 126 shall cease to have any further effect upon the provisions of this Agreement. In case of a conflict between the provisions of this Agreement and any mandatory provisions of Article 4-A of the New
York Real Property law, such mandatory provisions of said Article 4-A shall prevail, provided that if said Article 4-A shall not apply to this Agreement,
         --------
should at any time be repealed, or cease to apply to this Agreement, or be construed by judicial decision to be inapplicable, such mandatory provision of such Article 4-A shall cease to have any further effect upon the provisions of this Agreement; provided, however, that the Trustee agrees to
                              --------  -------
act in good faith in the exercise of its rights and powers hereunder.

          Section 8.15.  Rights to Direct Trustee.  Subject to Section
                         ------------------------
8.02(ii), the Certificate Insurer (or, if an Certificate Insurer Default shall have occurred and be continuing, the Certificateholders pursuant to a Class Vote) shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee; provided, however,
                                                        --------  -------
that subject to Section 8.01, the Trustee shall have the right to decline to follow any such direction if the Trustee being advised by counsel determines that the action so directed may not lawfully be taken, or if the Trustee in good faith shall, by a Responsible Officer, determine that the proceedings so directed would be in violation of this Agreement or any other Transaction Document or would subject it to personal liability against which it has not been provided reasonable indemnity (which, in the case of a Certificateholder which is an institutional investor, will be deemed satisfied by a written agreement of indemnity from such Certificateholder) or (in the case of directions provided by a Class Vote) be unduly prejudicial to the rights of Certificateholders not parties to such direction; and provided further that nothing in this Agreement shall impair the right of the Trustee to take any action deemed proper by the Trustee and which is not inconsistent with such direction by the Certificate Insurer or the Certificateholders.

          Section 8.16.  Reports to the Securities and Exchange Commission.
                         -------------------------------------------------
The Trustee shall, on behalf of the Trust, cause to be filed with the Securities and Exchange Commission any periodic reports required to be filed under the provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission thereunder. Upon the request of the Trustee, each of the Seller, the Servicer, the Depositor and the Master Servicer shall cooperate with the Trustee in the preparation of any such report and shall provide to the Trustee in a timely manner all such information or documentation as the Trustee may reasonable request in connection with the performance of its duties and obligations under this Section.

                                  ARTICLE IX

                                 Termination

          Section 9.01.  Termination.
                         -----------

          (a) The respective obligations and responsibilities of Mego, the Master Servicer, the Depositor and the Trustee created hereby with respect to the Certificates (other than the obligation to make certain payments and to send certain notices to Certificateholders as hereinafter set forth) shall terminate immediately following the occurrence of the last action required to be taken by the Trustee pursuant to this Article IX on the Termination Date; provided, however, that in no event shall the trust created hereby,
      --------  -------
i.e., the Trust, continue beyond the expiration of twenty-one years from the
- ----
death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James's, living on the Closing Date; and provided, further, that the respective obligations and
                  --------  -------
responsibilities of Mego and the Master Servicer with respect to reimbursing the Trustee for claims of the FHA shall continue until the Final Date pursuant to Section 3.12(g). As soon as practicable after the termination of the Trust, the Trustee shall surrender the Policy to the Certificate Insurer for cancellation.

          (b) The REMIC Pool shall be terminated with the consent of the Certificate Insurer, and the assets of the REMIC Pool shall be sold or otherwise disposed of in connection therewith, only pursuant to a Plan of Complete Liquidation adopted by the Trustee at the direction of the Depositor and having the terms set forth in Section 9.01(c). Each Holder of a Certifi-cate hereby irrevocably approves and appoints the Trustee, acting at the direction of the Depositor as its attorney-in-fact for the purposes of the adoption of the Plan of Complete Liquidation. The Trustee, acting at the direction of the Depositor, shall adopt a Plan of Complete Liquidation promptly following the Trustee's receipt of a Notice of Termination.

          (c) The Plan of Complete Liquidation shall be adopted on the earliest practicable date occurring not more than 90 days prior to the Anticipated Termination Date specified in the Notice of Termination, and shall provide:

            (i) for the actions contemplated by the provisions hereof pursuant to which the applicable Notice of Termination is given;

           (ii) that the REMIC Pool shall terminate as a REMIC as required by Section 860F(a)(4) of the Code on a Distribution Date occurring not more than 90 days following the date of adoption of the Plan of Complete Liquidation; and

          (iii) that all assets of the REMIC Pool required to be sold pursuant to the Plan of Complete Liquidation shall be sold after the date of adoption thereof, such sale to be conducted by the Master Servicer on behalf of the Trustee;
provided that the Plan of Complete Liquidation may be adopted prior to the
- --------
ninetieth day prior to the Anticipated Termination Date and, to the extent consistent with the actions contemplated by the provisions hereof pursuant to which the applicable Notice of Termination is given, may provide for actions different from those set forth in clauses (ii) or (iii) if an Opinion of Counsel shall have been previously delivered to the Trustee to the effect that the adoption of a Plan of Complete Liquidation that provides for such alternative actions as are set forth in such Opinion of Counsel will not result in the imposition of a tax on the REMIC Pool or pursuant to the REMIC Provisions cause the REMIC Pool to fail to qualify as a REMIC at any time that any Certificate is Outstanding. The Trustee shall deliver to the Master Servicer and the Certificate Insurer a copy of the Plan of Complete Liquidation promptly following its adoption.

          (d) Subject to the provisions of the following sentence, Mego or, if such option is not exercised by Mego, the Master Servicer may, at its option (with the prior written consent of the Certificate Insurer if such purchase would result in a claim under the Policy), upon not less than thirty days' prior notice given to the Trustee at any time on or after the applicable Early Termination Notice Date, purchase on the Monthly Cut-Off Date specified in such notice, all, but not less than all, the Loans, all claims made under the Contract of Insurance with respect to Loans that are pending with FHA ("FHA Pending Claims") and Foreclosed Properties then included in the Trust, at a purchase price, payable in cash, equal to the sum of:

            (i) the Principal Balance of each Loan included in the Trust as of such Monthly Cut-Off Date;

           (ii) all unpaid interest accrued on the Principal Balance of each such Loan at the related Net Loan Rate to such Monthly Cut-Off Date;

          (iii) the aggregate fair market value of the FHA Pending Claims for which a claim has been filed with the FHA included in the Trust on such Monthly Cut-Off Date, as determined by an Independent appraiser acceptable to the Trustee as of a date not more than thirty days prior to such Monthly Cut-Off Date;

           (iv) the aggregate fair market value of each Foreclosed Property included in the Trust on such Monthly Cut-

     Off Date, as determined by an Independent appraiser acceptable to the Trustee as of a date not more than thirty days prior to such Monthly Cut-Off Date; and

            (v) any unreimbursed amounts due to the Certificate Insurer under this Agreement or the Insurance Agreement.
Any amount received from such sale with respect to FHA Pending Claims shall be considered FHA Insurance Payment Amounts. The expense of any Independent appraiser required under this Section 9.01(d) shall be a nonreimbursable expense of Mego. Mego or the Master Servicer shall effect the purchase referred to in this Section 9.01(d) by deposit of the purchase price into the Distribution Account. The Trustee shall give written notice of the Early Termination Notice Date to the Certificate Insurer promptly upon the occurrence thereof.

          (e) If the Trust has not been previously terminated pursuant to subsection (d) of this Section 9.01 the Master Servicer shall give the Trustee and the Certificate Insurer notice as soon as practicable (at least 45 days before the Distribution Date) of the Distribution Date which is the earlier of (i) the Final Scheduled Distribution Date and (ii) the Distribution Date on which the Master Servicer anticipates the latest of the maturity or other liquidation of the last Loan.

          (f)  Notice of any termination of the Trust pursuant to this
Section 9.01 shall be mailed, via first class mail, postage prepaid, by the Trustee to affected Certificateholders at their addresses shown in the Certificate Register as soon as practicable after the Trustee shall have received a Notice of Termination, but in any event, not more than thirty days, and not less than five days, prior to the Anticipated Termination Date except that notice to Holders of Class R Certificates shall be made within two Business Days after the Trustee shall have received a Notice of Termination. The notice mailed by the Trustee to affected Certificateholders shall:

            (i) specify the Anticipated Termination Date on which the final distribution is anticipated to be made to Holders of Certificates of the Classes specified therein; and

           (ii) specify the amount of any such final distribution, if known.

If the Trust is not terminated on any Anticipated Termination Date for any reason, the Trustee shall promptly mail, via first class mail, postage prepaid, notice thereof to each affected Certificateholder.

          (g) On the Termination Date, amounts on deposit in the Distribution Account will be withdrawn and applied in the manner set forth in Section 4.05.


                                  ARTICLE X

                           Miscellaneous Provisions

          Section 10.01. Amendment.
                         ---------

          (a) This Agreement may be amended from time to time by the parties hereto as specified in this Section, with the prior written consent of the Certificate Insurer if a Certificate Insurer Default is not then occurring and continuing (unless such amendment materially and adversely affects the interests of the Certificate Insurer), provided that any amendment be accompanied by an Opinion of Counsel to the Trustee and the Certificate Insurer to the effect that such amendment complies with the provisions of this Section.

          (b) If the purpose of the amendment (as detailed therein) is to correct any mistake, eliminate any inconsistency, cure any ambiguity or deal with any matter not covered (i.e., to give effect to the intent of the parties and, if applicable, to the expectations of the Certificateholders), it shall not be necessary to obtain the consent of any Certificateholder, but the Trustee shall be furnished with a letter from the Rating Agency that the amendment will not result in the downgrading or withdrawal of the rating then assigned to any Certificate.

          (c) If the purpose of the amendment is to prevent the imposition of any federal or state taxes at any time that any Certificates are outstanding (i.e., technical in nature), it shall not be necessary to obtain the consent of any Certificateholder, but the Trustee shall be furnished with an Opinion of Counsel that such amendment is necessary or helpful to prevent the imposition of such taxes and is not materially adverse to any Certificateholder.

          (d) If the purpose of the amendment is to add or eliminate or change any provision of the Agreement other than as contemplated in (b) and
(c) above, the amendment shall require the consent of Holders of Certificates evidencing 51% of the Percentage Interests of each Class affected thereby; provided, however, that no such amendment shall (i) reduce in any manner the
- --------  -------
amount of, or delay the timing of, payments received that are required to be distributed on any Certificate without the consent of the related Certificateholder, or (ii) reduce the aforesaid percentage of Certificates the Holders of which are required to consent to any such amendment, without the consent of the Holders of all such Certificates then Outstanding.

          (e) In the event that federal legislation creates a new type of entity for federal income tax purposes, the "financial asset securitization investment trust" (a "FASIT"), the Trustee or the Depositor may amend this Agreement to effect a FASIT election for all or a portion of the Trust; provided, that the Trustee shall be furnished with an Opinion of Counsel to
- --------
the effect that such election will not adversely affect the Federal or applicable state income tax characterization of any outstanding Certificates or the taxability of the Trust under Federal or applicable state income tax laws.

          (f) Promptly after the execution of any amendment hereof, the Trustee shall furnish written notification of the substance of such amendment to each Holder of the affected Certificates.

          (g) It shall not be necessary for the consent of Certificateholders under this Section 10.01 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders and of any other consents, directions, waivers or other acts of Certificateholders hereunder shall be subject to such reasonable regulations as to the Trustee may prescribe.

          (h) The Trustee may, but shall not be obligated to, enter into any amendment hereto which affects the Trustee's own rights, duties, liabilities and immunities under this Agreement or otherwise, except to the extent necessary to maintain the qualification of the REMIC Pool as a REMIC.

          Section 10.02. Recordation of Agreement.
                         ------------------------

          (a) To the extent permitted by applicable law, this Agreement or a memorandum hereof (in a form mutually agreed upon by the Master Servicer, the Depositor, Mego, the Certificate Insurer and the Trustee) may be recorded in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the Properties are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Master Servicer at the expense of the Trust, if the Master Servicer determines that such recordation materially and beneficially affects the interests of the affected Certificateholders.

          (b) For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

          Section 10.03. Rights of Certificateholders.
                         ----------------------------

          (a) The death, incapacity or bankruptcy of any Certificateholder shall not operate to terminate this Agreement or the Trust, nor entitle such Certificateholder's legal representatives, heirs or successors to claim an accounting or to take any action or proceeding in any court for a partition or winding-up of the Trust, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

          (b) No Certificateholder shall have any right to vote (except as expressly provided herein) or in any manner otherwise control the operation and management of the Trust, or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Certificates, be construed as to constitute the Certificateholders of any Class or of all Classes from time to time as partners or members of an association; nor, to the extent permitted by applicable law, shall any Certificateholder be under any liability to any third person by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

          (c) No Holder of a Certificate of any Class shall have any right by virtue of any provision of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement, unless, with the prior written consent of the Certificate Insurer, if a Certificate Insurer Default is not then occurring and continuing the Holders shall have made written request pursuant to a Class Vote (wherein such request is only made by each such affected Class of Certificates) upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby (which, in the case of a Certificateholder which is an institutional investor, will be deemed satisfied by a written agreement of indemnity from such Certificateholder), and the Trustee, for sixty days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding; it being understood and intended, and being expressly covenanted by each Certificateholder with every other Certificateholder and the Trustee, that no one or more Holders of Certificates of any Class shall have any right in any manner whatever by virtue of any provision of this Agreement to affect, disturb or prejudice the rights of any other Holders of such Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder, or to enforce any right under this Agreement, except in the manner herein provided and for the equal, ratable and common benefit of all Certificateholders of such Class. For the protection and enforcement of the provisions of this Section 10.03, each and every Certificateholder and the
Trustee shall be entitled to such relief as can be given either at law or in equity. Nothing in this Agreement shall be construed as giving the Certificateholders any right to make a claim under the Policy.

          SECTION 10.04. GOVERNING LAW.  THIS AGREEMENT SHALL BE CONSTRUED
                         -------------

IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS THEREOF AND THE PROVISIONS OF THE
CERTIFICATES, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

          Section 10.05. Notices.
                         -------

          (a) All demands, notices, statements and reports hereunder shall be in writing (unless otherwise specified) and shall be deemed to have been duly given, if personally delivered, mailed by registered mail postage prepaid, or delivered by overnight courier or if telecopied (with confirmation by another prior specified method):

            (i)     in the case of the Master Servicer, to:

                    Norwest Bank Minnesota, N.A.
                    11000 Broken Land Parkway
                    Columbia, Maryland  21044-3562
                    Attention:     Master Servicing Department
                    ---------
                                   FHA Title I Loan
                                   Mego Trust 1996-2

     or such other address as may hereafter be furnished to the other parties hereto in writing by the Master Servicer;

           (ii)     in the case of Depositor to:

                    Financial Asset Securities Corp.
                    600 Steamboat Road
                    Greenwich, Connecticut 06830
                    Attention:  Charles A. Forbes
                    ---------

     or such other address as may hereafter be furnished to the other parties hereto in writing by the Depositor;

          (iii)     in the case of Mego
                    Prior to September 15, 1996, to:
                    ---------------------------

                    Mego Mortgage Corporation
                    210 Interstate North Parkway
                    Suite 250
                    Atlanta, Georgia 30339
                    Attention:  Jeff S. Moore, President

                    After September 15, 1996
                    ------------------------
                    Mego Mortgage Corporation
                    1000 Park Wood Circule
                    Atlanta, Georgia
                    Attention:  Jeff S. Moore, President

           (iv)     in the case of the Trustee, to:

                    First Trust of New York, N.A.
                    First Trust Center
                    180 East Fifth Street
                    St. Paul, Minnesota  55101
                    Attention:  Structured Finance
                    ---------

     or such other address as may hereafter be furnished to the other parties hereto in writing by the Trustee;

            (v)     in the case of the FHA, to:

                    Office of the Assistant Secretary
                      for Housing-Federal Housing
                      Commissioner
                    U.S. Department of Housing and Urban
                      Development
                    Washington, D.C. 20410-8000
                    Attention:  Jeanette Smith
                    ---------
                                Acting Director, Title I
                                  Accounting and Servicing Division
                                470 L'Enfant Plaza East
                                Suite 3100
                                Washington, D.C. 20024

           (vi)     in the case of Standard & Poor's, to:

                    Standard & Poor's Rating Services
                    25 Broadway, 15th Floor
                    New York, New York  10004
                    Attention:  Loan Surveillance
                    ---------

          (vii)     in the case of Moody's, to:

                    Moody's Investors Service, Inc.
                    99 Church Street
                    New York, New York  10007
                    Attention:  Home Equity Monitoring Department
                    ---------

         (viii)     in the case of the Certificate Insurer, to:

                    MBIA Insurance Corporation
                    113 King Street
                    Armonk, NY  10504
                    Attention:  Insured Portfolio Management
                                   Structured Finance (IPM -SF)
                                (Mego FHA Title I Loan Asset-Backed
                                Certificates, Series 1996-2)
                    Confirmation:  (914) 273-4545
                    Telecopy No.:  (914) 765-3164

          (b) Any notice required or permitted to be mailed to a Holder of any Class of Certificates (except for any notice required to be given to a Holder of Senior Certificate in connection with a Class Vote) and any information to be mailed by the Trustee to the Certificateholders pursuant to Section 8.01(b) shall be mailed by first class mail, postage prepaid, or delivered by overnight courier, to the address of such Holder appearing in the Certificate Register, with a copy thereof to each Person designated by such Holder in a written notice provided by such Holder to the Trustee. Any notice required or permitted to be given to a Holder of any Senior Certificate in connection with a Class Vote shall specify the consent sought and the circumstances relating thereto and shall state that if the Class Vote does not occur within 30 days after the date of such notice, such Class Vote shall be determined by the Certificate Insurer, which notice shall be delivered by overnight courier to the address of such Holder appearing in the Certificate Register, with a copy thereof to each Person designated by such Holder in a written notice provided by such Holder to the Trustee. Any notice or information so mailed within the time prescribed in this Agreement shall be conclusively presumed to have been duly given, whether or not such notice is received.

          Section 10.06. Severability of Provisions.  If any one or more of
                         --------------------------
the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, illegal or unenforceable, then such covenants, agreements, provisions or terms shall be deemed to be modified to the extent necessary to render them valid, legal and enforceable, and if no such modification shall render them valid, legal and enforceable, then such covenants, agreements, provisions or terms shall be severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of any Class of Certificates or the rights of the Holders thereof.

          Section 10.07. Waiver of Notice.  Notwithstanding anything to the
                         ----------------
contrary contained herein, any Holder of a Class R Certificate shall be entitled to:

            (i) waive any provision hereof that requires the Trustee to give any notice, or mail any report, statement or request for consent, to such Holder; and

           (ii) appoint the Master Servicer (with notice to the Trustee) as its attorney-in-fact for the purposes of providing any consent or giving any instruction required to be provided or given by such Holder hereunder. Any such waiver or appointment shall be in writing, shall be effective as of the later of the date specified therein and the date of receipt by the Master Servicer and/or the Trustee, as the case may be, and shall be revocable at any time by such Holder upon receipt of written notice thereof by the Trustee and/or the Master Servicer, as the case may be.

          Section 10.08. Access to List of Holders.  Upon the written
                         -------------------------
applications of Holders of Certificates representing greater than $2,000,000 in aggregate Denomination (hereinafter referred to as "applicants") to the Trustee, which application states that the applicants desire to communicate with other Holders with respect to their rights under this Agreement or under the Certificates, the Trustee shall, within five Business Days after the receipt of such application, afford such applicants access during normal business hours to the most recent Certificate Register. Every Holder agrees with the Trustee that neither the Trustee nor the Certificate Registrar shall be held accountable by reason of disclosure pursuant hereto of any information included in the Certificate Registrar, regardless of the source from which such information was derived.

          Section 10.09.  Third-Party Beneficiaries.  This Agreement shall
                          -------------------------
inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. Except as otherwise provided in this Article X, no other Person shall have the right or obligation hereunder. Upon issuance of the Policy, this Agreement shall also inure to the benefit of the Certificate Insurer. Without limiting the generality of the foregoing, all covenants and agreements in this Agreement which expressly confer rights upon the Certificate Insurer shall be for the benefit of and run directly to the Certificate Insurer, and the Certificate Insurer shall be entitled to rely on and enforce such covenants to the same extent as if
it were a party to this Agreement.   The Certificate Insurer may disclaim any
of its rights and powers under this Agreement (but not its duties and obligations under the Policy) upon delivery of a written notice to the Trustee.

          Section 10.10.      The Certificate Insurer.  (a) Except as set
                              -----------------------
forth in Section 10.01, any right conferred to the Certificate Insurer shall be suspended and shall run to the benefit of the Certificateholders during any period in which an Certificate
Insurer Default shall have occurred and be continuing and shall be exercisable by Class Vote.

          (b) For so long as no Certificate Insure Default shall have occurred and be continuing, the Trustee shall agree to accept any moneys due hereunder from the Certificate Insurer.

          Section 10.11. Consent to Jurisdiction. TO THE FULLEST EXTENT
                         -----------------------
PERMITTED BY APPLICABLE LAW, THE PARTIES THERETO HEREBY IRREVOCABLY SUBMIT
TO THE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND ANY COURT IN THE STATE OF NEW YORK LOCATED IN THE CITY AND COUNTY OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION, SUIT OR PROCEEDING BROUGHT AGAINST IT AND TO OR IN CONNECTION WITH ANY OF THE TRANSACTION DOCUMENTS OR THE TRANSACTION OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREE THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD OR DETERMINED IN SUCH NEW YORK STATE COURT OR IN SUCH FEDERAL COURT. THE PARTIES HERETO AGREE THAT A FINAL JUDGMENT IN ANY SUCH ACTION, SUIT OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. TO THE EXTENT PERMITTED BY APPLICABLE LAW, THE PARTIES HERETO HEREBY WAIVE AND AGREE NOT TO ASSERT BY WAY OF MOTION, AS A DEFENSE OR OTHERWISE IN ANY SUCH SUIT, ACTION OR PROCEEDING, ANY CLAIM THAT IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF SUCH COURTS, THAT THE SUIT, ACTION OR PROCEEDING IS BROUGHT IN AN INCONVENIENT FORUM, THAT THE VENUE OF THE SUIT, ACTION OR PROCEEDING IS IMPROPER OR THAT THE TRANSACTION DOCUMENTS OR THE SUBJECT MATTER THEREOF MAY NOT BE LITIGATED IN OR BY SUCH COURTS.

          Section 10.12. Trial by Jury Waived.  EACH PARTY HERETO HEREBY
                         --------------------
WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION ARISING DIRECTLY OR INDIRECTLY OUT OF, UNDER OR IN CONNECTION WITH ANY OF THE TRANSACTION DOCUMENTS OR THE TRANSACTION. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY PARTY HERETO HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT IT WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THE TRANSACTION DOCUMENTS TO WHICH IT IS A PARTY BY, AMONG OTHER THINGS, THIS WAIVER.


                                  ARTICLE XI

                  Class R Certificate Transfer Restrictions

          Section 11.01. Restrictions on Transfer.  Each Person who has or
                         ------------------------
who acquires any Ownership Interest in a Class R Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the following provisions and to have irrevocably appointed the Trustee or its designee as its attorney-in-fact to direct under clause (iv) below the delivery of payments to a Person other than such Person and to negotiate the terms of any mandatory sale under clause (v) below and to execute all instruments of transfer and to do all other things necessary in connection with any such sale, and the rights of each Person acquiring any Ownership Interest in a Class R Certificate are expressly subject to the following provisions:

            (i) Only a Permitted Transferee may hold or acquire any Ownership Interest in a Class R Certificate. Each Person holding or acquiring any Ownership Interest in a Class R Certificate shall promptly notify the Trustee, the Certificate Insurer and the Master Servicer of any change or impending change in its status as a Permitted Transferee.

           (ii) In connection with any proposed Transfer of any Ownership Interest in a Class R Certificate, the Trustee shall, as a condition to such consent, require delivery to the Trustee of a properly completed, sworn, executed and acknowledged affidavit from the Transferee (the "Transfer Affidavit") in the form attached hereto as Exhibit L and from the transferor (the "Transferor Representation"), in the form attached hereto as Exhibit K.

          (iii) Notwithstanding the delivery of a Transfer Affidavit by a proposed Transferee under clause (ii) above, if the Responsible Officer or Responsible Officers of the Trustee has or have actual knowledge that the proposed Transferee is not a Permitted Transferee, the Trustee shall not register and, if the Trustee is not the Certificate Registrar, shall direct to the Certificate Registrar not to register a Class R Certificate in the name of the proposed Transferee, no Transfer of an Ownership Interest in the Residual Interest to such proposed Transferee shall be effected and the Trustee, and Certificate Registrar, shall have no liability for failing to effect the proposed registration.

           (iv) Any attempted or purported Transfer of any Ownership Interest in a Class R Certificate in violation of the provisions of this
Section 11.01 shall be absolutely null and void and shall vest no rights in the purported Transferee. If any purported Transferee shall, in violation of the provisions of this Section 11.01, become a Holder of a Class R Certificate, then the prior Holder of such Class R Certificate shall, upon discovery that the registration of Transfer of such Class R Certificate was not in fact permitted by this Section 11.01, notify the Trustee and the Trustee, upon receipt of such notice and upon verification of the facts set forth in such notice or upon discovery by other means that the registration of Transfer of such Class R Certificate was not in fact permitted by this Section 11.01, shall notify the Master Servicer and the Certificate Registrar of such improper Transfer (such notice to be accompanied by an Opinion of Counsel to the effect that such Transfer was improper and the retroactive restoration of the rights of the last preceding Permitted Transferee as described in this clause (iv) shall not be invalid, illegal or unenforceable) and, subject to clause (v) below, shall make payments due on such Class R Certificate to the last preceding Holder that is a Permitted Transferee (as described in such written notice) and the last Holder that is a Permitted Transferee shall be restored to all rights as Holder thereof retroactive to the date of registration of Transfer of such Class R Certificate. The Trustee shall be entitled, but shall not be obligated, to recover from any Holder of a Class R Certificate that was in fact not a Permitted Transferee at the time it became a Holder all payments made on such Class R Certificate. Any such payments so recovered by the Trustee shall be paid and delivered by the Trustee to the last preceding Holder that is a Permitted Transferee who was a Holder of such Class R Certificate.

            (v)     If any Person that is not a Permitted Transferee acquires
any Ownership Interest in a Class R Certificate in violation of the restrictions in this Section 11.02, and (A) to the extent that the retroactive restoration of the rights of the last preceding Holder that is a Permitted Transferee as described in clause (iv) above shall be invalid, illegal or unenforceable or (B) if the Trustee is unable within a reasonable period to obtain the Opinion of Counsel required by clause (iv) above then the Trustee shall have the right, without notice to the Holder of such Class R Certificate or any other Person having an Ownership Interest therein, to sell such Class R Certificate to a purchaser selected by the Trustee on
such terms  as the Trustee  may choose.   The proceeds  of such sale,  net of
commissions, expenses and taxes due, if any, will be remitted to the Holder of such Class R Certificate by the Trustee, except that in the event that the Trustee determines that the Holder of such Class R Certificate may be liable for any amount due under this Section
11.01 or any other provisions of this Agreement, the Trustee may withhold a corresponding amount from such remittance as security for such claim. The terms and conditions of any sale under this clause (v) shall be determined in the sole discretion of the Trustee, and it shall not be liable to any Person having an Ownership Interest in a Class R Certificate as a result of its exercise of such discretion.

           (vi) The Trustee shall make available, upon receipt of written requests, all information necessary to compute any tax imposed (A) as a result of the Transfer of an Ownership Interest in Class R Certificates to any Person who is not a Permitted Transferee, and (B) as a result of any regulated investment company, real estate investment trust, common trust fund, partnership, trust, estate or organizations described in Code section 1381 that holds an Ownership Interest in a Class R Certificate and having as among its record holders at any time any Person who is not a Permitted Transferee. Reasonable compensation for providing such information may be charged by the Trustee. The information furnished must be sufficient to compute the present value of the anticipated excess inclusions as required by Treasury Department regulations. The information must be furnished to the requesting party or such later time period as allowed by Treasury Department regulations or the Internal Revenue Service.

          (vii) No undivided interest of the Residual Interest may be transferred to any Person unless the entire interest and rights relating to such undivided interest in the Residual Interest under this Agreement are transferred to such Person.

         (viii) The provisions of this Section 11.01 set forth prior to this clause (viii) may be eliminated upon execution by the Trustee of a certificate stating that the Trustee has received an Opinion of Counsel, in form and substance satisfactory to the Trustee, to the effect that the absence of such provisions will not cause the REMIC Pool to cease to qualify as a REMIC and will not create a risk that (A) the Trust or the REMIC Pool may be subject to an entity-level tax caused by the Transfer of any Ownership Interest in a Class R Certificate to a Person which is not a Permitted Transferee or (B) a Holder of a Senior Certificate or another Person will be subject to a REMIC-related tax caused by the Transfer of any Ownership Interest in a Class R Certificate to a Person which is not a Permitted Transferee.


                                 ARTICLE XII

                 Concerning the Contract of Insurance Holder

          Section 12.01.  Compliance with Title I and Filing of FHA Claims.
                          ------------------------------------------------

          (a) The Contract of Insurance Holder shall at all times while any Senior Certificates are outstanding have a valid Contract of Insurance with the FHA covering the Loans. To the extent applicable to the duties of the Contract of Insurance Holder hereunder, the Contract of Insurance Holder shall comply with the requirements of Title I and shall take or refrain from taking such actions as are necessary or appropriate to maintain a valid Contract of Insurance for the Trust with the FHA covering the Loans.

          (b) If and for so long as the Contract of Insurance covers any loans other than the Loans, and if HUD shall not have earmarked the coverage of the Contract of Insurance with respect to the Loans, the Contract of Insurance Holder covenants and agrees not to submit any claim to FHA with respect to a Loan if the effect of approval of such claim would result in the amount of claims paid by the FHA in respect of the Loans to exceed the Trust
Designated Insurance Amount.   Notwithstanding the foregoing, the Claims
Administrator shall promptly notify the Trustee, the Master Servicer and the Certificate Insurer if the amount of claims submitted to FHA in respect of the Loans under the Contract of Insurance exceeds the Trust Designated Insurance Amount. As of the Closing Date and at all times thereafter until the Termination Date, the Contract of Insurance Holder covenants and agrees that the Contract of Insurance will only apply to the Loans and Related Series Loans, exclusively, or HUD shall have agreed pursuant to 24 C.F.R.
Section 201.32(d)(1) to "earmark" the FHA insurance relating to the Loans and Related Series Loans, in a manner satisfactory to the Certificate Insurer, in its sole and absolute discretion. Mego, as Claims Administrator and Servicer, covenants and agrees that it shall not take any action that would result in the Contract of Insurance applying to loans other than the Loans and the Related Series Loans, exclusively, unless HUD shall have agreed pursuant to 24 C.F.R. Section201.32(d)(1) to "earmark" the FHA insurance relating to the Loans and Related Series Loans in a manner satisfactory to the Certificate Insurer, in its sole and absolute discretion.

          (c) The Trustee hereby appoints Mego Mortgage Corporation as Claims Administrator. Mego Mortgage Corporation, as Claims Administrator, shall perform on behalf of the Contract of Insurance Holder the duties associated with the submission of claims under Title I in connection with the Contract of Insurance, except to the extent that certain documents must be signed by the Contract of Insurance Holder (in which case the Contract of Insurance Holder shall only sign such documents at the direction of the Claims Administrator) and shall not, in its capacity as Claims Administrator, take any action or omit to take any action that would cause the Contract of Insurance Holder to violate this Section 12.01 or otherwise fail to maintain a valid Contract of Insurance or cause any denial by FHA of an insurance claim under Title I.

          (d) The Contract of Insurance Holder shall not be deemed to have violated this Section 12.01 and shall otherwise incur no liability hereunder if any failure to maintain a valid Contract of Insurance or to comply with the requirements of Title I or any denial by FHA of an insurance claim under Title I shall have been caused by any act or omission of the Master Servicer or Claims Administrator in the performance of its duties hereunder. The Contract of Insurance Holder shall be permitted to, or, if directed by the Certificate Insurer, so long as no Certificate Insurer Default exists, shall replace the Claims Administrator for any failure of the Claims Administrator to perform its duties hereunder. Any successor Claims Administrator shall be subject to the prior approval of the Certificate Insurer, provided no Certificate Insurer Default is then occurring.

          (e) The Contract of Insurance Holder hereby represents and warrants to the Depositor, the Master Servicer, the Seller, the Trustee for the benefit of the Certificateholders and the Certificate Insurer that First Trust of New York, National Association is an investing lender in good standing with HUD having authority to purchase, hold, and sell loans insured under 24 CFR Part 201, pursuant to a valid Contract of Insurance, Number 71400 0000 6.

          (f) The Seller shall forward to the Trustee a fully executed Transfer of Note Report for each Loan within 20 days of the receipt by the Seller of such Loan's case number under the Contract of Insurance. The Trustee shall execute each Transfer of Note Report, as buying lender, and submit such Transfer of Note Report to HUD within 31 days of the receipt by the seller of such Loan's case number under the Contract of Insurance.

          Section 12.02.  Regarding the Contract of Insurance Holder.
                          ------------------------------------------

          (a) The Contract of Insurance Holder shall not resign from the obligations and duties imposed on it by this Agreement as Contract of Insurance Holder except (i) upon a determination that by reason of a change in legal requirements or requirements imposed by the FHA the performance of its duties under this Agreement would cause it to be in violation of such legal requirements or FHA imposed requirements in a manner which would result in a material adverse effect on the Contract of Insurance Holder or cause it to become ineligible to hold the Contract of Insurance and (ii) the Certificate Insurer (so long as a Certificate Insurer Default shall not have occurred and be continuing) or the Certificateholders by Class Vote (if a Certificate Insurer Default shall have occurred and be continuing) does not elect to waive the obligations of the Contract of Insurance Holder to perform the duties which render it legally unable to act or to delegate those duties to another Person or if the circumstances giving rise to such illegality cannot be waived or delegated. Any such determination permitting the resignation of the Contract of Insurance Holder shall be evidenced by an Opinion of Counsel to such effect delivered and acceptable to the Trustee and the Certificate Insurer. Upon receiving such notice of resignation, the Contract of Insurance shall be transferred to a qualified successor with the consent of the Certificate Insurer by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Contract of Insurance Holder and one copy to the successor contract of insurance holder. Notwithstanding the foregoing, the Contract of Insurance Holder may resign, with the prior written consent of the Certificate Insurer (so long as a Certificate Insurer Default shall not have occurred and be continuing) or the Certificateholders by Class Vote (if a Certificate Insurer Default shall have occurred and be continuing), which may be withheld in its sole and absolute discretion, upon transfer of the FHA insurance and related reserves with respect to the Loans and any Related Series Loans to a contract of insurance held by a successor Contract of Insurance Holder provided, however, that any Contract of Insurance held by such successor Contract of Insurance Holder shall satisfy the criteria set forth in Section 12.01(b), and, at the time of succession, shall have a FHA insurance coverage reserve account balance not less than that of the FHA Insurance Coverage Reserve Account at the time of succession.

          (b) If at any time (i) the Contract of Insurance shall be revoked, suspended or otherwise terminated, or (ii) the Contract of Insurance Holder shall become incapable of acting, or shall be adjudged as bankrupt or insolvent, or a receiver of the Contract of Insurance Holder or of its property shall be appointed, or any public officer shall take charge or control of the Contract of Insurance Holder or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case the Certificate Insurer (so long as a Certificate Insurer Default shall not have occurred and be continuing) or the Certificate-holders by Class Vote (if a Certificate Insurer Default shall have occurred and be continuing) may remove the Contract of Insurance Holder and appoint a successor contract of insurance holder by written instrument, in duplicate, one copy of which instrument shall be delivered to the Contract of Insurance Holder so removed and one copy to the successor contract of insurance holder. Upon removal of the Contract of Insurance Holder, the outgoing Contract of Insurance Holder shall take any action required to transfer the benefits of the FHA Insurance Coverage Reserve Account to the successor contract of insurance holder.

          (c) Any resignation or removal of the Contract of Insurance Holder and appointment of a successor contract of insurance holder pursuant to any of the provisions of this Section 12.02 shall become effective upon acceptance of appointment by the successor contract of insurance holder.

          (d) On or prior to the Closing Date, the Contract of Insurance Holder shall have instructed FHA to forward all payments in respect of claims under the Contract of Insurance made to the Contract of Insurance Holder to First Trust of New York, National Association, as Trustee. The Contact of Insurance Holder shall provide no further notification with respect to which such payments shall be directed unless directed by First Trust of New York, National Association, as Trustee.

          IN WITNESS WHEREOF, the Depositor, Mego, the Master Servicer, the Claims Administrator, the Trustee and the Contract of Insurance Holder have caused their names to be signed to this Pooling and Servicing Agreement by their respective officers thereunto duly authorized as of the date first written above.

     MEGO MORTGAGE CORPORATION,
          as Seller,     Servicer and Claims
       Administrator


     By:
         -----------------------------------------------------------------
               Name:
               Title:

     FINANCIAL ASSET SECURITIES CORP.,
          as Depositor


     By:
         -----------------------------------------------------------------
               Name:
               Title:


     NORWEST BANK MINNESOTA, N.A.,
          as Master Servicer


     By:
         -----------------------------------------------------------------
               Name:
               Title:


     FIRST TRUST OF NEW YORK, NATIONAL ASSOCIATION,
          as Trustee and Contract of
       Insurance         Holder


     By:
          ----------------------------------------------------------------
               Name:
               Title:




STATE OF NEW YORK   )
                    )  ss.:
COUNTY OF NEW YORK  )

          On the 15th day of August, 1996 before me, a notary public in and for said State, personally appeared James L. Belter, known to me to be the Executive Vice President of MEGO MORTGAGE CORPORATION, one of the parties that executed the within instrument, and also known to me to be the person who executed it on behalf of said party, and acknowledged to me that such party executed the within instrument.

          IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.




                              ______________________________
                              Notary Public

(Notarial Seal)


STATE OF NEW YORK   )
                    )  ss.:
COUNTY OF NEW YORK  )

          On the 15th day of August, 1996 before me, a notary public in and for said State, personally appeared Kari Skilbred, known to me to be the Vice President of FINANCIAL ASSET SECURITIES CORP., one of the parties that executed the within instrument, and also known to me to be the person who executed it on behalf of said party, and acknowledged to me that such party executed the within instrument.

          IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.



                              ______________________________
                              Notary Public

(Notarial Seal)


STATE OF ______________  )
                         )  ss.:
COUNTY OF _____________  )

          On the 15th day of August, 1996 before me, a notary public in and for said State, personally appeared Michael Mayer, known to me to be the Vice President of NORWEST BANK MINNESOTA, N.A., one of the parties that executed the within instrument, and also known to me to be the person who executed it on behalf of said party, and acknowledged to me that such party executed the within instrument.

          IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.



                              ______________________________
                              Notary Public

(Notarial Seal)



STATE OF NEW YORK   )
                    )  ss.:
COUNTY OF NEW YORK  )

          On the 15th day of August, 1996 before me, a notary public in and for said State, personally appeared Lynn Steiner, known to me to be the Vice President of FIRST TRUST OF NEW YORK, NATIONAL ASSOCIATION, one of the parties that executed the within instrument, and also known to me to be the person who executed it on behalf of said party, and acknowledged to me that such party executed the within instrument.

          IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.




                              ______________________________
                              Notary Public

(Notarial Seal)


                                  EXHIBIT A
                                  ---------

                         FORM OF SERVICING AGREEMENT


                                  EXHIBIT B
                                 ---------

                                LOAN SCHEDULE



                                 EXHIBIT C-1
                                 -----------

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHO-RIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" ("REMIC"), AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED ("CODE"), ASSUMING COMPLIANCE WITH THE REMIC PROVISIONS OF THE CODE.

THE PRINCIPAL OF THIS CERTIFICATE IS PAYABLE IN INSTALLMENTS. THEREFORE, THE ACTUAL OUTSTANDING PRINCIPAL AMOUNT OF THIS CERTIFICATE MAY ON ANY DATE SUBSEQUENT TO SEPTEMBER 25, 1996 (THE FIRST DISTRIBUTION DATE) BE LESS THAN ITS INITIAL CLASS A CERTIFICATE BALANCE. THIS SECURITY IS NOT A SAVINGS ACCOUNT OR DEPOSIT AND NEITHER THIS SECURITY NOR THE UNDERLYING LOANS WILL
BE INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY, EXCEPT THAT THE LOANS ARE PARTIALLY INSURED BY THE FEDERAL HOUSING ADMINISTRATION.


                 MEGO MORTGAGE FHA TITLE I LOAN TRUST 1996-2
                               FHA TITLE I LOAN
                   ASSET-BACKED CERTIFICATE, SERIES 1996-2,
                                   CLASS A

evidencing an undivided beneficial ownership interest in the Trust, as defined below, the property of which includes a pool of fixed-rate residential first and junior lien home improvement loans and retail installment sale contracts partially insured by the Federal Housing Administration (the "FHA") of the United States Department of Housing and Urban Development under Title I of the National Housing Act of 1934, and caused to be sold to the Trust by Mego Mortgage Corporation.

                FINANCIAL ASSET SECURITIES CORP., as Depositor

(This Certificate does not represent an interest in or obligation of Mego Mortgage Corporation, Financial Asset Securities Corp., the Trustee or any of their respective affiliates, except to the extent described below.)


Class                                   :    A

Certificate No.                         :    A-0001

Cut-Off Date                            :    August 1, 1996 or the
                                             date of origination of
                                             any Loan originated
                                             after August 1, 1996

First Distribution Date                 :    September 25, 1996

Initial Class A
Certificate
Balance of this Certificate
("Denomination")                        :    $ 48,537,000

Initial Certificate Balance of all
Class A
Certificates                            :    $ 48,537,000

Certificate Rate                        :    7.275%


     THIS CERTIFIES THAT (NAME OF CERTIFICATE OWNER) is the owner of an undivided beneficial ownership interest in the Mego Mortgage FHA Title I Loan Trust 1996-2 (the "Trust") in the principal amount set forth above. The Trust was created pursuant to a Pooling and Servicing Agreement (the "Agreement") dated as of August 1, 1996 (the "Agreement") among Mego Mortgage Corporation (the "Seller", "Servicer" and "Claims Administrator"), Financial Asset Securities Corp. (the "Depositor"), Norwest Bank Minnesota, N.A., as master servicer (the "Master Servicer"), and First Trust of New York, National Association, as trustee and contract of insurance holder (the "Trustee" and "Contract of Insurance Holder" as applicable), a summary of certain of the pertinent provisions of which is set forth below. To the extent not otherwise defined herein, the capitalized terms used herein have the meanings assigned to them in the Agreement. This Certificate is a duly authorized Certificate designated as: "FHA Title I Loan Asset-Backed Certificates, Class A" (herein called the "Class A Certificates"). Also issued under the Agreement are the Class S Certificates designated as: "FHA Title I Loan Asset-Backed Certificates, Class S" (the "Class S Certificates") and the Residual Certificates designated as: "FHA Title I Loan Asset-Backed Certificates, Class R" (the "Class R Certificates"). The Class S Certificates, the Class R Certificates and the Class A Certificates are hereinafter collectively called the "Certificates". This Certificate is issued under and is subject to the terms, provisions, and conditions of the Agreement, to which Agreement the holder of this Class A Certificate by virtue of the acceptance hereof assents and by which such holder is bound. The property of the Trust includes (i) a pool of fixed rate residential first and junior lien home improvement loans and retail installment sales contracts all of which are partially insured by the FHA (the "Loans"), all monies received thereunder on or after the Cut-Off Date, the FHA insurance reserves attributable to those Loans partially insured by the FHA as of the Cut-Off Date, the Files, the Insurance Policies and any proceeds from any Insurance Policies, security interests in the Properties which secure the Loans and any and all documents of the Depositor and the Seller relating to the Loans and any and all proceeds from the foregoing; and (ii) an insurance policy issued by MBIA Insurance Corporation (the "Policy").

     Under the Agreement, there will be distributed on the 25th day of each month or, if such 25th day is not a Business Day, the next Business Day (the "Distribution Date"), commencing in September, 1996, to the person in whose name this Certificate is registered at the close of business on the last day of the previous calendar month (the "Record Date"), of an amount equal to the pro rata share evidenced by this Certificate of the aggregate amount required to be distributed to Holders of Class A Certificates specified above pursuant to the Agreement.

     Full and complete payment of the Class Interest Distribution for the Class A Certificates and the Class A Guaranteed Principal Distributable Amount on each Distribution Date is unconditionally and irrevocably guaranteed pursuant to the Policy.

     Distributions on this Certificate will be made by the Trustee by (i) check mailed, via first class mail, postage prepaid, to the address of such Holder as it appears on the Certificate Register, or (ii) Fedwire transfer of immediately available funds, if such Class A Certificateholder holds at least a $500,000 Denomination, and if notice from such Certificateholder has been received by the Trustee at least five Business Days prior to any Distribution Date (any such notice being applicable to all subsequent Distribution Dates unless and until rescinded in writing) designating a deposit account for receipt of distributions at a bank which has Fedwire transfer capabilities, and providing such other information as the Trustee may reasonably require to effect an electronic credit entry to such account, without the presentation or surrender of this Certificate or the making of any notation hereon. Except as otherwise provided in the Agreement and notwithstanding the above, the final distribution on this Class A Certificate will be made after due notice by the Trustee of the pendency of such distribution.

     Upon receiving the final distribution hereon, the Holder hereof is required to send this Certificate to the Trustee. The Agreement provides that, in any event, upon making of the final distribution due on this Certificate, this Certificate shall be deemed cancelled for all purposes under the Agreement.

     Unless the certificate of authentication hereon shall have been executed by an authorized officer of the Trustee, by manual signature, this Certificate shall not entitle the holder hereof to any benefit under the Agreement or be valid for any purpose.

     The Certificates do not represent an obligation of, or an interest in, the Depositor, the Seller, the Servicer and the Claims Administrator, the Master Servicer, the Trustee, the Certificate Insurer, the Contract of Insurance Holder or any affiliate thereof. The Certificates are limited in right of payment to certain collections and recoveries respecting the Loans and claims made under the Policy, all as more specifically set forth in the Agreement.

     The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the parties to the Agreement at any time by the parties to the Agreement with the written consent of the Certificate Insurer and with the consent of certain of the Holders of the Certificates as provided therein. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and on all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain circumstances, without the consent of the Holders of any of the Certificates.

     As provided in the Agreement and subject to certain limitations set forth therein, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies maintained by the Trustee in its capacity as Certificate Registrar, or by any successor Certificate Registrar, in the city where the Corporate Trust Office is located, accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the holder hereof or such holder's attorney duly authorized in writing, and thereupon one or more new Certificates of authorized denominations evidencing the same aggregate interest in the Trust will be issued to the designated transferee.

     The Class A Certificates are issuable only as registered Certificates without coupons in minimum denominations of $1,000 and integral multiples thereof. As provided in the Agreement and subject to certain limitations set forth therein, Certificates are exchangeable for new Certificates of authorized denominations evidencing the same aggregate denomination, as requested by the holder surrendering the same. No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or governmental charges payable in connection therewith.

     The Trustee, the Certificate Insurer, the Certificate Registrar, and any agent of the Trustee, the Certificate Insurer or the Certificate Registrar may treat the person in whose name this Certificate is registered as the owner hereof for all purposes and neither the Trustee, the Certificate Insurer, the Certificate Registrar, nor any such agent shall be affected by any notice to the contrary.

     The obligations and responsibilities created by the Agreement and the Trust created thereby shall terminate upon the payment to Certificateholders and to the Certificate Insurer of all amounts required to be paid to them pursuant to the Agreement, and the disposition of all property held as part of the Trust. The Master Servicer and Seller may at their respective options with the consent of the Certificate Insurer purchase from the Trust all (but not fewer than all) remaining Loans and other property acquired by foreclosure, deed in lieu of foreclosure, or otherwise then constituting the corpus of the Trust at a price specified in the Agreement, and such purchase of the Loans and other property of the Trust will effect early retirement of the Certificates; however, such right of purchase is exercisable only on a Distribution Date when the sum of the Aggregate Principal Balances of the Loans is less than 10% of the initial Aggregate Principal Balance.

     IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.


Dated:  August 15, 1996


                              FIRST TRUST OF NEW YORK, NATIONAL ASSOCIATION, not in its individual capacity but solely in its capacity as Trustee


                              By:________________________________

                              Dated:_____________________________



This is one of the Class A Certificates
referenced in the within-mentioned Agreement


By:________________________________
     Authorized Signatory of

FIRST TRUST OF NEW YORK, NATIONAL ASSOCIATION, not in its individual capacity but solely in its capacity as Trustee


                                 EXHIBIT C-2
                                 -----------

THE CERTIFICATES HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES AUTHORITY. NO SALE, TRANSFER OR ASSIGNMENT OF THE CERTIFICATES OR ANY INTEREST THEREIN MAY BE MADE UNLESS SUCH SALE, TRANSFER OR ASSIGNMENT IS MADE (1) PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A, PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF
A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE HAS BEEN GIVEN THAT THE RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A OR
(2) TO AN INSTITUTION THAT IS AN "ACCREDITED INVESTOR" AS DEFINED IN RULE 501(A)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT THAT IS ACQUIRING THIS CERTIFICATE FOR INVESTMENT PURPOSES AND NOT FOR DISTRIBUTION. INVESTORS SHOULD CONSULT WITH THEIR COUNSEL AS TO THE APPLICABLE REQUIREMENTS FOR A PURCHASER TO AVAIL ITSELF OF ANY EXEMPTION UNDER THE SECURITIES ACT.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" ("REMIC"), AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED ("CODE"), ASSUMING COMPLIANCE WITH THE REMIC PROVISIONS OF THE CODE.

THIS CLASS S CERTIFICATE MAY NOT BE ACQUIRED BY OR FOR THE ACCOUNT OF (i) AN "EMPLOYEE BENEFIT PLAN" (AS DEFINED IN SECTION 3(3) OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, ("ERISA")), THAT IS SUBJECT TO THE PROVISIONS OF TITLE 1 OF ERISA, (ii) A PLAN DESCRIBED IN
SECTION 4975(e)(1) OF THE INTERNAL REVENUE CODE OD 1986, AS AMENDED (THE "CODE") OR (iii) ANY ENTITY WHOSE UNDERLYING ASSETS INCLUDE PLAN ASSETS BY REASON OF A PLAN'S INVESTMENT IN THE ENTITY, UNLESS THE BENEFIT PLAN ACQUIRING THIS CERTIFICATE HAS AVAILABLE TO IT AN EXEMPTION AND SECTION 4975 OF THE CODE AND SUCH EXEMPTION IS APPLICABLE TO THE PURCHASE AND HOLDING OF THIS CERTIFICATE. UNLESS SUCH AN EXEMPTION IS AVAILABLE, BY ACCEPTING AND HOLDING THIS CLASS S CERTIFICATE, THE HOLDER HEREOF AND THE CERTIFICATE OWNER SHALL EACH BE DEEMED TO HAVE REPRESENTED AND WARRANTED THAT IT IS NOT A BENEFIT PLAN.

THIS CERTIFICATE HAS NO PRINCIPAL BALANCE AND IS NOT ENTITLED TO ANY DISTRIBUTIONS IN RESPECT OF PRINCIPAL. THIS SECURITY IS NOT A SAVINGS ACCOUNT OR DEPOSIT AND NEITHER THIS SECURITY NOR THE UNDERLYING LOANS WILL BE INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY, EXCEPT THAT THE LOANS ARE PARTIALLY INSURED BY THE FEDERAL HOUSING ADMINISTRATION.


                 MEGO MORTGAGE FHA TITLE I LOAN TRUST 1996-2
                               FHA TITLE I LOAN
                   ASSET-BACKED CERTIFICATE, SERIES 1996-2,
                                   CLASS S

evidencing an undivided beneficial ownership interest in the Trust, as defined below, the property of which includes a pool of fixed-rate residential first and junior lien home improvement loans and retail installment sale contracts partially insured by the Federal Housing Administration (the "FHA") of the United States Department of Housing and Urban Development under Title I of the National Housing Act of 1934, and caused to be sold to the Trust by Mego Mortgage Corporation.

                FINANCIAL ASSET SECURITIES CORP., as Depositor

(This Certificate does not represent an interest in or obligation of Mego Mortgage Corporation, Financial Asset Securities Corp., the Trustee or any of their respective affiliates, except to the extent described below.)


Class                                   :    S

Certificate No.                         :    S-0001

Cut-Off Date                            :    August 1, 1996 or the
                                             date of origination of
                                             any Loan originated
                                             after August 1, 1996

First Distribution Date                 :    September 25, 1996

Initial Notional Amount
of this Certificate
("Denomination")                        :    $ 48,781,405.44

Initial Notional Amount of all
Class S Certificates                    :    $ 48,781,405.44

Certificate Rate                        :    1.00%


     THIS CERTIFIES THAT (NAME OF CERTIFICATE OWNER) is the owner of nonassessable, fully-paid, undivided beneficial ownership interest in the Mego Mortgage FHA Title I Loan Trust 1996-2 (the "Trust") Percentage Interest evidenced by this Certificate (obtained by dividing the Denomination of this Certificate by the Initial Notional Amount of all Certificates of this Class) in certain monthly distributions of interest. The Trust was created pursuant to a Pooling and Servicing Agreement (the "Agreement") dated as of August 1, 1996 (the "Agreement") among Mego Mortgage Corporation (the "Seller", "Servicer" and "Claims Administrator"), Financial Asset Securities Corp. (the "Depositor"), Norwest Bank Minnesota, N.A., as master servicer (the "Master Servicer"), and First Trust of New York, National Association, as trustee and contract of insurance holder (the "Trustee" and "Contract of Insurance Holder" as applicable), a summary of certain of the pertinent provisions of which is set forth below. To the extent not otherwise defined herein, the capitalized terms used herein have the meanings assigned to them in the Agreement. This Certificate is a duly authorized Certificate designated as:
"FHA Title I Loan Asset-Backed Certificates, Class S" (herein called the "Class S Certificates"). Also issued under the Agreement are the Class A Certificates designated as: "FHA Title I Loan Asset-Backed Certificates, Class A and the Residual Certificates designated as: "Mego FHA Title I Loan Asset-Backed Certificates, Class R" (the "Class R Certificates"). The Class S Certificates, the Class R Certificates and the Class A Certificates are hereinafter collectively called the "Certificates". This Certificate is issued under and is subject to the terms, provisions, and conditions of the Agreement, to which Agreement the holder of this Class S Certificate by virtue of the acceptance hereof assents and by which such holder is bound. The property of the Trust includes (i) a pool of fixed rate residential first and junior lien home improvement loans and retail installment sales contracts all of which are partially insured by the FHA (the "Loans"), all monies received thereunder on or after the Cut-Off Date, the FHA insurance reserves attributable to those Loans partially insured by the FHA as of the Cut-Off Date, the Files, the Insurance Policies and any proceeds from any Insurance Policies, security interests in the Properties which secure the Loans and any and all documents of the Depositor and the Seller relating to the Loans and any and all proceeds from the foregoing and (ii) an insurance policy issued by MBIA Insurance Corporation (the "Policy").

     Under the Agreement, there will be distributed on the 25th day of each month or, if such 25th day is not a Business Day, the next Business Day (the "Distribution Date"), commencing on September 25, 1996, to the person in whose name this Certificate is registered at the close of business on the last day of the previous calendar month (the "Record Date"), of an amount equal to the pro rata share evidenced by this Certificate of the aggregate amount required to be distributed to Holders of Class S Certificates specified above pursuant to the Agreement.

     Full and complete payment of the Class Interest Distribution for the Class S Certificates on each Distribution Date is unconditionally and irrevocably guaranteed pursuant to the Policy.

     Distributions on this Certificate will be made by the Trustee by (i) check mailed, via first class mail, postage prepaid, to the address of such Holder as it appears on the Certificate Register, or (ii) Fedwire transfer of immediately available funds, if such Class S Certificateholder holds at least a 30% Percentage Interest, and if notice from such Certificateholder has been received by the Trustee at least five Business Days prior to any Distribution Date (any such notice being applicable to all subsequent Distribution Dates unless and until rescinded in writing) designating a deposit account for receipt of distributions at a bank which has Fedwire transfer capabilities, and providing such other information as the Trustee may reasonably require to effect an electronic credit entry to such account, without the presentation or surrender of this Certificate or the making of any notation hereon. Except as otherwise provided in the Agreement and notwithstanding the above, the final distribution on this Class S Certificate will be made after due notice by the Trustee of the pendency of such distribution.

     Upon receiving the final distribution hereon, the Holder hereof is required to send this Certificate to the Trustee. The Agreement provides that, in any event, upon making of the final distribution due on this Certificate, this Certificate shall be deemed cancelled for all purposes under the Agreement.

     Unless the certificate of authentication hereon shall have been executed by an authorized officer of the Trustee, by manual signature, this Certificate shall not entitle the holder hereof to any benefit under the Agreement or be valid for any purpose.

     The Certificates do not represent an obligation of, or an interest in, the Depositor, the Seller, the Servicer and the Claims Administrator, the Master Servicer, the Trustee, the Certificate Insurer, the Contract of Insurance Holder or any affiliate thereof. The Certificates are limited in right of payment to certain collections and recoveries respecting the Loans and claims made under the Policy, all as more specifically set forth in the Agreement.

     The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the parties to the Agreement at any time by the parties to the Agreement with the written consent of the Certificate Insurer and with the consent of certain of the Holders of the Certificates as provided therein. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and on all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain circumstances, without the consent of the Holders of any of the Certificates.

     As provided in the Agreement and subject to certain limitations set forth therein, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies maintained by the Trustee in its capacity as Certificate Registrar, or by any successor Certificate Registrar, in the city where the Corporate Trust Office is located, accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the holder hereof or such holder's attorney duly authorized in writing, and thereupon one or more new Certificates of authorized denominations evidencing the same aggregate interest in the Trust will be issued to the designated transferee.

     No transfer of this Certificate shall be made unless (i) such transfer is made pursuant to an effective registration statement under the Securities Act and any applicable state securities laws or is exempt from the registration requirements under the Securities Act and such state securities laws. Each prospective transferor or transferee of a Certificate not previ-ously registered under the Securities Act shall deliver a transferor's certificate and a transferee's certificate, respectively, to the Trustee in such form as provided by the Agreement.

     The Trustee, the Certificate Insurer, the Certificate Registrar, and any agent of the Trustee, the Certificate Insurer or the Certificate Registrar may treat the person in whose name this Certificate is registered as the owner hereof for all purposes and neither the Trustee, the Certificate Insurer, the Certificate Registrar, nor any such agent shall be affected by any notice to the contrary.

     The obligations and responsibilities created by the Agreement and the Trust created thereby shall terminate upon the payment to Certificateholders of all amounts required to be paid to them pursuant to the Agreement, and the disposition of all property held as part of the Trust. The Master Servicer and the Seller may at their respective options with the consent of the Certificate Insurer purchase from the Trust all (but not fewer than all) remaining Loans and other property acquired by foreclosure, deed in lieu of foreclosure, or otherwise then constituting the corpus of the Trust at a price specified in the Agreement, and such purchase of the Loans and other property of the Trust will effect early retirement of the Certificates; however, such right of purchase is exercisable only on a Distribution Date when the sum of the Aggregate Principal Balances of the Loans is less than 10% of the initial Aggregate Principal Balance.

     IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.


Dated:  August 15, 1996


                              FIRST TRUST OF NEW YORK, NATIONAL
                              ASSOCIATION, not in its individual
                              capacity but solely in its capacity
                              as Trustee


                              By:________________________________


                              Dated:_____________________________



This is one of the Class S Certificates
referenced in the within-mentioned Agreement


By:_________________________________________
          Authorized Signatory of

FIRST TRUST OF NEW YORK, NATIONAL ASSOCIATION, not in its individual capacity but solely in its capacity as Trustee



                                  EXHIBIT D
                                  ---------

THIS SECURITY HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR UNDER ANY APPLICABLE STATE SECURITIES OR BLUE SKY LAWS. THE HOLDER HEREOF, BY PURCHASING THIS SECURITY, AGREES THAT THIS SECURITY MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (1) SO LONG AS THIS SECURITY IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT, PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (2) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR (3) IN RELIANCE ON ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES OR BLUE SKY LAWS AND SUBJECT TO THE RECEIPT BY THE TRUSTEE OF A CERTIFICATION OF THE TRANSFEROR AND THE TRANSFEREE TO THE EFFECT THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT, IN EACH CASE IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A "RESIDUAL INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" ("REMIC"), AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED ("CODE"), ASSUMING COMPLIANCE WITH THE REMIC PROVISIONS OF THE CODE. TRANSFER OF THIS CLASS R CERTIFICATE IS RESTRICTED AS SET FORTH IN THE POOLING AND SERVICING AGREEMENT. NO TRANSFER OF THIS CLASS R CERTIFICATE MAY BE MADE TO A "DISQUALIFIED ORGANIZATION" AS DEFINED IN SECTION 860E(e)(5) OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"). SUCH TERM INCLUDES THE UNITED STATES, ANY STATE OR POLITICAL SUBDIVISION THEREOF, ANY FOREIGN GOVERNMENT, ANY INTERNATIONAL ORGANIZATION, ANY AGENCY OR INSTRUMENTALITY OF ANY OF THE FOREGOING (OTHER THAN CERTAIN TAXABLE INSTRUMENTALITIES), ANY COOPERATIVE ORGANIZATION FURNISHING ELECTRIC ENERGY OR PROVIDING TELEPHONE SERVICE TO PERSONS IN RURAL AREAS, OR ANY ORGANIZATION (OTHER THAN A FARMER'S COOPERATIVE) THAT IS EXEMPT FROM FEDERAL INCOME TAX UNLESS SUCH ORGANIZATION IS SUBJECT TO THE TAX ON UNRELATED BUSINESS INCOME. NO TRANSFER OF THIS CLASS R CERTIFICATE WILL BE REGISTERED BY THE CERTIFICATE REGISTRAR UNLESS THE PROPOSED TRANSFEREE HAS DELIVERED AN AFFIDAVIT AFFIRMING, AMONG OTHER THINGS, THAT THE PROPOSED TRANSFEREE IS NOT A DISQUALIFIED ORGANIZATION AND IS NOT ACQUIRING THE CLASS R CERTIFICATE FOR THE ACCOUNT OF A DISQUALIFIED ORGANIZATION. A COPY OF THE FORM OF AFFIDAVIT REQUIRED OF EACH PROPOSED TRANSFEREE IS ON FILE AND AVAILABLE FROM THE TRUSTEE. A TRANSFER IN VIOLATION OF THE APPLICABLE RESTRICTIONS MAY GIVE RISE TO A SUBSTANTIAL TAX UPON THE TRANSFEROR OR, IN CERTAIN CASES, UPON AN AGENT ACTING FOR THE TRANSFEREE. A PASS-THRU ENTITY THAT HOLDS THIS CLASS R CERTIFICATE AND THAT HAS A DISQUALIFIED ORGANIZATION AS A RECORD OWNER IN ANY TAXABLE YEAR GENERALLY WILL BE SUBJECT TO A TAX FOR EACH SUCH YEAR EQUAL TO THE PRODUCT OF (A) THE AMOUNT OF EXCESS INCLUSIONS WITH RESPECT TO THE PORTION OF THIS CERTIFICATE OWNED THROUGH SUCH PASS-THRU ENTITY BY SUCH DISQUALIFIED ORGANIZATION, AND (B) THE HIGHEST MARGINAL FEDERAL TAX RATE ON CORPORATIONS. FOR PURPOSES OF THE PRECEDING SENTENCE, THE TERM "PASS-THRU" ENTITY INCLUDES REGULATED INVESTMENT COMPANIES, REAL ESTATE INVESTMENT TRUSTS, COMMON TRUST FUNDS, PARTNERSHIPS, TRUSTS, ESTATES, COOPERATIVES TO WHICH PART I OF SUBCHAPTER 1T OF THE CODE APPLIES AND, EXCEPT AS PROVIDED IN REGULATIONS, NOMINEES.

NEITHER THIS CERTIFICATE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED UNLESS SUCH TRANSFER IS MADE IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02(b)(2) OF THE AGREEMENT REFERRED TO HEREIN. THIS SECURITY IS NOT A SAVINGS ACCOUNT OR DEPOSIT AND NEITHER THIS SECURITY NOR THE UNDERLYING LOANS WILL BE INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY, EXCEPT THAT THE LOANS ARE PARTIALLY INSURED BY THE FEDERAL HOUSING ADMINISTRATION.


                 MEGO MORTGAGE FHA TITLE I LOAN TRUST 1996-2
                               FHA TITLE I LOAN
                   ASSET-BACKED CERTIFICATE, SERIES 1996-2,
                                   CLASS R

evidencing an undivided beneficial ownership interest in the Trust, as defined below, the property of which includes a pool of fixed-rate residential first and junior lien home improvement loans and retail installment sales contracts partially insured by the Federal Housing Administration (the "FHA") of the United States Department of Housing and Urban Development under Title I of the National Housing Act of 1934, and caused to be sold to the Trust by Mego Mortgage Corporation.

                FINANCIAL ASSET SECURITIES CORP., as Depositor

(This Certificate does not represent an interest in or obligation of Mego Mortgage Corporation, Financial Asset Securities Corp., the Trustee or any of their respective affiliates, except to the extent described below.)

Class R Certificate

Certificate No.                         :    R-0001

Percentage Interest Evidenced
by this Certificate                          100%


     THIS CERTIFIES THAT MEGO MORTGAGE CORPORATION is the owner of nonassessable, fully-paid, undivided beneficial ownership interest in the Mego Mortgage FHA Title I Loan Trust 1996-2 (the "Trust") to the extent set forth herein. The Trust was created pursuant to a Pooling and Servicing Agreement dated as of August 1, 1996 (the "Agreement") among Financial Asset Securities Corp. (the "Depositor"), Mego Mortgage Corporation (the "Seller", "Servicer" and "Claims Administrator"), Norwest Bank Minnesota, N.A., as master servicer (the "Master Servicer") and First Trust of New York, National Association, as trustee and contract of insurance holder (the "Trustee" and the "Contract of Insurance Holder"), a summary of certain of the pertinent provisions of which is set forth below. To the extent not otherwise defined herein, the capitalized terms used herein have the meanings assigned to them in the Agreement. This Certificate is one duly authorized Class R Certificate designated as:
"FHA Title I Loan Asset-Backed Certificates, Class R" (the "Class R Certificates"). Also issued under the Agreement are Class A Certificates designated each as: "FHA Title I Loan Asset-Backed Certificates, Class A" and the "FHA Title I Loan Asset-Backed Certificates, Class S" (the "Class S Certificates"). The Class R Certificates, the Class S Certificates and the Class A Certificates are hereinafter collectively called the "Certificates". This Certificate is issued under and is subject to the terms, provisions, and conditions of the Agreement, to which Agreement the holder of this Certificate by virtue of the acceptance hereof assents and by which such holder is bound. The property of the Trust includes (i) a pool of fixed rate residential first and junior lien home improvement loans and retail installment sale contracts, substantially all of which are partially insured by the FHA (the "Loans"), all monies received thereunder on or after the Cut-Off Date, the FHA insurance reserves attributable to those Loans partially insured by the FHA as of the Cut-Off Date, the Files, the Insurance Policies and any proceeds from any Insurance Policies, security interests in the Properties which secure the Loans and any and all documents of the Depositor and the Seller relating to the Loans and any and all proceeds from the foregoing; and (ii) an insurance policy issued by MBIA Insurance Corporation (the "Policy").

     Under the Agreement, there will be distributed on the 25th day of each month or, if such 25th day is not a Business Day, the next Business Day (the "Distribution Date"), commencing on September 25, 1996, to the person in whose name this Certificate is registered at the close of business on the last day of the previous calendar month (the "Record Date"), of an amount equal to the Percentage Interest evidenced by this Certificate of the aggregate amount required to be distributed to the Holder of Class R Certificates specified above pursuant to the Agreement.

     Each holder of this Class R Certificate acknowledges and agrees that its rights to receive distributions in respect of this Class R Certificate are subordinated to the rights of the Holders of the Class A Certificates and the Class S Certificates to receive distributions, the rights of the Master Servicer to receive the Master Servicing Fee
(and any unpaid Master Servicing Fees) and the right of the Certificate Insurer to receive reimbursement of amounts paid under the Policy and to receive amounts due under the Insurance Agreement, to the extent described in the Agreement.

     As more fully described in the Agreement, no transfer of this Certificate shall be made unless such transfer is exempt from the registration requirements of the Securities Act of 1933, as amended, and any applicable State Securities Laws as is made in accordance with said Act and Laws.

     No transfer of this Certificate shall be made unless the Trustee shall have received a representation letter from the transferee of such Certificate and each Prospective Owner of a beneficial interest in this Certificate acquiring such beneficial interest, which certificate shall be for the benefit of the Trustee, the Depositor, the Certificate Insurer and the Master Servicer, stating that either (A) the Prospective Owner (1) is not an "employee benefit plan" within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or a plan within the meaning of Section 4975(e)(1) of the Code (each a "Plan") and (2) is not acquiring (or considered to be acquiring) the Certificate with the assets of any entity whose underlying assets include the assets of a Plan by reason of such a Plan's investment in such entity, or (B) the Prospective Owner is an insurance company that is acquiring this Certificate for its own account, with assets from an "insurance company general account" (as such term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 ("PTCE 95-60"), 60 Fed. Reg. 35925 (July 12, 1995) and there exists no Plan with respect to which the amount of such general account's reserves and liabilities for the contract(s) held by or on behalf of such Plan and all other Plans maintained by the same employer (or affiliate thereof, as defined in Section (V)(a)(1) of PTCE 95-60) or by the same employee organization, exceeds 10% of the total of all reserves and liabilities of such general account (as such amounts are determined under Section I(a) of PTCE 95-60) at the date of acquisition.

     Distributions on this Certificate will be made by the Trustee by (i) check mailed, via first class mail, postage prepaid, to the address of such Holder as it appears on the Certificate Register, or (ii) Fedwire transfer of immediately available funds, if such Class R Certificateholder holds at least 25% of the Residual Interests, and if notice from such Certificateholder has been received by the Trustee at least five Business Days prior to any Distribution Date (any such notice being applicable to all subsequent Distribution Dates unless and until rescinded in writing) designating a deposit account for receipt of distributions at a bank which has Fedwire transfer capabilities, and providing such other information as the Trustee may reasonably require to effect an electronic credit entry to such account, without the presentation or surrender of this Certificate or the making of any notation hereon. Except as otherwise provided in the Agreement and notwithstanding the above, the final distribution on this Class R Certificate will be made after due notice by the Trustee of the pendency of such distribution.

     Upon receiving the final distribution hereon, the Holder hereof is required to send this Certificate to the Trustee. The Agreement provides that, in any event, upon making of the final distribution due on this Certificate, this Certificate shall be deemed cancelled for all purposes under the Agreement.

     Unless the certificate of authentication hereon shall have been executed by an authorized officer of the Trustee, by manual signature, this Certificate shall not entitle the holder hereof to any benefit under the Agreement or be valid for any purpose.

     The Certificates do not represent an obligation of, or an interest in, the Depositor, the Seller, Servicer and Claims Administrator, the Master Servicer, the Trustee, the Certificate Insurer, the Contract of Insurance Holder or any affiliate of any of them. The Certificates are limited in right of payment to certain collections and recoveries respecting the Loans and claims made under the Policy, all as more specifically set forth in the Agreement.

     The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the parties to the Agreement at any time by the parties to the Agreement with the written consent of the Certificate Insurer and with the consent of certain of the Holders of the Certificates as provided therein. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and on all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain circumstances, without the consent of the Holders of any of the Certificates.

     As provided in the Agreement and subject to certain limitations set forth therein, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies maintained by the Trustee in its capacity as Certificate Registrar, or by any successor Certificate Registrar, in the city where the Corporate Trust Office is located, accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the holder hereof or such holder's attorney duly authorized in writing, and thereupon one or more new Certificates of authorized denominations evidencing the same aggregate interest in the Trust will be issued to the designated transferee.

     As provided in the Agreement and subject to the terms set forth therein, only a Permitted Transferee may hold or acquire any Ownership Interest in a Class R Certificate, and any other attempted or purported transfer shall be null and void.

     The Class R Certificates are issuable only as registered Certificates without coupons in minimum denominations representing a twentieth (e.g.,
                                                                   ----
5%) Residual Interest and integral multiples thereof. As provided in the Agreement and subject to certain limitations set forth therein, Certificates are exchangeable for new Certificates of authorized denominations evidencing the same aggregate denomination, as requested by the holder surrendering the same. No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or governmental charges payable in connection therewith.

     The Trustee, the Certificate Insurer, the Certificate Registrar, and any agent of the Trustee, the Certificate Insurer or the Certificate Registrar may treat the person in whose name this Certificate is registered as the owner hereof for all purposes and neither the Trustee, the Certificate Insurer, the Certificate Registrar, nor any such agent shall be affected by any notice to the contrary.

     The obligations and responsibilities created by the Agreement and the Trust created thereby shall terminate upon the payment to Certificateholders of all amounts required to be paid to them pursuant to the Agreement, and the disposition of all property held as part of the Trust. The Master Servicer and the Seller may at their respective options with the consent of the Certificate Insurer purchase from the Trust all (but not fewer than all) remaining Loans and other property acquired by foreclosure, deed in lieu of foreclosure, or otherwise then constituting the corpus of the Trust at a price specified in the Agreement, and such purchase of the Loans and other property of the Trust will effect early retirement of the Certificates; however, such right of purchase is exercisable only on a Distribution Date when the sum of the Aggregate Principal Balances of the Loans is less than 10% of the initial Aggregate Principal Balance.

     IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.


Dated:  August 15, 1996


                                   FIRST TRUST OF NEW YORK, NATIONAL
                                   ASSOCIATION, not in its individual
                                   capacity but solely in its capacity as
                                   Trustee



                                   By:________________________________


                                   Dated:_____________________________



This is one of the Class R Certificates
referenced in the within-mentioned Agreement


By:________________________________
      Authorized Signatory of

FIRST TRUST OF NEW YORK, NATIONAL ASSOCIATION, not in its individual capacity but solely in its capacity as Trustee


                                  EXHIBIT E
                                  ---------

                     FORM OF MASTER SERVICER CERTIFICATE



                                  EXHIBIT F
                                  ---------

               FORM OF MONTHLY STATEMENT TO CERTIFICATEHOLDERS



                                  EXHIBIT G
                                  ---------

                                  (RESERVED)

                                  EXHIBIT H

                                  (RESERVED)


                                  EXHIBIT I

      (FORM OF "QUALIFIED INSTITUTIONAL BUYER" TRANSFEREE'S CERTIFICATE)
                                   Date:

Financial Asset Securities Corp.
600 Steamboat Road
Greenwich, Connecticut  06830

First Trust of New York, National Association
c/o First Bank National Association
First Trust Center
180 East Fifth Street
St. Paul, Minnesota 55101
Attention:  Structured Finance
- ---------

          Re:  Mego Mortgage FHA Title I Loan Trust Series 1996-2
               --------------------------------------------------

Dear Sirs:

     In connection with our purchase of Certificates (the "Certificates") issued pursuant to the Pooling and Servicing Agreement dated as of August 1, 1996 (the "Agreement") by and among Mego Mortgage Corporation, Financial Asset Securities Corp., as Depositor, First Trust of New York, National Association, as Trustee and Contract of Insurance Holder, and Norwest Bank Minnesota, N.A., as Master Servicer, we advise you as follows: (i) we are a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933 and we are acquiring beneficial ownership of the Certificates for our own account or for the account of not more than __ persons, each of which is a "qualified institutional buyer"; and ((ii) either (a) we are not an employee benefit plan or an arrangement subject to Section 406 of ERISA or a plan subject to Section 4975 of the Code, nor a person acting on behalf of any such plan or arrangement to effect such transfer or (b) the source of funds to be used to pay the purchase price of the Certificates are funds held in our general account which we reasonably believe do not constitute "plan assets" of an employee benefit plan subject to the fiduciary responsibility provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"), or a governmental plan as defined in
Section 3(32) of ERISA subject to any federal, state or local law which is to a material extent similar to the foregoing provisions of ERISA or the Code, or (c) we are an insurance company general account and, at the time of the purchase of the Certificates, the amount of reserves and liabilities for the general account contracts held by or for any plan (and any other plan of the same employer or affiliate) does not exceed 10% of the total reserves and liabilities of the general account plus surplus (such determination to be made in accordance with Prohibited Transaction Class Exemption 95-60).) Capitalized terms used but not otherwise defined herein shall have the meanings ascribed thereto in the Agreement. In addition to the foregoing, you may rely on the information provided in Annex (1 or 2, as applicable) attached hereto and incorporated herein.

                                   Very truly yours,

                                   (PURCHASER)


                                   By: __________________________
                                       Name:
                                       Title:

                                                         ANNEX 1 TO EXHIBIT I
                                                         --------------------


           QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A
          --------------------------------------------------------

- --------------------

     /F1/ Buyer must own and/or invest on a discretionary basis at least $100,000,000 in securities unless Buyer is a dealer, and, in that case, Buyer must own and/or invest on a discretionary basis at least $10,000,000 in securities.

           (For Buyers Other Than Registered Investment Companies)


          The undersigned hereby certifies as follows to the parties listed in the "Qualified Institutional Buyer" Transferee's Certificate to which this certification relates with respect to the Rule 144A Securities described therein:

          1. As indicated below, the undersigned is the President, Chief Financial Officer, Senior Vice President or other executive officer of the Buyer.

          2. In connection with purchases by the Buyer, the Buyer is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933 ("Rule 144A") because (i) the Buyer owned and/or invested on a discretionary basis $_____________ /F1/ in securities (except for the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year (such amount being calculated in accordance with Rule 144A) and (ii) the Buyer satisfies the criteria in the category marked below.

          ___  Corporation, etc.  The Buyer is a corporation (other than a
               -----------------
bank, savings and loan association or similar institution), Massachusetts or similar business trust, partnership, or charitable organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended.

          ___  Bank.  The Buyer (a) is a national bank or banking
               ----
institution organized under the laws of any State, territory or the District of Columbia, the business of which is substantially confined to banking and is supervised by the State or territorial banking commission or similar official or is a foreign bank or equivalent institution, and
(b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached
                                        ---------------------------
hereto.
- ------

          ___  Savings and Loan.  The Buyer (a) is a savings and loan
               ----------------
association, building and loan association, cooperative bank, homestead association or similar institution, which is supervised and examined by a State or Federal authority
having supervision over any such institutions or is a foreign savings and loan association or equivalent institution and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto.
                           ----------------------------------

          ___  Broker-dealer.  The Buyer is a dealer registered pursuant
               -------------
to Section 15 of the Securities Exchange Act of 1934.

          __   Insurance Company.  The Buyer is an insurance company whose
               -----------------
primary and predominant business activity is the writing of insurance or the reinsuring of risks underwritten by insurance companies and which is subject to supervision by the insurance commissioner or a similar official or agency of a State, territory or the District of Columbia.

          ___  State or Local Plan.  The Buyer is a plan established and
               -------------------
maintained by a State, its political subdivisions, or any agency or instrumentality of the State or its political subdivisions, for the benefit of its employees.

          __   ERISA Plan.  The Buyer is an employee benefit plan within
               ----------
the meaning of Title I of the Employee Retirement Income Security Act of
1974.

          __   Investment Advisor.  The Buyer is an investment advisor
               ------------------
registered under the Investment Advisers Act of 1940.

          __   Small Business Investment Company.  Buyer is a small
               ---------------------------------
business investment company licensed by the U.S. Small Business
Administration under Section 301(c) or (d) of the Small Business
Investment Act of 1958.

          __   Business Development Company.  Buyer is a business
               ----------------------------
development company as defined in Section 202(a)(22) of the Investment Advisors Act of 1940.

          __   Trust Fund.  The Buyer is a trust fund whose trustee is a
               ----------
bank or trust company and whose participants are exclusively State or Local Plans or ERISA Plans as defined above, and no participant of the Buyer is an individual retirement account or an H.R. 10 (Keogh) plan.

          3.  The term "securities" as used herein does not include (i)
                        ----------                 ----------------
securities of issuers that are affiliated with the Buyer, (ii) securities that are part of an unsold allotment to or subscription by the Buyer, if the Buyer is a dealer, (iii) bank deposit notes and certificates of deposit, (iv) loan participations, (v) repurchase agreements, (vi) securities owned but subject to a repurchase agreement and (vii) currency, interest rate and commodity swaps.

          4. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Buyer, the Buyer used the cost of such securities to the Buyer and did not include any of the securities referred to in the preceding paragraph, except (i) where the Buyer reports its securities holdings in its financial statements on the basis of their market value, and (ii) no current information with respect to the cost of those securities has been published. If clause (ii) in the preceding sentence applies, the securities may be valued at market. Further, in determining such aggregate amount, the Buyer may have included securities owned by subsidiaries of the Buyer, but only if such subsidiaries are consolidated with the Buyer in its financial statements prepared in accordance with generally accepted accounting principles and if the investments of such subsidiaries are managed under the Buyer's direction. However, such securities were not included if the Buyer is a majority-owned, consolidated subsidiary of another enterprise and the Buyer is not itself a reporting company under the Securities Exchange Act of 1934.

          5. The Buyer acknowledges that it is familiar with Rule 144A and understands that the seller to it and other parties related to the Certificates are relying and will continue to rely on the statements made herein because one or more sales to the Buyer may be in reliance on Rule 144A.

          6. Until the date of purchase of the Rule 144A Securities, the Buyer will notify each of the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice is given, the Buyer's purchase of Rule 144A Securities will constitute a reaffirmation of this certification as of the date of such purchase. In addition, if the Buyer is a Bank or Savings and Loan as provided above, the Buyer agrees that it will furnish to such parties updated annual financial statements promptly after they become available.

                              _________________________________
                                   Print Name of Buyer


                              By:______________________________
                                 Name:
                                 Title:

                              Date:_____________________________

                                                         ANNEX 2 TO EXHIBIT I
                                                         --------------------


           QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A
          --------------------------------------------------------

            (For Buyers that are Registered Investment Companies)

          The undersigned hereby certifies as follows to the parties listed in the "Qualified Institutional Buyer" Transferee's Certificate to which this certification relates with respect to the Rule 144A Securities described therein:

          1. As indicated below, the undersigned is the President, Chief Financial Officer or Senior Vice President of the Buyer or, if the Buyer is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933 ("Rule 144A") because Buyer is part of a Family of Investment Companies (as defined below), is such an officer of the Adviser.

          2. In connection with purchases by Buyer, the Buyer is a "qualified institutional buyer" as defined in SEC Rule 144A because (i) the Buyer is an investment company registered under the Investment Company Act of 1940, and (ii) as marked below, the Buyer alone, or the Buyer's Family of Investment Companies, owned at least $100,000,000 in securities (other than the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year. For purposes of determining the amount of securities owned by the Buyer or the Buyer's Family of Investment Companies, the cost of such securities was used, except (i) where the Buyer or the Buyer's Family of Investment Companies reports its securities holdings in its financial statements on the basis of their market value, and (ii) no current information with respect to the cost of those securities has been published. If clause (ii) in the preceding sentence applies, the securities may be valued at market.

          ___ The Buyer owned $________________ in securities (other than the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year (such amount being calculated in accordance with Rule
144A).

          ___ The Buyer is part of a Family of Investment Companies which owned in the aggregate $__________ in securities (other than the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year (such amount being calculated in accordance with Rule 144A).


          3.  The term "Family of Investment Companies" as used herein
                       --------------------------------
means two or more registered investment companies (or series thereof) that have the same investment adviser or investment advisers that are affiliated (by virtue of being majority owned subsidiaries of the same parent or because one investment adviser is a majority owned subsidiary of the other).

          4.  The term "securities" as used herein does not include (i)
                       ------------
securities of issuers that are affiliated with the Buyer or are part of the Buyer's Family of Investment Companies, (ii) bank deposit notes and certificates of deposit, (iii) loan participations, (iv) repurchase agreements, (v) securities owned but subject to a repurchase agreement and
(vi) currency, interest rate and commodity swaps.

          5. The Buyer is familiar with Rule 144A and understands that the parties listed in the Qualified Institutional Buyer Transferee's Certificate to which this certification relates are relying and will continue to rely on the statements made herein because one or more sales to the Buyer will be in reliance on Rule 144A. In addition, the Buyer will only purchase for the Buyer's own account.

          6. Until the date of purchase of the Rule 144A Securities, the undersigned will notify each of the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice is given, the Buyer's purchase of Rule 144A Securities will constitute a reaffirmation of this certification by the undersigned as of the date of such purchase.

                              ________________________________
                               Print Name of Buyer or Adviser


                              By:______________________________
                                 Name:
                                 Title:

                              IF AN ADVISER:



                              ________________________________
                                   Print Name of Buyer

                              Date:___________________________


                                  EXHIBIT J

           (FORM OF "ACCREDITED INVESTOR" TRANSFEREE'S CERTIFICATE)

                                   Date:


Financial Asset Securities Corp.
600 Steamboat Road
Greenwich, Connecticut  06830

First Trust of New York, National Association
c/o First Bank National Association
First Trust Center
180 East Fifth Street
St. Paul, Minnesota  55101
Attention:  Structured Finance
- ---------

          Re:  Mego Mortgage FHA Title I Loan Trust Series 1996-2
               --------------------------------------------------

Dear Sirs:

     In connection with our proposed purchase of Certificates (the "Certificates") issued pursuant to the Pooling and Servicing Agreement dated as of August 1, 1996 (the "Agreement") by and among Mego Mortgage Corporation, as Seller, Servicer and Claims Administrator, Financial Asset Securities Corp., as Depositor, First Trust of New York, National Association, as Trustee and Contract of Insurance Holder, and Norwest Bank Minnesota, N.A., as Master Servicer, we confirm that:

          1. We understand that the Certificates have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), and may not be sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that such Certificates may be resold, pledged or transferred only: (i) so long as such Certificates are eligible for resale pursuant to Rule 144A under the Securities Act ("Rule 144A"), to a person whom we reasonably believe is a "qualified institutional buyer" as defined in Rule 144A (a "QIB") that purchases for its own account or for the account of a QIB, to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, (ii) pursuant to an exemption from registration under the Securities Act provided by Rule 144 (if applicable) under the Securities Act or (iii) to an institution that is an "Accredited Investor" as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act (an "Accredited Investor") that is acquiring the Certificates for investment purposes and not for distribution, in each case in accordance with any applicable securities laws of any state of the United States, and we will notify any purchaser of the Certificates from us of the above resale restrictions. We further understand that in connection with any transfer of the Certificates to an Accredited Investor by us that the Depositor or Trustee may request, and if so requested we will furnish, such certificates and other information as they may reasonably require to confirm that any such transfer with the foregoing restrictions.

          2. We are an institutional investor which is an Accredited Investor or, if the Certificates are to be purchased for one or more institutional accounts ("investor accounts") for which it is acting as fiduciary or agent (except if it is a bank as defined in Section 3(a)(2) of the Securities Act, or a savings and loan association or other institution as described in Section 3(a)(5)(A) of the Securities Act, whether acting in its individual or in a fiduciary capacity), each such investor account is an institutional investor and an Accredited Investor on a like basis. In the normal course of its business, it invests in or purchases securities similar to the Certificates, and it has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of purchasing any of the Certificates. It is aware that it (or any investor account) may be required to bear the economic risk of an investment in the Certificates for an indefinite period of time, and it (or such account) is able to bear such risk for an indefinite period.

     Capitalized terms used but not otherwise defined herein shall have the meanings ascribed hereto in the Agreement.

                                   Very truly yours,

                                   (PURCHASER)


                                   By: __________________________
                                       Name:
                                       Title:

                                  EXHIBIT K

                      (FORM OF TRANSFEROR'S CERTIFICATE)


                                        Date:


Financial Asset Securities Corp.
600 Steamboat Road
Greenwich, Connecticut  06830

First Trust of New York, National Association
c/o First Bank National Association
First Trust Center
180 East Fifth Street
St. Paul, Minnesota  55101
Attention:  Structured Finance
- ---------

          Re:  Mego Mortgage FHA Title I Loan Trust Series 1996-2
               --------------------------------------------------

Ladies and Gentlemen:

     In connection with our disposition of Certificates (the "Certificates") issued pursuant to the Pooling and Servicing Agreement dated as of August 1, 1996 (the "Agreement") by and among Mego Mortgage Corporation ("Mego"), Financial Asset Securities Corp., as Depositor, First Trust of New York, National Association, as Trustee and Contract of Insurance Holder, and Norwest Bank Minnesota, N.A., as Master Servicer, we certify that:

          ((a) we understand that the Certificates have not been registered under the Securities Act of 1933, as amended (the "Act"), and are being disposed of by us in a transaction that is exempt from the registration requirements of the Act;) (and)

          ((b) we have not offered or sold any Certificates to, or solicited offers to buy any Certificates from, any person, or otherwise approached or negotiated with any person with respect thereto, in a manner that would be deemed, or taken any other action which would result in, a violation of Section 5 of the Act) (; and)

          ((c) to the extent we are disposing of a Class R Certificate, we have no actual knowledge that the transferee is not a Permitted Transferee.)

                                   Very truly yours,

                                   ________________________
                                      Name of Transferor

                                   By:  _____________________
                                   Name:  ___________________
                                   Title:  __________________

                                  EXHIBIT L

           (FORM OF TRANSFER AFFIDAVIT FOR THE CLASS R CERTIFICATE)



STATE OF            )
                    ) ss.:
COUNTY OF           )


     The undersigned, being first duly sworn, deposes and says as follows:

     I    The undersigned is an officer of _______________, the proposed
Transferee of an Ownership Interest in a Class R Certificate (the "Certificate") issued pursuant to the Pooling and Servicing Agreement dated as of August 1, 1996 (the "Agreement") by and among Mego Mortgage Corporation, as Seller, Servicer and Claims Administrator, Financial Asset Securities Corp., as Depositor, First Trust of New York, National Association, as Trustee and Contract of Insurance Holder, and Norwest Bank Minnesota, N.A., as Master Servicer. Capitalized terms used, but not defined herein or in Exhibit 1 which is attached hereto, shall have the meanings ascribed to such terms in the Agreement. The Transferee has authorized the undersigned to make this affidavit on behalf of the Transferee.

     II   The Transferee is, as of the date hereof, and will be, as of the date of the Transfer, a Permitted Transferee. The Transferee is acquiring its Ownership Interest in the Certificate either (i) for its own account or (ii) as nominee, trustee or agent for another Person and has attached hereto an affidavit from such Person in substantially the same form as this affidavit. The Transferee has no knowledge that any such affidavit is false.

     III The Transferee has been advised of, and understands that (i) a tax will be imposed on Transfers of the Certificate to Persons that are not Permitted Transferees; (ii) such tax will be imposed on the transferor, or, if such Transfer is through an agent (which includes a broker, nominee or middleman) for a Person that is not a Permitted Transferee, on the agent; and (iii) the Person otherwise liable for the tax shall be relieved of liability for the tax if the subsequent Transferee furnished to such Person an affidavit that such subsequent Transferee is a Permitted Transferee and, at the time of Transfer, such Person does not have actual knowledge that the affidavit is false.

     IV   The Transferee has been advised of, and understands that a tax will be imposed on a "pass-through entity" holding the Certificate if at any time during the taxable year of the pass-through entity a Person that is not a Permitted Transferee is the record holder of an interest in such entity. The Transferee understands that such tax will not be imposed for any period with respect to which the record holder furnishes to the pass-through entity an affidavit that such record holder is a Permitted Transferee and the pass-through entity does not have actual knowledge that such affidavit is false. (For this purpose, a "pass-through entity" includes but is not limited to a regulated investment company, a real estate investment trust or common trust fund, a partnership, trust or estate, and certain cooperatives and, except as may be provided in Treasury Regulations, persons holding interests in pass-through entities as a nominee for another Person.)

     V    The Transferee has reviewed the provisions of Article XI of the
Agreement (which is attached hereto as Exhibit 2 and incorporated herein by reference) and understands the legal consequences of the acquisition of an Ownership Interest in the Certificate including, without limitation, the restrictions on subsequent Transfers and the provisions regarding voiding the Transfer and mandatory sales. The Transferee expressly agrees to be bound by and to abide by the provisions of Article XI of the Agreement and the restrictions noted on the face of the Certificate. The Transferee understands and agrees that any breach of any of the representa-tions included herein shall render the Transfer to the Transferee contemplated hereby null and void.

     VI   The Transferee agrees to require a Transfer Affidavit from any
Person to whom the Transferee attempts to Transfer its Ownership Interest in the Certificate, and in connection with any Transfer by a Person for whom the Transferee is acting as nominee, trustee or agent, and the Transferee will not Transfer its Ownership Interest or cause any Ownership Interest to be Transferred to any Person that the Transferee knows is not a Permitted Transferee. In connection with any such Transfer by the Transferee, the Transferee agrees to deliver to the Trustee a certificate (a "Transfer Certificate") to the effect that such Transferee has no actual knowledge that the Person to which the Transfer is to be made is not a Permitted Transferee.

     VII The Transferee's taxpayer identification number is _____.

     IN WITNESS WHEREOF, the Transferee has caused this instrument to be executed on its behalf, pursuant to authority of its Board of Directors, by its duly authorized officer and its corporate seal to be hereunto affixed, duly attested, this ____ day of _____________, 19__.

                              (NAME OF TRANSFEREE)


                              By:____________________________
                                 Name:
                                 Title:


     Personally appeared before me the above-named _____________, known or proved to me to be the same person who executed the foregoing instrument and to be the ____________ of the Transferee, and acknowledged that he executed the same as his free act and deed and the free act and deed of the Transferee.

     Subscribed and sworn before me this ____ day of _______, 19__.



                                   ______________________________
                                        NOTARY PUBLIC


                                   My Commission expires the ___ day of
_______________, 19__.


                                                                    Exhibit 1
                                                                 to EXHIBIT L

                             Certain Definitions
                            -------------------

     "Ownership Interest": As to any Certificate, any ownership interest in such Certificate, including any interest in such Certificate as the Holder thereof and any other interest therein, whether direct or indirect, legal or beneficial.

     "Permitted Transferee": Any Person other than (i) the United States, any state or any political subdivision thereof, any possession of the United States, or any agency or instrumentality of any of the foregoing (other than an instrumentality that is a corporation if all of its activities are subject to tax and a majority of its board of directors is not selected by any such governmental unit), (ii) a foreign government, international organization or any agency or instrumentality of either of the foregoing (other than an instrumentality that is a corporation if all of its activities are subject to tax and a majority of its board of directors is not selected by any such governmental unit), (iii) an organization (except certain farmers' cooperatives described in Code
Section 521) exempt from tax imposed by Chapter 1 of the Code (including the tax imposed by Section 511 of the Code on unrelated business taxable income) on any excess inclusions (as defined in Code Section 860E(c)(1)) with respect to any Class R Certificate, (iv) rural electric and telephone cooperatives described in Code Section 1381(a)(2)(c), (v) any other Person so designated by the Trustee based upon an Opinion of Counsel that the holding of an ownership interest in a Class R Certificate by such Person may cause the Trust or any Person having an ownership interest in any Class R Certificate, other than such Person, to incur a liability for any tax imposed under the Code that would not otherwise be imposed but for the transfer of an ownership interest in a Class R Certificate to such Person and (vi) a Person that is not a citizen or resident of the United States, a corporation, partnership, or other entity created or organized in or under the laws of the United States or any political subdivision thereof, or an estate or trust the income of which is subject to United States federal income taxation regardless of its source unless such person provides the Trustee with a duly completed Internal Revenue Service Form 4224. The terms "United States," "state" and "international organization" shall have the meanings set forth in Code Section 7701 or successor provisions.

     "Person": Any individual, corporation, partnership, joint venture, bank, joint stock company, trust (including any beneficiary thereof), unincorporated organization or government or any agency or political subdivision thereof.

     "Transfer": Any direct or indirect transfer or sale of any Ownership Interest in a Certificate.

     "Transferee": Any Person who is acquiring by Transfer any Ownership Interest in a Certificate.

                                                                    Exhibit 2
                                                                 to EXHIBIT L

                        Section 11.01 of the Agreement
                       ------------------------------

     (h) Each Person who has or who acquires any Ownership Interest in a Class R Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the following provisions and to have irrevocably appointed the Trustee or its designee as its attorney-in-fact to negotiate the terms of any mandatory sale under clause (v) below and to execute all instruments of transfer and to do all other things necessary in connection with any such sale, and the rights of each Person acquiring any Ownership Interest in a Class R Certificate are expressly subject to the following provisions:

            (1) Only a Permitted Transferee may hold or acquire any Ownership Interest in a Class R Certificate. Each Person holding or acquiring any Ownership Interest in a Class R Certificate shall promptly notify the Trustee, the Certificate Insurer and the Master Servicer of any change or impending change in its status as a Permitted Transferee.

            (2) In connection with any proposed Transfer of any Ownership Interest in a Class R Certificate, the Trustee shall, as a condition to such consent, require delivery to the Trustee of a properly completed, sworn, executed and acknowledged affidavit from the Transferee (the "Transfer Affidavit") in the form attached hereto as Exhibit J and from the transferor (the "Transferor Representation"), in the form attached hereto as Exhibit L.

            (3) Notwithstanding the delivery of a Transfer Affidavit by a proposed Transferee under clause (ii) above, if the Responsible Officer or Responsible Officers of the Trustee has or have actual knowledge that the proposed Transferee is not a Permitted Transferee, the Trustee shall not register and, if the Trustee is not the Certificate Registrar, shall direct to the Certificate Registrar not to register a Class R Certificate in the name of the proposed Transferee, no Transfer of an Ownership Interest in the Residual Interest to such proposed Transferee shall be effected and the Trustee, and Certificate Registrar, shall have no liability for failing to effect the proposed registration.

            (4) Any attempted or purported Transfer of any Ownership Interest in a Class R Certificate in violation of the provisions of this
Section 11.01 of the Agreement shall be absolutely null and void and shall vest no rights in the purported Transferee. If any purported Transferee shall, in violation of the provisions of this Section 11.01 of the Agreement, become a Holder of a Class R Certificate, then the prior Holder of such Class R Certificate shall, upon discovery that the registration of Transfer of such Class R Certificate was not in fact permitted by this
Section 11.01
of the Agreement, notify the Trustee and the Trustee, upon receipt of such notice and upon verification of the facts set forth in such notice or upon discovery by other means that the registration of Transfer of such Class R Certificate was not in fact permitted by this Section 11.01 of the Agreement, shall notify the Master Servicer and the Certificate Registrar of such improper Transfer (such notice to be accompanied by an Opinion of Counsel to the effect that such Transfer was improper and the retroactive restoration of the rights of the last preceding Permitted Transferee as described in this clause (iv) shall not be invalid, illegal or unenforceable) and, subject to clause (v) below, shall make payments due on such Class R Certificate to the last preceding Holder that is a Permitted Transferee (as described in such written notice) and the last Holder that is a Permitted Transferee shall be restored to all rights as Holder thereof retroactive to the date of registration of Transfer of such Class R Certificate. The Trustee shall be entitled, but shall not be obligated, to recover from any Holder of a Class R Certificate that was in fact not a Permitted Transferee at the time it became a Holder all payments made on such Class R Certificate. Any such payments so recovered by the Trustee shall be paid and delivered by the Trustee to the last preceding Holder that is a Permitted Transferee who was a Holder of such Class R Certificate.

            (5) If any Person that is not a Permitted Transferee acquires any Ownership Interest in a Class R Certificate in violation of the restrictions in this Section 11.01 of the Agreement, and (A) to the extent that the retroactive restoration of the rights of the last preceding Holder that is a Permitted Transferee as described in clause (iv) above shall be invalid, illegal or unenforceable or (B) if the Trustee is unable within a reasonable period to obtain the Opinion of Counsel required by clause (iv) above then the Trustee shall have the right, without notice to the Holder of such Class R Certificate or any other Person having an Ownership Interest therein, to sell such Class R Certificate to a purchaser selected by the Trustee on such terms as the Trustee may choose. The proceeds of such sale, net of commissions, expenses and taxes due, if any, will be remitted to the Holder of such Class R Certificate by the Trustee, except that in the event that the Trustee determines that the Holder of such Class R Certificate may be liable for any amount due under Section 11.02 or any other provisions of the Agreement, the Trustee may withhold a corresponding amount from such remittance as security for such claim. The terms and conditions of any sale under this clause (v) shall be determined in the sole discretion of the Trustee, and it shall not be liable to any Person having an Ownership Interest in a Class R Certificate as a result of its exercise of such discretion.

            (6) The Trustee shall make available, upon receipt of written requests, all information necessary to compute any tax imposed (A) as a result of the Transfer of an Ownership Interest in Class R Certificates to any Person who is not a Permitted Transferee, and (B) as a result of any regulated investment company, real estate investment trust, common trust fund, partnership, trust, estate or organizations described in Code section 1381 that holds an Ownership
Interest in a Class R Certificate and having as among its record holders at any time any Person who is not a Permitted Transferee. Reasonable compensation for providing such information may be charged by the Trustee. The information furnished must be sufficient to compute the present value of the anticipated excess inclusions as required by Treasury Department regulations. The information must be furnished to the requesting party or such later time period as allowed by Treasury Department regulations or the Internal Revenue Service.

            (7) No undivided interest of the Residual Interest may be transferred to any Person unless the entire interest and rights relating to such undivided interest in the Residual Interest under this Agreement are transferred to such Person.

            (8) The provisions of Section 11.02 of the Agreement set forth prior to this clause (viii) may be eliminated upon execution by the Trustee of a certificate stating that the Trustee has received an Opinion of Counsel, in form and substance satisfactory to the Trustee, to the effect that the absence of such provisions will not cause the REMIC Pool to cease to qualify as a REMIC and will not create a risk that (A) the Trust or the REMIC Pool may be subject to an entity-level tax caused by the Transfer of any Ownership Interest in a Class R Certificate to a Person which is not a Permitted Transferee or (B) a Holder of a Senior Certificate or another Person will be subject to a REMIC-related tax caused by the Transfer of any Ownership Interest in a Class R Certificate to a Person which is not a Permitted Transferee.


                                  EXHIBIT M
                                  ---------

                             DEPOSITORY AGREEMENT

                                  Exhibit 2

                                  ANNEX 1


                           MBIA INSURANCE CORPORATION
                                AND SUBSIDIARIES


                        CONSOLIDATED FINANCIAL STATEMENTS


                        As of December 31, 1995 and 1994
                             and for the years ended
                        December 31, 1995, 1994 and 1993

                        REPORT OF INDEPENDENT ACCOUNTANTS
                        ---------------------------------


TO THE BOARD OF DIRECTORS AND SHAREHOLDER OF
MBIA INSURANCE CORPORATION:


We have audited the accompanying consolidated balance sheets of MBIA Insurance Corporation and Subsidiaries as of December 31, 1995 and 1994, and the related consolidated statements of income, changes in shareholder's equity and cash flows for each of the three years in the period ended December 31, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of MBIA Insurance Corporation and Subsidiaries as of December 31, 1995 and 1994, and the consolidated results of their operations and their cash flows for each of the three years in the period ended December 31, 1995 in conformity with generally accepted accounting principles.

As discussed in Note 7 to the consolidated financial statements, effective January 1, 1993 the Company adopted Statement of Financial Accounting Standards No. 109 "Accounting for Income Taxes." As discussed in Note 2 to the consolidated financial statements, effective January 1, 1994 the Company adopted Statement of Financial Accounting Standards No. 115, "Accounting for Certain Investments in Debt and Equity Securities."

                                               \s\ COOPERS & LYBRAND

New York, New York
January 22, 1996

                          MBIA INSURANCE CORPORATION AND SUBSIDIARIES
                                CONSOLIDATED BALANCE SHEETS
                      (Dollars in thousands except per share amounts)

                                                      December 31, 1995      December 31, 1994
                                                     -------------------    ----------------

                ASSETS
Investments:
  Fixed maturity securities held as available-for-sale
    at fair value (amortized cost $3,428,986 and
     $3,123,838                                          $3,652,621               3,051,906
  Short-term investments, at amortized cost
     (which approximates fair value)                        198,035                 121,384
   Other investments                                         14,064                  11,970
                                                       ------------            ------------
      Total investments                                   3,864,720               3,185,260
Cash and cash equivalents                                     2,135                   1,332
Accrued investment income                                    60,247                  55,347
Deferred acquisition costs                                  140,348                 133,048
Prepaid reinsurance premiums                                200,887                 186,492
Goodwill (less accumulated amortization of
   $37,366 and $32,437)                                     105,614                 110,543
Property and equipment, at cost (less accumulated
   depreciation of $12,137 and $9,501)                       41,169                  39,648
Receivable for investments sold                               5,729                     945
Other assets                                                 42,145                  46,552
                                                        ------------            ------------
      TOTAL ASSETS                                       $4,462,994              $3,759,167
                                                        ============            ===========

             LIABILITIES AND SHAREHOLDER'S EQUITY

Liabilities:
   Deferred premium revenue                             $ 1,616,315             $ 1,512,211
   Loss and loss adjustment expense reserves                 42,505                  40,148
   Deferred income taxes                                    212,925                  97,828
   Payable for investments purchased                         10,695                   6,552
   Other liabilities                                         54,682                  46,925
                                                        ------------            ------------
      TOTAL LIABILITIES                                   1,937,122               1,703,664
                                                        ------------            ------------
Shareholder's Equity:
   Common stock, par value $150 per share; authorized,
     issued and outstanding - 100,000 shares                 15,000                  15,000
   Additional paid-in capital                             1,021,584                 953,655
   Retained earnings                                      1,341,855               1,134,061
   Cumulative translation adjustment                          2,704                     427
   Unrealized appreciation (depreciation) of investments,
     net of deferred income tax provision (benefit)
     of $78,372 and $(25,334)                               144,729                 (47,640)
                                                        ------------            ------------
      TOTAL SHAREHOLDER'S EQUITY                          2,525,872               2,055,503
                                                        ------------            ------------
      TOTAL LIABILITIES AND SHAREHOLDER'S EQUITY         $4,462,994              $3,759,167
                                                        ============            ============

    The accompanying notes are an integral part of the consolidated financial statements.

                     MBIA INSURANCE CORPORATION AND SUBSIDIARIES
                          CONSOLIDATED STATEMENTS OF INCOME

                                (Dollars in thousands)

                                                              Years ended December 31
                                               ----------------------------------------
                                                 1995           1994           1993
                                                ---------     ----------     ----------

Revenues:
    Gross premiums written                      $349,812       $361,523       $479,390
    Ceded premiums                               (45,050)       (49,281)       (47,552)
                                               ----------     ----------     ----------
      Net premiums written                       304,762        312,242        431,838
    Increase in deferred premium revenue         (88,365)       (93,226)      (200,519)
                                               ----------     ----------     ----------
      Premiums earned (net of ceded
          premiums of $30,655
           $33,340 and $41,409)                  216,397        219,016        231,319
    Net investment income                        219,834        193,966        175,329
    Net realized gains                             7,777         10,335          8,941
    Other income                                   2,168          1,539          3,996
                                               ----------     ----------     ----------
      Total revenues                             446,176        424,856        419,585
                                               ----------     ----------     ----------
Expenses:
    Losses and loss adjustment expenses           10,639          8,093          7,821
    Policy acquisition costs, net                 21,283         21,845         25,480
    Underwriting and operating expenses           41,812         41,044         38,006
                                               ----------     ----------     ----------
      Total expenses                              73,734         70,982         71,307
                                               ----------     ----------     ----------
Income before income taxes and cumulative
    effect of accounting changes                 372,442        353,874        348,278

Provision for income taxes                        81,748         77,125         86,684
                                               ----------     ----------     ----------
Income before cumulative effect of
    accounting changes                           290,694        276,749        261,594

Cumulative effect of accounting changes              ---            ---         12,923
                                               ----------     ----------     ----------
Net income                                      $290,694       $276,749       $274,517
                                               ==========     ==========     ==========

The accompanying notes are an integral part of the consolidated financial statements.

                       MBIA INSURANCE CORPORATION AND SUBSIDIARIES
               CONSOLIDATED STATEMENT OF CHANGES IN SHAREHOLDER'S EQUITY
              For the years ended December 31, 1995, 1994 and 1993
                 (Dollars in thousands except per share amounts)

                                                                                                     Unrealized
                                                              Additional             Cumulative     Appreciation
                                              Common Stock     Paid-in    Retained  Translation    (Depreciation)
                                            Shares   Amount    Capital    Earnings   Adjustment    of Investments
                                            ------- --------  ----------  ---------- ----------    --------------
Balance, January 1, 1993                    100,000 $ 15,000  $  931,943  $  670,795   $  (474)     $  2,379

Net income                                     ---      ---         ---      274,517       ---           ---

Change in foreign currency translation         ---      ---         ---         ---       (729)          ---

Change in unrealized appreciation
   of investments net of change in
   deferred income taxes of $(1,381)           ---      ---         ---         ---        ---         2,461

Dividends declared (per
   common share $500.00)                       ---      ---         ---      (50,000)      ---           ---

Tax reduction related to tax sharing
   agreement with MBIA Inc.                    ---      ---       11,851         ---        ---           ---
                                            ------- --------  ----------  ---------- ----------  ------------
Balance, December 31, 1993                  100,000   15,000     943,794     895,312     (1,203)        4,840
                                            ------- --------  ----------  ---------- ----------  ------------

Net income                                     ---      ---         ---      276,749        ---           ---

Change in foreign currency translation         ---      ---         ---         ---      1,630           ---

Change in unrealized depreciation
   of investments net of change in
   deferred income taxes of $27,940            ---      ---         ---         ---        ---       (52,480)

Dividends declared (per
   common share $380.00)                       ---      ---         ---      (38,000)       ---           ---

Tax reduction related to tax sharing
   agreement with MBIA Inc.                    ---      ---       9,861         ---        ---           ---
                                            ------- --------  ----------  ---------- ----------  ------------
Balance, December 31, 1994                  100,000  15,000     953,655    1,134,061        427       (47,640)
                                            ------- --------  ----------  ---------- ----------  ------------

Exercise of stock options                      ---      ---       5,403         ---         ---           ---

Net income                                     ---      ---         ---      290,694        ---           ---

Change in foreign currency translation         ---      ---         ---         ---       2,277           ---

Change in unrealized appreciation
   of investments net of change in
   deferred income taxes of $(103,707)         ---      ---         ---         ---         ---       192,369

Dividends declared (per
   common share $829.00)                       ---      ---         ---      (82,900)       ---           ---

Capital contribution from MBIA Inc.            ---      ---      52,800         ---         ---           ---

Tax reduction related to tax sharing
   agreement with MBIA Inc.                    ---      ---       9,726         ---         ---           ---
                                            ======= ========  ==========  ========== ==========  ============
Balance, December 31, 1995                  100,000 $ 15,000  $1,021,584  $1,341,855   $  2,704      $144,729
                                            ======= ========  ==========  ========== ==========  ============

  The accompanying notes are an integral part of the consolidated financial statements.

                           MBIA INSURANCE CORPORATION AND SUBSIDIARIES
                              CONSOLIDATED STATEMENTS OF CASH FLOWS
                                      (Dollars in thousands)

                                                                  Years ended December 31
                                                          -----------------------------------------
                                                             1995          1994           1993
                                                          -----------   ------------   ------------
Cash flows from operating activities:
    Net income                                              $290,694       $276,749       $274,517
    Adjustments to reconcile net income to net
      cash provided by operating activities:
       Increase in accrued investment income                  (4,900)        (3,833)        (5,009)
       Increase in deferred acquisition costs                 (7,300)       (12,564)       (10,033)
       Increase in prepaid reinsurance premiums              (14,395)       (15,941)        (6,143)
       Increase in deferred premium revenue                  104,104        109,167        206,662
       Increase in loss and loss adjustment expense reserves   2,357          6,413          8,225
       Depreciation                                            2,676          1,607          1,259
       Amortization of goodwill                                4,929          4,961          5,001
       Amortization of bond (discount) premium, net           (2,426)           621           (743)
       Net realized gains on sale of investments              (7,778)       (10,335)        (8,941)
       Deferred income taxes                                  11,391         19,082          7,503
       Other, net                                             29,080         (8,469)        15,234
                                                          -----------   ------------   ------------
       Total adjustments to net income                       117,738         90,709        213,015
                                                          -----------   ------------   ------------
       Net cash provided by operating activities             408,432        367,458        487,532
                                                          -----------   ------------   ------------
Cash flows from investing activities:
       Purchase of fixed maturity securities, net
         of payable for investments purchased               (897,128)    (1,060,033)      (786,510)
       Sale of fixed maturity securities, net of
         receivable for investments sold                     473,352        515,548        205,342
       Redemption of fixed maturity securities,
         net of receivable for investments redeemed           83,448        128,274        225,608
       (Purchase) sale of short-term investments, net        (32,281)         3,547        (40,461)
       (Purchase) sale of other investments, net                (692)        87,456        (37,777)
       Capital expenditures, net of disposals                 (4,228)        (3,665)        (3,601)
                                                          -----------   ------------   ------------
       Net cash used in investing activities                (377,529)      (328,873)      (437,399)
                                                          -----------   ------------   ------------
Cash flows from financing activities:
       Capital contribution from MBIA Inc.                    52,800                ---            ---
       Dividends paid                                        (82,900)       (38,000)       (50,000)
                                                          -----------   ------------   ------------
       Net cash used by financing activities                 (30,100)       (38,000)       (50,000)
                                                          -----------   ------------   ------------
Net increase in cash and cash equivalents                        803            585            133
Cash and cash equivalents - beginning of year                  1,332            747            614
                                                          -----------   ------------   ------------
Cash and cash equivalents - end of year                       $2,135         $1,332           $747
                                                          ===========   ============   ============
Supplemental cash flow disclosures:
    Income taxes paid                                     $   50,790     $   53,569     $   52,967

The accompanying notes are an integral part of the consolidated financial statements.

                          MBIA INSURANCE CORPORATION
                                AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


1.  BUSINESS AND ORGANIZATION
     MBIA Insurance Corporation ("MBIA Corp."), formerly known as Municipal Bond Investors Assurance Corporation, is a wholly owned subsidiary of MBIA Inc. MBIA Inc. was incorporated in Connecticut on November 12, 1986 as a licensed insurer and, through the following series of transactions during December 1986, became the successor to the business of the Municipal Bond Insurance Association (the "Association"), a voluntary unincorporated association of insurers writing municipal bond and note insurance as agent for the member insurance companies:

     o MBIA Inc. acquired for $17 million all of the outstanding common stock of New York domiciled insurance company and changed the name of the insurance company to Municipal Bond Investors Assurance Corporation. In April 1995, the name was again changed to MBIA Insurance Corp. Prior to the acquisition, all of the obligations of this company were reinsured and/or indemnified by the former owner.

     o Four of the five member companies of the Association, together with their affiliates, purchased all of the outstanding common stock of MBIA Inc. and entered into reinsurance agreements whereby they ceded to MBIA Inc. substantially all of the net unearned premiums on existing and future Association business and the interest in, or obligation for, contingent commissions resulting from their participation in the Association. MBIA Inc.'s reinsurance obligations were then assumed by MBIA Corp. The participation of these four members aggregated approximately 89% of the net insurance in force of the Association. The net assets transferred from the predecessor included the cash transferred in connection with the reinsurance agreements, the related deferred acquisition costs and contingent commissions receivable, net of the related unearned premiums and contingent commissions payable. The deferred income taxes inherent in these assets and liabilities were recorded by MBIA Corp. Contingent commissions receivable (payable) with respect to premiums earned prior to the effective date of the reinsurance agreements by the Association in accordance with statutory accounting practices, remained as assets (liabilities) of the member companies.

         Effective December 31, 1989, MBIA Inc. acquired for $288 million all of the outstanding stock of Bond Investors Group, Inc. ("BIG"), the parent company of Bond Investors Guaranty Insurance Company ("BIG Ins."), which was subsequently renamed MBIA Insurance Corp. of Illinois ("MBIA Illinois").

                           MBIA INSURANCE CORPORATION
                                AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)


         In January 1990, MBIA Illinois ceded its portfolio of net insured obligations to MBIA Corp. in exchange for cash and investments equal to its unearned premium reserve of $153 million. Subsequent to this cession, MBIA Inc. contributed the common stock of BIG to MBIA Corp. resulting in additional paid-in capital of $200 million. The insured portfolio acquired from BIG Ins. consists of municipal obligations with risk characteristics similar to those insured by MBIA Corp. On December 31, 1990, BIG was merged into MBIA Illinois.

         Also in 1990, MBIA Inc. formed MBIA Assurance S.A. ("MBIA Assurance"), a wholly owned French subsidiary, to write financial guarantee insurance in the international community. MBIA Assurance provides insurance for public infrastructure financings, structured finance transactions and certain obligations of financial institutions. The stock of MBIA Assurance was contributed to MBIA Corp. in 1991 resulting in additional paid-in capital of $6 million. Pursuant to a reinsurance agreement with MBIA Corp., a substantial amount of the risks insured by MBIA Assurance is reinsured by MBIA Corp.

     In 1993, MBIA Inc. formed a wholly owned subsidiary, MBIA Investment Management Corp. ("IMC"). IMC, which commenced operations in August 1993, principally provides guaranteed investment agreements to states, municipalities and municipal authorities which are guaranteed as to principal and interest. MBIA Corp. insures IMC's outstanding investment agreement liabilities.

     In 1993, MBIA Corp. assumed the remaining business from the fifth member of the Association.

         In 1994, MBIA Inc. formed a wholly owned subsidiary, MBIA Securities Corp. ("SECO"), to provide fixed-income investment management services for MBIA Inc.'s municipal cash management service businesses. In 1995, portfolio management for a portion of MBIA Corp.'s insurance related investment portfolio was transferred to SECO; the management of the balance of this portfolio was transferred in January 1996.


2.  SIGNIFICANT ACCOUNTING POLICIES

The consolidated financial statements have been prepared on the basis of generally accepted accounting principles ("GAAP"). The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and

                           MBIA INSURANCE CORPORATION
                                AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Significant accounting policies are as follows:

CONSOLIDATION
The consolidated financial statements include the accounts of MBIA Corp., MBIA Illinois, MBIA Assurance and BIG Services, Inc. All significant intercompany balances have been eliminated. Certain amounts have been reclassified in prior years' financial statements to conform to the current presentation.

CASH AND CASH EQUIVALENTS
Cash and cash equivalents include cash on hand and demand deposits with banks.

INVESTMENTS
Effective January 1, 1994, MBIA Corp. adopted Statement of Financial Accounting Standards ("SFAS") 115 "Accounting for Certain Investments in Debt and Equity Securities." In accordance with SFAS 115, MBIA Corp. reclassified its entire investment portfolio ("Fixed-maturity securities") as "available-for-sale." Pursuant to SFAS 115, securities classified as available-for-sale are required to be reported in the financial statements at fair value, with unrealized gains and losses reflected as a separate component of shareholder's equity. The cumulative effect of MBIA Corp.'s adoption of SFAS 115 was a decrease in shareholder's equity at December 31, 1994 of $46.8 million, net of taxes. The adoption of SFAS 115 had no effect on MBIA Corp.'s earnings.

         Bond discounts and premiums are amortized on the effective-yield method over the remaining term of the securities. For pre-refunded bonds the remaining term is determined based on the contractual refunding date. Short-term investments are carried at amortized cost, which approximates fair value and include all fixed-maturity securities with a remaining term to maturity of less than one year. Investment income is recorded as earned. Realized gains or losses on the sale of investments are determined by specific identification and are included as a separate component of revenues.

         Other investments consist of MBIA Corp.'s interest in limited partnerships and a mutual fund which invests principally in marketable equity securities. MBIA Corp. records dividends from its investment in marketable equity securities and its share of limited partnerships and mutual funds as a

                           MBIA INSURANCE CORPORATION
                                AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

component of investment income. In addition, MBIA Corp. records its share of the unrealized gains and losses on these investments, net of applicable deferred income taxes, as a separate component of shareholder's equity.

PREMIUM REVENUE RECOGNITION
Premiums are earned pro rata over the period of risk. Premiums are allocated to each bond maturity based on par amount and are earned on a straight-line basis over the term of each maturity. When an insured issue is retired early, is called by the issuer, or is in substance paid in advance through a refunding or defeasance accomplished by placing U.S. Government securities in escrow, the remaining deferred premium revenue, net of the portion which is credited to a new policy in those cases where MBIA Corp. insures the refunding issue, is earned at that time, since there is no longer risk to MBIA Corp. Accordingly, deferred premium revenue represents the portion of premiums written that is applicable to the unexpired risk of insured bonds and notes.

POLICY ACQUISITION COSTS
Policy acquisition costs include only those expenses that relate primarily to, and vary with, premium production. For business produced directly by MBIA Corp., such costs include compensation of employees involved in marketing, underwriting and policy issuance functions, certain rating agency fees, state premium taxes and certain other underwriting expenses, reduced by ceding commission income on premiums ceded to reinsurers. For business assumed from the Association, such costs were comprised of management fees, certain rating agency fees and marketing and legal costs, reduced by ceding commissions received by the Association on premiums ceded to reinsurers. Policy acquisition costs are deferred and amortized over the period in which the related premiums are earned.

LOSSES AND LOSS ADJUSTMENT EXPENSES
Reserves for losses and loss adjustment expenses ("LAE") are established in an amount equal to MBIA Corp.'s estimate of the identified and unidentified losses, including costs of settlement on the obligations it has insured.

         To the extent that specific insured issues are identified as currently or likely to be in default, the present value of expected payments, including loss and LAE associated with these issues, net of expected recoveries, is allocated within the total loss reserve as case basis reserves. Management of MBIA Corp. periodically evaluates its estimates for losses and LAE and any resulting adjustments are reflected in current earnings. Management believes

                           MBIA INSURANCE CORPORATION
                                AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

that the reserves are adequate to cover the ultimate net cost of claims, but the reserves are necessarily based on estimates, and there can be no assurance that the ultimate liability will not exceed such estimates.

CONTINGENT COMMISSIONS
Contingent commissions may be receivable from MBIA Corp.'s and the Association's reinsurers under various reinsurance treaties and are accrued as the related premiums are earned.

INCOME TAXES
MBIA Corp. is included in the  consolidated tax return of MBIA
Inc. The tax provision for MBIA Corp. for financial reporting purposes is determined on a stand alone basis. Any benefit derived by MBIA Corp. as a result of the tax sharing agreement with MBIA Inc. and its subsidiaries is reflected directly in shareholder's equity for financial reporting purposes.

         Deferred income taxes are provided in respect of temporary differences between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse.

         The Internal Revenue Code permits financial guarantee insurance companies to deduct from taxable income additions to the statutory contingency reserve, subject to certain limitations. The tax benefits obtained from such deductions must be invested in non-interest bearing U. S. Government tax and loss bonds. MBIA Corp. records purchases of tax and loss bonds as payments of Federal income taxes. The amounts deducted must be restored to taxable income when the contingency reserve is released, at which time MBIA Corp. may present the tax and loss bonds for redemption to satisfy the additional tax liability.

PROPERTY AND EQUIPMENT
Property and equipment consists of MBIA Corp.'s headquarters and equipment and MBIA Assurance's furniture, fixtures and equipment, which are recorded at cost and, exclusive of land, are depreciated on the straight-line method over their estimated service lives ranging from 4 to 31 years. Maintenance and repairs are charged to expenses as incurred.

GOODWILL
Goodwill represents the excess of the cost of the acquired and contributed subsidiaries over the tangible net assets at the time of acquisition or contribution. Goodwill attributed to the acquisition of the licensed insurance

                           MBIA INSURANCE CORPORATION
                                AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

company includes recognition of the value of the state licenses held by that company, and is amortized by the straight-line method over 25 years. Goodwill related to the wholly owned subsidiary of MBIA Inc. contributed in 1988 is amortized by the straight-line method over 25 years. Goodwill attributed to the acquisition of MBIA Illinois is amortized according to the recognition of future profits from its deferred premium revenue and installment premiums, except for a minor portion attributed to state licenses, which is amortized by the straight-line method over 25 years.

FOREIGN CURRENCY TRANSLATION
Assets and liabilities denominated in foreign currencies are translated at year-end exchange rates. Operating results are translated at average rates of exchange prevailing during the year. Unrealized gains or losses resulting from translation are included as a separate component of shareholder's equity.


3.  STATUTORY ACCOUNTING PRACTICES
The financial statements have been prepared on the basis of GAAP, which differs in certain respects from the statutory accounting practices prescribed or permitted by the insurance regulatory authorities. Statutory accounting practices differ from GAAP in the following respects:

o premiums are earned only when the related risk has expired rather than over the period of the risk;

o acquisition costs are charged to operations as incurred rather than as the related premiums are earned;

o a contingency reserve is computed on the basis of statutory requirements and reserves for losses and LAE are established, at present value, for specific insured issues which are identified as currently or likely to be in default. Under GAAP reserves are established based on MBIA Corp.'s reasonable estimate of the identified and unidentified losses and LAE on the insured obligations it has written;

o Federal income taxes are only provided on taxable income for which income taxes are currently payable, while under GAAP, deferred income taxes are provided with respect to temporary differences;

o fixed-maturity securities are reported at amortized cost rather than fair value;

                           MBIA INSURANCE CORPORATION
                                AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)


o tax and loss bonds purchased are reflected as admitted assets as well as payments of income taxes; and

o certain assets designated as "non-admitted assets" are charged directly against surplus but are reflected as assets under GAAP.

         The following is a reconciliation of consolidated shareholder's equity presented on a GAAP basis to statutory capital and surplus for MBIA Corp. and its subsidiaries, MBIA Illinois and MBIA Assurance:

                                                As of December 31
                                                -----------------
   (In thousands)                         1995         1994              1993
   --------------                         ----         ----              ----
   GAAP shareholder's equity ...    $ 2,525,872    $ 2,055,503     $ 1,857,743
   Premium revenue recognition .       (328,450)      (296,524)       (242,577)
   Deferral of acquisition costs       (140,348)      (133,048)       (120,484)
   Unrealized (gains) losses ...       (223,635)        71,932            --
   Contingent commissions ......         (1,645)        (1,706)         (1,880)
   Contingency reserve .........       (743,510)      (620,988)       (539,103)
   Loss and loss adjustment
    expense reserves ...........         28,024         18,181          26,262
   Deferred income taxes .......        205,425         90,328          99,186
   Tax and loss bonds ..........         70,771         50,471          25,771
   Goodwill ....................       (105,614)      (110,543        (115,503)
   Other .......................        (12,752)       (13,568         (11,679)
                                    ------------   -----------      -----------
    Statutory capital
           and surplus .........    $ 1,274,138      1,110,038     $   977,736
                                    ===========      =========     ===========


         Consolidated net income of MBIA Corp. determined in accordance with statutory accounting practices for the years ended December 31, 1995, 1994 and 1993 was $278.3 million, $224.9 million and $258.4 million, respectively.


4.  PREMIUMS EARNED FROM REFUNDED AND CALLED BONDS
Premiums earned include $34.0 million, $53.0 million and $85.6 million for 1995, 1994 and 1993, respectively, related to refunded and called bonds.


5.  INVESTMENTS
MBIA Corp.'s investment objective is to optimize long-term, after-tax returns while emphasizing the preservation of capital and claims-paying capability through maintenance of high-quality investments with adequate liquidity. MBIA Corp.'s investment policies limit the amount of credit exposure to any one

                           MBIA INSURANCE CORPORATION
                                AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

issuer. The fixed-maturity portfolio is comprised of high-quality (average rating Double-A) taxable and tax-exempt investments of diversified maturities.

         The following tables set forth the amortized cost and fair value of the
fixed-maturities  and  short-term   investments  included  in  the  consolidated
investment portfolio of MBIA Corp. as of December 31, 1995 and 1994.


                                                Gross        Gross
                             Amortized     Unrealized   Unrealized
                                  Cost          Gains       Losses    Fair Value
                                  ----          -----       ------    ----------
(In thousands
December 31, 1995
Taxable bonds
 United States Treasury
  and Government Agency ..   $    6,742     $      354          --    $    7,096
 Corporate and other
  obligations ............      592,604         30,536        (212)      622,928
Mortgage-backed ..........      389,943         21,403        (932)      410,414
Tax-exempt bonds municipal
Obligations ..............    2,637,732        175,081      (2,595)    2,810,218
                              ---------        -------      ------     ---------

 Total fixed-
  maturities                 $3,627,021     $  227,374      (3,739)   $3,850,656
                             ==========     ==========      ======    ==========



                                                 Gross        Gross
                              Amortized     Unrealized    Unrealized
                                   Cost          Gains        Losses  Fair Value
                                   ----          -----        ------  ----------
(In thousands)
Taxable bonds
  United States Treasury
    and Government Agency    $   15,133           --           (149)  $   14,984
  Corporate and other ...
    obligations .........       461,601          2,353      (23,385)     440,569
Mortgage-backed .........       317,560          3,046      (12,430)     308,176
Tax-exempt bonds
 State and municipal
  obligations ...........     2,450,928         36,631      (77,998)   2,409,561
                              ---------         ------      -------    ---------
     Total fixed-
     maturities .........    $3,245,222     $   42,030   $ (113,962)  $3,173,290
                             ==========     ==========    ==========  ==========


         Fixed-maturity investments carried at fair value of $8.1 million and $7.4 million as of December 31, 1995 and 1994, respectively, were on deposit with various regulatory authorities to comply with insurance laws.

                           MBIA INSURANCE CORPORATION
                                AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

         The table below sets forth the distribution by expected maturity of the fixed-maturities and short-term investments at amortized cost and fair value at December 31, 1995. Expected maturities may differ from contractual maturities because borrowers may have the right to call or prepay obligations.

                                              Amortized           Fair
(In thosands                                       Cost          Value
Maturity
Within 1 year .......................       $  178,328       $  178,256
Beyond 1 year but within 5 years ....          448,817          477,039
Beyond 5 years but within 10 years ..        1,133,527        1,211,645
Beyond 10 years but within 15 years .          742,790          804,421
Beyond 15 years but within 20 years .          686,871          730,030
Beyond 20 years .....................           46.745           38,851
                                              --------         --------
                                             3,237,078        3,440,242
Mortgage-backed .....................          389,943          410,414
                                               -------          -------

Total fixed-maturities and short-term
  investments .......................       $3,627,021       $3,850,656
                                            ==========       ==========


6.  Investment Income and Gains and Losses

Investment income consists of:

                                               Years ended December 31
                                               -----------------------
(In thousands) ................          1995           1994           1993
- -------------------------------          ----           ----           ----
Fixed-maturities ..............   $   216,653    $   193,729    $   173,070
Short-term investments   ......         6,008          3,003          2,844
Other investments .............            17             12          2,078
                                           --             --          -----
Gross investment income .....         222,678        196,744        177,992
Investment expenses ...........         2,844          2,778          2,663
                                        -----          -----          -----
  Net investment income .......       219,834        193,966        175,329

Net realized gains (losses):
  Fixed-maturities:
     Gains.....................         9,941          9,635          9,070
     Losses................ ..        (2,537)        (8,851)          (744)
                                      ------         ------           ----
     Net.....................          7,404            784           8,326
  Other investments:
     Gains...................            382          9,551             615
     Losses...................            (9)            --             --
                                         ----         ------           ----
  Net.......................              373          9,551            615
                                          ---          -----            ---
  Net realized gains ..........         7,777         10,335          8,941
                                        -----         ------          -----

Total investment income .......   $   227,611    $   204,301    $   184,270
                                  ===========    ===========    ===========

                           MBIA INSURANCE CORPORATION
                                AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)


         Unrealized gains (losses) consist of:

                                        As of December 31
                                        -----------------
(In thousands) ..................            1995             1994
- ---------------------------------            ----             ----
Fixed-maturities:
  Gains .........................       $ 227,374        $  42,030
  Losses ........................          (3,739)        (113,962)
   Net ..........................         223,635          (71,932)
Other investments:
  Gains .........................             287             --
  Losses ........................            (821)          (1,042)
                                           -------           ------
  Net ...........................            (534)          (1,042)
                                            ------           ------
Total ...........................         223,101          (72,974)

Deferred income tax (benefit) ...          78,372          (25,334)
                                           ------          -------
  Unrealized gains (losses) - net       $ 144,729        $ (47,640)
                                        =========        =========

         The deferred taxes in 1995 and 1994 relate primarily to unrealized gains and losses on MBIA Corp.'s fixed-maturity investments, which are reflected in shareholders' equity in 1995 and 1994 in accordance with MBIA Corp.'s adoption of SFAS 115.

         The change in net unrealized gains (losses) consists of:

                                            Years ended December 31
                                            -----------------------
In thousands                         1995          1994          1993
- ------------                         ----          ----          ----

Fixed-maturities ...............   $ 295,567   $(289,327)   $ 101,418
Other investments ..............         508      (8,488)       3,842
                                         ---      ------        -----
  Total ........................     296,075    (297,815)     105,260
Deferred income taxes (benefit)      103,706     (27,940)       1,381
                                     -------     -------        -----
  Unrealized gains (losses), net   $ 192,369   $(269,875)   $ 103,879
                                   =========   =========    =========


7.  INCOME TAXES

Effective January 1, 1993, MBIA Corp. changed its method of accounting for income taxes from the income statement-based deferred method to the balance sheet-based liability method required by SFAS 109 "Accounting for Income Taxes." MBIA Corp. adopted the new pronouncement on the cumulative catch-up basis and recorded a cumulative adjustment, which increased net income and reduced the deferred tax liability by $13.0 million. The cumulative effect represents the impact of adjusting the deferred tax liability to reflect the January 1, 1993 tax rate of 34% as opposed to the higher tax rates in effect when certain of the deferred taxes originated.

                           MBIA INSURANCE CORPORATION
                                AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)


         SFAS 109 requires recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred tax liabilities and assets are determined based on the difference between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse. The effect on tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

     The tax effects of temporary differences that give rise to deferred tax assets and liabilities at December 31, 1995 and 1994 are as presented below:

(In thousands) ................................       1995       1994
- -----------------------------------------------       ----       ----
Deferred tax assets
  Tax and loss bonds ..........................   $ 71,183   $ 50,332
  Unrealized losses ...........................       --       25,334
  Alternative minimum tax credit carry forwards     39,072     22,391
  Loss and loss adjustment expense reserves ...      9,809      6,363
  Other .......................................        954      3,981
                                                       ---      -----
  Total gross deferred tax assets .............    121,018    108,401
                                                   =======    =======

Deferred tax liabilities
  Contingency reserve .........................    131,174     91,439
  Deferred premium revenue ....................     64,709     54,523
  Deferred acquisition costs ..................     49,122     48,900
  Unrealized gains ............................     78,372       --
  Contingent commissions ......................      7,158      4,746
  Other .......................................      3,408      6,621
                                                     -----      -----
  Total gross deferred tax liabilities ........    333,943    206,229
                                                   -------    -------

  Net deferred tax liability ..................   $212,925   $ 97,828
                                                  ========   ========

         Under SFAS 109, a change in the Federal tax rate requires a restatement of deferred tax assets and liabilities. Accordingly, the restatement for the change in the 1993 Federal tax rate resulted in a $5.4 million increase in the tax provision, of which $3.2 million resulted from the recalculation of deferred taxes at the new Federal rate.

      The provision for income taxes is composed of:

                                        Years ended December 31
                                        -----------------------
(In thousands) ..................      1995      1994      1993
- ---------------------------------      ----      ----      ----

Current .........................   $70,357   $58,043   $66,086
Deferred ........................    11,391    19,082    20,598
                                     ------    ------    ------
  Total .........................   $81,748   $77,125   $86,684
                                    =======   =======   =======

                           MBIA INSURANCE CORPORATION
                                AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)


      The provision for income taxes gives effect to permanent differences between financial and taxable income. Accordingly, MBIA Corp.'s effective income tax rate differs from the statutory rate on ordinary income. The reasons for MBIA Corp.'s lower effective tax rates are as follows:

                                                  Years ended December 31
                                                  -----------------------
                                                  1995       1994       1993
                                                  ----       ----       ----
Income taxes computed on pre-tax
  financial income at statutory rates ..........     35.0%    35.0%    35.0%
Increase (reduction) in taxes resulting from:
    Tax-exempt interest ........................    (12.5)   (12.0)   (10.6)
    Amortization of goodwill ...................      0.5      0.5      0.5
    Other ......................................     (1.1)    (1.7)      --
                                                     ----     ----     ----
            Provision for income taxes .........     21.9%    21.8%    24.9%
                                                     ====     ====     ====


8.  DIVIDENDS AND CAPITAL REQUIREMENTS

Under New York state insurance law, MBIA Corp. may pay a dividend only from earned surplus subject to the maintenance of a minimum capital requirement. The dividends in any 12-month period may not exceed the lesser of 10% of its policyholders' surplus as shown on its last filed statutory-basis financial statements, or of adjusted net investment income, as defined, for such 12-month period, without prior approval of the superintendent of the New York State Insurance Department.

         In accordance with such restrictions on the amount of dividends which can be paid in any 12-month period, MBIA Corp. had approximately $44 million available for the payment of dividends as of December 31, 1995. In 1995, 1994 and 1993, MBIA Corp. declared and paid dividends of $83 million, $38 million and $50 million, respectively, to MBIA Inc.

         Under Illinois Insurance Law, MBIA Illinois may pay a dividend from unassigned surplus, and the dividends in any 12-month period may not exceed the greater of 10% of policyholders' surplus (total capital and surplus) at the end of the preceding calendar year, or the net income of the preceding calendar year without prior approval of the Illinois State Insurance Department.

         In accordance with such restrictions on the amount of dividends which can be paid in any 12-month period, MBIA Illinois may pay a dividend only with prior approval as of December 31, 1995.

                           MBIA INSURANCE CORPORATION
                                AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)


         The insurance departments of New York state and certain other statutory insurance regulatory authorities and the agencies which rate the bonds insured by MBIA Corp. have various requirements relating to the maintenance of certain minimum ratios of statutory capital and reserves to net insurance in force. MBIA Corp. and MBIA Assurance were in compliance with these requirements as of December 31, 1995.


9.  LINES OF CREDIT
MBIA Corp. has a standby line of credit commitment in the amount of $650 million with a group of major banks to provide loans to MBIA Corp. after it has incurred cumulative losses (net of any recoveries) from September 30, 1995 in excess of the greater of $500 million and 6.25% of average annual debt service. The obligation to repay loans made under this agreement is a limited recourse obligation payable solely from, and collateralized by, a pledge of recoveries realized on defaulted insured obligations including certain installment premiums and other collateral. This commitment has a seven-year term and expires on September 30, 2002 and contains an annual renewal provision subject to the approval by the bank group.

     MBIA Corp. and MBIA Inc. maintain bank liquidity facilities aggregating $275 million. At December 31, 1995, MBIA Inc. had $18 million outstanding under these facilities.


10.  NET INSURANCE IN FORCE
MBIA Corp. guarantees the timely payment of principal and interest on municipal, asset-/mortgage-backed and other non-municipal securities. MBIA Corp.'s ultimate exposure to credit loss in the event of nonperformance by the insured is represented by the insurance in force as set forth below.

         The insurance policies issued by MBIA Corp. are unconditional commitments to guarantee timely payment on the bonds and notes to bondholders. The creditworthiness of each insured issue is evaluated prior to the issuance of insurance and each insured issue must comply with MBIA Corp.'s underwriting guidelines. Further, the payments to be made by the issuer on the bonds or notes may be backed by a pledge of revenues, reserve funds, letters of credit, investment contracts or collateral in the form of mortgages or other assets. The right to such money or collateral would typically become MBIA Corp.'s upon the payment of a claim by MBIA Corp.

                           MBIA INSURANCE CORPORATION
                                AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

     As of December 31, 1995, insurance in force, net of cessions to reinsurers, has a range of maturity of 1-43 years. The distribution of net insurance in force by geographic location and type of bond, including $2.7 billion and $1.5 billion relating to IMC's municipal investment agreements guaranteed by MBIA Corp. in 1995 and 1994, respectively, is set forth in the following tables:

                                          As of December 31
                                          -----------------

($ in billions)              1995                                      1994
- ---------------              ----                                      ----
                      Net   Number        % of Net     Net           Number       % of Net
Georgraphic     Insurance   of Issues     Insurance    Insurance     of Issues    Insurance
Location         In Force   Outstanding   In Force     In Force      Outstanding  In Force
- --------         --------   -----------   --------     --------      -----------  --------

California ..   $   51.2      3,122        14.8      $   43.9        2,832        14.3%
New York ....       30.1      4,846         8.7          25.0        4,447         8.2
Florida .....       26.9      1,684         7.7          25.4        1,805         8.3
Texas .......       20.4      2,031         5.9          18.6        2,102         6.1
Pennsylvania        19.7      2,143         5.7          19.5        2,108         6.4
New Jersey ..       16.4      1,730         4.7          15.0        1,590         4.9
Illinois ....       15.0      1,090         4.3          14.7        1,139         4.8
Massachusetts        9.3      1,070         2.7           8.6        1,064         2.8
Ohio ........        9.1      1,017         2.6           8.3          996         2.7
Michigan ....        7.9      1,012         2.3           5.7          972         1.9
                     ---      -----         ---           ---          ---         ---
Subtotal ....      206.0     19,745        59.4         184.7       19,055        60.4

Other .......      135.6     11,147        39.1         118.8       10,711        38.8
                   -----     ------        ----         -----       ------        ----
  Total U.S.       341.6     30,892        98.5         303.5       29,766        99.2

International        5.1         53         1.5           2.5            18        0.8
                     ---         --         ---           ---            --        ---
                $  346.7     30,945       100.0%     $  306.0        29,784      100.0%
                ========     ======       =====      ========        ======      =====

                           MBIA INSURANCE CORPORATION
                                AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)


                                          As of December 31
                                          -----------------
                                    1995                                1994
                                    ----                                ----
($ in billions)          Net        Number   % of Net       Net       Number   % of Net
                   Insurance     of Issues   nsurance  Insurance   of Issues  Insurance
Type of Bond        In Force   Outstanding   In Force   In Force Outstanding   In Force
- ------------        --------   -----------   --------   -------- -----------   --------

MUNICIPAL
General Obligation    $ 91.6     11,445       26.4%    $ 84.2      11,029         27.5%
Utilities ........      60.3      4,931       17.4       56.0        5,087        18.3
Health Care ......      51.9      2,458       15.0       50.6        2,670        16.5
Transportation ...      25.5      1,562        7.4       21.3        1,486         7.0
Special Revenue ..      24.4      1,445        7.0       22.7        1,291         7.4
Industrial
 development and
 pollution control
 revenue                17.2        924        5.0       15.1        1,016         4.9
Housing ..........      15.8      2,671        4.5       13.6        2,663         4.5
Higher education .      15.2      1,261        4.4       14.0        1,208         4.6
                      =======    =======    ======     =======     =======        =====
Other ............       7.3        134        2.1        3.8          124         1.2
                       309.2     26,831       89.2      281.3       26,574        91.9
                      =======    =======    =======    =======     =======        =====
Non-municipal
Asset/mortgage-
  backed                20.2         256       5.8       12.8          151         4.2
Investor-owned
  utilities              6.4       3,559       1.8        5.7        2,918         1.9
International ....       5.1          53       1.5        2.5           18         0.8
Other ............       5.8         246       1.7        3.7          123         1.2
                         ---         ---       ---        ---          ---         ---
                        37.5       4,114      10.8       24.7        3,210         8.1
                        ----       -----      ----       ----        -----         ---
                      $346.7      30,945     100.0%    $306.0       29,784       100.0%
                      =======    =======   =======     ======      =======       =====

11.  REINSURANCE

MBIA Corp. reinsures portions of its risks with other insurance companies through various quota and surplus share reinsurance treaties and facultative agreements. In the event that any or all of the reinsurers were unable to meet their obligations, MBIA Corp. would be liable for such defaulted amounts.

     Amounts deducted from gross insurance in force for reinsurance ceded by MBIA Corp., MBIA Assurance and MBIA Illinois were $50.1 billion and $42.6

                           MBIA INSURANCE CORPORATION
                                AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

billion, at December 31, 1995 and 1994, respectively. The distribution of ceded insurance in force by geographic location and type of bond is set forth in the tables below:

                                                  As of December 31
                                                  -----------------
(In billions)                           1995                        1994
- -------------                           ----                        ----
                                          % of                           % of
                          Ceded          Ceded           Ceded          Ceded
                       Insurance     Insurance       Insurance      Insurance
Geographic Location     In Force      In Force        In Force       In Force
- -------------------     --------      --------        --------       --------
California .........     $   8.8          17.5%          $ 7.5         17.6%
New York ...........         5.7          11.4             4.9         11.5
New Jersey .........         3.1           6.1             2.0          4.7
Texas ..............         2.8           5.6             2.5          5.9
Pennsylvania .......         2.7           5.4             2.6          6.1
Florida ............         2.3           4.6             2.1          4.9
Illinois ...........         2.2           4.5             2.3          5.4
District of Columbia         1.5           3.0             1.6          3.8
Washington .........         1.4           2.7             1.2          2.8
Puerto Rico ........         1.3           2.6             1.1          2.6
Massachusetts ......         1.1           2.1             0.9          2.1
Ohio ...............         1.0           2.1             0.9          2.1
                             ---           ---             ---          ---
 Subtotal ...........       33.9          67.6            29.6         69.5

Other ..............        14.4          28.8            12.3         28.9
                            ----          ----            ----         ----
    Total U. S .....        48.3          96.4            41.9         98.4

International ......         1.8           3.6             0.7          1.6
                             ---           ---             ---          ---
                         $  50.1         100.0%          $42.6        100.0%
                         =======         =====           =====        =====

                           MBIA INSURANCE CORPORATION
                                AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

                                           As of December 31
                                           -----------------
(In billions)                     1995                          1994
- -------------                     ----                          ----
                                                            % of          % of
                             Ceded         Ceded           Ceded         Ceded
                         Insurance      Insurance       Insurance     Insurance
Type of Bond              In Force       In Force        In Force      In Force
- ------------              --------       --------        --------      --------
Municipal
General obligation ...   $   11.7         23.3%        $    9.7            22.8%
Utilities ............        9.0         18.0              8.5            20.0
Health care ..........        6.6         13.1              6.5            15.3
Transportation .......        5.5         11.0              4.5            10.6
Special revenue ......        3.2          6.4              2.7             6.3
Industrial development
    and pollution
    control revenue           3.0          6.0               2.9             6.8
Housing ..............        1.4          2.8              1.0             2.3
Higher education .....        1.2          2.4              1.2             2.8
Other ................        2.4          4.8              1.5             3.5
                              ---          ---              ---             ---
                             44.0         87.8             38.5            90.4
                             ====         ====             ====            ====

Non-municipal
Asset-/mortgage-backed        3.6          7.2              2.7             6.3
International ........        1.8          3.6              0.7             1.6
Other ................        0.7          1.4              0.7             1.7
                              ---          ---              ---             ---
                              6.1         12.2              4.1             9.6
                              ---         ----              ---             ---
                         $   50.1        100.0%        $   42.6           100.0%
                         ========        =====         ========           =====

         Included in gross premiums written are assumed premiums from other insurance companies of $11.7 million, $6.3 million and $20.4 million for the years ended December 31, 1995, 1994 and 1993, respectively. The percentages of the amounts assumed to net premiums written were 3.8%, 2.0% and 4.7% in 1995, 1994 and 1993, respectively.

         Gross premiums written include $0.2 million in 1994 and $5.4 million in 1993 related to the reassumption by MBIA Corp. of reinsurance previously ceded by the Association. Also included in gross premiums in 1993 is $10.8 million of premiums assumed from a member of the Association. Ceded premiums written are net of $0.2 million in 1995, $1.6 million in 1994 and $2.5 million in 1993 related to the reassumption of reinsurance previously ceded by MBIA Corp. or MBIA Illinois.

                           MBIA INSURANCE CORPORATION
                                AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)



12.  EMPLOYEE BENEFITS

MBIA Corp. participates in MBIA Inc.'s pension plan covering all eligible employees. The pension plan is a defined contribution plan and MBIA Corp. contributes 10% of each eligible employee's annual total compensation. Pension expense for the years ended December 31, 1995, 1994 and 1993 was $3.2 million, $3.0 million and $3.1 million, respectively. MBIA Corp. also has a profit sharing/401(k) plan which allows eligible employees to contribute up to 10% of eligible compensation. MBIA Corp. matches employee contributions up to the first 5% of total compensation. MBIA Corp. contributions to the profit sharing plan aggregated $1.4 million, $1.4 million and $1.3 million for the years ended December 31, 1995, 1994 and 1993, respectively. The 401(k) plan amounts are invested in common stock of MBIA Inc. Amounts relating to the above plans that exceed limitations established by Federal regulations are contributed to a non-qualified deferred compensation plan. Of the above amounts for the pension and profit sharing plans, $2.7 million, $2.6 million and $2.6 million for the years ended December 31, 1995, 1994 and 1993, respectively, are included in policy acquisition costs.

     MBIA Corp. also participates in MBIA Inc.'s common stock incentive plan which enables employees of MBIA Corp. to acquire shares of MBIA Inc. or to benefit from appreciation in the price of the common stock of MBIA Inc.

     MBIA Corp. also participates in MBIA Inc.'s restricted stock program, adopted in December 1995, whereby key executive officers of MBIA Corp. are granted restricted shares of MBIA Inc. common stock.

     Effective January 1, 1993, MBIA Corp. adopted SFAS 106 "Employers' Accounting for Postretirement Benefits Other than Pensions." Under SFAS 106, companies are required to accrue the cost of employee post-retirement benefits other than pensions during the years that employees render service. Prior to January 1, 1993, MBIA Corp. had accounted for these post-retirement benefits on a cash basis. In 1993, MBIA Corp. adopted the new pronouncement on the cumulative catch-up basis and recorded a cumulative effect adjustment which decreased net income and increased other liabilities by $0.1 million. As of January 1, 1994, MBIA Corp. eliminated these post-retirement benefits.

                           MBIA INSURANCE CORPORATION
                                AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

13.  RELATED PARTY TRANSACTIONS
The business assumed from the Association, relating to insurance on unit investment trusts sponsored by two members of the Association, includes deferred premium revenue of $1.6 million and $1.9 million at December 31, 1995 and 1994, respectively.

         In 1993, MBIA Corp. assumed the balance of $10.8 million of deferred premium revenue from a member of the Association which had not previously ceded its insurance portfolio to MBIA Corp. Also in 1993, MBIA Corp. assumed $0.4 million of deferred premium revenue relating to one of the trusts which was previously ceded to an affiliate of an Association member.

         Since 1989, MBIA Corp. has executed five surety bonds to guarantee the payment obligations of the members of the Association, one of which is a principal shareholder of MBIA Inc., which had their Standard & Poor's claims-paying rating downgraded from Triple-A on their previously issued Association policies. In the event that they do not meet their Association policy payment obligations, MBIA Corp. will pay the required amounts directly to the paying agent instead of to the former Association member as was previously required. The aggregate amount payable by MBIA Corp. on these surety bonds is limited to $340 million. These surety bonds remain outstanding as of December 31, 1995.

         MBIA Corp. has investment management and advisory agreements with an affiliate of a principal shareholder of MBIA Inc., which provides for payment of fees on assets under management. Total related expenses for the years ended December 31, 1995, 1994 and 1993 amounted to $2.5 million, $2.6 million and $2.4 million, respectively. These agreements were terminated on January 1, 1996 at which time SECO commenced management of MBIA Corp.'s consolidated investment portfolios. In addition, investment management expenses of $0.1 million were paid to SECO for the portion of the investment portfolio transferred in 1995.

         MBIA Corp. has various insurance coverages provided by a principal shareholder of MBIA Inc., the cost of which was $1.9 million, $1.9 million and $2.0 million for the years ended December 31, 1995, 1994 and 1993, respectively.

                           MBIA INSURANCE CORPORATION
                                AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)


         Included in other assets at December 31, 1995 and 1994 is $1.1 million and $14.5 million of net receivables from MBIA Inc. and other subsidiaries.


14.  FAIR VALUE OF FINANCIAL INSTRUMENTS
The estimated fair value amounts of financial instruments shown in the following table have been determined by MBIA Corp. using available market information and appropriate valuation methodologies. However, in certain cases considerable judgment is necessarily required to interpret market data to develop estimates of fair value. Accordingly, the estimates presented herein are not necessarily indicative of the amount MBIA Corp. could realize in a current market exchange. The use of different market assumptions and/or estimation methodologies may have a material effect on the estimated fair value amounts.

FIXED-MATURITY SECURITIES - The fair value of fixed-maturity securities equals quoted market price, if available. If a quoted market price is not available, fair value is estimated using quoted market prices for similar securities.

SHORT-TERM INVESTMENTS - Short-term investments are carried at amortized cost which, because of their short duration, is a reasonable estimate of fair value.

OTHER INVESTMENTS - Other investments consist of MBIA Corp.'s interest in limited partnerships and a mutual fund which invests principally in marketable equity securities. The fair value of other investments is based on quoted market prices.

CASH AND CASH EQUIVALENTS, RECEIVABLE FOR INVESTMENTS SOLD AND PAYABLE FOR INVESTMENTS PURCHASED - The carrying amounts of these items are a reasonable estimate of their fair value.

PREPAID  REINSURANCE   PREMIUMS  -  The  fair  value  of  MBIA  Corp.'s  prepaid
reinsurance premiums is based on the estimated cost of entering into an assumption of the entire portfolio with third party reinsurers under current market conditions.

DEFERRED PREMIUM REVENUE - The fair value of MBIA Corp.'s deferred premium revenue is based on the estimated cost of entering into a cession of the entire portfolio with third party reinsurers under current market conditions.

LOSS AND LOSS ADJUSTMENT EXPENSE RESERVES - The carrying amount is composed of the present value of the expected cash flows for specifically identified claims combined with an estimate for unidentified claims. Therefore, the carrying amount is a reasonable estimate of the fair value of the reserve.

INSTALLMENT PREMIUMS - The fair value is derived by calculating the present value of the estimated future cash flow stream at 9% and 13.25% at December 31, 1995 and December 31, 1994, respectively.

                                                As of December 31,
                                                ------------------
                                        1995                        1994
                                        ----                        ----
                               Carrying    Estimated     Carrying     Estimated
                                Amount     Fair Value     Amount      Fair Value
                                ------     ----------     ------      ----------
ASSETS:
Fixed-maturity securuities   $3,652,621  $3,652,621    $3,051,906    $3,051,906
Short-term investments..        198,035     198,035       121,384       121,384
Other investments ......         14,064      14,064        11,970        11,970
Cash and cash equivalents        23,258      23,258         1,332         1,332
Prepaid reinsurance
 premiums ..............        200,887     174,444       186,492       159,736
Receivable for
 investments sold ......          5,729       5,729           945           945

LIABILITIES:
Deferred premium
   revenue .............      1,616,315   1,395,159     1,512,211     1,295,305
Loss and loss adjustment
  expense reserves .....         42,505      42,505        40,148        40,148
Payable for investments
   purchased ...........         10,695      10,695         6,552         6,552

OFF-BALANCE-SHEET
INSTRUMENTS:
Installment premiums               ----     235,371           ---       176,944



                           MBIA INSURANCE CORPORATION
                                AND SUBSIDIARIES







                        CONSOLIDATED FINANCIAL STATEMENTS

                   AS OF MARCH 31, 1996 AND DECEMBER 31, 1995

                AND FOR THE PERIODS ENDED MARCH 31, 1996 AND 1995

                           MBIA INSURANCE CORPORATION
                                AND SUBSIDIARIES



                                    I N D E X



                                                                            PAGE

Consolidated Balance Sheets -
    March 31, 1996 (Unaudited) and December 31, 1995 (Audited) .............   3

Consolidated Statements of Income -
    Three months ended March 31, 1996 and 1995 (Unaudited) .................   4

Consolidated Statement of Changes in Shareholder's Equity -
    Three months ended March 31, 1996 (Unaudited) ..........................   5

Consolidated Statements of Cash Flows -
    Three months ended March 31, 1996 and 1995 (Unaudited) .................   6

Notes to Consolidated Financial Statements (Unaudited) .....................   7

                  MBIA INSURANCE CORPORATION AND SUBSIDIARIES
                         CONSOLIDATED BALANCE SHEETS
                (Dollars in thousands except per share amounts)

                                        March 31, 1996      December 31, 1995
                                       ---------------     ------------------
                                          (Unaudited)           (Audited)
                     ASSETS
Investments:
    Fixed-maturity securities
     held as available-for-sale
     at fair value
     (amortized cost $3,664,571
      and $3,428,986) ..................   $3,784,836            $3,652,621
    Short-term investments, at
      amortized cost
      (which approximates fair value) ..      135,428               198,035
    Other investments ..................       13,374                14,064
                                           ----------            ----------
        TOTAL INVESTMENTS ..............    3,933,638             3,864,720

Cash and cash equivalents ..............        2,499                 2,135
Accrued investment income ..............       60,462                60,247
Deferred acquisition costs .............      140,919               140,348
Prepaid reinsurance premiums ...........      206,383               200,887
Goodwill (less accumulated amortization
    of $38,590 and $37,366) ............      104,390               105,614
Property and equipment, at cost
    (less accumulated
    depreciation of $12,822 and $12,137)       41,771                41,169
Receivable for investments sold ........        6,501                 5,729
Other assets ...........................       51,534                42,145
                                           ----------            ----------
        TOTAL ASSETS ...................   $4,548,097            $4,462,994
                                           ==========            ==========

   Liabilities and Shareholder's Equity
Liabilities:
    Deferred premium revenue ...........   $1,666,945            $1,616,315
    Loss and loss adjustment
     expense reserves ..................       46,376                42,505
    Deferred income taxes ..............      180,843               212,925
    Payable for investments purchased ..       15,715                10,695
    Other liabilities ..................       96,600                54,682
                                           ----------            ----------
        TOTAL LIABILITIES ..............    2,006,479             1,937,122
                                           ----------            ----------

Shareholder's Equity:
    Common stock, par value $150
     per share; authorized,
     issued and outstanding -
     100,000 shares ....................       15,000                15,000
    Additional paid-in capital .........    1,025,591             1,021,584
    Retained earnings ..................    1,423,157             1,341,855
    Cumulative translation
     adjustment ........................          330                 2,704
    Unrealized appreciation
     of investments,
     net of deferred income tax
     provision of $42,114 and $78,372 ..       77,540               144,729
                                           ----------            ----------
        TOTAL SHAREHOLDER'S EQUITY .....    2,541,618             2,525,872
                                           ----------            ----------

        TOTAL LIABILITIES AND
          SHAREHOLDER'S EQUITY .........   $4,548,097            $4,462,994
                                           ==========            ==========

               The accompanying notes are an integral part of the
                       consolidated financial statements.

                   MBIA INSURANCE CORPORATION AND SUBSIDIARIES
                  CONSOLIDATED STATEMENTS OF INCOME (Unaudited)

                             (Dollars in thousands)

                                                           Three Months Ended
                                                               March 31
                                                       ------------------------
                                                         1996           1995
                                                       ---------      ---------
Revenues:
     Gross premiums written ......................     $ 121,011      $  71,112
     Ceded premiums ..............................       (14,715)        (7,080)
                                                       ---------      ---------
         Net premiums written ....................       106,296         64,032
     Increase in deferred premium revenue ........       (45,532)       (12,680)
                                                       ---------      ---------
         Premiums earned (net of ceded
             premiums of $9,220 and $7,839) ......        60,764         51,352
     Net investment income .......................        59,003         53,065
     Net realized gains ..........................         2,692          1,724
     Other income ................................           969            908
                                                       ---------      ---------
         Total revenues ..........................       123,428        107,049
                                                       ---------      ---------

Expenses:
     Losses and loss adjustment expenses .........         3,178          2,033
     Policy acquisition costs, net ...............         5,900          5,140
     Underwriting and operating expenses .........        10,549          9,752
                                                       ---------      ---------
         Total expenses ..........................        19,627         16,925
                                                       ---------      ---------

Income before income taxes .......................       103,801         90,124

Provision for income taxes .......................        22,499         19,476
                                                       ---------      ---------

Net income .......................................     $  81,302      $  70,648
                                                       =========      =========


         The accompanying notes are an integral part of the consolidated financial statements.

                   MBIA INSURANCE CORPORATION AND SUBSIDIARIES
      CONSOLIDATED STATEMENT OF CHANGES IN SHAREHOLDER'S EQUITY (Unaudited)

                    For the three months ended March 31, 1996

                 (Dollars in thousands except per share amounts)

                                                   Common Stock            Additional                    Cumulative     Unrealized
                                             -------------------------      Paid-In        Retained      Translation   Appreciation
                                               Shares         Amount        Capital        Earnings      Adjustment   of Investments
                                             ----------     ----------     ----------     ----------     -----------  --------------
Balance, January 1, 1996 ...............        100,000     $   15,000     $1,021,584     $1,341,855     $    2,704      $  144,729

Exercise of stock options ..............           --             --            1,179           --             --              --

Net income .............................           --             --             --           81,302           --              --

Change in foreign
  currency transactions ................           --             --             --             --           (2,374)           --

Change in unrealized
  appreciation of
  investment net of change
  in deferred income taxes
  of $36,258 ...........................           --             --             --             --             --           (67,189)

Tax reduction related to
  tax sharing agreement
  with MBIA Inc. .......................           --             --            2,828           --             --              --

                                             ----------     ----------     ----------     ----------     ----------      ----------
Balance, March 31, 1996 ................        100,000     $   15,000     $1,025,591     $1,423,157     $      330      $   77,540
                                             ==========     ==========     ==========     ==========     ==========      ==========

         The accompanying notes are an integral part of the consolidated financial statements.

                   MBIA INSURANCE CORPORATION AND SUBSIDIARIES
                CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)
                             (Dollars in thousands)

                                                           Three Months Ended
                                                                March 31
                                                        -----------------------
                                                          1996           1995
                                                        ---------     ---------
Cash flows from operating activities:
  Net income .......................................    $  81,302     $  70,648
  Adjustments to reconcile net
    income to net cash provided
    by operating activities:
    (Increase) decrease in accrued
      investment income ............................         (215)          960
    Increase in deferred acquisition costs .........         (571)       (1,634)
    (Increase) decrease in prepaid
     reinsurance premiums ..........................       (5,496)          758
    Increase in deferred premium revenue ...........       51,028        11,922
    Increase in loss and loss adjustment
     expense reserves ..............................        3,871         1,885
    Depreciation ...................................          719           630
    Amortization of goodwill .......................        1,224         1,232
    Amortization of bond discount, net .............       (1,014)         (358)
    Net realized gains on sale of investments ......       (2,692)       (1,724)
    Deferred income taxes ..........................        4,176         3,782
    Other, net .....................................       34,288        19,601
                                                        ---------     ---------
    Total adjustments to net income ................       85,318        37,054
                                                        ---------     ---------

    Net cash provided by operating activities ......      166,620       107,702
                                                        ---------     ---------

Cash flows from investing activities:
  Purchase of fixed-maturity securities, net
    of payable for investments purchased ...........     (329,252)     (182,603)
  Sale of fixed-maturity securities, net of
    receivable for investments sold ................      146,729        92,890
  Redemption of fixed-maturity securities,
    net of receivable for investments redeemed .....       32,644        16,717
  Purchase of short-term investments, net ..........      (15,259)       (9,908)
  Sale (purchase) of other investments, net ........          215          (863)
  Capital expenditures, net of disposals ...........       (1,333)         (817)
                                                        ---------     ---------

    Net cash used in investing activities ..........     (166,256)      (84,584)
                                                        ---------     ---------

Cash flows from financing activities:
  Dividends paid ...................................         --         (22,500)
                                                        ---------     ---------

    Net cash used by financing activities ..........         --         (22,500)
                                                        ---------     ---------

Net increase in cash and cash equivalents ..........          364           618
Cash and cash equivalents - beginning of period ....        2,135         1,332
                                                        ---------     ---------

Cash and cash equivalents - end of period ..........    $   2,499     $   1,950
                                                        =========     =========

Supplemental cash flow disclosures:
  Income taxes paid ................................    $   1,161     $       1


        The accompanying notes are an integral part of the consolidated financial statements.

                   MBIA INSURANCE CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. BASIS OF PRESENTATION
- ------------------------
     The accompanying consolidated financial statements are unaudited and include the accounts of MBIA Insurance Corporation and its Subsidiaries (the "Company"). The statements do not include all of the information and disclosures required by generally accepted accounting principles. These statements should be read in conjunction with the Company's consolidated financial statements and notes thereto for the year ended December 31, 1995. The accompanying consolidated financial statements have not been audited by independent accountants in accordance with generally accepted auditing standards but in the opinion of management such financial statements include all adjustments, consisting only of normal recurring adjustments, necessary to summarize fairly the Company's financial position and results of operations. The results of operations for the three months ended March 31, 1996 may not be indicative of the results that may be expected for the year ending December 31, 1996. The December 31, 1995 condensed balance sheet data was derived from audited financial statements, but does not include all disclosures required by generally accepted accounting principles.

2. Dividends Declared
- ---------------------

     No dividends were declared by the Company during the three months ended March 31, 1996.

                                  Exhibit 3


                      CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the inclusion in this Prospectus dated August 14, 1996 of our report dated January 22, 1996, on our audits of the consolidated financial statements of MBIA Insurance Corporation and Subsidiaries.



                                   Coopers & Lybrand L.L.P.


August 14, 1996
New York, New York


                                  Exhibit 4



                                   FORM OF
                    CERTIFICATE GUARANTY INSURANCE POLICY



OBLIGATIONS:  $48,537,000                  POLICY NUMBER: 21805
               Mego Mortgage FHA Title I Loan Trust 1996-2
               FHA Title I Loan Asset-Backed Certificates, Series 1996-2 Class A and Class S


     MBIA Insurance Corporation (the "Insurer"), in consideration of the payment of the premium and subject to the terms of this Certificate Guaranty Insurance Policy (this "Policy"), hereby unconditionally and irrevocably guarantees to any Owner (as described below) that an amount equal to each full and complete Insured Payment (as described below) will be received by First Trust of New York, National Association, or its successor, as trustee for the Owners (the "Trustee"), on behalf of the Owners, from the Insurer for distribution by the Trustee to each Owner of each Owner's proportionate share of the Insured Payment. The Insurer's obligations hereunder with respect to a particular Insured Payment shall be discharged to the extent funds equal to the applicable Insured Payment are received by the Trustee from the Insurer, whether or not such funds are properly applied by the Trustee. Insured
Payments shall be made only at the time set forth in this Policy and no accelerated Insured Payments shall be made regardless of any acceleration of the Obligations, unless such acceleration is at the sole option of the Insurer.

     Notwithstanding the foregoing paragraph, this Policy does not cover shortfalls, if any, attributable to the liability of the Trust, any REMIC or the Trustee for withholding taxes, if any (including interest and penalties in respect of any such liability).

     The Insurer will pay any Insured Payment that is a Preference Amount on the Business Day following receipt on a Business Day by the Fiscal Agent (as described below) of (i) a certified copy of the order requiring the return of such Preference Amount, (ii) an opinion of counsel satisfactory to the Insurer that such order is final and not subject to appeal, (iii) an assignment in such form as is reasonably required by the Insurer, irrevocably assigning to the Insurer all rights and claims of the Owner relating to or arising under the Obligations against the debtor which made such preference payment or otherwise with respect to such preference payment, and (iv) appropriate instruments to effect the appointment of the Insurer as agent for such Owner in any legal proceeding related to such preference payment, such instruments being in a form satisfactory to the Insurer, provided that if such documents are received after 12:00 noon New York City time on such Business Day, they will be deemed to be received on the following Business Day. Such payments shall be disbursed to the receiver or trustee in bankruptcy named in the final order of the court exercising jurisdiction on behalf of the Owner and not to any Owner directly unless such Owner has returned principal or interest paid on the Obligations to such receiver or trustee in bankruptcy, in which case such payment shall be disbursed to such Owner.

     The Insurer will pay any other amount payable hereunder no later than 12:00 noon New York City time on the later of the Distribution Date on which the related Insured Payment is due or the second Business Day following receipt in New York, New York on a Business Day by State Street Bank and Trust Company, N.A., as Fiscal Agent for the Insurer or any successor fiscal agent appointed by the Insurer (the "Fiscal Agent") of a Notice (as described below); provided that if such Notice is received after 12:00 noon New York
City time on such Business Day, it will be deemed to be received on the following Business Day. If any such Notice received by the Fiscal Agent is not in proper form or is otherwise insufficient for the purpose of making claim hereunder it shall be deemed not to have been received by the Fiscal
Agent for purposes of this paragraph, and the Insurer or the Fiscal Agent, as the case may be, shall promptly so advise the Trustee and the Trustee may submit an amended Notice.

     Insured Payments due hereunder unless otherwise stated herein will be disbursed by the Fiscal Agent to the Trustee on behalf of the Owners by wire transfer of immediately available funds in the amount of the Insured Payment less, in respect of Insured Payments related to Preference Amounts, any amount held by the Trustee for the payment of such Insured Payment and legally available therefor.

     The Fiscal Agent is the agent of the Insurer only and the Fiscal Agent shall in no event be liable to Owners for any acts of the Fiscal Agent or any failure of the Insurer to deposit, or cause to be deposited, sufficient funds to make payments due under this Policy.

     As used herein, the following terms shall have the following meanings:

     "Agreement" means the Pooling and Servicing Agreement dated as of August
      ---------
1, 1996 among Financial Asset Securities Corp., as Depositor, Mego Mortgage Corporation, as Seller, Claims Administrator and Servicer, Norwest Bank Minnesota, N.A., as Master Servicer, and First Trust of New York, National Association, as Trustee and Contract of Insurance Holder.

     "Business Day" means any day other than a Saturday, a Sunday or a day on
      ------------
which banking institutions in New York City or in the city in which the corporate trust office of the Trustee under the Agreement is located or the city which the Master Servicer's or Servicer's servicing obligations are located are authorized or obligated by law, executive order or government decree to be closed.

     "Deficiency Amount" means, as to any Distribution Date, an amount equal
      -----------------
to the sum of (a) the amount by which the Aggregate Senior Interest Distribution exceeds the amount on deposit in the Distribution Account available to be distributed therefor on such Distribution Date and (b) the Class A Guaranteed Principal Distribution Amount for such Distribution Date.

     "Insured Payment" means  (i) on each Distribution Date,  an amount equal
      ---------------
to the Deficiency Amount and (ii) any unpaid Preference Amount.

     "Notice" means the telephonic or telegraphic notice, promptly confirmed
      ------
in writing by telecopy substantially in the form of Exhibit A attached hereto, the original of which is subsequently delivered by registered or certified mail, from the Trustee specifying the Insured Payment which shall be due and owing on the applicable Distribution Date.

     "Owner" means each Certificateholder (other than the Master Servicer,
      -----
Depositor or Trustee) (as defined in the Agreement) who, on the applicable Distribution Date, is entitled under the terms of the applicable Obligation to payment thereunder.

     "Preference Amount" means any amount previously distributed to an Owner
      -----------------
on the Obligations that is recoverable and sought to be recovered as a voidable preference by a trustee in bankruptcy pursuant to the United States Bankruptcy Code (11 U.S.C.), as amended from time to time in accordance with a final nonappealable order of a court having competent jurisdiction.

     Capitalized terms used herein and not otherwise defined herein shall have the respective meanings set forth in the Agreement as of the date of execution of this Policy, without giving effect to any subsequent amendment or modification to the Agreement unless such amendment or modification has been approved in writing by the Insurer.

     Any notice hereunder or service of process on the Fiscal Agent of the Insurer may be made at the address listed below for the Fiscal Agent of the Insurer or such other address as the Insurer shall specify in writing to the Trustee.

     The notice address of the Fiscal Agent is 15th Floor, 61 Broadway,
New York, New York 10006, Attention: Municipal Registrar and Paying Agency, or such other address as the Fiscal Agent shall specify to the Trustee in writing.

     This Policy is being issued under and pursuant to, and shall be construed under, the laws of the State of New York, without giving effect to the conflict of laws principles thereof.

     The insurance provided by this Policy is not covered by the Property/Casualty Insurance Security Fund specified in Article 76 of the New York Insurance Law.

     This Policy is not cancelable for any reason.   The premium on this
Policy is not refundable for any reason including payment, or provision being made for payment, prior to maturity of the Obligations.

     IN WITNESS WHEREOF, the Insurer has caused this Policy to be executed and attested this 15th day of August, 1996.

                        MBIA INSURANCE CORPORATION

			______________________________
                        President
Attest:
______________________________
Assistant Secretary


                                  EXHIBIT A

                   TO CERTIFICATE GUARANTY INSURANCE POLICY
                               NUMBER: 21805

                      NOTICE UNDER CERTIFICATE GUARANTY
                        INSURANCE POLICY NUMBER: 21805

State Street Bank and Trust Company, N.A.,
  as Fiscal Agent for MBIA Insurance Corporation
15 Floor
61 Broadway
New York, NY  10006
Attention:  Municipal Registrar and
            Paying Agency

MBIA Insurance Corporation
113 King Street
Armonk, NY  10504

     The undersigned, a duly authorized officer of
[                                     ], as trustee (the "Trustee"), hereby
certifies to State Street Bank and Trust Company, N.A. (the "Fiscal Agent") and MBIA Insurance Corporation (the "Insurer"), with reference to Certificate Guaranty Insurance Policy Number: 21805 (the "Policy") issued by the Insurer in respect of the $48,537,00 Mego Mortgage FHA Title I Loan Trust 1996-2 FHA Title I Loan Asset-Backed Certificates, Series 1996-2, Class A and Class S (the "Obligations"), that:

        (i) the Trustee is the trustee under the Pooling and Servicing Agreement dated as of August 1, 1996 among Financial Assets Securities Corp., as Depositor, Mego Mortgage Corporation, as Seller, Servicer and Claims Administrator, Norwest Bank Minnesota, N.A., as Master Servicer, and First Trust of New York, National Association, as Trustee and Contract of Insurance Holder (the "Agreement");

       (ii)  the Aggregate Senior Interest Distribution for the Distribution
Date occurring on                           (the "Applicable Distribution
Date") is $          ;

       (iii)  the amount on deposit in the Distribution Account
available to be distributed with respect to the Aggregate Senior Interest Distribution (the "Available Funds") for the Applicable Distribution Date
is $         ;

        (iv) the Class A Guaranteed Principal Amount for the Applicable
Distribution Date is $          ;

         (v) the sum of (a) the amount, if any, by which the Aggregate Senior Interest Distribution exceeds Available Funds and (b) the Class A
Guaranteed Principal Distribution for the Applicable Distribution Date is
$         (the "Deficiency Amount");

        (vi) the amount of the unpaid Preference Amount due and owing under
the Policy is $      ;

       (vii) the sum of the Deficiency Amount and the Preference Amount
is $         (the "Insured Payment");

       (viii) the Trustee is making a claim under and pursuant to the terms of the Policy for payment of the Insured Payment;

         (ix) the Trustee directs that payment of the Insured Payment be made to the following account by bank wire transfer of federal or other immediately available funds in accordance with the terms of the Policy:
[TRUSTEE'S ACCOUNT].

     Any capitalized term used in this Notice and not otherwise defined herein shall have the meaning assigned thereto in the Policy.

     Any  Person Who Knowingly And With Intent To Defraud Any Insurance
     ------------------------------------------------------------------
Company Or Other Person Files An Application For Insurance Or Statement Of
- --------------------------------------------------------------------------
Claim Containing Any Materially False Information, Or Conceals, For The
- -----------------------------------------------------------------------
Purpose Of Misleading, Information Concerning Any Fact Material Thereto,
- ------------------------------------------------------------------------
Commits A Fraudulent Insurance Act, Which Is A Crime, And Shall Also Be
- -----------------------------------------------------------------------
Subject To A Civil Penalty Not To Exceed Five Thousand Dollars And The
- ----------------------------------------------------------------------
Stated Value Of The Claim For Each Such Violation.
- --------------------------------------------------

     IN WITNESS WHEREOF, the Trustee has executed and delivered this Notice
under the Policy as of the      day of                 ,       .


[                        ],
                               as Trustee
			       By:
                               Title


                                  Exhibit 5

                          (BROWN & WOOD LETTERHEAD)



                                   August 15, 1996



Greenwich Capital Markets, Inc.
600 Steamboat Road
Greenwich, Connecticut 06830


  Re:  Financial Asset Securities Corp.
       Mego Mortgage FHA Title I Loan Trust 1996-2
       FHA Title I Loan Asset-Backed Certificates, Series 1996-2
       ---------------------------------------------------------


Ladies and Gentlemen:

     We have acted as special counsel for you and Financial Asset Securities Corp. (the "Company") in connection with your purchase, pursuant to an Underwriting Agreement, dated August 14, 1996, between the Company and you, of Mego Mortgage FHA Title I Loan Trust 1996-2, FHA Title I Loan Asset-Backed Certificates, Series 1996-2, Class A Certificates (the "Offered Certificates"). The Offered Certificates are being issued together with the Class S Certificates and the Class R Certificates pursuant to a Pooling and Servicing Agreement (the "Pooling and Servicing Agreement") dated as of August 1, 1996, among the Company, as depositor, Mego Mortgage Corporation ("Mego"), as seller, servicer and claims administrator, Norwest Bank Minnesota, N.A., as master servicer, and First Trust of New York, National Association, as trustee (the "Trustee"). The Offered Certificates and the Class S Certificates are herein collectively referred to as the "Senior Certificates" and the Senior Certificates together with the Class R Certificates are herein collectively referred to as the "Certificates".

     The Certificates represent the entire beneficial interest in a trust fund (the "Trust Fund") created pursuant to the Pooling and Servicing Agreement. The Senior Certificates will evidence senior beneficial ownership interests in the Trust Fund, with the remaining beneficial ownership interest in the Trust Fund being evidenced by the Class R Certificates. The assets of the Trust Fund consist primarily of a pool of fixed-rate first- and junior-lien home improvement loans and retail installment sale contracts.

     Unless otherwise indicated, all terms used herein shall have the meanings assigned to such terms in the Pooling and Servicing Agreement.

     In arriving at the opinions expressed below, we have examined such documents and records as we deemed appropriate, including the following:

     1. Signed copy of the Registration Statement on Form S-3 (File No. 33-99018) filed by the Company with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "1933 Act"), on November 6, 1995, as amended, and declared effective by the Commission on March 20, 1996 (such registration statement, as amended, being referred to herein as the "Registration Statement").

     2. The Prospectus relating to the Offered Certificates, dated August 14, 1996 (the "Basic Prospectus"), as supplemented by the Prospectus Supplement, dated August 14, 1996 (the "Prospectus Supplement"), each as filed with the Commission pursuant to Rule 424(b) under the 1933 Act (the Basic Prospectus, as supplemented by the Prospectus Supplement, the "Prospectus").

     3.  Signed copy of the Pooling and Servicing Agreement.

     In addition, we have made such investigations of such matters of law as we deemed appropriate as a basis for the opinions expressed below. Further, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the due authorization, execution and delivery of the Pooling and Servicing Agreement by the respective parties thereto (other than the Company).

     Based upon the foregoing, we are of the opinion that the Trust Fund will qualify as a "real estate mortgage investment conduit" ("REMIC") within the meaning of Section 860D of the Internal Revenue Code of 1986, as amended (the "Code"), the Senior Certificates will be treated as "regular interests" in the REMIC for purposes of Code Section 860G(a)(1), and the Class R Certificates will be treated as the "residual interest" in the REMIC for purposes of Code Section 860G(a)(2), assuming: (i) an election is made to treat the assets of the Trust Fund as a REMIC, (ii) compliance with the Pooling and Servicing Agreement and (iii) compliance with changes in the law, including any amendments to the Code or applicable regulations of the United States Treasury thereunder.

     In rendering the foregoing opinions, we express no opinion as to the laws of any jurisdiction other than the federal laws of the United States of America.

     We hereby consent to the filing of this letter as an exhibit to the Current Report on Form 8-K and to the references to this firm under the heading "Certain Material Federal Income Tax Consequences" in the Prospectus Supplement which is a part of the Registration Statement, without admitting that we are "experts" within the meaning of the Securities Act of 1933, as amended, or the Rules and Regulations of the Commission issued thereunder, with respect to any part of the Registration Statement, including this exhibit.

                                        Very truly yours,

                                        /s/ BROWN & WOOD LLP